As filed with the Securities and Exchange Commission on March 29, 2006
Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
ON
FORM S-4

HLS Systems International Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

625 Broadway, Suite 1111
San Diego, California 92101
(619) 795-4627
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Li Zhang, Chief Executive Officer
625 Broadway, Suite 1111
San Diego, California 92101
(619) 795-4627
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas J. Rein Amy Hsiung DLA Piper Rudnick Gray Cary US LLP 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 Telephone: (858) 677-1400 Fax: (858) 677-1401

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the merger contemplated by the Agreement and Plan of Merger described in the enclosed proxy statement/prospectus have been satisfied or waived.

If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act., check the following box and list the Securities Act registration statement Number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(l)	Proposed Maximum Aggregate Offering Price(l)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and two Warrants (2)	5,750,000 Units	$26.00	$149,500,000	$4,590
Shares of Common Stock included as part of the Units	5,750,000 Shares			(2)
Warrants included as part of the Units	11,500,000 Warrants			(2)
Shares of Common Stock underlying the Warrants included in the Units (3)	11,500,000 Shares	$5.00	$57,500,000	$1,766
Shares of Common Stock	1,250,000 Shares	$12.50(4)	$15,625,000	$480
Representative's Unit Purchase Option	1	$100	$100.00	(2)
Units underlying the Representative's Unit Purchase Option ("Underwriter's Units")(3)	250,000 Units	$7.50	$1,875,000	$58
Shares of Common Stock included as part of the Underwriter's Units(3)	250,000 Shares			(2)
Warrants included as part of the Underwriter's Units(3)	500,000 Warrants			(2)
Shares of Common Stock underlying the Warrants included in the Underwriter's Units(3)	500,000 Shares	$6.65	$3,325,000	$103
Total Fee Due				$6,997

(1)	Based on the market price of the Units or exercise price for the purpose of calculating the registration fee pursuant to
Rule 457(f)(l) and Rule 457(g)(l).
(2)	No fee pursuant to Rule 457(g).
(3)	Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.
(4)	Based on the market price of a share of common stock on March 24, 2006.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Chardan North China Acquisition Corporation
625 Broadway, Suite 1111
San Diego, CA 92101

To the Stockholders of Chardan North China Acquisition Corporation:

You are cordially invited to attend a special meeting of the stockholders of Chardan North China Acquisition Corporation (“Chardan”), relating to its proposed purchase of the stock of Gifted Time Holdings, Ltd. (“HollySys Holdings”), a British Virgin Islands company, and related matters. The meeting will be held at _____ a.m., Pacific Time, on ____________, 2006, at Chardan’s offices at 625 Broadway, Suite 1111, San Diego, California, 92101.

At this meeting, you will be asked to consider and vote upon the following proposals:

1. to approve a Stock Purchase Agreement, dated as of February 2, 2006 (“Purchase Agreement”) among Chardan and the stockholders of Gifted Time Holdings, Ltd., a holding company that owns or controls operating companies in the People’s Republic of China, known collectively as HollySys (the “HollySys Stockholders”) and the transactions contemplated thereby. The HollySys Stockholders have already approved the Purchase Agreement;

2. to approve the merger of Chardan with and into a wholly owned subsidiary formed under the laws of the British Virgin Islands, with the name HLS Systems International Ltd. (“HLS”) for the purposes of redomestication of our company to the British Virgin Islands (the “Redomestication Merger”) as part of the acquisition of HollySys; and

3. to approve the Chardan 2006 Equity Plan (“Stock Option Plan”);

If these proposals are approved:

•	we will acquire an operating business in China;

•	we will change our corporate domicile from the State of Delaware to the British Virgin Islands, which means we will be governed by the laws of the British Virgin Islands;

•	we will change our corporate name to “HLS Systems International Ltd.” as a result of the Redomestication Merger;

•	the majority of our board of directors and officers will be the designee of the HollySys Stockholders;

•	the HLS Memorandum of Association and the Articles of Association will become the equivalent of our certificate of incorporation and by-laws, respectively;

•	each share of common stock of Chardan will automatically convert into one share of common stock of HLS; and

•	each outstanding warrant of Chardan will be assumed by HLS with the same terms, but exercisable for common stock of HLS.

HLS will continue as a reporting company under the Securities Exchange Act of 1934, as amended, and intends to apply to have its units, common stock and warrants traded on the Nasdaq National Market concurrent with the consummation of the Redomestication Merger. HLS will be a foreign private issuer after the Redomestication Merger.

We will not consummate the transactions described under proposal 1 unless the Redomestication Merger in proposal 2 is also approved. Similarly, the Redomestication Merger will not take place if the Purchase Agreement is not approved. The approval of the Stock Option Plan in proposal 3 is not a condition to consummation for the Purchase Agreement and the Redomestication Merger.

Pursuant to the Purchase Agreement, the HollySys Stockholders and their designees will be paid an aggregate of $30,000,000 in cash and will receive an aggregate of 23,500,000 shares of HLS common stock as payment for all the outstanding common stock of HollySys. A variable portion of the cash payment (ranging from $3,000,000 up to $7,000,000), will be deferred until HollySys generates sufficient operating cash flow or HLS receives additional financing. The amount of the cash consideration that is deferred will depend on the number of shares that are redeemed by shareholders who vote against approval of the Purchase Agreement.

The initial cash payment will be made with the funds from the trust account with the balance of the trust account to be used by HLS for operating capital.

As additional consideration, the HollySys Stockholders and their designees will be issued up to an aggregate of 8,000,000 shares of common stock of HLS (2,000,000 per year on an all-or-one basis) for each of the four fiscal years beginning with fiscal 2007 if, on a consolidated basis, HLS generates after-tax profits (excluding after-tax operating profits from any subsequent acquisitions of securities that have a dilutive effect) of at least the following amounts:

Year ending June 30,	After-Tax Profit
2007	$23,000,000
2008	$32,000,000
2009	$43,000,000
2010	$61,000,000

The affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock is required to approve each of the Purchase Agreement and the Redomestication Merger. The approval of the Purchase Agreement is subject to an additional condition, that no more than 20% of the shares issued in Chardan’s initial public offering (the “Public Shares”) both vote against the approval of the Purchase Agreement and are redeemed for their pro rata share of the trust fund, as described in the next paragraph. The affirmative vote of holders of a majority of the shares represented and entitled to vote at the meeting is required for approval of the Stock Option Plan.

Each Chardan stockholder who holds shares of common stock issued in Chardan’s initial public offering has the right to vote against the stock purchase proposal, and any who vote against it may also demand that Chardan redeem such stockholder’s shares for cash equal to a pro rata portion of the funds held in the trust account into which a substantial portion of the net proceeds of Chardan’s initial public offering was deposited. These shares will be redeemed only if the Purchase Agreement is consummated. However, if the holders of 1,150,000 or more shares of common stock issued in Chardan’s initial public offering both vote against the stock purchase proposal and demand conversion of their shares, then Chardan will not consummate the Purchase Agreement. Chardan’s initial stockholders who purchased their shares of common stock prior to its initial public offering and presently own an aggregate of approximately 17.8% of the outstanding shares of Chardan common stock, have agreed to vote all of their shares on the Purchase Agreement and Redomestication Merger proposals as the majority of the Public Shares are voted. Chardan’s initial stockholders do not have the right to redeem their stock.

Immediately after consummation of the Purchase Agreement, if no holder of Public Shares demands that Chardan convert these shares into a pro rata portion of the trust account, Chardan stockholders will own approximately 23% of HLS’s issued and outstanding shares of common stock. If one or more holders of the Public Shares vote against the stock purchase proposal and demand that Chardan convert their shares into a pro rata portion of the trust account, then Chardan’s stockholders will own less than approximately 23% of HLS’s issued and outstanding shares of common stock.

Chardan’s shares of common stock, warrants and units currently are listed on the Over-the-Counter Bulletin Board under the symbols CNCA, CNCAW and CNCAU, respectively. Chardan intends to apply for listing on the Nasdaq National Market effective on the consummation of the Redomestication Merger under the proposed symbols HLSS, HLSSW and HLSSU. If the securities are not listed on Nasdaq, they will continue to trade on the OTCBB.

After careful consideration of the terms and conditions of the proposed Purchase Agreement, the Redomestication Merger and the Stock Option Plan, the board of directors of Chardan has determined that the Purchase Agreement and the transactions contemplated thereby, the Redomestication Merger and the Stock Option Plan are fair to and in the best interests of Chardan and its stockholders. The board of directors of Chardan did not obtain a fairness opinion on which to base this assessment. The board of directors of Chardan unanimously recommends that you vote or give instruction to vote “FOR” the approval of the Purchase Agreement, the Redomestication Merger and the Stock Option Plan.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the Purchase Agreement and the transactions contemplated thereby, the Redomestication Merger and the Stock Option Plan. Whether or not you plan to attend the special meeting, we urge you to read this material carefully.

Your vote is important. Whether you plan to attend the special meeting or not, please indicate your votes, sign, date and return the enclosed proxy card as soon as possible in the envelope provided.

I look forward to seeing you at the meeting.

Sincerely,

Richard D. Propper, MD
Chairman of the Board

Chardan North China Acquisition Corporation
625 Broadway, Suite 1111
San Diego, CA 92101

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON ____________, 2006

TO ALL THE STOCKHOLDERS OF CHARDAN NORTH CHINA ACQUISITION CORPORATION

NOTICE IS HEREBY GIVEN that a special meeting of stockholders, including any adjournments or postponements thereof, of Chardan North China Acquisition Corporation (“Chardan”), a Delaware corporation, will be held _____ a.m. Pacific time, on ____________, 2006, at Chardan’s offices at 625 Broadway, Suite 1111, San Diego, California, 92101 for the following purposes:

•
To consider and vote upon a proposal to adopt the Stock Purchase Agreement, dated as of February 2, 2006, among Chardan, and the stockholders of a holding company known as Gifted Times Holding Limited (“HollySys Holdings”), a British Virgin Islands company that owns or controls operating companies (known as “HollySys”) in the People’s Republic of China, and the transactions contemplated thereby;

•
To consider and vote upon the merger of Chardan into its wholly owned subsidiary HLS Systems International Ltd. (“HLS”), formed under the laws of the British Virgin Islands, for the purposes of reincorporation and redomestication of Chardan to the British Virgin Islands (the “Redomestication Merger”); and

•	To consider and vote upon a proposal to adopt the Chardan 2006 Equity Plan.

The board of directors has fixed the close of business on ______________, 2006 as the record date for which Chardan stockholders are entitled to receive notice of, and to vote at, the Chardan special meeting and any adjournments thereof. Only the holders of record of Chardan common stock on that date are entitled to have their votes counted at the Chardan special meeting and any adjournments or postponements of that meeting.

Chardan will not transact any other business at the special meeting, except for business properly brought before the special meeting (or any adjournment or postponement of the meeting) by Chardan’s board of directors.

Your vote is important. Please indicate your votes on, sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a stockholder of record of Chardan common stock, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the stock purchase agreement and the Redomestication Merger.

The board of directors of Chardan unanimously recommends that you vote “FOR” the approval of the stock purchase agreement, the Redomestication Merger and the stock option plan.

By Order of the Board of Directors,
Richard D. Propper, MD
Chairman of the Board

_____________, 2006

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS OF
CHARDAN NORTH CHINA ACQUISITION CORPORATION

PROSPECTUS FOR UP TO 6,000,000 UNITS, 19,250,000 SHARES OF COMMON STOCK, AND
12,000,000 WARRANTS OF HLS AND ONE REPRESENTATIVE UNIT PURCHASE OPTION

________________________________________

The board of directors of Chardan North China Acquisition Corporation (“Chardan”) and its wholly-owned subsidiary, HLS Systems International Ltd. (“HLS”) have unanimously approved the acquisition of the shares of Gifted Time Holdings, Ltd., a holding company (“HollySys Holdings”) that owns or controls operating companies (known as “HollySys”) in the People’s Republic of China, pursuant to a stock purchase agreement whereby Chardan will purchase all of the outstanding securities of HollySys Holdings held by the stockholders (the “HollySys Stockholders”). The board of directors of Chardan also has unanimously approved the simultaneous reincorporation of Chardan from the State of Delaware to the British Virgin Islands, through a Redomestication Merger with HLS.

In the Redomestication Merger, HLS will issue its securities in exchange for the outstanding securities of Chardan. This prospectus covers an aggregate of 6,000,000 units, 19,250,000 shares of common stock, 12,000,000 warrants and one representative unit purchase option. The common stock and warrants issuable upon exercise of the aforementioned securities are included in the aggregate amounts stated above. HLS will issue its securities on the same terms as the equivalent securities had been issued by Chardan.

Chardan was organized to serve as a vehicle for the acquisition of an operating business that has its primary operating facilities based in the Peoples Republic of China in any city or province north of the Yangtze River. HollySys Holdings, through its Chinese operating companies, is a leader in the automation and controls industry in China.

Chardan’s common stock, warrants and units are currently listed on the Over-the-Counter Bulletin Board under the symbols CNCA, CNCAW and CNCAU, respectively. HLS intends to apply to have its securities listed on the Nasdaq National Market effective at the time of the Redomestication Merger. The proposed symbols are HLSS, HLSSW and HLSSU.

This proxy statement/prospectus provides you with detailed information about the acquisition of HollySys and Redomestication Merger and the special meeting of stockholders. We encourage you to read this entire document and the documents incorporated by reference carefully. YOU SHOULD ALSO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 30.

The acquisition of HollySys and Redomestication Merger will be completed upon approval of at least a majority of the shares of common stock outstanding present in person or by proxy and entitled to vote at the special meeting on ____________, 2006.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROXY STATEMENT/PROSPECTUS IS DATED ____________, 2006, AND IS FIRST BEING MAILED TO CHARDAN STOCKHOLDERS ON OR ABOUT ____________, 2006.

ANNEXES

A—Stock Purchase Agreement
B—Form of HLS Memorandum of Association, including all amendments
C—Form of HLS Articles of Association
D—The Chardan 2006 Equity Plan
E—HLS Audit Committee Charter
F—HLS Nominating Committee Charter
G—HLS Code of Ethics
H—Section 262 of the Delaware General Business Law

This proxy statement/prospectus incorporates important business and financial information about Chardan, HollySys and the HollySys Operating Companies that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. The request should be sent to:

Dr. Richard Propper
c/o Chardan North China Acquisition Corporation
625 Broadway, Suite 1111
San Diego, California 92101
(619) 795-4627

To obtain timely delivery of requested materials, security holders must request the information no later than five business days before the date they submit their proxies or attend the special meeting. The latest date to request the information to be received timely is ____________, 2006.

The financial statements of HollySys are prepared using Renminbi, the currency of the Peoples Republic of China (“PRC”). For convenience, the Renminbi amounts have been converted throughout the text of the proxy statement/prospectus into United States dollars. Until recently, the Renminbi was a controlled currency, and the exchange rate maintained by the PRC was approximately 8.11 Renminbi to one United States dollar. The Chinese government has recently altered its policy toward the rate of exchange of the Renminbi versus the US dollar. Changing from a previously fixed rate policy regarding the dollar, the Renminbi has recently been permitted to float within a fixed range against a basket of currencies, including the US dollar, Japanese Yen and European Euro, which has resulted in the Renminbi being allowed to appreciate 2% +/- 0.3% vs. the dollar. Since the company’s business is presently 100 percent domestic within PRC, this change will have no effect on the company’s business, but may result in a concomitant increase in its after-tax earnings when stated in dollar terms. In the future, the company’s earnings stated in US dollars will fluctuate in accordance with the change in exchange rate.

Under the law of the British Virgin Islands, HLS is authorized to issue “ordinary shares” and holders of ordinary shares are “members.” References to ordinary shares and members have been translated to common stock and stockholders, which are terms more familiar to United States persons, whom Chardan believes are the majority of its stockholders.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q.	Why is Chardan proposing the stock purchase?	A.
Chardan was organized to effect a business combination with an operating business that has its primary operating facilities located in the People’s Republic of China in any city or province north of the Yangtze River. The operating companies of HollySys, after the consummation of the stock purchase will be Beijing HollySys Co., Ltd., Hangzhou HollySys Automation Co., Ltd., and Beijing HollySys Haotong Science & Technology Development Co., Ltd. (these three companies are referred to as the “HollySys Operating Companies”). Together they are one of the leading automation and control systems companies in China The HollySys Operating Companies have, collectively, demonstrated significant growth since commencing operations in 1993. Chardan believes that the HollySys Operating Companies are in a position to expand their business through the development of additional products and the expansion of their customer base, including entry into the international market. As a result, Chardan believes that a business combination with HollySys will provide Chardan stockholders with an opportunity to participate in a combined company with significant growth potential.

Q.	Why is Chardan proposing the Redomestication Merger?	A.
Chardan is proposing the reincorporation of itself into a company formed under the laws of the British Virgin Islands to align its income tax liabilities with the location of its activities to reduce the overall impact of corporate income tax on the surviving company and its stockholders. Because the future operations will be almost exclusively outside the United States, the Redomestication Merger is intended to reduce or entirely eliminate the income tax liability of the company in the United States and permit greater flexibility in structuring acquisitions or creating subsidiaries in China and other countries as the business of HollySys expands as well as with regard to declaring dividends, should the company wish to do so in the future. By becoming a non-United States company, Chardan believes that the successor company will only be taxed on its operations by the jurisdiction in which they are located and undertaken, and will not be subject to additional income taxes merely by virtue of the location of its place of incorporation.

Q.	Why is Chardan proposing the stock option plan?	A.	Chardan is proposing the stock option plan to enable the company to attract, retain and reward its directors, officers, employees and consultants using equity-based incentives.
Q.	What is being voted on?	A.
There are three proposals that you are being asked to vote on. The first proposal is to adopt the stock purchase agreement, dated February 2, 2006 and the transactions contemplated thereby. We refer to this proposal as the stock purchase proposal.

The second proposal is to approve the merger of Chardan with and into HLS for purposes of redomestication to the British Virgin Islands. We refer to this proposal as the Redomestication Merger proposal.

The third proposal is to adopt Chardan’s 2006 Equity Plan. We refer to this proposal as the stock option plan proposal.

Q.	What vote is required in order to adopt the stock purchase proposal?	A.
The approval of the stock purchase will require the affirmative vote of a majority of the outstanding shares of Chardan’s common stock. If the holders of 1,150,000 or more shares of common stock issued in Chardan’s initial public offering vote against the stock purchase and demand that Chardan convert their shares into a pro rata portion of the trust account as of the record date, then the stock purchase will not be consummated. No vote of the holders of Chardan’s warrants is necessary to adopt the stock purchase proposal or other proposals, and Chardan is not asking the warrant holders to vote on the stock purchase proposal or the other proposals. Chardan will not consummate the transaction described in the stock purchase proposal unless the Redomestication Merger is also approved. Similarly, the Redomestication Merger will not be consummated if the stock purchase proposal is not approved. The approval of the stock option plan proposal is not a condition to the consummation of the stock purchase or Redomestication Merger proposals.

Q.	What vote is required in order to adopt the Redomestication Merger?		The affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock is required to approve the Redomestication Merger proposal.
Q.	What vote is required in order to adopt the stock option plan?	A.
The approval of the stock option plan will require the affirmative vote of a majority of the shares represented and entitled to vote at the meeting. The approval of the stock option plan is not a condition to the approval of the stock purchase or the Redomestication Merger proposals.

Q.	How do the Chardan insiders intend to vote their shares?	A.
All of the insiders who purchased their shares prior to the initial public offering (including the officers and directors of Chardan) have agreed to vote the shares held by them on the stock purchase and Redomestication Merger proposals in accordance with the vote of the majority of the shares of common stock issued in Chardan’s initial public offering. They have indicated that they also will vote in favor of the stock option plan proposal.

Q.	What will I receive in the Redomestication Merger?	A.
Chardan security holders will receive an equal number of shares of common stock of HLS in exchange for their Chardan common stock, and HLS will assume the outstanding Chardan warrants, the terms and conditions of which will not change, except that on exercise, they will receive HLS common stock.

Q.	How will the Redomestication Merger be accomplished?	A.
Chardan will merge into HLS, Chardan’s wholly owned subsidiary that is incorporated as a British Virgin Islands company. As a result of the Redomestication Merger, each currently issued outstanding share of common stock of Chardan will automatically convert into a share of common stock of HLS. This procedure will result in your becoming a stockholder in HLS instead of Chardan.

Q.	Will the Chardan stockholders be taxed as a result of the Redomestication Merger?	A.
Generally for United States federal income tax purposes, stockholders who are United States holders should not recognize any gain or loss as a result of the Redomestication Merger. We urge you to consult your own tax advisors with regard to your particular tax consequences of the Redomestication Merger.

Q.	Will Chardan be taxed on the Redomestication Merger?	A.
Chardan will recognize gain, but not loss, as a result of the Redomestication Merger equal to the difference, if any, between the adjusted tax basis of any Chardan asset and such asset’s fair market value at the effective time of the Redomestication Merger.

Q.	How much of the surviving company will existing Chardan stockholders own?	A.
The HollySys Stockholders and their designees initially will receive 23,500,000 shares of common stock of HLS, representing 77% of the issued and outstanding shares immediately after the acquisition. After the stock purchase, if no Chardan stockholders demand that Chardan convert their shares into a pro rata portion of the trust account and no Chardan stockholder exercises its appraisal rights, then Chardan’s stockholders who own shares immediately prior to the stock purchase will own approximately 23% of the outstanding common stock of HLS. Existing Chardan stockholders could own less than approximately 23% if one or more Chardan stockholders vote against the stock purchase proposal and demand conversion of their shares into a pro rata portion of the trust account or if they exercise appraisal rights. Similarly, existing Chardan stockholders will own less than 23% of HLS, if HLS issues (as additional consideration) the additional shares to the HollySys Stockholders or their designees by reason of the HLS achieving the after-tax profit targets specified in the stock purchase agreement for one or more of the four fiscal years beginning with fiscal 2007.

Q.	How much dilution will I experience?	A.
Currently there are 7,000,000 shares of common stock of Chardan outstanding. At least 23,500,000 additional shares will be issued for acquisition of HollySys. Therefore, current shareholders will own approximately 23% of the company, which is a dilution of absolute ownership of 77%. To the extent shares representing additional consideration are issued to the HollySys Stockholders upon achieving one or more of the after-tax profit targets and outstanding warrants are exercised, the current stockholders will experience further dilution of their ownership interest in the company.

Q.	What will the name of the surviving company be after the stock purchase?	A.	The name of the surviving company following completion of the stock purchase and Redomestication Merger will be “HLS Systems International Ltd.”
Q.	Do I have conversion rights?	A.
If you hold shares of common stock issued in Chardan’s initial public offering, then you have the right to vote against the stock purchase proposal and demand that Chardan convert these shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Chardan’s initial public offering are held. We sometimes refer to these rights to vote against the stock purchase and demand conversion of the shares into a pro rata portion of the trust account as conversion rights.

Q.	If I have conversion rights, how do I exercise them?	A.
If you wish to exercise your conversion rights, you must vote against the stock purchase proposal and at the same time demand that Chardan convert your shares into cash. If, notwithstanding your vote, the stock purchase is completed, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon through the record date. You will be entitled to convert each share of common stock that you hold into approximately $[__________]. If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the closing of the stock purchase and then tender your stock certificate. If the stock purchase is not completed, then your shares cannot be converted to cash until either you vote against a subsequently proposed combination and exercise your conversion rights or unless Chardan fails to achieve a business combination in a timely manner, at which time your shares will be automatically converted to cash.

Q.	What happens to the funds deposited in the trust account after consummation of the stock purchase?	A.
Upon consummation of the stock purchase:
the stockholders electing to exercise their conversion rights will receive their pro rata portion of the funds in the trust account;·up to $27,000,000 of the funds in the trust account will be paid to the HollySys Stockholders as part of the stock purchase consideration; and any balance of the funds in the trust account will be retained by HLS for operating capital subsequent to the closing of the business combination and for potential use to pay the deferred purchase price.

Q.	Who will manage the combined company?	A.
The combined company will be managed by the current management of HollySys. Dr. Wang Changli, who is currently the chief executive officer of HollySys, will become the chief executive officer and a director of HLS. Madame Qiao Li, who is currently the Chairman of HollySys, will be a director and chairman of the HLS board of directors. Kerry S. Propper, who is currently the chief financial officer, secretary, and a director of Chardan, and Mr. Sun Dongying will also become directors of HLS. There will be five additional directors.

Q.	Do I have dissenter or appraisal rights?	A.	In connection with the Redomestication Merger, the Chardan stockholders have appraisal rights under Delaware corporate law.
Q.	What happens if the stock purchase is not consummated?	A.
If the stock purchase is not consummated, Chardan will continue to search for an operating company to acquire. However, Chardan will be liquidated if it does not consummate a business combination by February 10, 2007, unless a letter of intent, agreement in principle or definitive agreement has been executed by February 10, 2007, in which case, Chardan will be liquidated if it does not consummate such business combination by August 10, 2007. In any liquidation, the funds held in the trust account, plus any interest earned thereon, together with any remaining net assets outside of the trust, will be distributed pro rata to Chardan’s common stockholders, excluding the Chardan initial stockholders, each of whom has waived any right to any liquidation distribution.

Q.	When do you expect the stock purchase to be completed?	A.	Pending receipt of the required stockholder approvals, it is currently anticipated that the stock purchase will be completed promptly following the Chardan special meeting on ____________, 2006.
Q.	If I am not going to attend the Chardan special meeting in person, should I return my proxy card instead?	A.
Yes. After carefully reading and considering the information contained in this proxy statement/prospectus, please fill out and sign your proxy card. Then return the enclosed proxy card in the return envelope as soon as possible, so that your shares may be represented at the Chardan special meeting.

Q.	What will happen if I abstain from voting or fail to vote?	A.
An abstention or failure to vote will have the same effect as a vote against the stock purchase proposal, but will not have the effect of converting your shares into a pro rata portion of the trust account. An abstention or failure to vote will also have the effect of voting against the Redomestication Merger, but will have no effect on the approval of the stock option plan.

Q.	What do I do if I want to change my vote?	A.
Send a later-dated, signed proxy card to Chardan’s secretary prior to the date of the special meeting or attend the special meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Chardan’s secretary at the address of Chardan’s corporate headquarters.

Q.	If my shares are held in “street name” by my broker, will my broker vote my shares for me?	A.	No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker.

Q.	Do I need to turn in my old certificates?	A.
No. If you hold your securities in Chardan in certificate form, as opposed to holding them through your broker, you do not need to exchange them for certificates issued by HLS. Your current certificates will represent your rights in HLS. You may exchange them by contacting the transfer agent, Continental Stock Transfer & Trust Company, Reorganization Department, and following their requirements for reissuance. If you elect conversion or appraisal, you will need to deliver your old certificate to Chardan.

Q.	Who can help answer my questions?	A.	If you have questions about the stock purchase, you may write or call Chardan North China Acquisition Corporation, 625 Broadway, Suite 1111, San Diego, CA 92101. The phone number is (619) 795-4627.

Enforceability of Civil Liabilities Against Foreign Persons

HollySys Holdings is incorporated under the laws of the British Virgin Islands, and its operating companies are incorporated under the laws of the PRC and operate only in the PRC. Substantially all of the assets of HollySys and its Chinese operating companies will be located in the PRC, and the majority of its officers and directors and the experts named in this joint proxy/prospectus are outside the United States. Although China and the United States are signatories to the 1965 Hague Convention on the Service Abroad of Judicial and Extra Judicial Documents in Civil and Commercial Matters, service under this treaty is cumbersome and time consuming and may not result in adequate notice, such that any judgment based on service thereunder may be reopened, relitigated and overturned. Therefore, an investor should understand it is not likely that service of process upon the company or its subsidiaries, its officers and directors, its assets and experts will be obtainable within the United States or for actions originating in the United States.

It will be difficult for investors to enforce outside the United States a judgment against HLS or its Chinese operating companies or its assets obtained in the United States in any actions, including actions predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any State of the United States. In addition, the directors and executive officers and certain of the experts named in this joint proxy/prospectus are resident outside the United States, and all or a substantial portion of the assets of these persons are or may be located outside the United States. Therefore, it may not be possible for investors to effect service of process within the United States upon them, or to enforce against them any judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or of the securities laws of any state of the United States.

The difficulty of enforcing a judgment of a United States court in the PRC where most of the assets of the company are located and which is the residence of most of the directors and officers of the company, stems from the lack of any official arrangement providing for judicial assistance to the enforcement of judgments of courts of the United States in the PRC. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States. In the absence of such a treaty, judgments of United States courts will not be enforced in the PRC without review of the merits of the claims and the claims brought in the original action in the United States court will have to be re-litigated on their merits.

Likewise, administrative actions brought by regulatory authorities, such as the SEC, and other actions that result in foreign court judgments, could (assuming such actions are not required by PRC law to be arbitrated) only be enforced in the PRC if such judgments or rulings do not violate the basic principles of the law of the PRC or the sovereignty, security and public interest of the society of China, as determined by a People’s Court of China that has jurisdiction for recognition and enforcement of judgments.

We have been advised that there is doubt as to the enforceability in the PRC of any actions to enforce judgments of United States or British Virgin Islands courts arising out of or based on the ownership of the securities of HLS, including judgments arising out of or based on the civil liability provisions of United States federal or state securities laws, and as to whether PRC courts would enforce, in original actions, judgments against HLS, its directors and officers and assets in the PRC predicated solely upon the federal securities laws of the United States. An original action may be brought in the PRC against HLS or its subsidiaries or its directors and officers and experts named in this prospectus/proxy statement only if the actions are not required to be arbitrated by PRC law and only if the facts alleged in the complaint give rise to a cause of action under PRC law. In connection with such an original action, a PRC court may award civil liability, including monetary damages.

SUMMARY

Summary

This section summarizes material items related to the proposals to be voted on. These items are described in greater detail elsewhere in this proxy statement/prospectus. You should carefully read this proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers you. See “Where You Can Find More Information.”

The Companies

Chardan

Chardan is a blank check company organized as a corporation under the laws of the State of Delaware on March 10, 2005. Chardan was formed to effect a business combination with an unidentified operating business that has its primary operating facilities located in the People’s Republic of China in any city or province north of Yangtze River. In August 2005, Chardan successfully consummated an initial public offering of its equity securities from which it derived net proceeds of approximately $30.9 million. The prices of Chardan’s common stock, warrants to purchase common stock and units (each unit consisting of one share of common stock and two warrants to purchase common stock) are quoted on the Over-the-Counter Bulletin Board under the symbols CNCA for the common stock, CNCAW for the warrants and CNCAU for the units. Approximately $29.8 million of the net proceeds of the initial public offering was placed in a trust account and will be released to Chardan upon consummation of the stock purchase, subject to the exercise of conversion rights by holders of less than 20% of the Chardan stock issued in the initial public offering. The balance of the net proceeds from the initial public offering of approximately $1.1 million has been used by, or is available to, Chardan to pay the expenses incurred in its pursuit of a business combination. Through September 30, 2005, Chardan had incurred a total of approximately $146,000 in expenses. The most significant expenses incurred to date include approximately $67,000 for consultants to Chardan who have assisted with due diligence reviews of business combination targets, approximately $30,000 in travel expenses, office expenses of $15,000 payable to Chardan Ventures LLC, and premiums for general and officer and director insurance of approximately $11,000. Other than its initial public offering and the pursuit of a business combination, Chardan has not engaged in any business to date. If Chardan does not consummate a business combination by February 10, 2007 (or, if a letter of intent, an agreement in principle or a definitive agreement to complete a business combination has been executed but not consummated by February 10, 2007, by August 10, 2007), then, pursuant to its certificate of incorporation, Chardan’s officers must take all actions necessary to dissolve and liquidate Chardan within 60 days.

The mailing address of Chardan’s principal executive office is Chardan North China Acquisition Corporation, 625 Broadway, Suite 1111, San Diego, California 92101, and its telephone number is (619) 795-4627.

HollySys Holdings

HollySys Holdings was established under the laws of the British Virgin Islands on September 21, 2005. On September 20, 2005, the stockholders of HollySys Holdings entered into a reorganization agreement to put 74.11% of the equity interests in Beijing HollySys and 60% of the equity interests in Hangzhou HollySys into HollySys Holdings, effective June 30, 2005 for financial reporting purpose. Subsequently, the stockholders of HollySys Holding amended the reorganization agreement on December 30, 2005 due to the withdraw of one investor in Beijjing HollySys who originally intended to acquire additional 20% interest in Hangzhou Hollysys but was not able to consummate this transaction. The stockholders of Beijing HollySys and Hangzhou HollySys formed respective British Virgin Islands companies to hold their equity interest in Beijing HollySys and Hangzhou HollySys. HollySys Holdings entered into consignment agreements with these British Virgin Islands companies, respectively, to obtain these individual stockholders’ equity interests in Beijing HollySys. HollySys Holdings also entered into share transfer agreements with two foreign investors in Hangzhou HollySys to obtain their equity interests in Hangzhou HollySys. HollySys Holdings itself does not engage in any operations.

The three HollySys Operating Companies are Beijing HollySys Co., Ltd., Hangzhou HollySys Automation Co., Ltd. and Beijing HollySys Haotong Science & Technology Development Co., Ltd. The three HollySys Operating Companies are organized and exist under the laws of the PRC. The HollySys Operating Companies conduct various business operations, which include development, sale and service of automation and control systems and components in China. The businesses of the HollySys Operating Companies began in 1993.

In accordance with the Chinese corporation law, which was effective July 1, 1994 and was abolished on December 31, 2005, the directors and corporate officers of a joint stock company may not transfer the shares they hold during their incumbency. The amendment of the Chinese corporation law, which was effective January 1, 2006, prohibits directors or corporate officers of a joint stock company from transferring the ownership of more than 25% of the shares they own annually during their incumbency. However, it is permissible for record owners of a Chinese corporation, who are subject to that restriction on transfer of their stock, to consign to another all the equity interests and control of their stock while retaining only title. This includes the consignment of the record owner’s voting, dispositive, dividend, meeting calling, proposal submission and other rights, so that the consignee is for all intents and purposes the functional owner, except for record ownership.

As the deputy chairman of the board and CEO of Beijing HollySys, Dr. Wang Changli consigned his equity interests in Beijing HollySys Stock to HollySys Holdings through a BVI company. The other stockholders (other than Team and OSCAF) in Beijing HollySys, who were also the parties who had entered into the voting-together agreements with Dr. Wang, consigned their equity interests in Beijing HollySys stock to HollySys Holdings through their respective BVI companies.

After the reorganization effective June 30, 2005, HollySys Holdings held 60% of the ownership interests in Hangzhou HollySys and 74.11% equity interest in Beijing HollySys, respectively. Since the Chinese corporoation law has no restriction on transferring ownership of the shares held by directors and corporate officers of a limited liability company, the restriction on the equity interest held by Dr. Wang in Beijing HollySys will expire once Beijing HollySys has been changed from a joint stock company to a limited liability company. It is expected that the process of changing from a joint stock company to a limited liability company will be initiated by the stockholders of Beijing HollySys shortly after the closing of this stock purchase transaction. This change may take up to six months to complete, depending on the process of obtaining government registration.

Counsel for the HollySys Parties has opined that the consignment agreements are valid and enforceable under the laws of the PRC so as to give HollySys Holdings the equity interests and control of 74.11% of the issued and outstanding stock of Beijing HollySys.

For the years ended June 30, 2004 and 2005, HollySys generated approximately $53.1 million and approximately $79.6 million in revenue, respectively, principally from its sales of automation systems and equipment to Chinese customers in the power generation and heavy industry sectors.

The HollySys Operating Companies introduced their new platform technology in 2004, HOLLiAS. This platform consists of several modules, each of which can deliver a range of functions independently or can be integrated into an enterprise wide automation and control system. The components of the system were designed to enable HollySys to participate effectively in the most actively growing sectors of the Chinese economy, including general industrial activity, nuclear and fossil fuel power generation, rail transportation and emerging Chinese industries, such as pharmaceutical manufacture and food processing. HollySys also anticipates entering international markets, based on what it perceives to be products that are comparable to those of other automation companies but selling at prices that will give it a competitive advantage.

The current management of the HollySys Operating Companies is led by Dr. Wang Changli, who will become the chief executive officer of HLS and will continue to operate the HollySys Operating Companies. Dr. Wang and Madame Qiao Li, the current chairman of HollySys, will become two of the nine-person board of directors of HLS. Kerry Propper, a current director and officer of Chardan, and Mr. Sun Dongying also will become directors of HLS. The remaining five director positions will be filled by persons selected by the existing directors, with consideration being given to meeting the requirements of having directors who are both independent and financially literate.

The mailing address of HollySys’ principal executive offices is 19 Jiancaicheng Middle Road, Xisangi, Haidian District, Beijing China 100096, and its telephone number is (86) 10-82922200.

The Business Combination

The stock purchase agreement provides for Chardan to form a wholly owned subsidiary under the laws of the British Virgin Islands, under the name “HLS Systems International Limited” (“HLS”). At the time of closing of the stock purchase agreement, Chardan will merge with and into HLS for the purpose of redomestication out of the United States to secure future tax benefits and greater corporate flexibility to structure the business of HollySys within China and effect acquisitions and reorganizations under Chinese law. Simultaneously with the Redomestication Merger, HLS will acquire all of the issued and outstanding stock of HollySys Holdings, gaining control of the three HollySys Operating Companies pursuant to existing stock consignment agreements, dated December 30, 2005, and share transfer agreements dated January 12, 2006 between HollySys Holdings and the stockholders of the HollySys Operating Companies. Following consummation of the stock purchase agreement and the Redomestication Merger, HollySys Holdings will continue as the surviving company and owner of the stated interests in the HollySys Operating Companies. Pursuant to the Redomestication Merger, all of the Chardan common stock held by Chardan’s stockholders will be converted into common stock in HLS on a one-to-one basis and the outstanding warrants issued by Chardan will be assumed by HLS.

Under the stock purchase agreement, the HollySys Stockholders and their designees will be paid an aggregate of $30,000,000 in cash and will receive an aggregate of 23,500,000 shares of HLS common stock for all the outstanding common stock of HollySys Holdings. Chardan will defer paying a portion of the cash payment (at least $3 million, and possibly as much as $7 million, depending on the amount of funds remaining in the trust account in the event that any of Chardan’s stockholders exercise their conversion rights) until HLS generates positive cash flow of at least twice the deferred amount or HLS receives at least $60 million of additional financing.

As additional consideration, the HollySys Stockholders and their designees will be issued an aggregate of 2,000,000 shares of common stock of HLS for each of the next four years if, on a consolidated basis, HLS generates after-tax profits (excluding after-tax operating profits from any subsequent acquisitions of securities that have a dilutive effect) of at least the following amounts:

Year ending June 30,	After-Tax Profit

2007	$23,000,000
2008	$32,000,000
2009	$43,000,000
2010	$61,000,000

Chardan and the HollySys Stockholders plan to complete the stock purchase promptly after the Chardan special meeting, provided that:

•	Chardan’s stockholders have approved the stock purchase agreement and the Redomestication Merger proposals;

•	holders of less than 20% of the shares of common stock issued in Chardan’s initial public offering vote against the stock purchase proposal and demand conversion of their shares into cash; and

•	the other conditions specified in the stock purchase agreement have been satisfied or waived.

The Stock Purchase Agreement

The stock purchase agreement is included as an annex to this proxy statement/prospectus. We encourage you to read the stock purchase agreement. It is the legal document that governs the stock purchase and the other transactions contemplated by the stock purchase agreement. It is also described in detail elsewhere in this proxy statement/prospectus.

The Chardan Stock Option Plan

The stock option plan reserves 3,000,000 shares of Chardan common stock for issuance in accordance with the plan’s terms. Chardan does not intend to grant any options or other awards under this plan; instead, the plan will be available for use by the Board of Directors of HLS following the Redomestication Merger. The purpose of the stock option plan is to enable Chardan (or HLS following the Redomestication Merger) to offer its employees, officers, directors and consultants whose past, present and/or potential contributions have been, are or will be important to the success of the company, an opportunity to acquire a proprietary interest in Chardan (or HLS). The various types of awards that may be provided under the stock option plan will enable Chardan to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business. Upon the Redomestication Merger, HLS will assume the plan and it and will be administered by the board of directors of HLS using the common stock of HLS instead of Chardan common stock.

The stock option plan is included as an annex to this proxy statement/prospectus. We encourage you to read the stock option plan in its entirety.

Management

After the consummation of the stock purchase and of the Redomestication Merger, the board of directors of the surviving corporation will be Dr. Wang Changli, Madame Qiao Li, Kerry S. Propper, Sun Dongying, and five independent directors selected by the existing board members.

Each of Madame Qiao Li and Dr. Wang Changli will enter into a three-year employment agreement with HollySys Holdings. Madame Qiao will be employed as Chairman, and Dr. Wang will be chief executive officer.

Special Meeting of Chardan ’s Stockholders

The special meeting of the stockholders of Chardan will be held at _____ a.m., Pacific time, on ____________, 2006, at Chardan’s offices at 625 Broadway, Suite 1111, San Diego, California, 92101 to approve the stock purchase, the Redomestication Merger and the stock option plan proposals.

Approval of the HollySys Stockholders

All of the HollySys Stockholders have approved the stock purchase proposal and the transactions contemplated thereby by virtue of the execution of the stock purchase agreement.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of Chardan common stock at the close of business on ____________, 2006, which is the record date for the special meeting. You will have one vote for each share of Chardan common stock you owned at the close of business on the record date. Chardan warrants do not have voting rights. On the record date, there were __________ outstanding shares of Chardan common stock.

Vote Required to Approve the Proposals

The approval of the stock purchase agreement proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock on the record date.

The approval of the Redomestication Merger proposal will require the affirmative vote of the holders of a majority of the outstanding shares of Chardan common stock on the record date.

The approval of the stock option plan proposal will require the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting.

Relation of Proposals

The stock purchase will not be consummated unless the Redomestication Merger proposal is approved, and the Redomestication Merger will not be consummated unless the stock purchase proposal is approved. The approval of the stock option plan is not a condition to consummation of either the stock purchase or the Redomestication Merger proposals.

Conversion Rights

Pursuant to Chardan’s Certificate of Incorporation, a holder of shares of Chardan’s common stock issued in its initial public offering may, if the stockholder votes against the stock purchase, demand that Chardan convert such shares into cash. This demand must be made in writing at the same time that the stockholder votes against the stock purchase proposal. If so demanded, Chardan will convert each share of common stock into a pro rata portion of the trust account as of the record date. If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the stock purchase and then tender your stock certificate to the combined company. If the stock purchase is not completed, then these shares will not be converted into cash at that time.

The stock purchase will not be consummated if the holders of 20% or more of common stock issued in Chardan’s initial public offering (1,150,000 shares or more) exercise their conversion rights.

Appraisal Rights

Appraisal rights are available under the Delaware General Corporation Law for the stockholders of Chardan in connection with the Redomestication Merger proposal. The procedure to exercise appraisal rights is described in detail elsewhere in this proxy statement. For a more complete discussion of appraisal rights, see Annex H.

Proxies

Proxies may be solicited by mail, telephone or in person. If you grant a proxy, you may still vote your shares in person if you revoke your proxy at or before the special meeting.

Stock Ownership

On the record date, directors and executive officers of Chardan and their affiliates (the “Management Shareholders”) beneficially owned and were entitled to vote 1,250,000 shares of Chardan’s common stock. In connection with its initial public offering, Chardan and EarlyBirdCapital, Inc. entered into agreements with each of the Management Shareholders, pursuant to which each Management Shareholder agreed to vote his shares of Chardan common stock (other than shares purchased in the open market) on the business combination in accordance with the majority of the votes cast by the holders of shares issued in connection with the initial public offering.

Chardan ’s Board of Directors’ Recommendation

After careful consideration, Chardan’s board of directors has determined unanimously that the stock purchase plan proposal, the Redomestication Merger proposal, and the stock option proposal are fair to, and in the best interests of, Chardan and its stockholders. Chardan’s board has unanimously approved and declared advisable the stock purchase proposal, the Redomestication Merger proposal and the stock option plan proposal, and unanimously recommends that you vote or instruct your vote to be cast “FOR” the adoption of the stock purchase proposal, the Redomestication Merger proposal, and the stock option plan proposal. The board of directors did not obtain a fairness opinion.

Interests of Chardan Directors and Officers in the Stock Purchase

When you consider the recommendation of Chardan’s board of directors that you vote in favor of adoption of the stock purchase proposal, you should keep in mind that a number of Chardan’s executives and members of Chardan’s board have interests in the stock purchase agreement that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

•
if the stock purchase is not approved and Chardan fails to consummate an alternative transaction within the time allotted pursuant to its Certificate of Incorporation, Chardan will be required to liquidate. In such event, the shares of common stock held by Chardan’s officers and directors will be worthless because Chardan’s officers, directors and initial stockholders are not entitled to receive any liquidation proceeds. Additionally, any warrants held by such persons will expire worthless in the event of liquidation;

•	after the completion of the stock purchase, Mr. Kerry Propper will serve as a member of the board of directors of HLS; and

•
after the completion of the stock purchase, Chardan Capital, LLC, an affiliate of Dr. Propper, Chardan’s Chairman, will provide a variety of ongoing services to HollySys. Such services will be provided on a month-to-month basis, terminable at will by HollySys without penalty, at a cost to HollySys of $30,000 per month. There is no written agreement governing the services to be provided, which will be on a non-exclusive basis and include advice and help in meeting US public company reporting requirements and accounting standards, Sarbanes-Oxley compliance, corporate structuring and development, stockholder relations, corporate finance and operational capitalization and such other similar services as requested and agreed to by Chardan Capital, LLC.

Conditions to the Completion of the Stock Purchase

Each of Chardan’s and the HollySys Stockholders’ obligation to effect the stock purchase is subject to the satisfaction or waiver of specified conditions, including the following:

Conditions to Chardan’s and the HollySys Stockholders’ obligations

•	Approval by Chardan’s stockholders of the stock purchase and Redomestication Merger proposals;

•	the absence of any order or injunction preventing consummation of the stock purchase;

•	the absence of any suit or proceeding by any governmental entity or any other person challenging the stock purchase or seeking to obtain from the HollySys Parties or Chardan any damages;

•
at Chardan’s stockholders’ meeting, holders of less than 1,150,000 shares of common stock issued in Chardan’s initial public offering, vote against the stock purchase proposal and demand that Chardan convert their shares into a pro rata portion of the trust account; and

•
Certain key members of the management team of the HollySys Operating Companies will have entered into employment agreements in form and substance acceptable to Chardan, providing, among other things, for a term of three years at compensation levels in effect prior to the closing of the stock purchase and including intellectual property assignment and non-competition provisions to be in effect for a period of two years following termination of employment.

Conditions to Chardan’s obligations

•
the HollySys Stockholders’ representations and warranties that are qualified as to materiality must be true and correct in all respects, and those not qualified as to materiality must be true and correct in all material respects, as of the date of completion of the stock purchase, except representations and warranties that address matters as of another date, which must be true and correct as of that other date, and Chardan must have received an officer’s certificate from the HollySys Stockholders to that effect;

•	the HollySys Stockholders must have performed in all material respects all obligations required to be performed by them;

•	HollySys Holdings will have acquired ownership or control of the three HollySys Operating Companies;

•
the HollySys Stockholders must have received all required and unconditional approvals or consents of governmental authorities, and Chardan must have received written confirmation that such approvals and consents have been received;

•
Chardan must have received a written opinion, dated as of the closing date, from Guantao Law Firm, counsel to the HollySys Parties relating to, among other things, the validity and enforceability of the stock consignment agreements;

•	there must not have occurred since the date of the stock purchase agreement any HollySys Material Adverse Effect, as defined in the stock purchase agreement; and

•
the Proxy Statement/Prospectus Information, as defined in the stock purchase agreement, accurately describes HollySys, the HollySys Operating Companies and the business in which they are engaged, and the HollySys Stockholders, and the HollySys Proxy Statement/Prospectus Information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the HollySys Proxy Statement/Prospectus Information not misleading.

Conditions to the HollySys Stockholders’ obligation

•
Chardan’s representation and warranty regarding the compliance of the stock purchase agreement and the agreements contemplated by the stock purchase agreement with the applicable provisions in Chardan’s Certificate of Incorporation must be true and correct in all respects, as of the date of completion of the stock purchase;

•	Chardan must have performed in all material respects all obligations required to be performed by them under the stock purchase agreement; and

•	there must not have occurred since the date of the stock purchase agreement any Chardan Material Adverse Effect, as defined in the stock purchase agreement.

No Solicitation

The stock purchase agreement contains detailed provisions prohibiting each of Chardan and the HollySys Stockholders from seeking an alternative transaction. These covenants generally prohibit Chardan and the HollySys Stockholders, as well as their officers, directors, subsidiaries, employees, agents and representatives, from taking any action to solicit an alternative acquisition proposal. The stock purchase agreement does not, however, prohibit Chardan from considering an unsolicited bona fide written superior proposal from a third party. The approval of the stock purchase agreement by the HollySys Stockholders has already been given, and no proposal from a third party will be effective to revoke or withdraw that approval.

Termination, Amendment and Waiver

The stock purchase agreement may be terminated at any time prior to the consummation of the stock purchase, whether before or after receipt of the Chardan stockholder approval, as follows:

•	by mutual written consent of Chardan and the HollySys Stockholders;

•	by either party if the other party amends a schedule and such amendment or supplement reflects a material adverse change in the condition, operations or prospects of its business;

•	by either party if the closing has not occurred by June 15, 2006 (unless such terminating party is in breach of any of its material covenants, representations or warranties);

•
by either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within ten business days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

•
by the HollySys Stockholders, if the board of directors of Chardan (or any committee thereof) shall have failed to recommend or withdraw or modify in a manner adverse to HollySys its approval or recommendation of the stock purchase agreement and any of the transactions contemplated thereby;

•
by Chardan if its board of directors shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate the stock purchase agreement is reasonably likely to result in the board of directors breaching its fiduciary duties to stockholders by reason of a pending, unsolicited, bona fide written proposal for a superior transaction; or

•
by either party if, at the Chardan stockholder meeting, the stock purchase agreement and the Redomestication Merger shall fail to be approved and adopted by the affirmative vote of the holders of Chardan’s common stock, or 20% or more of the shares sold in Chardan’s initial public offering request conversion of their shares into the pro rata portion of the trust account in accordance with the Chardan Certificate of Incorporation.

The HollySys Stockholders have no right to damages from Chardan or HLS and they have no right to any amount held in the trust account. The HollySys Stockholders have agreed not to make any claim against Chardan and HLS that would adversely affect the business, operations or prospects of Chardan and HLS or the amount of the funds held in the trust account.

Quotation or Listing

Chardan’s outstanding common stock, warrants and units are quoted on the Over-the-Counter Bulletin Board. HLS intends to apply to have the HLS common stock, warrants and units quoted on the Nasdaq National Market at the consummation of the stock purchase. The proposed Nasdaq symbols are HLSS, HLSSW and HLSSU. Seeking the Nasdaq listing is an obligation of Chardan under the stock purchase agreement. If Nasdaq listing is not achieved, management anticipates that the common stock, warrants and units will continue to trade on the OTCBB.

Governance after the Purchase

As provided in the stock purchase agreement, the board of the combined company will initially consist of nine members, three of whom are designated by HollySys, one of whom is designated by Chardan and the others to be mutually determined (but in all cases the other directors must satisfy the Nasdaq standards for independence.)

Indemnification by HollySys Stockholders

The HollySys Stockholders have agreed to indemnify Chardan for breaches of their representations, warranties and covenants.

Comparison of Stockholders Rights

In connection with the consummation of the stock purchase agreement, Chardan has formed a wholly owned subsidiary under the laws of the British Virgin Islands, under the name of HLS Systems International Ltd. Chardan will, if the stock purchase proposal and Redomestication Merger proposal are approved, merge with HLS, effectively changing its jurisdiction of incorporation from Delaware to the British Virgin Islands. Chardan’s common stock will be converted into common stock of HLS. The rights of Chardan stockholders will change accordingly. A comparison of the rights of stockholders under Delaware and British Virgin Islands law is included elsewhere in this proxy statement/prospectus.

Material United States Federal Income Tax Consequences of the Stock Purchase

Chardan expects that the Redomestication Merger will qualify as a reorganization for United States federal income tax purposes. Accordingly, no gain or loss should be recognized by Chardan stockholders as a result of their exchange of Chardan common stock for the common stock of HLS. Nevertheless, as a result of the Redomestication Merger, Chardan will be treated for United States federal income tax purposes as if it sold all of its assets to HLS. As a result, Chardan will recognize gain (but not loss) as a result of the Redomestication Merger equal to the difference, if any, between the adjusted tax basis in Chardan’s assets and such asset’s fair market value at the effective time of the Redomestication Merger. Chardan will not, however, recognize any gain or loss as a result of the purchase of HollySys stock, pursuant to the Stock Purchase Agreement.

Accounting Treatment

The stock purchase transaction will be accounted for as a recapitalization of HollySys rather than as an acquisition. The financial statements of HLS will combine the historical statements of HollySys Holdings with the balance sheet of Chardan from the effective date of the stock purchase transaction.

Regulatory Matters

The stock purchase and the transactions contemplated by the stock purchase agreement are not subject to any federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act, except for filings necessary to effectuate the transactions contemplated by the stock purchase and Redomestication Merger proposals with the State of Delaware and the British Virgin Islands.

Board Solicitation

Your proxy is being solicited by the board of directors of Chardan on each of the three proposals being presented to the stockholders at the special meeting.

SELECTED HISTORICAL FINANCIAL DATA

We are providing the following financial information to assist you in your analysis of the financial aspects of the stock purchase. We derived HollySys Holdings historical information from the audited consolidated financial statements of HollySys Holdings as of and for each of the years ended June 30, 2005, 2004 and 2003. The selected historical financial data for the years ended June 30, 2002 and 2001 were unaudited. We derived the Chardan historical information from the audited financial statements for the year ended December 31, 2005. The selected financial data information is only a summary and should be read in conjunction with each company’s historical consolidated financial statements and related notes contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of HollySys, Chardan or the combined company resulting from the business combination.

THE HOLLYSYS HOLDINGS HISTORICAL FINANCIAL DATA

Statement of Income Data	Years Ended June 30,					Six Months Ended December 31,
	2001	2002	2003	2004	2005	2004	2005
Revenue	$18,148,063	$28,569,576	$35,985,608	$53,074,256	$79,572,832	$40,532,781	$49,432,026
Gross margin	40.26%	30.84%	31.61%	30.40%	33.80%	33.84%	35.10%
Operating income	3,294,500	3,262,957	3,515,563	7,431,631	13,875,018	7,104,805	9,270,825
Subsidy income	-	212,577	634,612	2,782	2,292,880	1,824,172	2,737,028
Net income	1,263,737	1,664,779	2,227,134	4,735,276	13,703,521	7,571,362	8,994,790
Weighted average common shares	23,500,000	23,500,000	23,500,000	23,500,000	23,500,000	23,500,000	23,500,000

	At June 30,
Balance Sheet Data	2001	2002	2003	2004	2005	December 31, 2005
Total current assets	$22,585,923	$28,975,207	$35,688,012	$57,507,123	$78,419,667	$87,811,078
Total assets	31,113,380	39,429,145	47,202,013	70,006,021	96,064,098	110,651,178
Total current liabilities	19,399,668	23,028,811	24,823,166	45,723,094	56,081,886	58,321,445
Long-term liability	4,409,810	6,826,062	9,664,871	5,195,370	6,645,321	6,815,197
Minority Interest	1,890,980	2,478,779	3,388,627	4,425,419	6,334,435	8,705,593
Stockholders’ equity	5,412,921	7,095,493	9,325,349	14,662,138	27,002,456	36,808,943

CHARDAN HISTORICAL FINANCIAL INFORMATION

For the Period From March 10, 2005 (Inception) to December 31, 2005
Revenue	$-
Interest income on trust account	$347,871
Net loss	$(101,742)
Net loss per share	$(0.03)

Total assets (including cash deposited in trust account in 2005)	$31,353,114
Common shares subject to possible conversion	$5,964,017
Stockholders’ equity	$24,905,084

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The stock purchase transaction will result in those shareholders in HollySys Holdings obtaining a majority of the voting interests in Chardan Sub (subsequently named HLS Systems International Limited). Generally accepted accounting principles require that the company whose shareholders retain the majority voting interest in a combined business be treated as the acquirer for accounting purposes. Since Chardan does not have any assets with operating substance except cash, the transaction has been accounted for as reorganization and recapitalization of HollySys Holdings. The cash of $30 million to be paid to the shareholders of HollySys Holdings will be accounted for as a capital distribution. The stock purchase transaction utilizes the capital structure of Chardan and the assets and liabilities of HollySys Holdings are recorded at historical cost. Although HollySys Holdings will be deemed to be the acquiring company for accounting and financial reporting purposes, the legal status of Chardan Sub (subsequently named HLS Systems International Limited) as the surviving corporation will not change.

We have presented below selected unaudited pro forma combined financial information that reflects the result of the stock purchase transaction and is intended to provide you with a better picture of what our businesses might have looked like had they actually been combined. The combined financial information may have been different had the companies actually been combined. The selected unaudited pro forma combined financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the stock purchase. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the stock purchase. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this proxy statement/prospectus.

	Year Ended December 31, 2005
	Assuming Maximum Approval	Assuming Minimum Approval

Revenue	$88,472,077	$88,472,077
Net income	14,721,636	14,692,681
Net income per share	0.52	0.53

Total assets	$114,830,385	$112,812,737
Long-term debt	6,815,197	6,815,197
Stockholders’ equity	37,764,439	31,714,027

COMPARATIVE PER SHARE INFORMATION

The following table sets forth selected historical per share information of HollySys and Chardan and unaudited pro forma combined per share ownership information of HollySys and Chardan after giving effect to the stock purchase proposal of HollySys, which includes control of the HollySys Operating Companies and the merger between the Chardan and HLS, assuming a maximum level and a minimum level of approval of the stock purchase by Chardan stockholders who exercise their conversion and/or appraisal right. The stock purchase transaction will be accounted for as a recapitalization of HollySys.

You should read this information in conjunction with the selected historical financial information, included elsewhere in this proxy statement/prospectus, and the historical financial statements of HollySys and Chardan and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited HollySys and Chardan pro forma combined per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Combined Financial Information and related notes included elsewhere in this proxy statement/prospectus. The historical per share information of HollySys Holdings was derived from its audited financial statements as of and for the years ended June 30, 2004 and 2005.

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of HollySys and Chardan would have been had the companies been combined or to project the HollySys and Chardan results of operations that may be achieved after the stock purchase.

Number of shares of common stock assumed to be issued in stock purchase:	HollySys	Chardan (1) (2)	Combined Company (2)
Assuming maximum approval	23,500,000	7,000,000	30,500,000
	77.05%	22.95%	100%
Assuming minimum approval	23,500,000	5,850,575	29,350,575
	80.07%	19.93%	100%
Net income (loss) per share - historical on weighted average basis
Year ended June 30, 2004:	$0.20
Year ended June 30, 2005:	0.58
Year ended December 31, 2005		(0.03)
Net income per share - pro forma on weighted average basis - diluted
under maximum approval assumption			$0.52
under minimum approval assumption			$0.53
Net assets at book value per share - December 31, 2005 (3)		$4.26	$1.08
Net assets at book value per share - June 30, 2005	$1.57

Notes:
(1)    Operations of Chardan are for the period from March 10, 2005 (inception) to December 31, 2005.

(2)    Historical per share amounts for Chardan were determined based upon the actual weighted average shares outstanding at Decemeber 31, 2005 and combined pro forma per share amounts for Chardan and HollySys were determined based upon the assumed number of shares to be issued under the two different levels of approval.

(3)    Calculated based on the minimum approval, to record refund of funds ($5,964,017 plus $86,395 for related interest) to dissenting stockholders

MARKET PRICE INFORMATION

Chardan’s common stock, warrants and units are each quoted on the Over-the-Counter Bulletin Board under the symbols CNCA, CNCAW and CNCAU, respectively. Chardan’s units commenced public trading on August 5, 2005 and its common stock and warrants commenced public trading on August 31, 2005. The closing price for each share of common stock, warrant and unit of Chardan on February 1, 2006, the last trading day before announcement of the execution of the stock purchase agreement was $6.78, $2.82 and $12.25, respectively.

In connection with the stock purchase, HLS intends to apply for the quotation of the combined company’s common stock, warrants and units on the Nasdaq National Market. The proposed symbols are HLSS, HLSSW and HLSSU. Management anticipates that, if Nasdaq approves this listing, it will be concurrent with the consummation of the Redomestication Merger. If the listing on Nasdaq is not finally approved, management expects that the common stock, warrants and units will continue to trade on the OTCBB. Currently there is no trading market for any securities of HLS, and there can be no assurance that a trading market will develop.

The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Chardan common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

	Over-the-Counter Bulletin Board
	Chardan Common Stock		Chardan Warrants		Chardan Units

	High	Low	High	Low	High	Low
2005 Third Quarter	$6.00	$5.17	$1.15	$0.70	$7.50	$6.15
2005 Fourth Quarter	$5.75	$5.15	$1.86	$1.01	$9.30	$7.20
2006 First Quarter (through March 24, 2006)	$12.50	$5.74	$7.00	$1.65	$26.25	$9.10

Holders

As of February 13, 2006, there was one holder of record of the units, six holders of record of the common stock and one holder of record of the warrants. Chardan believes that there are more than 400 beneficial holders of each of the units, common stock and warrants.

It is anticipated that the number of holders of HLS units, common stock and warrants after the Redomestication Merger will be approximately the same as the number of holders of Chardan common stock. Immediately thereafter the number of holders of common stock will be increased by six persons by the issuance of shares in the acquisition of HollySys Holdings.

Dividends

Chardan has not paid any dividends on its common stock to date and does not intend to pay dividends prior to the completion of a business combination.

The payment of dividends by HLS in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition of HollySys subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before you decide whether to vote or instruct your vote to be cast to adopt the stock purchase proposal.

If we complete the acquisition of HollySys Holdings, HLS will be subject to a number of risks. You should carefully consider the risks we describe below and the other information included in this proxy statement/prospectus before you decide how you want to vote on the stock purchase proposal. Following the closing of the stock purchase, the market price of our common stock could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this proxy statement/prospectus, including our consolidated financial statements and the accompanying notes. You should pay particular attention to the fact that we would become a holding company with substantial operations in China. As a result, we would be subject to legal and regulatory environments that differ in many respects from those of the U.S. Our business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below and any others not foreseen. This discussion contains forward-looking statements.

Risks Related to the Business of HollySys

A decrease in the rate of growth in Chinese industry and the Chinese economy in general may adversely affect the operating results of HollySys.

Industrial companies operating in China are the principal current source of revenues for HollySys. HollySys’ business has benefited in the past from the rapid expansion of China’s industrial activity, which has created additional demand from existing companies and led to the formation of numerous additional companies that have need for HollySys’ products and services. China’s industrial expansion has been fueled in large measure by international demand for the low-cost goods that China is able to produce due to labor and other comparative advantages. The Chinese economy may not be able to sustain this rate of growth in the future, and any reduction in the rate of China’s industrial growth or a shrinking of China’s industrial base could adversely affect HollySys’ revenues. The resulting increase in competition for customers might also cause erosion of profit margins that HollySys has been able to achieve historically.

The success of HollySys’ business depends heavily on securing a steady stream of new customers.

HollySys’ average contract is worth approximately $100,000. While some of those contracts are for upgrades and additions to existing control systems, most of them are for new installations. In order for HollySys’ business to continue to succeed and grow, it needs to secure contracts with new customers on a regular basis. HollySys may not be successful in securing new contracts.

HollySys’ plans for growth rely on a shift to sectors where the average contract size is much larger than it current average, and it may not be able to secure a sufficient number of those contracts to meet its growth objectives.

While the principal focus of HollySys’ business until recently has been to provide distributed control systems to industrial and manufacturing companies, its plans for growth include an increasing emphasis on railroad control systems and nuclear power generation control systems. These sectors generally present fewer business opportunities during a given period relative to the industrial and manufacturing sectors. However, the average size of contracts in those sectors tends to be much larger, and as a result, the competition for such contracts is substantial. HollySys may not be successful in entering these new markets and, if it were unable to do so, its revenues and profits would decline, resulting in a decreased value of our stock.

A lack of adequate engineering resources could cause HollySys’ business to suffer.

One of the competitive advantages that HollySys’ business enjoys is the relatively low cost of engineering staff compared to those of its Western and Japan-based competitors. The plentiful supply of affordable engineering talent in China is a key element of HollySys’ overall business strategy. However, if the available supply of engineers were to be absorbed by competing demands, then the cost of hiring, training and retaining capable engineers would likely increase. This could result in a reduction in HollySys’ profitability and business prospects, or could even cause a change in its business strategy.

HollySys does not have long-term purchase commitments from its customers.

HollySys is engaged in the design, production and installation of automation and process control systems. As a result, its revenues result from numerous individual contracts that, once completed, typically produce only a limited amount of ongoing revenues for maintenance and other services. Furthermore, customers may change or delay or terminate orders for products without notice for any number of reasons unrelated to us, including lack of market acceptance for the products to be produced by the process our system was designed to control. As a result, in order to maintain and expand its business, HollySys must be able to replenish the orders in its pipeline on a continuous basis. It is possible that some of its potential customers could choose the products of its competitors. Should they do so, HollySys would suffer a decline in revenues and profitability.

HollySys faces intense competition, and many of its competitors have substantially greater resources than we do.

HollySys operates in a very competitive environment. It competes with many major international and domestic companies, such as Honeywell, General Electric, ABB, Siemens, Emerson, and Hitachi. Many of its competitors are much better established and more experienced than HollySys, have substantially greater financial resources, operate in many international markets and are much more diversified than HollySys. As a result, they are in a strong position to compete effectively with HollySys by, for example, reducing their prices, which could force HollySys to reduce its prices. These large competitors are also in a better position than HollySys is to weather any extended weaknesses in the market for their products. Other emerging companies or companies in related industries may also increase their participation in the automation and control systems market, which would add to the competitive pressures that HollySys faces.

The growth of HollySys’ business depends on its ability to finance new products and services.

Traditionally, the automation and control systems business was relatively stable and slow moving. Successive generations of products offered only marginal improvements in terms of functionality and reliability. However, the emergence of computers, computer networks and electronic components as key elements of the systems that HollySys designs and builds has accelerated the pace of change in its industry. Where there was formerly as much as a decade or even more between successive generations of automation systems, the time between generations is now as little as two to three years.

The success of HollySys’ business depends in great measure on its ability to keep pace with, or even lead, the changes that are occurring. Technological advances, the introduction of new products, new designs and new manufacturing techniques by its competitors could adversely affect its business unless it is able to respond with similar advances. To remain competitive, HollySys must continue to incur significant costs in product development, equipment and facilities and to make capital investments. These costs may increase, resulting in greater fixed costs and operating expenses than HollySys has incurred to date. As a result, it could be required to expend substantial funds for and commit significant resources to the following:

•	Research and development activities on existing and potential product solutions;

•	Additional engineering and other technical personnel;

•	Advanced design, production and test equipment;

•	Manufacturing services that meet changing customer needs;

•	Technological changes in manufacturing processes; and

•	Expansion of manufacturing capacity.

HollySys’ future operating results will depend to a significant extent on its ability to continue to provide new product solutions that compare favorably on the basis of time to market, cost and performance with competing third-party suppliers and technologies. Its failure to increase net sales sufficiently to offset the increased costs needed to achieve those advances would adversely affect its operating results.

Products HollySys manufactures may contain design or manufacturing defects, which could result in reduced demand for its services and customer claims.

HollySys manufactures products to its customers’ requirements, which can be highly complex and may at times contain design or manufacturing errors or failures. Any defects in the products it manufactures, whether caused by a design, manufacturing or component failure or error, may result in returns, claims, delayed shipments to customers or reduced or cancelled customer orders. If these defects occur, HollySys will incur additional costs, and if they occur in large quantity or frequently, HollySys may sustain additional costs, loss of business reputation and legal liability.

HollySys is in the process of entering market segments that pose substantial risk of liability if its products fail to perform as designed.

While not insignificant, the risk of failure of HollySys’ products in the industrial sector normally involves a limited extent of liability. For example, if the controls for on industrial production batch process fail to operate properly, HollySys’ customer could lose the batch in question. However, the risk of a catastrophic failure is relatively small.

HollySys is in the process of entering both the nuclear power generation and railway control systems sectors. Each of these sectors poses a substantially higher risk of liability in the event of a system failure. For example, if the interlock system designed to control rail traffic should fail, it could lead to a collision with attendant loss of life and substantial financial liability. Similarly, if the control systems for a nuclear power plant result in the release of radioactive materials, the effects on human health and the environment could involve substantial financial liability as compensation to victims and to restore damage done to the environment.

HollySys may not be able to obtain adequate insurance coverage to protect it and us against these and other risks associated with its business. As a result, the failure of any of its products could result in a liability that would seriously impair the financial condition or even force it or us out of business.

HollySys could become involved in intellectual property disputes.

HollySys’ business is based on a number of proprietary products and systems, some of which are patented, others of which it protects as trade secrets. HollySys expects that its reliance on these proprietary products and systems will grow, as the functionality of automation systems increases to meet customer demand and as it tries to open new markets for its products. If a third party should infringe on any of HollySys’ intellectual property rights, it may need to devote significant time and financial resources to attempt to halt the infringement, and it may not be successful in such a dispute. Similarly, in the event of an infringement claim against HollySys, it may be required to spend a significant amount of time and financial resources to resolve the claim. It may not be successful in defending its position or negotiating an alternative. Any litigation could result in substantial costs and diversion of its management resources and could materially and adversely affect its business and operating results.

HollySys may develop new products that may not gain market acceptance.

HollySys operates in an industry characterized by increasingly frequent and rapid technological advances, product introductions and new design and manufacturing improvements. As a result, it must expend funds and commit resources to research and development activities, possibly requiring additional engineering and other technical personnel; purchasing new design, production, and test equipment; and enhancing its design and manufacturing processes and techniques. It may invest in equipment employing new production techniques for existing products and new equipment in support of new technologies that fail to generate adequate returns on the investment due to insufficient productivity, functionality or market acceptance of the products for which the equipment may be used. HollySys could, therefore, incur significant costs for design and manufacturing services for new product solutions that do not generate a sufficient return on that investment, which would adversely affect its future operating results. HollySys’ future operating results will depend significantly on its ability to provide timely design and manufacturing services for new products that compete favorably with design and manufacturing capabilities of third party suppliers.

If HollySys is not able to apply new technology in its products or develop new products, its sales will suffer.

HollySys success depends, in significant part, on its ability to develop products and services that customers will accept. It may not be able to develop successful new products in a timely fashion. Its commitment to customizing products to address particular needs of its customers could burden its resources or delay the delivery or installation of its products. If there is a fundamental change in its industry, some of HollySys’ products could become obsolete and it may need to develop new products rapidly.

HollySys plans to enter the international automation market may not prove successful.

To date HollySys has conducted nearly all of its business within China. However, it has plans to enter international markets in the near future. While the manner in which HollySys plans to do so will likely not involve large amounts of capital and resources, it will require meaningful amounts of management time and attention. HollySys’ products and its overall approach to the automation and controls system business may not be accepted in other markets to the extent needed to make that effort profitable. In addition, the additional demands on its management from these activities may detract from their efforts in the domestic Chinese market, causing the operating results in its principal market to be adversely affected.

HollySys may not obtain the required certification to engage in the railway systems market segment.

At present there are only two Chinese companies that are certified to design and produce traffic control systems for railway transportation. HollySys does not yet have that certification, which is necessary for it to be able to provide complete systems for that purpose independent of other parties. HollySys is in the process of obtaining that certification, and it expects to do so by the end of its current fiscal year (June 30 2006). However, it may not achieve that certification in a timely manner or at all. Any delay in obtaining that certification would postpone and reduce the anticipated revenues associated with its entry into that sector, and if it fails to obtain the certification it would lose the ability to provide products and services independently in that market. The result would be an unfavorable effect on our overall operating results.

Expiration of or changes to certain government incentives could have a material adverse effect on HollySys’ operating results.

The PRC government and various provincial governments have provided various incentives to high technology companies in order to encourage development of the domestic high technology industry. Such incentives include reduced tax rates and other measures. For example, since HollySys is registered in a high technology zone in Beijing and has been designated as a high technology company by the Beijing Commission of Science and Technology, it is entitled to a preferential enterprise income tax rate of 15% so long as it continues to operate in the high tech zone and maintains its high or new technology enterprise status. As these tax benefits expire, the effective tax rate will increase significantly, and any increase in HollySys’ enterprise income tax in the future could have a material adverse effect on our financial condition and results of operations.

We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.

From time to time, we may seek additional equity or debt financing to provide the capital required to maintain or expand HollySys’ design and production facilities and equipment and/or working capital, as well as to repay outstanding loans if its cash flow from operations is insufficient to do so. We cannot predict with certainty the timing or amount of any such capital requirements. If such financing is not available on satisfactory terms, we may be unable to expand HollySys’ business or to develop new business at the rate desired, and its operating results may suffer.

Failure to manage HollySys’ growth effectively could adversely affect its operations.

HollySys has increased the number of its manufacturing and design programs and intends to expand further the number and diversity of its programs. It may also increase the number of its manufacturing locations. HollySys’ ability to manage its planned growth effectively will require it to:

enhance its quality, operational, financial and management systems;

expand its facilities and equipment; and

successfully hire, train and motivate additional employees, including the engineering and technical personnel necessary to operate its production facilities.

An expansion and diversification of HollySys product range, manufacturing and sales will result in increases in its overhead and selling expenses. It may also be required to increase staffing and other expenses as well as our expenditures on plant, equipment and property in order to meet the anticipated demand of its customers. Customers, however, generally do not commit to firm production schedules for more than a short time in advance. Any increase in expenditures in anticipation of future orders that do not materialize would adversely affect its profitability. Customers also may require rapid increases in design and production services that would place an excessive short-term burden on HollySys’ resources and reduce its profitability.

HollySys may not be able to retain, recruit and train adequate management and production personnel.

HollySys success is dependent, to a large extent, on its ability to retain the services of its executive management personnel, who have contributed to its growth and expansion. The executive directors play an important role in the operations of HollySys and the development of its new products. Accordingly, the loss of their services, in particular Dr. Wang Changli, without suitable replacement, will have an adverse affect on its operations and future prospects.

In addition, HollySys’ continued operations are dependent upon its ability to identify and recruit adequate engineering and production personnel in China. It requires trained graduates of varying levels and experience and a flexible work force of semi-skilled operators. With the current rate of economic growth in China, competition for qualified personnel will be substantial. The favorable employment climate may not continue and the wage rates HollySys must offer to attract qualified personnel may not enable it to remain competitive internationally.

Risks Related to International Operations

If the PRC does not continue its policy of economic reforms, it could, among other things, result in an increase in tariffs and trade restrictions on products HollySys produces or sells.

The PRC government has been reforming its economic system since the late 1970s. The economy of the PRC has historically been a nationalistic, “planned economy,” meaning it has functioned and produced according to governmental plans and pre-set targets or quotas.

However, in recent years, the PRC government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership in business enterprises. HollySys’ business has benefited greatly from that new outlook. Although we believe that the changes adopted by the PRC government have had a positive effect on the economic development of the PRC, additional changes still need to be made. For example, a substantial portion of productive assets in the PRC are still owned by government entities. Additionally, governments continue to play a significant role in regulating industrial development. We cannot predict the timing or extent of any future economic reforms that may be proposed.

A recent positive economic change has been the PRC’s entry into the World Trade Organization, the global international organization dealing with the rules of trade between nations. Many observers believe that the PRC’s entry will ultimately result in a reduction of tariffs for industrial products, a reduction in trade restrictions and an increase in international trade with China. However, the PRC has not yet fully complied with all of obligations that it must meet prior to being admitted as a full member of the WTO, including fully opening its markets to goods from other countries, currency exchange requirements and other measures designed to ease the current trade imbalance that China has with many of its trading partners. If the scheduled actions to rectify these problems are not completed, trade relations between China and some of its trading partners may be strained. While the majority of HollySys’ business currently is conducted solely within China, this may have a negative impact on China’s economy generally, which would adversely affect its business. It could also reduce or eliminate any benefits that HollySys hopes to achieve by expanding our business internationally.

The Chinese government could change its policies toward, or even nationalize, private enterprise, which could harm HollySys’ operations.

Over the past several years, the Chinese government has pursued economic reform policies, including the encouragement of private economic activities and decentralization of economic regulation. The Chinese government may not continue to pursue these policies or may significantly alter them to HollySys’ detriment from time to time without notice. Changes in policies by the Chinese government that result in a change of laws, regulations, their interpretation, or the imposition of high levels of taxation, restrictions on currency conversion or imports and sources of supply could materially and adversely affect HollySys’ business and operating results. The nationalization or other expropriation of private enterprises by the Chinese government could result in the total loss of our investment in China.

The Chinese legal system may have inherent uncertainties that could materially and adversely impact HollySys’ ability to enforce the agreements governing its operations.

The performance of the agreements and the operations of HollySys’ factories are dependent on its relationship with the local government in China. HollySys’ operations and prospects would be materially and adversely affected by the failure of the local government to honor its agreements or an adverse change in the laws governing them. In the event of a dispute, enforcement of these agreements could be difficult in China. China tends to issue legislation which is followed by implementing regulations, interpretations and guidelines that can render immediate compliance difficult. Similarly, on occasion, conflicts arise between national legislation and implementation by the provinces that take time to reconcile. These factors can present difficulties in HollySys achieving compliance. Unlike the U.S., China has a civil law system based on written statutes in which judicial decisions have limited precedential value. The Chinese government has enacted laws and regulations to deal with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, its experience in implementing, interpreting and enforcing these laws and regulations is limited, and HollySys ability to enforce commercial claims or to resolve commercial disputes in China is therefore unpredictable. Agencies of the Chinese government may exercise considerable discretion over these matters, and forces and factors unrelated to the legal merits of a particular matter or dispute may influence their determination.

Because our operations will be international, we will be subject to significant worldwide political, economic, legal and other uncertainties.

Upon consummation of the proposed transaction, we will be incorporated in the BVI and will have our principal operations in China. Because HollySys manufactures all of its products in China, substantially all of the net book value of our total consolidated fixed assets will be located there. While until now nearly all of HollySys’ sales have been within China, it is expanding its efforts to sell them internationally as well. As a result, HollySys expects to have receivables from and goods in transit outside of China in the near future. Protectionist trade legislation in the U.S. or other countries, such as a change in export or import legislation, tariff or duty structures, or other trade policies, could adversely affect HollySys’ ability to sell products in these markets, or even to purchase raw materials or equipment from foreign suppliers. [Moreover, we are subject to a variety of U.S. laws and regulations, changes to which may affect our ability to transact business with certain customers or in certain product categories.]

HollySys is also subject to numerous national, state and local governmental regulations, including environmental, labor, waste management, health and safety matters and product specifications. It is subject to laws and regulations governing its relationship with its employees, including: wage and hour requirements, working and safety conditions, citizenship requirements, work permits and travel restrictions. These include local labor laws and regulations, which may require substantial resources for compliance. HollySys is subject to significant government regulation with regard to property ownership and use in connection with its leased facilities in China, import restrictions, currency restrictions and restrictions on the volume of domestic sales and other areas of regulation, all of which impact its profits and operating results.

Fluctuation of the Renminbi could materially affect our financial condition and results of operations.

The value of the Renminbi, the main currency used in the PRC, fluctuates and is affected by, among other things, changes in the PRC’s political and economic conditions. The conversion of Renminbi into foreign currencies such as the dollar has been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets. The official exchange rate had remained stable over the past several years. However, the PRC recently adopted a floating rate with respect to the Renminbi, with a 0.3% fluctuation. As a result, the exchange rate of the Renminbi recently rose to 8.11 against the dollar, amounting to a 2% appreciation of the Renminbi. Most of HollySys’ business is currently conducted inside of China using the Renminbi. As a result, changes in the exchange rate between it and other currencies should not have a material adverse effect on HollySys’ current business. In fact, to the extent that the Renminbi appreciates against the dollar over time, which is widely anticipated, the result will be to increase HollySys’ earnings when stated in dollar terms.

However, HollySys is planning to increase the amount of business that it conducts internationally, and this floating exchange rate, and any fluctuation in the value of the Renminbi that may result, could have various adverse effects on its business.

Changes in foreign exchange regulations in the PRC may affect HollySys’ ability to pay dividends in foreign currency or conduct other foreign exchange business.

Renminbi, or RMB, is not presently a freely convertible currency, and the restrictions on currency exchanges may limit our ability to use revenues generated in RMB to fund our business activities outside the PRC or to make dividends or other payments in U.S. dollars. The PRC government strictly regulates conversion of RMB into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the RMB into foreign currencies. Currently, Foreign Invested Enterprises are required to apply for “Foreign Exchange Registration Certificates.” Hangzhou HollySys is a Foreign Invested Enterprise that has obtained the registration certification, and with such registration certification, which needs to be renewed annually, it is allowed to open foreign currency accounts including “current account” and “capital account.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE. In accordance with the existing foreign exchange regulations in the PRC, Hangzhou HollySys will be able to pay dividends in foreign currencies, without prior approval from the SAFE, by complying with certain procedural requirements. After the consummation of the acquisition of Beijing HollySys stock by HollySys Holdings from the HollySys Stockholders, Beijing HollySys will change from a domestic company to a Foreign Invested Enterprise that is qualified to apply for the “Foreign Exchange Registration Certificate.”

The current foreign exchange measures may be changed in a way that will make payment of dividends and other distributions outside of China more difficult or unlawful. In that case, if HollySys intended to distribute profits outside of the PRC, it might not be able to obtain sufficient foreign exchange to do so.

In addition, on October 21, 2005, SAFE promulgated Notice 75, Notice on Issues concerning Foreign Exchange Management in PRC Residents’ Financing and Return investments through Overseas Special Intention Company. Notice 75 provides that PRC residents must apply for Foreign Exchange Investment Registration before establishing or controlling an OSIC, which is defined by Notice 75 as a foreign enterprise directly established or indirectly controlled by PRC residents for foreign equity capital financing with their domestic enterprise assets and interests. Notice 75 further requires that PRC residents must process the modification of foreign investment exchange registration for the interests of net assets held by PRC residents in an OSIC and its alteration condition, if PRC residents contributed their domestic assets or shares into the OSIC, or processed foreign equity capital financing after contributing their domestic assets or shares into the OSIC.

Pursuant to Notice 75, PRC residents are prohibited, among other things, from distributing profits or proceeds from a liquidation, paying bonuses, or transferring shares of the OSIC outside of the PRC if the PRC residents have not completed or do not maintain the Foreign Investment Exchange Registration.

We are subject to various tax regimes.

Upon consummation of the stock purchase transaction, we will have subsidiaries and/or operations in the PRC, and the BVI, and we may soon have operations in other jurisdictions. As a result, we will be subject to the tax regimes of these countries. Any change in tax laws and regulations or the interpretation or application thereof, either internally in one of those jurisdictions or as between those jurisdictions, may adversely affect our profitability and tax liabilities.

Because Chinese law will govern almost all of HollySys material agreements, we may not be able to enforce our legal rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities, or capital.

Chinese law will govern some of our material agreements after the share exchange. Our PRC subsidiaries may not be able to enforce their material agreements, and remedies may not be available outside of the PRC. The system of laws and the enforcement of existing laws in the PRC may not be as certain in implementation and interpretation as in the U.S. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

Additionally, substantially all of our assets will be located outside of the U.S. and most of our officers and directors will reside outside of the U.S. As a result, it may not be possible for investors in the U.S. to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the U.S. Further, it is unclear if extradition treaties now in effect between the U.S. and the PRC would permit effective enforcement of criminal penalties of the Federal securities laws.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets based in the PRC.

Because most of our officers and directors will reside outside of the U.S., it may be difficult, if not impossible, to acquire jurisdiction over these persons in the event a lawsuit is initiated against us and/or our officers and directors by a shareholder or group of shareholders in the U.S. Also, because our executive officers will likely be residing in the PRC at the time such a suit is initiated, achieving service of process against such persons would be extremely difficult. Furthermore, because the majority of our assets are located in the PRC it would also be extremely difficult to access those assets to satisfy an award entered against us in U.S. court. Moreover, we have been advised that the PRC does not have treaties with the U.S. providing for the reciprocal recognition and enforcement of judgments of courts.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

Most PRC companies historically have been less focused on establishing Western style management and financial reporting concepts and practices, as well as in modern banking, computer and other internal control systems. We may have difficulty in hiring and retaining a sufficient number of qualified internal control employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

Trade barriers and taxes may have an adverse effect on HollySys’ business and operations.

HollySys may experience barriers to conducting business and trade in its targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, it may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which HollySys plans to operate may impose onerous and unpredictable duties, tariffs and taxes on its business and products, and there can be no assurance that this will not have an adverse effect on its finances and operations.

We will depend upon contractual agreements with several shareholders of Beijing HollySys in conducting our business through those entities, which may not be as effective in providing operational control as direct ownership and may be difficult to enforce.

Several of our shareholders own through contractual agreements, and for the benefit of our wholly-owned subsidiary, HollySys Holdings, majorities of the equity interests in our PRC operating companies. While we do not have a majority interest in Beijing HollySys, through these contractual agreements we enjoy voting control and are entitled to the economic interests associated with the stockholders’ equity interest in Beijing HollySys. These contractual agreements may not be as effective in providing us with control over HollySys as direct ownership because we rely on the performance of the respective stockholders under the agreements. If those stockholders were to fail to perform their respective obligations under the agreements, we may have to incur substantial resources to enforce those agreements, and rely on legal remedies under applicable law, which may not be effective.

While we believe that the ownership structure of HollySys Holdings and the contractual agreements between the stockholders and HollySys Holdings do not violate existing PRC laws, rules and regulations, there are, however, substantial uncertainties regarding the interpretation and application of current or future PRC laws or regulations, including but not limited to the laws and regulations governing the validity and enforcement of these contractual agreements. If we or our PRC operating companies are found to violate existing or future PRC laws or regulations, the relevant regulatory authorities will have broad discretion in dealing with such violations, which would cause significant disruptions to our business operations or render us unable to conduct our business operations and may materially adversely affect our business, financial condition or results of operations.

Cessation of or changes to certain government incentives may have a material adverse effect on HollySys’ operating results.

The Chinese government and various provincial governments have provided various incentives to high technology companies in order to encourage development of the domestic high technology industry. Such incentives include reduced tax rates and other measures. HollySys is currently enjoying a reduction of income tax rates under the central government and provincial government laws.

Beijing HollySys is registered in a high-tech zone located in Beijing and has been deemed as a high-tech company by the Beijing Commission of Science and Technology. As a result, it is entitled to a preferential enterprise income tax rate of 15%, so long as it continues to operate in the high-tech zone and maintains its high or new technology enterprise status.

Beijing HollySys Haotong (Haotong) is also registered in a high-tech zone located Beijing and has been deemed as a high-tech company by Beijing Commission of Science and Technology. Therefore, Haotong is also entitled to the favorable income tax rate at 15% so long as it continues to operate in the high-tech zone and maintains its high or new technology enterprise status as well. Under the favorable 15% of corporate income tax rate, Haotong received a 100% exemption of income tax for three years ending December 31, 2003 and a 50% exemption of income tax for three years from January 1, 2004 to December 31, 2006.

Hangzhou HollySys is registered as foreign investment enterprise conducting production functions. Under the provisional regulations, for Hangzhou HollySys, the 30% income tax rate belonging to the central government was reduced to 24%, and the 3% income tax rate belonging to the local government was reduced to 2.4%. Accordingly, the applicable income tax of Hangzhou HollySys was 26.4%. In accordance with the foreign investment enterprise income tax law, Hangzhou HollySys has entitled to receive a 100% exemption of income tax for two years and a 50% exemption of income tax for the next three years beginning the first year Hangzhou HollySys generates a taxable income on a continuing basis. During the fiscal years ended June 30, 2004 and 2005, Hangzhou HollySys was still under 100% exemption status.

As long as Beijing HolllySys and Haotong continue to operate in the high-tech zone and maintain their high or new technology enterprise status, they will be entitled to 15% of corporate income tax rate. Any loss or reduction of the favorable tax rates would affect HollySys’ operating results.

Normally, domestic-invested enterprises in China are subject to a 33% income tax rate. The Chinese government intends to eliminate differences between the applicable tax rates of domestic and foreign-invested enterprises, but the schedule for the unification of tax rates has not yet been established. If this happens, it may have a material adverse effect on Hangzhou HollySys.

As these tax benefits expire, the effective tax rate will increase significantly, and any increase in HollySys’ enterprise income tax in the future could have a material adverse effect on our financial condition and results of operations.

Cessation of government subsidies may have an adverse effect on HollySys’ operating results.

The local government in Beijing and Hangzhou have provided subsidies from value added tax collections to encourage Beijing HollySys’, Haotong’s and Hangzhou HollySys’ research and development efforts and other subsidies to Beijing HollySys for enterprise development purposes. Early in fiscal 2005 the local government in Beijing provided specified subsidies to offset interest expenses to encourage Beijing HollySys’ research and development efforts. The subsidies from value added tax collections will cease at the end of 2010. HollySys may not continue to receive other subsidies from the local government in the future. If governmental subsidies were reduced or eliminated, HollySys’ after-tax income would be adversely affected.

Risks Related to the Ownership of our Stock

The market price of our shares is subject to price and volume fluctuations.

The markets for equity securities have been volatile. The price of our common shares may be subject to wide fluctuations in response to variations in operating results, news announcements, trading volume, general market trends both domestically and internationally, currency movements and interest rate fluctuations or sales of common shares by our officers, directors and our principal shareholders, customers, suppliers or other publicly traded companies. Certain events, such as the issuance of common shares upon the exercise of our outstanding stock options, could also materially and adversely affect the prevailing market price of our common shares. Further, the stock markets in general have recently experienced price and volume fluctuations that have affected the market prices of equity securities of many companies and that have been unrelated or disproportionate to the operating performance of such companies. These fluctuations may materially and adversely affect the market price of our common shares and the ability to resell shares at or above the price paid, or at any price.

Following the share purchase, a limited number of stockholders will collectively own over 77% of our common stock and may act, or prevent certain types of corporate actions, to the detriment of other stockholders.

Immediately after the consummation of the share purchase transaction, the former holders of HollySys Holdings will own more than 77% of our outstanding common stock. Accordingly, these stockholders (some of whom serve as, or are affiliated with, our directors and officers) may, if they act together, exercise significant influence over all matters requiring stockholder approval, including the election of a majority of the directors and the determination of significant corporate actions. This concentration could increase if the earnout shares are issued. This concentration could also have the effect of delaying or preventing a change in control that could otherwise be beneficial to our stockholders.

In the redomestication transaction, we will become a British Virgin Islands company and, because the rights of shareholders under British Virgin Islands law differ from those under U.S. law, you may have fewer protections as a shareholder.

Following the Redomestication Merger, our corporate affairs will be governed by our Memorandum and Articles of Association, the Business Companies Act of the British Virgin Islands and the common law of the British Virgin Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibility of the directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

There may not be an active, liquid trading market for our common stock, and the trading price for our common stock may fluctuate significantly.

Our common stock is currently traded on the Over the Counter Bulletin Board, and we intend to file an application for listing on The Nasdaq National Market. Our listing application may not be accepted. If we do not succeed in securing a listing on the NASDAQ National Market, it could limit the ability to trade our common stock and result in a reduction of the price that can be obtained for shares being sold.

Compliance with all of the applicable provisions of the Sarbanes-Oxley Act will likely be a further condition of continued listing or trading. There is no assurance that if we are granted a listing on the Nasdaq National Market we will always be able to meet the Nasdaq National Market listing requirements, or that there will be an active, liquid trading market for our common stock in the future. Failure to meet the Nasdaq National Market listing requirements could result in the delisting of our common stock from the Nasdaq National Market, which may adversely affect the liquidity of our shares, the price that can be obtained for them, or both.

We may not pay cash dividends.

We have never paid any cash dividends on our common stock, and we may not pay cash dividends in the future. Instead, we expect to apply earnings toward the further expansion and development of our business. Thus, the liquidity of your investment is dependent upon your ability to sell stock at an acceptable price, rather than receiving an income stream from it. The price of our stock can go down as well as up, and fluctuations in market price may limit your ability to realize any value from your investment, including recovering the initial purchase price.

Special Note Regarding Forward-Looking Statements

This Memorandum contains certain forward-looking statements. When used in this Memorandum or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Memorandum are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, which may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Memorandum might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement/prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement/prospectus. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to the Chardan stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement/prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Chardan or the HollySys Parties in its forward-looking statements, including among other things:

•	the number and percentage of Chardan stockholders voting against the stock purchase proposal;

•	changing interpretations of generally accepted accounting principles;

•	outcomes of government reviews, inquiries, investigations and related litigation;

•	continued compliance with government regulations;

•	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which HollySys Holdings and the HollySys Operating Companies are engaged;

•	fluctuations in customer demand;

•	management of rapid growth;

•	intensity of competition from other providers of crop seeds;

•	timing of approval and market acceptance of new products;

•	general economic conditions; and

•	geopolitical events and regulatory changes.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. All forward-looking statements included herein attributable to any of Chardan, the HollySys Parties or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Chardan and the HollySys Parties undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the stock purchase agreement you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus could have a material adverse effect on Chardan, HollySys Holdings, the HollySys Operating Companies or the combined company.

THE CHARDAN SPECIAL MEETING

Chardan Special Meeting

We are furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by the Chardan board of directors for use at the special meeting in connection with the proposed stock purchase, Redomestication Merger and stock option plan. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

We will hold the special meeting at 10:00 a.m., Pacific Time, on ____________, 2006 at 625 Broadway, Suite 1111, San Diego, California 92101, to vote on the proposals to approve the stock purchase agreement, the Redomestication Merger and stock option plan.

Purpose of the Special Meeting

•	At the special meeting, we are asking holders of Chardan common stock to:

•	approve the stock purchase proposal;

•	approve the Redomestication Merger proposal; and

•	approve the stock option proposal.

The Chardan board of directors:

•	has unanimously determined that the stock purchase proposal, the Redomestication Merger proposal and the stock option proposal are fair to and in the best interests of Chardan and its stockholders;

•	has unanimously approved the stock purchase proposal, the Redomestication Merger proposal and the stock option proposal;

•	unanimously recommends that Chardan common stockholders vote “FOR” the proposal to adopt the stock purchase agreement,

•	unanimously recommends that Chardan common stockholders vote “FOR” the proposal to redomesticate in the British Virgin Islands; and

•	unanimously recommends that Chardan common stockholders vote “FOR” the proposal to adopt the stock option plan.

Record Date; Who is Entitled to Vote

The “record date” for the special meeting is ____________, 2006. Record holders of Chardan common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 7,000,000 outstanding shares of Chardan common stock.

Each share of Chardan common stock is entitled to one vote per share at the special meeting.

Pursuant to agreements with Chardan, any shares of Chardan common stock held by stockholders who purchased their shares of common stock prior to the initial public offering (except for shares those holders may have purchased in the public market) will be voted in accordance with the majority of the votes cast at the special meeting on the stock purchase and Redomestication Merger proposals.

Chardan’s outstanding warrants do not have any voting rights, and record holders of Chardan warrants will not be entitled to vote at the special meeting.

Voting Your Shares

Each share of Chardan common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of Chardan common stock that you own.

There are three ways to vote your shares of Chardan common stock at the special meeting:

•
You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Chardan board “FOR” the adoption of the stock purchase proposal, the Redomestication Merger proposal, and the stock option plan proposal.

•
You can vote by telephone or on the internet by following the telephone or Internet voting instructions that are included with your proxy card. If you vote by telephone or by the Internet, you should not return the proxy card.

•
You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU DO NOT VOTE YOUR SHARES OF CHARDAN COMMON STOCK IN ANY OF THE WAYS DESCRIBED ABOVE, IT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE ADOPTION OF THE STOCK PURCHASE PROPOSAL AND THE REDOMESTICATION MERGER PROPOSAL, BUT WILL NOT HAVE THE EFFECT OF A DEMAND OF CONVERSION OF YOUR SHARES INTO A PRO RATA SHARE OF THE TRUST ACCOUNT IN WHICH A SUBSTANTIAL PORTION OF THE PROCEEDS OF CHARDAN’S INITIAL PUBLIC OFFERING ARE HELD OR A DEMAND FOR APPRAISAL RIGHTS UNDER DELAWARE LAW.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your Chardan common stock, you may call Dr. Richard D. Propper, Chardan’s chairman, (619) 795-4627.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the adoption of the stock purchase proposal, the Redomestication Merger proposal and the stock option proposal. Under Chardan’s by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting, if they are not included in the notice of the meeting.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	You may send another proxy card with a later date;

•	You may notify Dr. Propper, Chardan’s chairman, in writing before the special meeting that you have revoked your proxy; and

•	You may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Vote Required

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock constitutes a quorum at the special meeting. Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Chardan but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. The latter will not be treated as shares entitled to vote on the matter as to which authority to vote is withheld by the broker (“broker non-votes”). If you do not give the broker voting instructions, under the rules of the NASD, your broker may not vote your shares on the proposals to approve the stock purchase, the Redomestication Merger or the stock option plan.

The approval of the stock purchase and Redomestication Merger proposals will require the affirmative vote of the holders of a majority of the Chardan common stock outstanding on the record date. Because each of these proposals require the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote, abstentions and shares not entitled to vote because of a broker non-vote will have the same effect as a vote against the proposal.

For consummation of the stock purchase agreement, the Redomestication Merger proposal must be approved by the stockholders. For the Redomestication Merger to be implemented, the stock purchase proposal must be approved by the stockholders.

The approval of the stock option plan will require the affirmative vote of a majority of the Chardan common stock present and entitled to vote at the meeting. Abstentions are deemed entitled to vote on the proposal, therefore, they have the same effect as a vote against the proposal. However, broker non-votes are not deemed entitled to vote on the proposal, so, they will have no effect on the vote on the proposal.

Conversion Rights

Any stockholder of Chardan holding shares of common stock issued in Chardan’s initial public offering who votes against the stock purchase proposal may, at the same time, demand that Chardan convert his or her shares into a pro rata portion of the trust account as of the record date. If the stockholder makes that demand and the stock purchase is consummated, Chardan will convert these shares into a pro rata portion of funds held in the trust account plus interest, as of the record date.

The closing price of Chardan’s common stock on ____________, 2006 (the record date) was $_____ and the per-share, pro-rata cash held in the trust account on that date was approximately $_____. Prior to exercising conversion rights, Chardan stockholders should verify the market price of Chardan’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights, if the market price per share is higher than the conversion price.

If the holders of 1,150,000 or more shares of common stock issued in Chardan’s initial public offering (an amount equal to 20% or more of these shares), vote against the stock purchase and demand conversion of their shares, Chardan will not be able to consummate the stock purchase.

If you exercise your conversion rights, then you will be exchanging your shares of Chardan common stock for cash and will no longer own these shares. You will be entitled to receive cash for these shares only if you continue to hold these shares through the effective time of the stock purchase and then tender your stock certificate to the combined company.

Appraisal Rights

Under Delaware corporate law, the Redomestication Merger of Chardan with HLS causes the stockholders of Chardan to have appraisal rights in connection with the transactions for which approval is sought. This right is separate from the conversion rights of the holders of shares of Chardan common stock issued in the initial public offering. However, because the exercise of the appraisal right and the conversion rights both require a tender of the holder’s shares to Chardan, only one right may be elected in respect of the shares. See Annex H for more information about appraisal rights.

Solicitation Costs

Chardan is soliciting proxies on behalf of the Chardan board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Chardan and its respective directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. In addition, the representatives and officers of the HollySys Parties are soliciting proxies and may solicit proxies in person, by telephone or by other electronic means. These persons will not be paid for these solicitation activities.

Chardan has not hired a firm to assist in the proxy solicitation process, but may do so if it deems this assistance necessary. Chardan will pay all fees and expenses related to the retention of any proxy solicitation firm.

Chardan will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Chardan will reimburse them for their reasonable expenses.

Stock Ownership

At the close of business on the record date, Dr. Richard D. Propper, Kerry S. Propper, Jiangnan Huang, and Li Zhang, beneficially owned and were entitled to vote approximately 1,250,000 shares of Chardan common stock, or approximately 17.9% of the then outstanding shares of Chardan common stock, which includes all of the shares held by the directors and executive officers of Chardan and their affiliates. Those persons, who were stockholders of Chardan prior to its initial public offering of securities, have agreed to vote their shares (except for any shares they may have acquired in the public market) on the stock purchase and Redomestication Merger proposals in accordance with the majority of the votes cast by the holders of shares issued in Chardan’s initial public offering.

Fairness Opinion

Chardan did not obtain a fairness opinion in respect of the acquisition of HollySys or the Redomestication Merger.

CONSIDERATION OF THE STOCK PURCHASE TRANSACTION

The following discussion of the principal terms of the stock purchase agreement dated February 2, 2006 among Chardan and the HollySys Stockholders is subject to, and is qualified in its entirety by reference to, the stock purchase agreement. A copy of the stock purchase agreement is attached as an annex to this proxy statement/prospectus and is incorporated in this proxy statement/prospectus by reference.

General Description of the Stock Purchase

Pursuant to the stock purchase agreement, Chardan has established a wholly owned subsidiary, HLS Systems International Ltd., under the laws of the British Virgin Islands, and Chardan will merge with and into HLS concurrently with the closing of the stock purchase. HLS will be the surviving entity, and the separate corporate existence of Chardan will cease at the effective time of the merger. Simultaneously with the merger, HLS will purchase all of the issued and outstanding stock of HollySys Holdings, which in turn will own, or will have acquired the rights to control, 74.11% of the outstanding stock of Beijing HollySys Co., Ltd. and 89.64% of the outstanding stock of Hangzhou HollySys Automation Co., Ltd., including 29.64% owned by virtue of the fact that Beijing HollySys owns 40% of Hangzhou HollySys. We refer to HLS Systems International Ltd., after giving effect to completion of the stock purchase, as HLS or the combined company. As a result of the stock purchase, the former owners of HollySys Holdings will own approximately 77% of the outstanding shares of the combined company’s common stock, assuming no conversions or exercise of appraisal rights and before any issuance of shares pursuant to the earn out provisions of the stock purchase agreement.

Background of the Stock Purchase

The terms of the stock purchase agreement are the result of arm’s-length negotiations between representatives of Chardan and the HollySys Stockholders. The following is a brief discussion of the background of these negotiations, the stock purchase and related transactions.

Chardan was formed on March 10, 2005 to serve as a vehicle to accomplish a business combination with an unidentified operating business in the PRC that has its primary operating facilities located in any city or province north of the Yangtze River. Chardan completed an initial public offering on August 10, 2005, in which it raised net proceeds of approximately $30 million. Of these net proceeds, approximately $25.8 million were placed in a trust account immediately following the initial public offering and, in accordance with Chardan’s Certificate of Incorporation, will be released either upon the consummation of a business combination or upon the liquidation of Chardan. Chardan must liquidate unless it has consummated a business combination by February 10, 2007. If a letter of intent, agreement in principle or a definitive agreement to complete a business combination was executed but the transaction was not consummated prior to February 10, 2005, then it is not required to liquidate unless the business combination contemplated by such letter of intent, agreement in principle or definitive agreement is not consummated by August 10, 2007.

In mid-August 2005, promptly after completing CNCAC’s public offering, the officers and directors of CNCAC traveled to China to begin the initial interviewing and screening process to locate a company with which to effect a business combination. CNCAC initially sought to identify acquisition candidates principally through the efforts of Huang Jiangnan and Li Zhang, officers and directors of CNCAC. Both of these persons have extensive contacts through the Chinese business and legal community in the PRC. In addition, CNCAC began looking at companies introduced by both the Guantao Law Firm and Chum Investment Corporation. They helped to arrange meetings with several candidates during that approximately ten-day trip. Among the candidates that were interviewed during that trip was HollySys.

To further assist CNCAC in locating and evaluating companies in the PRC, CNCAC (through Huang Jiangnan, an officer and director of CNCAC) contacted Greatace Consultants Limited (“Greatace”), a Chinese business acquisition consulting firm, on August 28, 2005 to seek its services in locating potential targets. The principals of Greatace have been known to Mr. Huang for many years. On September 1, 2005, CNCAC engaged Greatace, to assist it in identifying potential acquisition candidates, preparing background investigations, industry analysis and due diligence reports, among other things. Under the terms of the agreement, Greatace will be paid a total of $200,000, payable in 4 installments. The first three installments of $22,233 each are payable as milestone payments for a due diligence report on the first company that CNCAC targets as an acquisition candidate. The remaining $133,300 will be paid upon the successful consummation of a business transaction with an operating entity in the PRC.

The services that Greatace provided included assisting CNCAC in identifying acquisition opportunities; assisting in preparing and executing required confidentiality, market stand-off and similar agreements; compiling preliminary information about merger candidates; performing financial due diligence and analysis; recommending acquisition structures; assessing the information about the potential target that is available and working with accountants and legal staff to prepare for a business combination, including agreement negotiation.

Greatace commenced identifying and screening acquisition candidates in early September 2005. Greatace used its knowledge of Chinese companies and its network of contacts, screening potential companies based on CNCAC’s criteria.

Greatace and CNCAC selected five companies as potential candidates for a business combination, and CNCAC requested preliminary reports from Greatace evaluating of the potential targets. On October 7, 2005, Greatace and the CNCAC team held a meeting to review the data collected on various potential targets and meet with representatives of some of these companies. On the basis of the information provided by Greatace in the review and meetings, in October 2005, CNCAC selected HollySys as the candidate with which to pursue an agreement.

The CNCAC representatives first met with HollySys’ President, Dr. Wang Changli and Chairman, Madame Qiao Li, on August 17, 2005 and again on August 22, 2005, for preliminary discussions about a potential business combination. For some time thereafter, the parties remained in contact through occasional phone calls and email communications, both directly and through their respective representatives.

The first formal meeting to discuss this transaction was held on October 10, 2005, in Beijing, China. CNCAC management, HollySys management and an advisory firm for HollySys, Chum Investment Corporation, exchanged information about CNCAC and HollySys and suggested a general structure and terms of an acquisition by CNCAC. In addition, preliminary issues of due diligence, exchange of information and pricing were also discussed.

During its discussions with HollySys, CNCAC and Greatace continued to evaluate other potential candidates for a business combination.

On November 18, 2005, Dr. Propper, Mr. Huang and Mr. Zhang from CNCAC and the HollySys Stockholders, including representatives of Chum Investment Corporation, met in Beijing for further discussions about the respective businesses and terms of the transaction. The parties were in general agreement about the acquisition terms, but at this meeting they began to discus various specifics and raised topics related to the acquisition and disclosure process.

After two days of negotiations and due diligence review in Beijing from November 18 to November 19, 2005 (by and among Dr. Propper, Mr. Zhang Li and Mr. Jiangnan Huang of CNCAC and Dr. Wang Changli and Madame Qiao Li of HollySys), CNCAC signed a non-binding memorandum of understanding on November 27, 2005 with respect to acquiring a controlling interest in HollySys. This memorandum set forth the following:

•	the reorganization of HollySys which was to take into account the best tax arrangements for all parties;

•	the consideration to be paid for HollySys, which is reflected in the stock purchase agreement;

•	the terms of the additional consideration to be paid over time based on performance criteria;

•	the desire for a stock option plan; and

•	the inclusion of certain HollySys Stockholders on the board of directors of the surviving corporation.

Promptly after the execution of the memorandum of understanding, CNCAC’s United States counsel prepared a draft of the stock purchase agreement and sent it to counsel for HollySys. In addition, the Chinese counsel of CNCAC consulted with Chinese counsel for HollySys and commenced discussion of the structure of the transaction and the anticipated steps to be completed before agreement could be reached.

During the period between November 28, 2005 and December 10, 2005, counsel exchanged emails about various points in the agreements and continued to modify them and exchanged drafts of documents. Counsel and the accountants for all the parties conducted legal and financial due diligence and negotiated points in the agreements. During this period, representatives of CNCAC and HollySys also conducted further due diligence.

On December 10, 2005, there was a meeting at the offices of CNCAC’s United States counsel, DLA Piper Rudnick Gray Cary, in San Diego, to negotiate the final terms of stock purchase agreement. Dr. Propper and Mr. Zhang of CNCAC and CNCAC’s United States counsel attended the meetings in person. Dr. Wang Changli and Madame Qiao Li of HollySys, Mr. Song Xuesong, executive director of Chum Investment Corporation, advisor to HollySys, and Mr. Cui and Mr. Sun, partners of Guantao Law Firm, counsel to HollySys, attended the meeting in person as well. Substantial progress was made on the agreements at that time. Following the meetings in San Diego, legal counsel for the respective parties continued to exchange comments and drafts of the contract documents for the transaction.

On December 19, 2005, representatives of Greatace met with the board of directors of CNCAC to give a report of their due diligence of HollySys and analysis of the business in which HollySys operates. At the meeting were all the board members of CNCAC and Mr. Gu Robert, representing Greatace, who made the report. The board of directors unanimously resolved to proceed with the acquisition process and continue to work towards execution of a definitive stock purchase agreement.

On January 31, 2006 the board of directors of CNCAC met to review the transaction documents and evaluate and approve the acquisition of HollySys. The board of directors reviewed the latest forms of stock purchase agreement, the stock consignment agreements, and the employment agreements. The board of directors also reviewed the disclosure schedules to the stock purchase agreement. After further review of the due diligence materials, the foregoing were unanimously approved, subject to final negotiation and modification, and the board determined to recommend the approval of the stock purchase agreement, Redomestication Merger and related transactions and the stock option plan to the stockholders.

While Dr. Wang and the other representatives of HollySys were in San Diego from December 10, 2005 to December 14, 2005, Dr. Propper and counsel for CNCAC reviewed with them the obligations of being a reporting company, including compliance with the reporting requirements of the federal securities laws, accounting procedures and Sarbanes Oxley requirements, press release disclosure and timing, shareholder communications, website disclosure, financial public relations, NASDAQ compliance and transfer agent requirements. Dr. Wang asked if Chardan Capital LLC could help the post-transaction company in advising and complying with all the various requirements until management and the service providers in the PRC were familiar with the rules and regulations and public company demands. On December 10, 2005, at a meeting in the offices of CNCAC’s legal counsel, the consulting arrangement between Chardan Capital LLC and HollySys was agreed to. Because it is to last only until the HollySys management was familiar with the requirements of being public, it will be terminable at HollySys’ discretion, without penalty. The monthly fee was determined to be $30,000. This arrangement has not been reduced to a written agreement.

The stock purchase agreement was signed on February 2, 2006. Chardan issued a press release that date and filed a Current Report on Form 8-K on February 3, 2006 announcing the execution of the agreement and discussing the terms of the stock purchase.

Board Consideration and Approval of Transaction

While no single factor determined the final agreed upon consideration in the stock purchase, Chardan’s board of directors reviewed various industry and financial data, including certain valuation analyses and metrics compiled by members of the board and by Greatace in order to determine that the consideration to be paid to the HollySys Stockholders was reasonable and that the stock purchase was in the best interests of Chardan’s stockholders.

Greatace, a Chinese consulting firm hired by Chardan to assist in identifying and screening candidates for a business combination, conducted a due diligence review of HollySys and the HollySys Operating Companies that included an industry analysis, a description of HollySys’ existing business model and business operations, and financial projections in order to enable the board of directors to ascertain the reasonableness of this range of consideration. Throughout the negotiation process, Greatace continued to assemble and review relevant due diligence materials and, on November 19, 2005, delivered a due diligence package that included the information regarding HollySys and the HollySys Operating Companies that Greatace had gathered and prepared. During its negotiations with the HollySys Stockholders, Chardan did not receive services from any financial advisor other than Greatace.

Interest of Chardan Directors and Officers in the Stock Purchase

In considering the recommendation of the board of directors of Chardan to vote for the proposals to approve the stock purchase agreement, the Redomestication Merger and the stock option plan, you should be aware that certain members of the Chardan board have agreements or arrangements that provide them with interests in the stock purchase that differ from, or are in addition to, those of Chardan stockholders generally. In particular:

•
if the stock purchase is not approved and Chardan fails to consummate an alternative transaction within the time allotted pursuant to its Certificate of Incorporation, Chardan would be required to liquidate. In such event, the shares of common stock held by Chardan’s directors and officers would be worthless because Chardan’s directors and officers are not entitled to receive any of the liquidation proceeds, and any warrants they hold will expire worthless.

•
Chardan’s executives and directors own a total 1,250,000 shares of Chardan common stock that have a market value of $__________ based on Chardan’s share price of $_____ as of March __, 2006. However, as Chardan’s directors and executives are contractually prohibited from selling their shares prior to August 2, 2008 (during which time the value of the shares may increase or decrease), it is impossible to determine what the financial impact of the stock purchase will be on Chardan’s directors and executives;

•	the transactions contemplated by the stock purchase agreement provide that Kerry S. Propper will be a director of HLS;

•
after completion of the stock purchase, Chardan Capital LLC, an affiliate of Dr. Propper, Mr. Zhang and Mr. Huang, will provide a variety of ongoing services to HollySys. Such services will be provided on a month-to-month basis terminable at will by HollySys without penalty, at a cost to HollySys of $30,000 per month. There is no written agreement governing the services to be provided, which will be on a non-exclusive basis and include advice and help in meeting US public reporting requirements and accounting standards, Sarbanes-Oxley compliance, corporate structuring and development, stockholder relations, corporate finance and operational capitalization and such other similar services as suggested and agreed to by Chardan Capital, LLC.

Chardan’s Reasons for the Stock Purchase and Recommendation of the Chardan Board

The Chardan board of directors concluded that the stock purchase agreement with the HollySys Parties is in the best interests of Chardan’s stockholders. The Chardan board of directors did not obtain a fairness opinion.

Each member of Chardan’s board of directors has extensive experience in performing due diligence of acquisition targets and in valuing companies. Three of the directors, Dr. Propper and Messrs. Li and Huang, are currently principals in Chardan Capital LLC, a strategic financial and management consulting company that focuses on identifying attractive Chinese companies and in structuring transactions involving those companies. One director, Mr. Kerry Propper, is the Chief Executive Officer of Chardan Capital Markets, a registered NASD broker dealer.

The Chardan board of directors considered a wide variety of factors in connection with its evaluation of the stock purchase. In light of the complexity of those factors, the Chardan board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Chardan board may have given different weight to different factors.

In considering the stock purchase, the Chardan board of directors gave considerable weight to the factors discussed below.

HollySys’ and the HollySys Operating Companies’ record of growth and expansion and high potential for future growth

Important criteria to Chardan’s board of directors in identifying an acquisition target were that the company have established business operations, that it was generating current revenues, and that it had what Chardan believes to be a potential to experience growth in the future. Chardan’s board of directors believes that HollySys and the HollySys Operating Companies have in place the infrastructure for good business operations, a large and growing customer base, technological capabilities and brand name recognition. HollySys commenced business operations in 1993, and it has experienced an average annual revenue growth of greater than 47% from 2003 through 2005. The fiscal 2005 revenues were approximately $79.6 million, and they have estimated revenues for 2006 of approximately $110 million.

Although revenue projections are inherently uncertain, Chardan’s board of directors believed, and continues to believe, the projections for HollySys’ business are reliable, based in part on its expected revenues, its overall business practices, the widespread acceptance of its latest generation of products and its strategy of targeting sectors of the Chinese economy that the government has identified as top growth priorities, such as rail transportation and nuclear power.

This record of significant growth helped to convince Chardan’s board of directors that a business combination with HollySys would be in the best interests of Chardan’s stockholders.

Chardan’s board of directors believes that HollySys and the HollySys Operating Companies have the ability to continue growth because:

•	HollySys has established itself as a leader in the Chinese automation industry in the twelve years it has been in operation;

•	China’s rapid industrial expansion, which creates demand for HollySys’ products, is expected to continue for the foreseeable future;

•	HollySys has a strong presence in DCS automation markets, which are also expanding markets as China’s continuing economic growth and its shift toward a consumer economy;

•
HollySys’ emphasis on maintaining high levels of engineering staff and its rapid development of new products should enable it to continue to enhance its position relative to its international competitors;

•
HollySys intends to enter the international market, which will significantly increase the opportunity for sales of its products, taking advantage of the continued availability of China’s comparative cost advantages.

Based on its review of the HollySys Operating Companies historical financial statements and their business model and relationships, Chardan’s board of directors believes that HollySys Operating Companies’ products will continue to be attractive to Chinese customers. HollySys bases its products on the latest electronics and information system technology, which improves reliability and lowers production costs, helping HollySys to maintain and even to improve its margins.

HollySys represents an opportunity to invest in a growing, dynamic industry

Another criterion important to Chardan’s board of directors in identifying an acquisition target was that the company be in an emerging or expanding industry with potential for growth. While the automation industry has been in existence for a long time, there are several aspects of the position that HollySys enjoys that give it the opportunity for significant growth. Among those factors is the shift to digital technologies, which the widespread adoption of computers has enabled. This permits a broader application of control technologies to more processes and more aspects of each process, which not only opens up new segments, but also leads to opportunities for system upgrades and replacements. The industrial automation segment of the Chinese economy, which is the principal market for HollySys’ products, is expected to continue, and that will give HollySys the opportunity to expand its customer base. Even globalization has contributed to growth opportunities, as manufacturers face increasing pressure to deliver consistent quality at low cost, efficiencies that they can achieve only with the use of sophisticated control systems such as those that HollySys designs and sells.

The experience of HollySys’ management

Another criterion important to Chardan’s board of directors in identifying an acquisition target was that the company have a seasoned management team with specialized knowledge of the markets within which it operates and the ability to lead a company in a rapidly changing environment. Chardan’s board of directors believes that HollySys’ management has demonstrated that ability, addressing critical issues such as the development of its product platform, its emphasis on rapid product development and deployment and its savvy marketing strategy, which targets its products and services to China’s most rapidly growing segments. By utilizing its growing revenues to expand its market share and develop additional products, HollySys’ management seems to have demonstrated a commitment to a strategy that has given it a significant presence in the automation and controls industry in the PRC. The excellent English skills of HollySys’ chief executive, Wang Changli, will also be an important factor in the company’s plans to expand internationally.

HollySys’ ability to execute its business plan, even with the risk that a significant number of Chardan’s public stockholders would vote against the stock purchase and exercise their conversion rights

Chardan’s board of directors considered the risk that the current public stockholders of Chardan would vote against the stock purchase and demand to redeem their shares for cash upon consummation of the stock purchase, thereby depleting the amount of cash available to the combined company following the stock purchase or cause a condition of the stock purchase agreement not to be met. Chardan structured the payment terms in the stock purchase agreement to reflect this possibility by deferring some of the cash portion of the consideration. Chardan’s board of directors deemed this risk to be no worse with regard to HollySys than it would be for other target companies and believes that HollySys will still be able to implement its business plan, even if the maximum number of shares that can be converted into a pro rata portion of the trust account and still have the transaction proceed are so converted.

Due Diligence Information Materials

In performing the analysis described above, Chardan’s board of directors also reviewed an information statement prepared by Chardan’s consultants, Greatace, in connection with its search for a suitable target company.

The Greatace material provided information on the history and growth of HollySys, a detailed review of its products and markets (both current and planned), and information regarding the company’s competitive position in the Chinese market, both with respect to international competitors and domestic Chinese competitors.

The Greatace due diligence report examined the automation industry in China and provided a market analysis. The report described the growth of the Chinese automation industry, particularly the Distributed Control Systems (“DCS”) market. The report reviewed the market segments within the automation industry that HollySys had identified as areas of focus, and noted that HollySys has developed different product lines designed to meet the specific needs of each of these market segments. The report provided a market analysis and description of trends in these market segments and a description of HollySys’ background and technology in these markets. A separate section examined the other major companies in these markets and HollySys’ competition in the automation system industry, particularly in the DCS market, the nuclear power market and the railway transportation market.

The Greatace due diligence report described HollySys’ core technologies and how it planned to implement its corporate business strategy toward becoming the market leader in the Chinese automation industry. A section of the report summarized HollySys’ operations within its principal business units, including how they generate revenue, the profitability, growth rate and the relevant economic factors that affect their results.

The report then examined HollySys’ business operations, including employee compensation and benefits, customer geographic locations and industries, sales and distribution channels, product research and development, pricing policy, advertising and marketing, material procurement control and supply, quality control and project management. The report provided additional information regarding HollySys’ financial performance from 2003 to 2005 by analyzing the financial statements for those years. The report also discussed projected operating results for 2006 to 2010 provided by HollySys.

The report noted that the HollySys Stockholders had warranted to Greatace that the HollySys Operating Companies are not involved in or threatened with any legal proceedings. The report provided information on the intellectual property owned by HollySys, including eight licenses and trade certificates, forty-four patents, nine copyrights and twenty-one trademarks. The report also provided information on the real property owned by the HollySys Operating Companies.

Mr. Kerry Propper, a director and officer of Chardan, prepared for the board of directors an analysis of the post-transaction value of the HollySys Operating Companies. He analyzed comparable companies in the automation and controls markets, taking into account their relative market presences and maturity. He prepared a list of comparative price/earnings ratios of these companies and compared them to the price/earnings of the HollySys Operating Companies and their anticipated price/earnings. The valuation for the future of the HollySys Operating Companies was based on various assumptions, including projected sales, assumed margins, and projected net income. Capital resources were taken into account, based on the capital of the company after the acquisition and for income and reinvestment, and for the potential of exercise of outstanding warrants of Chardan. Based on this analysis, Mr. Propper concluded that, comparatively speaking, the enterprise value of the HollySys Operating Companies, immediately after the acquisition, was favorable. On the basis of the analysis, he concluded that the board of directors, from an economic point of view, should consider the acquisition of the HollySys Holdings.

Chardan’s board of directors also considered the methods by which HollySys Holdings may own or control Beijing HollySys. In structuring the transaction and in preparing the documentation, Chardan consulted with its legal counsel, which has offices in the PRC, for advice on the acquisition of stock that is subject to transfer restrictions. The methodology of stock consignment agreements is widely used in these instances, and Chardan’s counsel had them reviewed in its Beijing office. Although the agreements are initially control arrangements, they provide for transfer of title in the future if and when the restrictions are no longer applicable, without any further consideration. Moreover, the consignment agreements prevent the title holder from transferring the shares to another or taking any action limiting the rights of the consignee. The consignment agreement freezes the ownership in the hands of the record/title owner, but gives the consignee, all the incidents of beneficial ownership, including voting, dividend, director nomination, management selection and every other right of ownership other than record ownership. Transfer of record ownership is subject to the directions of the consignee, in this case HollySys Holdings, so long as it is a permitted transfer and transferee is acceptable under PRC law. The stock purchase agreement provides for opinions of PRC counsel on the validity and enforceability of all the agreements by the HollySys Stockholders. On the basis of its discussions with counsel, the Chardan board of directors believed that the restrictions and use of stock consignment agreements were an acceptable business strategy for obtaining an acquisition opportunity in the PRC.

Satisfaction of 80% Test

It is a requirement that any business acquired by Chardan have a fair market value equal to at least 80% of its net assets at the time of acquisition, which assets shall include the amount in the trust account. Based on the financial analysis of HollySys generally used to approve the transaction, the Chardan board of directors determined that this requirement was met and exceeded.

To determine the value of HollySys, the board compiled a list of ten comparable engineering/systems automation companies whose stock is traded in the public markets. These companies were broken into three tiers based on their market capitalization to delineate their relative market presence and cycle maturity. Tier one included companies with market capitalization of over fifty billion dollars; tier two included companies with market capitalizations between ten billion and fifty billion dollars; and tier three included companies with less than ten billion of market capitalization. The board then examined the price earnings ratio to these companies. The overall average price earnings ratio for the 10 companies was 20.16. The average price earnings ratio was 19.54 for the tier two companies. The board used the 19.54 price earnings ratio of the tier two companies because it was the average and, therefore, the most representative.

The companies used for this analysis were as follows:
Name	Exchange	Price (USD)	Market Cap (MM)	Shares Outstanding (MM)	Enterprise Value (MM)	Price Earnings Ratio (P/E)
GENERAL ELECTRIC CO	NYSE	34.85	367,495.16	10,600.81	603,153.06	20.15
SIEMENS AG	XETRA	73.05	65,091.58	891.09	68,134.61	17.54
Tier 1 Average						18.85

HONEYWELL INTERNATIONAL	NYSE	36.63	31,246.48	855.15	35,110.02	17.44
EMERSON ELECTRIC CO	NYSE	62.63	26,097.82	413.09	28,947.99	18.58
ABB LTD	VIRT-X	6.54	13,549.39	2,028.41	14,899.11	22.59
Tier 2 Average						19.54

ROCKWELL AUTOMATION INC	NYSE	48.71	8,960.89	181.60	9,128.94	19.18
EATON CORP	NYSE	59.90	9,026.93	147.40	10,597.26	12.20
YOKOGAWA ELECTRIC	TOKYO	13.54	3,439.94	243.23	3,973.58	33.59
INVENSYS PLC	LONDON	0.19	1,069.83	5,686.36	2,856.25	NA
ECHELON CORP	NASDAQ	6.88	280.62	40.12	120.97	NA
Tier 3 Average						21.66

Total Average						20.16

The board made several assumptions in deriving statistics about HollySys, solely for the purpose of management determining a value of HollySys. Investors should not place any weight on these projections because any projection is subject to many assumptions some or all of which may not be correct or occur as assumed. The assumptions were for the projection of revenues and net income for 2006. The net income assumption for fiscal year 2006 was $17,356,000. The projected net income for 2006 was determined reasonable in light of the net income for 2003 of approximately $2,227,000, for 2004 of $4,735,000, and for 2005 of $13,703,000 and orders for sales. Deductions were taken for the costs of the acquisition, increased business operations expense and additional general and administrative expenses, notably those associated with being a public company. The 2006 projection was also derived using a 17% margin. It was also assumed that HollySys’ long-term debt would not increase would therefore have static debt of approximately $6,800,000. Existing cash was assigned a re-investment growth rate of the current LT Treasury Yield while debt service was assigned a rate of twice the current LT Treasury Yield when computing applicable interest income (expense). The current LT Treasury Yield was set at 3.81%

The board used 30,500,00 as the number of shares outstanding immediately after the transaction while the fully diluted calculations included the additional shares issueable by the exercise of outstanding warrants.

The enterprise value is derived by the following formula: Enterprise Value equals Market Capitalization, plus Debt, plus Preferred Equity, minus Cash and Cash Equivalents. Using this formula, the board of directors arrived at a projected enterprise value for HollySys of $337,367,000 for 2006. This was derived using a market capitalization of $339,095,000, an amount determined by taking the fair market comparable capitalization using an implied market capitalization equal to a comparable price earnings ratio of 19.54 multiplied by the assumed earnings of HollySys for 2006 of $17,356,000. There is anticipated to be no additional debt in 2006 beyond the current $6,800,000 and no preferred equity issued and outstanding in HollySys. Cash and cash equivalents of HollySys for 2006 were assumed to be $8,524,000, which funds will be derived from their operations.

The Chardan board of directors believes because of the financial skills and background of several of its members, it was qualified to make this analysis itself and conclude that the acquisition of the HollySys Operating Companies met this requirement without recourse to an independent source.

Conclusion of the Board of Directors

After careful consideration, Chardan’s board of directors determined unanimously that each of the stock purchase proposal, the Redomestication Merger proposal and the stock option proposal is fair to and in the best interests of Chardan and its stockholders. Chardan’s board of directors has approved and declared advisable the stock purchase proposal, the Redomestication Merger proposal and the stock option proposal and unanimously recommends that you vote or give instructions to vote “FOR” each of the proposals to adopt the stock purchase proposal, the Redomestication Merger proposal, the stock option proposal and the election of directors.

The foregoing discussion of the information and factors considered by the Chardan board of directors is not meant to be exhaustive, but includes the material information and factors considered by the Chardan board of directors.

Material U.S. Federal Income Tax Considerations of the Redomestication Merger

The following discussion summarizes the material United States federal income tax consequences of the Redomestication Merger to the Chardan stockholders who are “United States persons,” as defined for United States federal income tax purposes and who hold their Chardan common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). For United States federal income tax purposes, a “United States person” is:

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or any state within the United States;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•	a trust whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

The term “non-United States person” means a person or holder other than a “United States person.”

This section does not discuss all of the United States federal income tax considerations that may be relevant to a particular stockholder in light of his or her individual circumstances or to stockholders subject to special treatment under the federal income tax laws, including, without limitation:

•	brokers or dealers in securities or foreign currencies;

•	stockholders who are subject to the alternative minimum tax provisions of the Code;

•	tax-exempt organizations;

•	stockholders who are “non-United States persons”;

•	expatriates;

•	stockholders that have a functional currency other than the United States dollar;

•	banks, mutual funds, financial institutions or insurance companies;

•	stockholders who acquired Chardan common stock in connection with stock option or stock purchase plans or in other compensatory transactions; or

•
stockholders who hold Chardan common stock as part of an integrated investment, including a straddle, hedge, or other risk reduction strategy, or as part of a conversion transaction or constructive sale.

No ruling has been or will be sought from the Internal Revenue Service as to the United States federal income tax consequences of the Redomestication Merger, and the following summary is not binding on the Internal Revenue Service or the courts. This discussion is based upon the Code, regulations, judicial authority, rulings and decisions in effect as of the date of this Registration Statement, all of which are subject to change, possibly with retroactive effect. This summary does not address the tax consequences of the Redomestication Merger under state, local and foreign laws or under United States federal tax law other than income tax law.

Subject to the limitations and qualifications referred to herein and assuming that the Redomestication Merger will be completed as described in the merger agreement and this Registration Statement, the Redomestication Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and the following United States federal income tax consequences will result:

•	Chardan stockholders will not recognize any gain or loss upon the receipt of HLS common stock in exchange for Chardan common stock in connection with the Redomestication Merger;

•
the aggregate tax basis of the HLS common stock received by a Chardan stockholder in connection with the Redomestication Merger will be the same as the aggregate tax basis of the Chardan common stock surrendered in exchange for HLS common stock;

•
the holding period of the HLS common stock received by a Chardan stockholder in connection with the Redomestication Merger will include the holding period of the Chardan common stock surrendered in connection with the Redomestication Merger; and

•
Chardan will recognize gain, but not loss, as a result of the Redomestication Merger equal to the difference, if any, between the adjusted tax basis in Chardan’s assets and such asset’s fair market value at the effective time of the Redomestication Merger.

The foregoing United States federal income tax consequences is not affected by the changes made to the Code by the American Jobs Creation Act of 2004 in the treatment of domestic business entities which expatriate from the United States to a foreign jurisdiction. These new provisions, under Section 7874 of the Code, generally apply to the direct or indirect acquisition of substantially all of the properties of a domestic enterprise by a foreign corporation if there is at least 60% or 80% of continuing share ownership in the successor foreign entity by the former U.S. corporation’s stockholders and substantial business activities are not conducted in the jurisdiction in which such successor is created or organized. Under the Chardan Redomestication Merger and the Stock Purchase Agreement, following the Redomestication Merger into HLS, more than 60% of stock of HLS (by vote and by value) will be held by persons who were not holders of Chardan common stock, and accordingly Section 7874 should not apply to HLS.

BECAUSE OF THE COMPLEXITY OF THE TAX LAWS, AND BECAUSE THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER MAY BE AFFECTED BY MATTERS NOT DISCUSSED ABOVE, EACH STOCKHOLDER IS URGED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THE REDOMESTICATION MERGER AND THE STOCK PURCHASE TO HIM, HER OR IT, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS.

Anticipated Accounting Treatment

The stock purchase transaction will result in the current shareholders of HollySys Holdings obtaining a majority of the voting interests in Chardan Sub (subsequently named HLS Systems International Limited). Generally accepted accounting principles require that the company whose shareholders retain the majority voting interest in a combined business be treated as the acquirer for accounting purposes. Since Chardan does not have any assets with operating substance except cash and short-term investments, the transaction has been accounted for as reorganization and recapitalization of HollySys Holdings. The cash of $30 million to be paid to the shareholders of HollySys Holdings will be accounted for as a capital distribution. The stock purchase transaction utilizes the capital structure of Chardan and the assets and liabilities of HollySys Holdings are recorded at historical cost. Although HollySys Holdings will be deemed to be the acquiring company for accounting and financial reporting purposes, the legal status of Chardan Sub (subsequently named HLS Systems International Limited) as the surviving corporation will not change.

Regulatory Matters

The stock purchase and the transactions contemplated by the stock purchase agreement are not subject to the HSR or any federal or state regulatory requirement or approval, except for filings necessary to effectuate the transactions contemplated by the stock purchase proposal with the State of Delaware and the British Virgin Islands.

THE STOCK PURCHASE AGREEMENT

The following summary of the material provisions of the stock purchase agreement is qualified by reference to the complete text of the stock purchase agreement, a copy of which is attached as an annex to this proxy statement/prospectus, and is incorporated by reference. All stockholders are encouraged to read the stock purchase agreement in its entirety for a more complete description of the terms and conditions of the stock purchase.

Structure of the Stock Purchase and Redomestication Merger

At the effective time of the stock purchase agreement, Chardan will be merged with and into HLS Systems International Ltd. (“HLS”). HLS will continue as the surviving company. All of the stock of Chardan will be converted into the right to receive stock in HLS on a one-for-one basis. HLS will purchase all the common stock of HollySys Holdings, a British Virgin Island corporation, for $30,000,000 and 23,500,000 shares of common stock, and the additional consideration described below. Through its acquisition of HollySys Holdings and the stock consignment agreements, HLS will obtain the ownership or rights to control approximately 74.11% of the stock of Beijing HollySys and 89.64% of the stock of Hangzhou HollySys (including beneficial ownership of 29.64% of the stock of Hangzhou HollySys as a result of Beijing HollySys owning 40% of Hangzhou HollySys).

Closing and Effective Time of the Stock Purchase

The closing of the stock purchase will take place promptly following the satisfaction of the conditions described below under “Conditions to the Completion of the Acquisition,” unless Chardan and the HollySys Stockholders agree in writing to another time.

Name; Headquarters; Stock Symbol

After completion of the stock purchase:

•	the name of the combined company will be HLS Systems International Ltd.

•
the corporate headquarters and principal executive officers will be located at 19 Jiancaicheng Middle Road, Xisanqi, Haidan District, Beijing, China 100096, which is currently the HollySys corporate headquarters; and

•
the combined company will cause the common stock, warrants and units outstanding prior to the stock purchase, which are traded on the OTC Bulletin Board, to continue trading on either the OTC Bulletin Board or the Nasdaq Stock Market. HLS intends to apply for listing using the symbols HLSS for the common stock, HLSSW for the warrants and HLSSU for the units.

Purchase Price

The HollySys Stockholders and their designees will be paid an aggregate of $30,000,000 in cash and will receive an aggregate of 23,500,000 shares of HLS common stock for all the outstanding common stock of HollySys Holdings. A portion of the cash purchase price ($3,000,000 plus two-thirds of the amount by which the funds in the trust account following exercise of any conversion rights is less than $30,000,000) will be deferred until HLS receives at least $60,000,000 in subsequent financing or HLS generates positive after-tax cash flow equal to twice the deferred amount. The initial cash payment will be made with funds in the trust account. The balance of the funds in the trust account will be used for operational expenses.

As additional consideration, certain HollySys Stockholders and their designees will be issued an aggregate of up to 8,000,000 shares of common stock of HLS for each of the next four years (2,000,000 shares per year on a all-or-none basis), if on a consolidated basis, HLS generates after-tax profits (excluding after-tax operating profits from any subsequent acquisition for securities that have a dilutive effect and any expenses derived from the issuance of aforementioned shares by HLS) of at least the following amounts:

Year ending June 30,	After Tax Profit

2007	$23,000,000
2008	$32,000,000
2009	$43,000,000
2010	$61,000,000

Representations and Warranties

The stock purchase agreement contains a number of generally reciprocal representations and warranties that the HollySys Stockholders and Chardan made to each other. These representations and warranties relate, as applicable, to:

•	organization, standing, power;

•	capital structure;

•	authorization, execution, delivery, enforceability of the stock purchase agreement;

•
absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees, as a result of the contemplated transaction, and receipt of all required consents and approvals;

•	absence of certain changes or events since September 30, 2005;

•	litigation;

•	compliance with applicable laws;

•	absence of brokers;

•	absence of undisclosed liabilities;

•	accuracy of information contained in the financial statements; and

•	completeness and truthfulness of the information and provisions in the stock purchase agreement.

The HollySys Stockholders also make representations to Chardan relating to the HollySys Operating Companies regarding:

•	ownership of the subsidiary stock;

•	labor relations and employee plans;

•	environmental liability;

•	taxes, tax returns and audits;

•	licenses and permits;

•	the absence of illegal or improper transactions;

•	the collectibility of accounts receivable;

•	the nature and condition of inventory;

•	the contracts to which they are parties;

•	intellectual property rights;

•	non-real estate leases;

•	insurance;

•	the accuracy and completeness of books and records;

•	related party transactions; and

•	affiliates of Beijing HollySys.

The HollySys Stockholders also make representations to Chardan regarding:

•	their acquisition of HLS common stock being solely for their own account;

•	their status as accredited investors;

•	the adequacy of the information they received regarding Chardan;

•	the restricted nature of the securities that they will receive under the stock purchase agreement; and

•	the placement of legends on the certificates representing the securities issued to them under the stock purchase agreement.

Chardan also makes representations to the HollySys Stockholders regarding:

•	filings with the SEC and the accuracy and completeness of the information contained in those filings, including the financial statements and the lack of undisclosed liabilities; and

•	the amount of funds contained in the trust account.

Materiality and Material Adverse Effect

Many of the representations and warranties made by the HollySys Stockholders are qualified by materiality or the use of the term “material adverse effect.” For the purposes of the stock purchase agreement, a “material adverse effect” means a material adverse effect on the business, assets, operations, financial condition, liquidity or prospects of HollySys or the HollySys Operating Companies.

Several of the representations and warranties made by Chardan are qualified by materiality. However, only Chardan’s representation and warranty related to the absence of certain changes and the absence of litigation is qualified by the use of the term “material adverse effect.”

Interim Operations of Chardan and the HollySys Parties

Interim Covenants relating to the HollySys Operating Companies and the HollySys Stockholders. Under the stock purchase agreement, each of the HollySys Stockholders has agreed to use their best efforts to cause the HollySys Operating Companies to conduct business in the usual, regular and ordinary course, in substantially the same manner as previously conducted. In addition to this agreement regarding the conduct of business generally, subject to specified exceptions, the HollySys Stockholders have agreed that, except as otherwise expressly permitted or required by the stock purchase agreement, they will, and they will use their best efforts to cause the HollySys Operating Companies to:

•	not declare, set aside or pay any dividends on, or make any other distributions in respect of, any of their capital stock;

•	not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to any others in the HollySys stock or the HollySys Operating Companies stock;

•
not pledge, sell, transfer, lease dispose of or otherwise encumber any property or assets of any HollySys Operating Company, other than in accordance with past practice or in the normal course of business;

•	not issue, deliver, sell or grant any shares of its capital stock, any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any shares of capital stock;

•
not make or agree to a general wage or salary increase or enter into any employment contract, increase the compensation payable or to become payable to any officer or employee of any HollySys Operating Company or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable laws;

•	not amend the organization documents of the HollySys Operating Companies;

•	not merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire, any other business operations;

•	not make any payments outside the ordinary course of business;

•	not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice;

•	provide Chardan with access to information regarding the business of HollySys and the HollySys Operating Companies;

•	maintain in effect insurance of the types and in the amounts customarily acquired to protect the assets and business of the HollySys Operating Companies;

•	protect the confidential information of the HollySys Operating Companies that they have received in the course of the negotiations;

•	refrain from competing with HollySys or the HollySys Operating Companies;

•	refrain from any discussions or negotiations with any other party regarding the issuance of any capital stock or the sale or transfer of any portion of the business of any HollySys Operating Company;

•	refrain from engaging in any transaction involving the securities of Chardan;

•	disclose certain material information that arises or comes to be known between the date of the stock purchase agreement and the date of the closing;

•
use their best efforts to obtain all authorizations, consents, orders and approvals that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, the stock purchase agreement;

•	not acquire any rights to or use any of the intellectual property of HollySys or the HollySys Operating Companies;

•	pay any taxes that become due as a result of the issuance to them of HLS common stock;

•	do all things necessary to effectuate the HollySys stock purchase transaction contemplated under the stock purchase agreement;

•
complete the restructuring related to the formation and ownership of HollySys Holdings and have HollySys Holdings obtain any required stockholder approval for the stock purchase transaction contemplated under the stock purchase agreement;

•	provide to Chardan such information as is necessary regarding HollySys Holdings and the HollySys Operating Companies as is required under the rules of the SEC for the proxy statements; and

•	provide to Chardan interim internal financial and management reports regarding the conduct of the business of the HollySys Operating Companies.

Interim Covenants relating to Chardan. The stock purchase agreement, among other things, requires Chardan to:

•
conduct its business in the ordinary course, not sell or issue any capital securities of Chardan, encumber any of the assets of Chardan or incur any debt out of the ordinary course, not declare or pay any dividend, or make any general wage increase;

•	not change its Certificate of Incorporation, by-laws, articles or other organizational documents;

•	call the stockholders meeting to which this proxy relates;

•	incorporate HLS;

•
cause the board of HLS, after the closing, to initially consist of nine persons, of which three members will be designated by the HollySys Stockholders, one member will be designated by the board of Chardan and five members will satisfy the independence requirements of Nasdaq; and

•	apply to have the shares of HLS listed in the Nasdaq National Market following the closing.

No Solicitation by Chardan

Except as described below, generally Chardan will not:

•	solicit, initiate or encourage the submission of any acquisition proposal;

•	enter into any agreement with respect to any acquisition proposal; or

•
participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal.

However, Delaware corporate law requires, if Chardan receives a bona fide written acquisition proposal which was not solicited by Chardan, it may, before the stock purchase agreement is adopted by its stockholders, furnish information regarding itself to the person making the acquisition proposal and participate in discussions, but not negotiations, with the person regarding the acquisition proposal, if:

•	the board of directors determines, in good faith that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal; and

•
the board of directors determines in good faith that failure to submit such superior proposal to its stockholders would cause the board of directors to violate its fiduciary duties to the stockholders under applicable law.

If Chardan has received a superior proposal, Chardan has the right to terminate the stock purchase agreement, based upon a determination in good faith, relying upon the advice of outside legal counsel, that the failure to terminate is reasonably likely to result in the board of directors breaching its fiduciary duty.

No Solicitation by the HollySys Parties

The HollySys Stockholders have agreed that they will not, and will use their best efforts to cause the HollySys Operating Companies to not:

•	solicit, initiate or encourage discussions regarding or the submission of any acquisition proposal;

•	enter into any agreement with respect to any acquisition proposal; or

•
participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any acquisition proposal.

The HollySys Parties will cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, an acquisition proposal.

Chardan Stockholders’ Meeting

Chardan has agreed to call and hold a meeting of its stockholders, as soon as practicable after the date of the stock purchase agreement for the purpose of seeking the approval of the stock purchase by its stockholders. Chardan has also agreed that it will file all required proxy materials with the SEC and, through its board of directors, recommend to its stockholders that they approve and adopt the stock purchase proposal.

Access to Information; Confidentiality

Chardan and the HollySys Parties will afford to the other party and its representatives prior to completion of the stock purchase reasonable access during normal business hours to all of their respective properties and records and will promptly provide to the other party a copy of each document filed pursuant to the requirements of the securities laws the United States, and all other information concerning its business, properties and personnel as the other party reasonably requests. The information will be held in confidence to the extent required by the provisions of the confidentiality agreement between the two parties.

Reasonable Efforts; Notification

Chardan and the HollySys Parties have agreed that they will use all reasonable efforts to take all actions, and to do all things necessary, proper or advisable to consummate the stock purchase and the transactions contemplated by the stock purchase agreement in the most expeditious manner practicable. This includes:

•
obtaining all necessary actions or non-actions, waivers, consents and approvals from governmental entities and making all necessary registrations and filings, including filings with governmental entities, if any, and taking all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entity;

•	obtaining all necessary consents, approvals or waivers from third parties;

•
defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the stock purchase agreement or any other agreement contemplated by the stock purchase agreement or the consummation of the stock purchase or other transactions contemplated by the stock purchase agreement including seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed; and

•
executing and delivering any additional instruments necessary to consummate the stock purchase or other transactions contemplated by the stock purchase agreement and to fully carry out the purposes of the stock purchase agreement and the transaction agreements contemplated by the stock purchase agreement.

The HollySys Parties will give prompt notice to Chardan, and Chardan will give prompt notice to the HollySys Parties, of:

•	any representation or warranty made by it contained in the stock purchase agreement becoming inaccurate or misleading; or

•	the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the stock purchase agreement.

However, no notification will affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the stock purchase agreement or the agreements contemplated thereby as originally made. Accordingly, such notification may permit a termination of the stock purchase agreement.

Indemnification

The HollySys Stockholders shall indemnify and hold harmless Chardan (or HLS after the closing) for any damages, whether as a result of any third party claim or otherwise, which arise from or in connection with the breach of representations and warranties and agreements and covenants of the HollySys Parties. Chardan shall indemnify and hold harmless each HollySys Stockholder for any damages, whether as a result of any third party claim or otherwise, which arise from or in connection with the breach of representations and warranties and agreements and covenants of Chardan, which will be assumed by HLS upon the Redomestication Merger. Claims may be asserted once the damages exceed $250,000. Any indemnification payments shall be deemed to be an adjustment to the purchase price.

The determination to assert a claim for indemnification against the HollySys Stockholders for the benefit of Chardan (or HLS after the closing) will be determined by an independent committee of the board of directors of Chardan. The independent committee of the board of directors will consist of at least two persons, as selected by the board of directors, none of whom is an officer or employee of Chardan (or HLS after the closing) and its subsidiaries or is the direct or beneficial owner of 5% or more of the voting capital stock of Chardan (or HLS after the closing).

Expenses

Except as provided in the stock purchase agreement, all fees and expenses incurred in connection with the stock purchase and the other transactions contemplated by the stock purchase agreement will be paid by the party incurring such expenses, whether or not the stock purchase is consummated. The HollySys Stockholders have agreed they have no right to claim or be paid any amount from the Chardan trust account, except on consummation of the stock purchase agreement.

Public Announcements

Chardan, on the one hand, and the HollySys Stockholders, on the other hand, have agreed:

•
to consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the stock purchase and the other transactions contemplated by the stock purchase agreement; and

•	not to issue any press release or make any public statement prior to this consultation, except as may be required by applicable laws or court process.

Conditions to the Completion of the Acquisition

Consummation of the stock purchase is conditioned on the stockholders of Chardan, at a meeting called for these purposes, (i) approving the stock purchase agreement and related transactions, and (ii) approving the merger of Chardan into HLS for the purpose of corporate reincorporation and redomestication in the British Virgin Islands, which will include retention of the HLS name and an increase in the authorized capital of the current company. The stockholders will also be asked to adopt a stock plan, but the stock purchase and redomestication transactions are not dependent on the approval of this plan.

In addition, the stock purchase agreement is conditioned upon (i) no order, stay, judgment or decree issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated in the stock purchase agreement, (ii) execution and delivery to each party of each of the various transaction documents, (iii) delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the stock purchase agreement have been materially complied with by each party, and (iv) receipt of necessary consents and approvals by third parties and completing necessary proceedings.

The obligations of each HollySys Stockholder to consummate the transactions contemplated by the stock purchase agreement also are conditioned upon each of the following, among other things:

•
HLS will have delivered the HLS stock and made the payments specified in the stock purchase agreement, and the HollySys Stockholders will have received confirmations of the payment of the cash portion thereof and such other documents, certificates and instruments as may be reasonably requested by the HollySys Stockholders;

•	the HollySys Stockholders must have received a legal opinion, dated as of the closing, from DLA Piper Rudnick Gray Cary US LLP, counsel to Chardan;

•	HLS will be an existing company under the laws of the British Virgin Islands;

•
HollySys Holdings shall have entered into, effective as of the closing, the employment agreements with the key executives, Dr. Wang Changli and Madame Qiao Li, the forms of which are exhibits to the stock purchase agreement;

•	Chardan must have performed all its obligations and all of Chardan’s representations and warranties must be true and correct;

•
at the closing, there will have been no material adverse change in the assets, liabilities or financial condition of Chardan and HLS from that shown in the Chardan balance sheet and related statements of income, and between the date of the stock purchase agreement and the closing date, there will have not occurred an event which, in the reasonable opinion of HollySys, would have had a material adverse effect on the operations, financial condition or prospects of Chardan and HLS;

•
effective as of the closing, the directors of Chardan who are not continuing as directors and officers of Chardan (or HLS, as the case may be) will have resigned and agreed that they have no claim for employment compensation in any form from Chardan; and

•	disbursement of funds held in the trust account maintained for Chardan.

The obligation of Chardan to consummate the transactions contemplated by the stock purchase agreement also are conditioned upon each of the following, among other things:

•	the HollySys Stockholders will have delivered the HollySys Holdings stock;

•	the stock consignment agreements will have been executed and delivered;

•
at the closing, there will have been no material adverse change in the assets, liabilities, financial condition or prospects of HollySys Holdings, the HollySys Operating Companies or its business from that shown or reflected in the financial statements of September 30, 2005 and as to be described in the Chardan proxy statement, and between the date of the stock purchase agreement and the closing date, there shall not have occurred an event which, in the reasonable opinion of Chardan would have a material adverse effect on HollySys Holdings or the HollySys Operating Companies;

•
the information about HollySys Holdings, the HollySys Operating Companies and their subsidiaries and management provided for inclusion in the Chardan proxy statement at the time of its distribution and at the closing, will accurately reflect the business, HollySys Holdings, the HollySys Operating Companies and the HollySys Stockholders, and not contain any untrue statement of a material fact or omission;

•	Chardan must have received a legal opinion, dated as of the closing, from Guantao Law Firm, counsel to the HollySys Parties;

•
HollySys Holdings, the HollySys Operating Companies and each HollySys Stockholder must have performed all their obligations and all of their representations and warranties must be true and correct; and

•	each of Dr. Wang Changli and Madame Qiao Li will have entered into the form of employment agreement which is an exhibit to the stock purchase agreement.

Termination

The stock purchase agreement may be terminated at any time, but not later than the closing as follows:

•	by mutual written consent of Chardan and the HollySys Stockholders;

•	by either party if the other party amends a schedule and such amendment or supplement reflects a material adverse change in the condition, operations or prospects of its business;

•	by either party if the closing has not occurred by June 30, 2006 (unless such terminating party is in breach of any of its material covenants, representations or warranties);

•
by either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within 10 business days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

•
by Chardan if its board of directors shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate the stock purchase agreement is reasonably likely to result in the board of directors breaching its fiduciary duties to stockholders by reason of a pending, unsolicited, bona fide written proposal for a superior transaction; or

•
by either party if, at the Chardan stockholder meeting, the stock purchase agreement and Redomestication Merger and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Chardan’s common stock, or 20% or more of the shares sold in the initial public offering are presented for conversion into the pro rata portion of the trust account in accordance with the Chardan certificate of incorporation.

Neither HollySys, the HollySys Operating Companies nor the HollySys Stockholders have any right to damages from Chardan or HLS, and they have no right to any amount held in the trust account, and they have agreed not to make any claim against Chardan and HLS that would adversely affect the business, operations or prospects of Chardan and HLS or the amount of the funds held in the trust account.

Effect of Termination

In the event of proper termination by either Chardan or the HollySys Stockholders, the stock purchase agreement will become void and have no effect, without any liability or obligation on the part of Chardan or the HollySys Stockholders, except in connection with the confidentiality obligations set forth in the stock purchase agreement.

Amendment

The stock purchase agreement may be amended at any time before or after receipt of the approval from Chardan’s stockholders. However, after receipt of the approval from Chardan’s stockholders, the parties may not, without further stockholders’ approval, amend the stock purchase agreement, in a manner that by law requires further approval by the stockholders of Chardan. In addition, no amendment will be binding on any of the parties unless such amendment made in writing by all of them.

Extension; Waiver

At any time prior to the consummation of the stock purchase, Chardan and the HollySys Stockholders may extend the time for the performance of any of the obligations or other acts, waive any inaccuracies in the representations and warranties or waive compliance with any of the conditions. Any agreement on the part of either Chardan or the HollySys Stockholders to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of it. The failure of Chardan or the HollySys Stockholders to assert any of its rights will not constitute a waiver.

Employment Agreements

Each of Dr. Wang Changli and Madame Qiao Li will enter into a three-year employment agreement with HollySys Holdings. Dr. Wang will be employed as the chief executive officer, and Madame Qiao will be the chairperson. Each of the agreements provide for an annual salary and a discretionary cash bonus based on the overall performance of HollySys, as the compensation committee determines. The executives will be entitled to insurance benefits, five weeks vacation, a car and reimbursement of business expenses and, if necessary, relocation expenses. The agreements will be terminable by HollySys for death, disability and cause. The executive may terminate for good reason, which includes HollySys’ breach, the executive’s not being a member of the board of directors, and change of control. The agreements contain provisions for the protection of confidential information and a three-year-after employment non-competition period within China.

Stock Consignment Agreement

The stock consignment agreements provide for the control of the shares of Beijing HollySys and Hangzhou HollySys. The reason for the agreement is that the shares held by the directors, supervisors or the senior managers of a joint stock company formed under PRC law may not be transferred in amounts in excess of 25% of the person’s holdings annually during the incumbency period. Dr. Wang Changli, who held 14.23% of the outstanding shares of Beijing HollySys, is subject to this restriction. Dr. Wang transferred his equity interests to HollySys Holdings by entering into a consignment agreement. Since the other HollySys Stockholders (other than Team Spirit and OSCAF) have entered into voting-together agreements with Dr. Wang, they also consigned their equity interests in Beijing HollySys to HollySys Holdings.

The agreements give HollySys the control of the shares of Beijing HollySys subject thereto. The agreements give HollySys Holdings the right to manage in all respects the shares held in title by the stockholder, including all stockholder rights to call meetings of stockholders, to submit stockholder proposals, to elect directors, to vote the shares on all matters and to exercise all other rights of a stockholder in respect of the shares consigned. More specifically, the consignment agreements include giving the right to replace and increase the number of the directors, supervisors and recommend new director and supervisor persons, and to exercise management rights, controlling rights and decision-making power over the shares or the subject company.

All of the Beijing HollySys shares held by each HollySys Stockholder (other than Team and OSCAF) are subject to the agreements. The agreements are subject to force majeure limitations. There is no unilateral right of termination, except in the event of a breach, in which event the non-breaching party may cancel the consignment agreement after notice and a reasonable cure period. Each consigning stockholder has warranted its authority to enter into the agreement and that it has not entered into any other agreements that would conflict with the consignment agreement.

The import of the stock consignment agreements is that HollySys Holdings, and subsequently HLS, may consolidate the HollySys Operating Companies whose shares are subject to stock consignment agreements in the manner of wholly and majority owned subsidiaries and enjoy the economic benefits of such subsidiaries. The stock consignment agreements are subject to enforceability and limitations of the laws and rules of PRC. PRC counsel to the HollySys Parties have opined that these agreements are enforceable under current PRC law. The termination of one stockholder’s consignment agreement does not cause the termination of any of the other consignment agreements, so it would only result in a reduction in consigned shares under HollySys Holdings’ control.

The following is a table of the parties to the consignment agreements:

Consigned Stock	Consigning Owner	% of Total Shares

Beijing HollySys	Ace Lead Profits Limited (Wang Changli)	14.23%
Beijing HollySys	Plus View Investments Limited (Luo An)	9.88%
Beijing HollySys	Acclaimed Insight Investments Limited (Cheng Wusi)	24%
Beijing HollySys	Pioneer Sum Investments Limited (Mei Qinglin)	6%
Beijing HollySys	Allied Earn Investments Limited (Shanghai Jinqiaotong Industrial Development Co., Ltd.)	20%

Protections of Shareholders Against the Loss of Consigned and Assigned Assets

The structure of the consignment agreements is intended to protect the assets of HollySys Holdings for the shareholders of HLS. This is a typical method of protecting the investors in a company which cannot own all the stock of a company in the PRC because of the laws against complete stock ownership.

There are additional corporate protections. The board of directors of HLS will be comprised of a majority of independent persons, one of which initially will be a designee of Chardan. The board of directors will be maintained pursuant to the rules of Nasdaq which require a majority of persons on the board of directors to be independent directors and that transactions with insiders must be approved by an audit committee comprised of independent directors. The consignees will not be deemed independent persons under the rules of Nasdaq, and therefore they will not be eligible to be members of the audit committee. Moreover, HLS has a code of ethics that requires fair dealing by officers and directors in transactions with the company. Although one of the persons consigning the shares of Beijing HollySys and Hangzhou HollySys will be an officer and director of HLS, the above corporate controls are several methods that prevent him from taking a decision to terminate the consignment agreement unilaterally for his own benefit. Because a termination of a consignment agreement would be a material event, it would be disclosed in an 8-K report.

A termination of the consignment agreements would be a transfer of a substantial asset of HLS. Pursuant to the law of the British Virgin Islands applicable to HLS, the sale or transfer of 50% or more of the assets of the company requires approval of the shareholders. Such approval would require a meeting of the shareholders to be called and held, with a proxy statement describing the action to be approved and the consequences of the approval.

Pursuant to the stock purchase agreement, each HollySys Stockholder who consigns his shares to HollySys Holdings will use best efforts to complete the acquisition of the ownership of the consigned stock by HollySys Holdings from such HollySys Stockholder as soon as such acquisition is permitted by applicable law and regulations. Once consigned stock is transferred to HollySys Holdings, it will no longer be subject to the consignment agreement and a termination of the consignment agreement will not affect its ownership. PRC law provides for enforcement of minority rights in respect of corporations which are intended to protect against improper dealings by the majority to the detriment of the minority shareholders.

In the event that the consignment agreements are cancelled sometime in the future, then HLS would lose the control of the companies to the extent that the stock was not previously transferred to it. Such transfer due to termination would likely be for no value, and could be as a result of a breach by HollySys Holdings, although there are no real obligations for HollySys Holdings under the agreements.

Officers of the Combined Company

After the consummation of the stock purchase, the board of directors will appoint the following executive officers:

•	Dr. Wang Changli as the chief executive officer, and

•	Madame Qiao Li as the chairperson.

CHARDAN REDOMESTICATION MERGER

General

Chardan is reincorporating in the British Virgin Islands and in that process changing its name and corporate documents and establishing a new board of directors. The Redomestication Merger is an obligation under the stock purchase agreement with the HollySys Stockholders.

We believe that the reincorporation in the British Virgin Islands (BVI) will give the continuing company more flexibility and simplicity in various corporate transactions. We also believe that being reincorporated in the BVI will facilitate and reduce the costs of any further reorganization of the HollySys Operating Companies and permit the creation and acquisition of additional companies in China as the business of HollySys expands. We believe that the reincorporation will reduce taxes and other costs of doing business by HLS in the future because its operations will be in China after the acquisition. The BVI has adopted an International Business Companies Act that allows for flexible and creative corporate structures for international businesses. Further, BVI international business companies are wholly exempt from BVI tax on their income. As part of the reincorporation, Chardan’s corporate name will be that of the surviving company, “HLS Systems International, Ltd.”

The full texts of the Plan of Merger and the Memorandum and Articles of Association of HLS are set forth in annexes to this proxy statement/prospectus. The discussion of these documents and the comparison of rights set forth below are qualified in their entirety by reference to those annexes.

Adoption of the Redomestication Merger

The board of directors has approved the reincorporation plan and Redomestication Merger and recommends that the stockholders of Chardan approve it.

The affirmative vote of the holders of a majority of the shares outstanding of Chardan is required for approval of the reincorporation plan and Redomestication Merger. Abstentions and broker non-votes will have the effect of a vote against the proposal.

The reincorporation plan will not be implemented if the stock purchase agreement is not approved or the stock purchase is not consummated. The stock purchase will not be consummated if Chardan does not reincorporate in the BVI.

The board of directors unanimously recommends a vote “FOR” the approval of the reincorporation plan and Redomestication Merger.

Plan of Reincorporation and Redomestication Merger

The reincorporation will be achieved by the merger of Chardan, a Delaware company, with and into HLS, a BVI corporation, which is wholly owned by Chardan at this time, with HLS being the surviving entity. The Memorandum of Association and the Articles of Association, the equivalent of a certificate of incorporation and bylaws of a United States company, of the surviving company will be those of HLS, written in compliance with BVI law. The effectiveness of the reincorporation and the merger is conditioned upon the filing by both Chardan and HLS of a certificate of merger with the State of Delaware and articles of merger with the BVI. Upon the filing of these documents, Chardan will cease its corporate existence in the State of Delaware.

At the time of the Redomestication Merger, one new share of HLS will be issued for each outstanding share of common stock of Chardan held by our stockholders on the effective date for the reincorporation. Each share of HLS that is owned by Chardan will be canceled and resume the status of authorized and unissued HLS common stock. The Chardan shares no longer will be eligible to trade on the over-the-counter bulletin board market. The shares of HLS will be eligible to trade in their place beginning on or about the effective date of the reincorporation under a new CUSIP number and trading symbol. The symbol will be assigned if the market will be the OTCBB or will be as determined with the approval of Nasdaq if that is where the shares will trade upon consummation of the stock purchase.

Your percentage ownership of Chardan will not be affected by the reincorporation. As part of the stock purchase transaction, however, there will be the issuance of additional shares of common stock as partial consideration for the HollySys Companies. As part of the reincorporation, HLS will assume the outstanding warrants of Chardan on the same terms as currently issued. In addition, HLS will assume all other outstanding obligations of Chardan and succeed to those benefits enjoyed by Chardan. The business of Chardan, upon the reincorporation and the acquisition of the HollySys Companies will become that of HollySys.

You do not need to replace the current stock certificate of Chardan after the Redomestication Merger. DO NOT DESTROY YOUR CURRENT STOCK CERTIFICATES ISSUED BY CHARDAN. The issued and outstanding stock certificates of Chardan will represent the rights that our stockholders will have in HLS. Stockholders, however, may submit their stock certificates to our transfer agent, Continental Stock Transfer and Trust Company, 17 Battery Place, New York, New York 10004 (212-509-4000) for new certificates, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

If you have lost your certificate, you can contact our transfer agent to have a new certificate issue. You may be requested to post a bond or other security to reimburse us for any damages or costs if the lost certificate is later delivered for sale or transfer.

Management of HLS

The directors of HLS will be nine persons. These will be Wang Changli, Qiao Li, Sun Dongying, Kerry S. Propper, and five independent directors. The officers of HLS will be Dr. Wang Changli (chief executive officer) and Madame Qiao Li (chairperson). See “Directors and Management of the Combined Company following the Stock Purchase.”

Wang Changli and Qiao Li will be employed by HollySys Holdings pursuant to written employment agreements described above.

Appraisal Rights

If the Redomestication Merger occurs, the Chardan stockholders who do not vote in favor of the Redomestication Merger have the right to demand in cash the fair value of their Chardan shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) instead of taking the surviving corporation’s common stock. Holders of options or warrants to purchase Chardan common stock do not have any appraisal rights.

Chardan common stock will not be converted into surviving corporation common stock if the holder of the shares validly exercises and perfects statutory appraisal rights with respect to the shares. When and if the holder of those shares withdraws the demand for appraisal or otherwise becomes ineligible to exercise appraisal rights, the shares will automatically convert into shares of the surviving corporation common stock on the same basis as the other shares that convert in the Redomestication Merger.

To perfect the appraisal right, stockholders must not vote in favor of the Redomestication Merger and must then mail or deliver a written demand for appraisal, before the taking of the vote on the merger at the special meeting of Chardan stockholders. This written demand must be separate from any written consent or vote against approval of the Redomestication Merger. Voting against approval of the Redomestication Merger or failing to vote on the proposal will not constitute a demand for appraisal within the meaning of Section 262 of the Delaware General Corporations Law. The written demand should be delivered to:

Chardan North China Acquisition Corporation
625 Broadway, Suite 1111
San Diego, CA 92101
Attention: Dr. Richard Propper

A written demand for appraisal of the Chardan shares is only effective if it reasonably informs Chardan of the identity of the stockholder and that the stockholder demands appraisal of his, her or its shares. Accordingly, the written demand for appraisal should specify the stockholder’s name and mailing address, the number of shares of Chardan stock owned and that the stockholder is thereby demanding appraisal.

A dissenting stockholder who is the record owner, such as a broker, of Chardan stock as a nominee for others, may exercise a right of appraisal with respect to the common stock held for one or more beneficial owners, while not exercising such right for other beneficial owners. In that case, the record stockholder should specify in the written demand the number of shares as to which the stockholder wishes to demand appraisal. If the written demand does not expressly specify the number of shares, Chardan will assume that the written demand covers all the shares of Chardan common stock that are in the nominee’s name.

It is important that Chardan receive all written demands promptly as provided above. Failure to comply with any of these conditions will result in the stockholder only being entitled to receiving the shares of HLS in the Redomestication Merger.

Dissenting stockholders must not vote to approve the Redomestication Merger. If a dissenting stockholder votes in favor of the merger, the stockholder’s right to appraisal will terminate, even if the stockholder previously filed a written demand for appraisal. A vote against approval of the Redomestication Merger is not required in order to exercise appraisal rights.

Dissenters must continuously hold their shares of Chardan common stock from the date they make the demand for appraisal through the closing of the Redomestication Merger. Record holders of Chardan common stock who make the appraisal demand, but subsequently sell their shares of common stock prior to the merger will lose any right to appraisal in respect of the sold shares.

Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Court of Chancery demanding that the Chancery Court determine the fair value of the shares of stock held by all the stockholders who are entitled to appraisal rights. Neither Chardan nor the surviving corporation has any intention at this time of filing this petition. Because the surviving corporation has no obligation to file this petition, if no dissenting stockholder files this petition within 120 days after the closing, the dissenting stockholder may lose its rights of appraisal.

A dissenting stockholder who no longer wishes to exercise appraisal rights must withdraw the holder’s demand for appraisal rights within 60 days after the effective date of the Redomestication Merger. A stockholder also may withdraw a demand for appraisal after 60 days after the effective date of the merger, but only with the written consent of the surviving corporation. If a stockholder effectively withdraws a demand for appraisal rights, the stockholder will receive the merger consideration provided in the Redomestication Merger.

If the stockholder is in compliance with the demand requirements, the stockholder is entitled to receive from the surviving corporation a statement setting for the aggregate number of shares for which appraisal has been demanded and the aggregate number of stockholders making the demand. To obtain this statement, the stockholder must make a written demand to the surviving corporation within 120 days after the effective date of the Redomestication Merger. The surviving corporation must make the statement before the later of (i) the 10th day after receiving such request or (ii) the 10th day after the expiration of the period within which demand for appraisal rights must be made.

If a Chancery Court proceeding is commenced by a dissenting stockholder, the surviving corporation has 20 days to provide the court with the names of dissenting stockholders with which it has not settled a claim for appraisal. The court may then send notice of a hearing to all the stockholders demanding appraisal rights, and then conduct a hearing to determine whether the stockholders have fully complied with Section 262 and their entitlement to the appraisal rights under that section. The court may require deposit of the stock certificates of dissenting stockholders with the court. A dissenting stockholder who does not follow this requirement may be dismissed from the proceeding.

The Chancery Court will determine the value of the shares. To determine the fair value, the court will consider all relevant factors, and will exclude any appreciation or depreciation due to the anticipation or accomplishment of the Redomestication Merger. Whether or not an investment banking firm has determined that the merger is fair is not an opinion that the merger consideration is fair value under Section 262. Upon determination of the value, the surviving corporation will be ordered to pay that value, together with simple or compound interest as the court directs. To receive payment, the dissenting stockholders must surrender their stock certificates to the surviving corporation.

The costs of the appraisal proceeding may be assessed against the surviving corporation and the stockholders as the court determines.

Differences of Stockholder Rights

Upon the completion of the reincorporation, the memorandum and articles of association of HLS will become the governing documents of the surviving corporation. Although the corporate statutes of Delaware and the British Virgin Islands are similar, certain differences exist. The most significant differences, in the judgment of the management of Chardan are summarized below. Stockholders should refer to the annexes of the memorandum and articles of association and to the Delaware corporate law and corporate law of the British Virgin Islands, including the Business Companies Act (“BCA”) to understand how these laws apply to Chardan and HLS and may affect you. Neither British Virgin Islands law nor the memorandum and articles of association of HLS impose any limitations on the right of nonresident or foreign owners to hold or vote securities. Under the British Virgin Islands law, holders of a company’s stock are referred to as members, as opposed to stockholders, which reference is carried through in the table.

Provision	Chardan	HLS
Number of Authorized Shares	21 million shares of which 20 million are shares of common stock, $.0001 par value per share and 1 million are shares of preferred stock, par value $.0001 per share	101 million shares of which 100 million are ordinary shares; and 1 million are preference shares, each with a par value of $.001 per share

Par Value	Stated in United States dollars. Changes in capital generally require stockholder approval	No par value Changes in capital may be made upon resolution of members or directors.

Preferred (Preference) Shares	Directors may fix the designations, powers, preferences, rights, qualifications, limitations and restrictions by resolution.	Same as Chardan, but subject to the memorandum.

Registered Shares	Shares of capital stock of Chardan to be registered shares.	Same as Chardan

Purpose of Corporation	To engage in any lawful act not prohibited by law.	Same as Chardan subject to the prohibition of conducting certain business activities in the BVI ( i.e., banking, insurance and local BVI businesses).

Amendment of Certificate of Incorporation	Requires stockholder vote and, except in limited circumstances, by the board of directors.	Requires vote of the members, being a person that holds shares, or as permitted by the BCA by the board of directors and articles.

Registered Office	9 East Loockerman Street Kent County Dover, Delaware	P.O. Box 173 Kingston Chambers Road Town, Tortola, British Virgin Islands

Transfer Agent	Continental Stock Transfer & Trust Company	Same as Chardan

Voting Rights
Common stock: one share, one vote on all matters before the holders of the common stock.
Other classes of equity may have voting rights as assigned to them by the board of directors or as approved by stockholders.
Directors elected by plurality, all other matters either by majority of issued and outstanding or majority of those present and entitled to vote as specified by law.
Same as Chardan Directors elected by plurality as provided in memorandum and articles; all other matters by a majority of those shares present and entitled to vote.

Provision	Chardan	HLS

Redemption of Equity	Shares may be repurchased or otherwise acquired, provided the capital of the company will not be impaired by the acquisition. Company may hold or sell treasury shares.	Same as Chardan

Stockholder/Member consent	Permitted as required for a vote at a meeting	Same as Chardan

Notice Requirements for Stockholder/Member Nominations and Other Proposals
In general, to bring a matter before an annual meeting or to nominate a candidate for director, a stockholder must give notice of the proposed matter or nomination not less than 60 days and not more than 90 days prior to public disclosure of the date of annual meeting.
In the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholder, to be timely, the notice must be received by the company no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made, whichever first occurs.

To bring a matter before an annual meeting or to nominate a candidate for director, a member must give notice to the company of not less than 30 days nor more than 60 days.
If the member is making a proposal on a matter or nominating a candidate for director and there is less than 40 days notice or prior public disclosure of the date is given or made to members, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Meetings of Stockholders/Members - Presence	In person or by proxy or other appropriate electronic means.	In person or by proxy or by any teleconference means where persons can hear one another.

Meeting of Stockholder/Member - Notice	Not less than 10 days or more than 60 days.	Not less than seven days; no maximum limit.

Meeting of Stockholders/Members - Call of Meeting
Regular and annual meetings shall be called by the directors. Special meetings may be called only by majority of board of directors, chief executive officer or by a majority of the issued and outstanding capital stock entitled to vote.

Meetings may be called by the directors or by members holding 30 percent of the outstanding votes. The articles require an annual meeting of the members for the election of directors to be called by the directors.
Meetings on short notice may be called upon waiver or presence of all the members holding shares entitled to vote or 90% of the total number of shares entitled to vote agree to short notice.

Meeting of Stockholders /Members- Place	Within or without Delaware	Within or outside the BVI as the directors consider necessary or desirable.

Provision	Chardan	HLS

Meeting of Stockholders/Members - Quorum	Majority of the capital stock issued and outstanding and entitled to vote at meeting. Meeting may be adjourned for up to 30 days without additional notice to stockholders.	One-half of the votes of the shares of each class or series entitled to vote. Adjournment for such time as directors determine.

Meeting of Stockholders/Members - Record Date	As fixed by the directors, no more than 60 days and no less than 10 days before the meeting. If not fixed, the day before notice of meeting is given.	As fixed by the directors

Directors - Election	By the stockholders as entitled by their terms, including the holders of common stock.	By the members as entitled by their terms, including the holders of common stock

Directors - Term	Staggered board of three classes; for terms of three years	Annual term

Directors - Removal	By the stockholders for cause.
By resolution of the members for cause or without cause on a vote of the members representing 66-2/3 of the shares entitled to vote or the directors for any reason on a resolution signed by all the other directors absent from meetings for six months without leave of the board, death or incapacity.

Directors - Vacancy	May be filled by majority of remaining directors (unless they are the result of the action of stockholders) and newly created vacancies may be filled by majority of remaining directors.	May be filled by members or the board of directors.

Directors - Number	Unless established by certificate of incorporation, as determined by board of directors, but not less than one.	Same as Chardan.

Directors - Quorum and Vote Requirements	A majority of the entire board. The affirmative vote of a majority of directors present at a meeting at which there is a quorum constitutes action by the board of directors.	One-half of the total number of directors, present in person or by alternate, except if there are only two or less directors then a quorum will be all the directors.

Directors - Managing Director	Not applicable
Provision for the board to select one or more directors to be managing directors, provide for special remuneration and assign such powers as the board determines so long as it is not a power that requires board approval.

Directors - Powers	All powers to govern the corporation not reserved to the stockholders.	Same as Chardan

Directors - Committees	Directors may establish one or more committees with the authority that the board determines.	Same as Chardan

Provision	Chardan	HLS

Directors - Consent Action	Directors may take action by written consent of all directors, in addition to action by meeting.	By written consent in same manner as if at a meeting in persons, by directors or by alternate.

Director - Alternates	Not permitted	Directors may, by written instrument, appoint an alternate who need not be a director, who may attend meetings in the absence of the director and vote and consent in the place of the directors.

Directors - Appoint Officers	Directors appoint the officers of the corporation, subject to the by-laws, with such powers as they determine.	Same as Chardan, subject to the articles of association

Director - Limitation of Liability
Directors liability is limited, except for (i) breach of loyalty, (ii) act not in good faith or which involves international misconduct or a knowing violation of law, (iii) willful violation of law in respect of payment of dividend or redeeming shares, or (iv) actions in which director receives improper benefit.

Duty to act honestly and in good faith with a view to the best interests of the company and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. No provisions in the memorandum, articles or agreement may relieve a director, officer, or agent from the duty to act in accordance with the memorandum or articles or from personal liability arising from the management of the business or affairs of the company.

Director - Indemnification Insurance	Company may purchase insurance in relation to any person who is or was a director or officer of the company.	Same as Chardan, extends to a liquidator of the company.

Amendments to Organizational Documents
Amendments must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on the amendment, and if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series. By-laws may be amended by the stockholders entitled to vote at any meeting or, if so provided by the certificate of incorporation, by the board of directors.
Amendments to the memorandum and articles may be made by resolution of the members or by the directors.

Sale of Assets	The sale of all or substantially all the assets of the company requires stockholder approval.	The sale of more than 50% of the assets of the company requires member approval.

Dissenters Rights	Provision is made under Delaware corporate law to dissent and obtain fair value of shares in connection with certain corporate actions that require stockholder approval or consent.	Provision is made under the BCA to dissent and obtain fair value of shares in connection with certain corporate actions that require member approval or consent.

Indemnification Of Officers And Directors

As indicated in the comparison of charter provisions, a director, officer or agent of a company formed under the laws of the British Virgin Islands is obligated to act honestly and in good faith and exercise care, diligence and skill of a reasonably prudent person acting in comparable circumstances. The Memorandum and Articles of HLS do not relieve directors, officers or agents from personal liability arising from the management of the business of the company. Notwithstanding the foregoing, Section 132 of the Business Companies Act of the British Virgin Islands may indemnify directors, officers and agents against all expenses, including legal fees and judgments, fines and settlements, in respect of actions related to their employment. The stock purchase agreement provides indemnification in respect of the representations, warranties and covenants of the parties, some of which may relate to the securities laws of the United States. There are no agreements that relieve directors, officer or agents from personal liability. HLS is permitted and intends to obtain director and officer insurance.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, HLS and Chardan have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Defenses Against Hostile Takeovers

While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of HLS’s Memorandum and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the full texts of HLS’s Memorandum and Articles of Association.

In general, the anti-takeover provisions of HLS’s Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by HLS’s board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of HLS or a tender offer for all of HLS’s capital stock. The provisions are designed to discourage any tender offer or other attempt to gain control of HLS in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of HLS in a short time and then impose its will on the remaining stockholders. However, to the extent there provisions successfully discourage the acquisition of control of HLS or tender offers for all or part of HLS’s capital stock without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

Tender offers or other non-open market acquisitions of stock will generally be made at prices above the prevailing market price of HLS’s stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of HLS’s stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not stockholders deem such transactions to be in their best interest.

Stockholder Meetings. British Virgin Island law provides that stockholder meetings shall be convened by the board of directors at any time or upon the written request of stockholders holding more than 30% of the votes of the outstanding voting shares of the company. HLS’s Articles of Association provide that annual stockholder meetings for the election of directors may be called only by the directors.

Number of Directors and Filling Vacancies on the Board of Directors. British Virgin Island law requires that the board of directors of a company consist of one or more members and that the number of directors shall be set by the corporation’s Articles of Association, with a minimum of one director. HLS’s Articles of Association provide that the number of directors shall be not less than one, subject to any subsequent amendment to change the number of directors. The power to determine the number of directors is vested in the board of directors. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested primarily in the board of directors. Directors may be removed by the members only for cause or without cause on a vote of the members representing 66-2/3 of the shares entitled to vote.

Election of Directors. Under British Virgin Island law, there is no cumulative voting by stockholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the stock voted at a stockholders meeting may, if they so choose, elect all directors of HLS, thus precluding a small group of stockholders from controlling the election of one or more representatives to the board of directors.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent. The HLS Articles of Association will provide for advance notice requirements for stockholder proposals and nominations for director. Generally, to be timely, notice must be delivered to the secretary of HLS at its principal executive offices not fewer than 30 days nor more than 60 days prior to the first anniversary date of the annual meeting for the preceding year. Special meetings may be called by HLS’s board of directors or by stockholders comprising 50% of the combined voting power of the holders of the then outstanding shares entitled to vote. These provisions make it more procedurally difficult for a stockholder to place a proposal or nomination on the meeting agenda or to take action without a meeting, and therefore may reduce the likelihood that a stockholder will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

Rights of Minority Shareholders

Under the law of the British Virgin Islands, there is little statutory law for the protection of minority shareholders. The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of the corporation, the Articles and the Memorandum of Association. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the articles and memorandum. The company is obliged to hold an annual general meeting and provide for the election of directors. Companies are obligated to appoint an independent auditor and shareholders are entitled to receive the audited financial statements of the company.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English company law, since the common law of the British Virgin Islands for business companies is limited. Under the general rule pursuant to English company law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum of association or articles, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority, (ii) acts that constitute fraud on the minority where the wrongdoers control the company, (iii) acts that infringe on the personal rights of the shareholders, such as the right to vote, and (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of HLS. The principal difference, as discussed elsewhere will be the methodology and the forum for bringing such an action. It is also generally the case that the Delaware courts can exercise a wide latitude in interpretation and wide discretion in fashioning remedies as they think fits the circumstances for the regulation of the company. Under English precepts of the law of minority shareholders, there is generally a more restricted approach to the enforcement of the rights through the interpretation of the law, articles and memorandum.

Federal Income Tax Consequences of the Reincorporation

The Redomestication Merger has been structured to qualify as a reorganization under section 368(a) of the Code for federal income tax purposes. For United States federal income tax purposes, no gain or loss will be recognized by the stockholders of Chardan who receive HLS common stock for their Chardan common stock in connection with the Redomestication Merger. The aggregate tax basis of the HLS common stock received by a Chardan stockholder in connection with the Redomestication Merger will be the same as the aggregate tax basis of the Chardan common stock surrendered in exchange for HLS common stock. A stockholder who holds Chardan common stock will include in his holding period for the HLS common stock that he receives his holding period for the Chardan common stock. Chardan, however, will recognize gain, but not loss, as a result of the Redomestication Merger equal to the difference, if any, between the adjusted tax basis of any Chardan asset and such asset’s fair market value at the effective time of the Redomestication Merger. There is no reciprocal tax treaty between the British Virgin Islands and the United States regarding withholding.

State, local or foreign income tax consequences to stockholders may vary from the federal income tax consequences described above, and STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE CONSEQUENCES TO THEM OF THE REINCORPORATION UNDER ALL APPLICABLE TAX LAWS.

Transfer of HLS Securities Upon Death of Holder

Because HLS is a BVI company, the transfer of the securities of HLS, including the common stock and warrants, for estate administration purposes will be governed by BVI law. This may require that the estate of a decedent security holder of HLS seek to probate or transfer under letters of administration for the estate issued by a court in the BVI. HLS has attempted to modify this requirement by inserting in its Articles of Association a provision that permits the board of directors to decide whether or not to permit decedent transfers based on estate documentation from jurisdictions other than the BVI, more in accordance with United States practice, without any action having to be taken in the BVI. The board of directors intends to follow this procedure. There is no assurance that this will result in an enforceable transfer. The board of directors will be fully indemnified for its actions in this regard pursuant to the Articles of Association.

CHARDAN 2006 EQUITY PLAN

Background

The Chardan board of directors has approved the “2006 Stock Plan,” subject to stockholder approval. The plan reserves 3,000,000 shares of Chardan common stock for issuance in accordance with the plan’s terms. The purpose of the stock option plan is to enable Chardan to offer its employees, officers, directors and consultants whose past, present and/or potential contributions to Chardan have been, are or will be important to the success of Chardan, an opportunity to acquire a proprietary interest in Chardan. The various types of incentive awards that may be provided under the stock option plan will enable Chardan to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

There are approximately 1,000 persons who will be eligible to be granted awards, including directors, officers and employees of the HollySys Operating Companies, HollySys Holdings and HLS. No allocations of shares that may be subject to awards have been made in respect of the executive officers or any other group. All awards will be subject to the recommendations of management and the compensation committee and approval by the board of directors or the stock option committee.

A summary of the principal features of the stock option plan is provided below, but is qualified in its entirety by reference to the full text of the plan which is attached to this proxy statement/prospectus as an annex.

Shares Available

The stock plan reserves 3,000,000 shares of common stock for awards. If Chardan’s stockholders approve this proposal, the total number of shares of common stock available for issuance under the stock plan will be subject to the adjustments described below.

Administration

The stock plan is administered by our compensation committee. Under the stock plan, the compensation committee has full authority, subject to the provisions of the plan, to award any of the following, either alone or in tandem with each other:

•	stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	performance units and shares

•	deferred compensation awards; and

•	other stock-based awards.

Subject to the provisions of the stock plan, the compensation committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of award to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards. The interpretation and construction by the compensation committee of any provisions of, and the determination by the compensation committee of any questions arising under, the plan or any rule or regulation established by the compensation committee pursuant to the plan is final and binding on all persons interested in the plan.

Stock subject to the plan

The plan authorizes a total of 3,000,000 shares of common stock to be granted as awards under the plan. In order to prevent the dilution or enlargement of the rights of holders under the plan, our compensation committee may determine whether or not to adjust the terms of the awards or the number of shares reserved for issuance under the plan in the event of any stock split, reverse stock split, stock dividend payable on our shares of common stock, combination or exchange of shares, or other extraordinary event occurring after the grant of an award. Shares of our common stock that are awarded under the plan may be either treasury shares or authorized but unissued shares. Treasury shares are those purchased or acquired by us from a stockholder or in the public market. If any award granted under the plan is forfeited or terminated, the shares of common stock reserved for issuance pursuant to the award will be made available for future award grants under the plan.

Eligibility

Subject to the provisions of the plan, awards may be granted to key employees, officers, directors and consultants who are deemed to have rendered or are able to render significant services to us or our subsidiaries and who are deemed to have contributed or to have the potential to contribute to our success. Incentive stock options may only be awarded to individuals who are our employees at the time of grant. Notwithstanding the foregoing, an award may be granted to an individual in connection with his or her hiring or retention, or at any time on or after the date he or she reaches an agreement with us, either oral or in writing, with respect to his or her hiring, even though it may be prior to the date he or she first performs services for us or our subsidiaries. However, no portion of any award of this nature can vest prior to the date that the individual first performs the services he or she was hired or retained to perform.

Types of awards

Options. Under the plan, our compensation committee may award to participants stock options that:

•	are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code; or

•	are not intended to be so qualified.

Incentive stock options may only be awarded to our employees and those of our subsidiaries. To the extent that any stock option intended to qualify as an incentive stock option does not so qualify it will constitute a non-incentive stock option.

Our compensation committee will fix the term of each stock option. However, an incentive stock option may be granted only within the ten-year period commencing from the effective date of the plan and may only be exercised within ten years from the date of grant, or five years from the date of grant in the case of a participant who at the time the stock option is granted owns more than 10% of the total combined voting power of all of our classes of voting securities.

The exercise price of stock options granted under the plan will be determined by our compensation committee at the time of the grant, but in no event will the price be less than the fair market value of the underlying common stock on the last trading day prior to the date the stock option is granted. However, the exercise price of an incentive stock option granted to a 10% stockholder will not be less than 110% of the fair market value of the shares on the last trading day prior to the date the stock option is granted. The number of shares covered by incentive stock options which may first become exercisable by a participant in any calendar year cannot have an aggregate fair market value in excess of $100,000, measured at the date of grant.

The compensation committee will determine the terms and conditions of stock options and when they will become exercisable. Any requirement that options be exercised in installments may be waived in whole or in part by the compensation committee.

Payment of the exercise price may be made in cash, in shares of our common stock owned by the participant, in a combination of the two, or otherwise, as reflected in the applicable award agreement. Additionally, the compensation committee may permit a participant to elect to pay the exercise price by irrevocably authorizing a third party to sell shares of common stock, or a sufficient portion of the shares, acquired upon exercise of the stock option and pay to us a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from the exercise. The committee may also approve the use of any other legal consideration to exercise a stock option. A participant has no rights as a stockholder with respect to the shares of our common stock underlying a stock option granted under the plan until shares are actually issued upon exercise of the stock option.

Stock appreciation rights . Under the plan, our compensation committee may grant stock appreciation rights to participants in tandem with or separate from stock options. A tandem stock appreciation right entitles the holder to surrender to us all or a portion of a stock option in exchange for a number of shares of our common stock determined by multiplying the excess of the fair market value per share of our common stock on the exercise date over the exercise price per share by the number of shares subject to the stock option and then dividing it by the fair market value of the common stock on the date the stock appreciation right is exercised. In the case of an incentive stock option, a tandem stock appreciation right may only be granted simultaneously with the grant of the underlying incentive stock option. In the case of non-incentive stock option, a tandem stock appreciation right may be granted at or after the time of the grant of the underlying non-incentive stock option. A tandem stock appreciation right will terminate upon termination or exercise of the related stock option. Upon exercise of a tandem stock appreciation right, the underlying stock option will be deemed to have been exercised, and the related shares of our common stock will no longer be available for issuance under the plan.

Restricted Stock Awards. The committee may grant restricted stock awards under the stock plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, for which the participant furnishes consideration in the form of services to the company. The committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Restricted stock awards may be subject to vesting conditions based on such service or performance criteria as the committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will generally have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

Restricted Stock Units. The committee may grant restricted stock units under the stock plan, which represent a right to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the company. The committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the committee may grant restricted stock units that entitle their holders to receive dividend equivalents, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.

Performance Awards. The committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the determines in writing and sets forth in a written agreement between the company and the participant. To the extent compliance with Section 162(m) of the Code is desired, a committee comprised solely of “outside directors” under Section 162(m) shall act with respect to performance awards. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and a value set by the committee. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.

Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Code, the committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the company and each subsidiary corporation consolidated with the company for financial reporting purposes, or such division or business unit of the company as may be selected by the committee. The committee, in its discretion, may base performance goals on one or more of the following such measures: sales revenue, gross margin, operating margin, operating income, pre-tax profit, earnings before interest, taxes, depreciation and amortization, net income, expenses, the market price of our common stock, earnings per share, return on stockholder equity, return on capital, return on net assets, economic value added, market share, customer service, customer satisfaction, safety, total stock holder return, free cash flow, or other measures as determined by the committee. The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the committee. The degree of attainment of performance measures will be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any performance award for the same performance period, and, according to criteria established by the committee, excluding the effect (whether positive or negative) of changes in accounting standards or any extraordinary, unusual or nonrecurring item occurring after the establishment of the performance goals applicable to a performance award.

Following completion of the applicable performance period, the committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Code. However, no such reduction may increase the amount paid to any other participant. The committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the committee. In its discretion, the committee may provide for the payment to a participant awarded performance shares of dividend equivalents with respect to cash dividends paid on the company’s common stock. The committee may provide for performance award payments in lump sums or installments. If any payment is to be made on a deferred basis, the committee may provide for the payment of dividend equivalents or interest during the deferral period.

Unless otherwise provided by the committee, if a participant’s service terminates due to the participant’s death or disability prior to completion of the applicable performance period, the final award value will be determined at the end of the performance period on the basis of the performance goals attained during the entire performance period but will be prorated for the number of months of the participant’s service during the performance period. If a participant’s service terminates prior to completion of the applicable performance period for any other reason, the stock plan provides that, unless otherwise determined by the committee, the performance award will be forfeited. No performance award may be sold or transferred other than by will or the laws of descent and distribution prior to the end of the applicable performance period.

Deferred Compensation Awards. The stock plan authorizes the committee to establish a deferred compensation award program. If and when implemented, participants designated by the committee who are officers, directors or members of a select group of highly compensated employees may elect to receive, in lieu of compensation otherwise payable in cash or in lieu of cash or shares of common stock issuable upon the exercise or settlement of stock options, stock appreciation rights or performance share or performance unit awards, an award of deferred stock units. Each such stock unit represents a right to receive one share of our common stock at a future date determined in accordance with the participant’s award agreement. Deferred stock units are fully vested upon grant and will be settled by distribution to the participant of a number of whole shares of common stock equal to the number of stock units subject to the award as soon as practicable following the earlier of the date on which the participant’s service terminates or a settlement date elected by the participant at the time of his or her election to receive the deferred stock unit award. Participants are not required to pay any additional consideration in connection with the settlement of a deferred stock units. A holder of deferred stock units has no voting rights or other rights as a stockholder until shares of common stock are issued to the participant in settlement of the stock units. However, participants holding deferred stock units will be entitled to receive dividend equivalents with respect to any payment of cash dividends on an equivalent number of shares of common stock. Such dividend equivalents will be credited in the form of additional whole and fractional stock units determined in accordance with a method specified by the committee in the participant’s award agreement. Prior to settlement, deferred stock units may not be assigned or transferred other than by will or the laws of descent and distribution.

Other stock-based awards . Our compensation committee may award other stock-based awards, subject to limitations under applicable law, in addition to, or in lieu of, other awards granted to participants under the plan. These other stock-based awards are payable in, valued in, or otherwise based on, or related to, our shares of common stock or dividends on our common stock. Subject to the terms of the plan, the compensation committee has complete discretion to determine the terms and conditions of other stock-based awards. Other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the plan or any other plan in effect.

Withholding taxes

We may withhold, or require participants to remit to us, an amount sufficient to satisfy any federal, state or local withholding tax requirements associated with awards under the plan. If permitted by our compensation committee, tax withholding may be settled with shares of our common stock, including shares that are part of the award that gives rise to the withholding requirement.

Awards may, in some cases, result in the deferral of compensation that is subject to the requirements of Code Section 409A. To date, the U.S. Treasury Department and Internal Revenue Service have issued only preliminary guidance regarding the impact of Code Section 409A on the taxation of these types of awards. Generally, to the extent that deferrals of these awards fail to meet certain requirements under Code Section 409A, such awards will be subject to immediate taxation and tax penalties in the year they vest unless the requirements of Code Section 409A are satisfied. It is the intent of the Company that awards under the 2006 Plan will be structured and administered in a manner that complies with the requirements of Code Section 409A.

Agreements; Transferability

Stock options, stock appreciation rights, restricted stock, deferred stock, stock reload options and other stock-based awards granted under the plan will be evidenced by agreements consistent with the plan in a form as prescribed by the compensation committee. Neither the plan nor agreements evidencing awards under the plan confer any right to continued employment upon any holder of a stock option, stock appreciation right, restricted stock, deferred stock, stock reload option or other stock-based award. Further, except as:

•	expressly provided in the plan,

•	expressly provided in the grant of an award, or

•	discussed above with respect to the transferability of stock options in certain limited exceptions,

all agreements will provide that the right to exercise stock options, receive restricted stock after the expiration of the restriction period or deferred stock after the expiration of the deferral period, receive payment under other stock-based awards, or exercise a stock appreciation right cannot be transferred except by will or the laws of descent and distribution.

Stock options may not be assigned or transferred by a participant except by will or by the laws of descent and distribution, and during the lifetime of a participant, the stock options may only be exercisable by the person to whom it was granted, or, to the extent of legal incapacity or incompetency, the participant’s guardian or legal representative. Notwithstanding the foregoing, with the approval of the compensation committee, a participant may transfer a nonstatutory stock option:

•	by gift, for no consideration, or pursuant to a domestic relations order, in either case, to or for the benefit of the participant’s immediate family; or

•	to an entity in which the participant or members of the participant’s immediate family own more than fifty percent of the voting interest, in exchange for an interest in that entity.

Additionally, the transfer will be subject to any additional limits that the compensation committee may establish and the execution of any documents that the compensation committee may require. If a transfer of this nature is made, the transferee shall remain subject to all the terms and conditions applicable to the stock option prior to the transfer.

Term and amendments

The plan will terminate when there are no awards outstanding and when no further awards may be granted. Our board of directors has the right to amend, suspend or discontinue any provision of the plan, provided that the action may not adversely affect awards previously granted between a participant and us without the participant’s consent.

Federal income tax consequences

Incentive Stock Options. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options and Stock Appreciation Rights. Nonstatutory stock options and stock appreciation rights have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a nonstatutory stock option or stock appreciation right, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option or stock appreciation right, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the holding period of the shares is more than 12 months. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option or stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or stock appreciation right or the sale of the stock acquired pursuant to such grant.

Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the “determination date.” The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Performance and Restricted Stock Unit Awards. A participant generally will recognize no income upon the receipt of a performance share, performance unit or restricted stock unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any substantially vested shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under “Restricted Stock”). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date” (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Deferred Compensation Awards. A participant generally will recognize no income upon the receipt of deferred compensation awards. Upon the settlement of the awards, the participant normally will recognize ordinary income in the year of settlement in an amount equal to the fair market value of the shares received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date they are transferred to the participant, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Potential Limitation on Company Deductions. Code Section 162(m) denies us a deduction to the Company for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation a covered employee receives from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with applicable regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options or stock appreciation rights may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a compensation committee comprised solely of “outside directors” (as defined in Section 162(m)) and (iv) the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

For the aforementioned reasons, the plan provides for an annual per employee limitation as required under Section 162(m). Accordingly, options or stock appreciation rights granted by the compensation committee should be able to qualify as performance-based compensation, and the other awards subject to performance goals may qualify.

Other Tax Consequences. The foregoing discussion is intended to be a general summary only of the federal income tax aspects of awards granted under the stock plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the stock plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

INFORMATION ABOUT THE HOLLYSYS OPERATING COMPANIES

Background

HollySys Holdings (through its Chinese operating companies, which are collectively referred to as “HollySys”), is a leader in China's automation and controls industry. It develops, designs, produces, installs and maintains automation and control equipment and systems for a broad array of industries. HollySys has historically focused its efforts in the area of Distributed Control Systems (networks of controllers, sensors, actuators and other devices that can be programmed to control outputs based on input conditions and/or algorithms), with a primary concentration in power plant and chemical plant automation systems. However, HollySys also has a significant market presence in the basic materials, pharmaceutical and food and beverage processing industries.

Over the past five years, HollySys has devoted significant resources to research and development and sales efforts for market segments it believes will have the greatest growth and margin protection over the coming 10 years.

HollySys is distinguished for its comprehensive capabilities in the domestic industrial automation market, concentrating its focus on the development of the Chinese market. HollySys sells its products and services to, or carries out engineering projects for, national or multi-provincial companies with subsidiaries located in different areas, covering 30 provinces in China. To date, HollySys has served more than 1,700 industrial enterprise customers and undertaken over 3,000 projects.

Currently, HollySys conducts its operations principally through two companies, Beijing HollySys and Hangzhou HollySys. In addition, Beijing HollySys is the majority owner of Beijing HollySys Haotong Science and Development Co., Ltd., which is also engaged in the automation industry, and Beijing HollySys owns less than a controlling interest in several other companies engaged in related activities (the “HollySys Affiliates”). Beijing HollySys was founded in 1996 and has headquarters in Beijing. Hangzhou HollySys was founded in 2003 and is located in Hangzhou. Through its strategy of delivering integrated service, software and hardware and its close affiliations with leading technical and research institutes in China, HollySys has achieved a leading position in the domestic Chinese automation industry.

HollySys’ management believes that the quality of its systems is unsurpassed by local Chinese competitors and is comparable to high-end foreign suppliers of Distributed Control Systems. HollySys’ project history supports that view. For example after three years of review and analysis, BASF has designated HollySys as a potential qualified Distributed Control Systems vendor, a distinction shared with large multinationals such as ABB and Emerson.

Market Overview

Since 1960’s, the automation system industry has experienced a steady growth fueled by continuous demand for automation products and services by both traditional process industries and discrete industries in their effort to optimize productivity and improve efficiency. According to ARC Advisory Group, the worldwide Distributed Control Systems market, as measured by revenue, was approximately $10.3 billion in 2004. Despite large regions of the world experiencing little or no growth, ARC Advisory Group projects that the worldwide Distributed Control Systems market will continue to grow at the average annual rate of 6% through 2009.

The chart below shows the forecast of worldwide Distributed Control Systems market size.

Source: ARC Advisory Group

According to ARC Advisory Group, the Distributed Control Systems market in China, as measured by revenue, exceeded $780 million in 2005 and is growing at a compounded annual growth rate of approximately 12% through 2010. ARC Advisory Group projects that the Distributed Control Systems market, as measured by revenue, will exceed $1400 million by 2010.

The chart below shows the forecast of Distributed Control Systems market size in China.

Source: ARC Advisory Group

ARC Advisory Group also believes that, “China, in contrast to most other countries, provides robust growth prospects for Distributed Control Systems suppliers. With new investments continuing to take place in its core process industry sector, the market has excellent growth potential in both the near and long-term. Almost a quarter of a billion people with their growing disposable income are generating an exploding demand for a wide range of products. Domestic and global manufacturers, lured by this opportunity, have created new, world-class production facilities in almost all vertical industries. They are going beyond the near term opportunity for obtaining low cost labor. They are pursuing the best available control system technology and attaining a sustainable competitive advantage.”

Currently, the vast majority of the global automation market is still controlled by a handful of multi-national companies, most of them with western roots. The competition includes some very recognizable names: Honeywell (US); Siemens (Germany); General Electric (US); ABB (Sweden); Rockwell (US); Westinghouse (US); and Hitachi (Japan). The western roots of automation are not surprising, as that is also where industrialization began and progressed the farthest during the 19th and 20th centuries.

However, a new focus of the automation market is China, where the tremendous growth of industrialization is by now a very familiar story. Manufacturing jobs in the US and other western economies over the past two decades have steadily decreased, while China’s industrial base has expanded at the rate of 8.5% annually since 1991. China’s shift from a developing country to one of the world’s leading producers of industrial equipment and consumer goods has created a substantial and growing demand for the automation systems that help to make those manufacturing processes more efficient, reliable and safe.

Due to the rapid increase of investment in fixed assets in China, the Distributed Control Systems market experienced extremely high growth. In 2004, the products and services related to Distributed Control Systems market achieved RMB5.2 billion, increasing 26% compared with that of 2003. China Industrial Control Network (CICN) believes that the Distributed Control Systems market will increase about 20%, to approximately RMB6.2 billion in 2005. According to a recent market survey by CICN, the Distributed Control Systems market in 2004, the largest segment of industrial automation market in China, is dominated by a few key companies, including ABB, Honeywell, Shanghai Xinhua, Emerson, Yokogawa, Foxboro, Supercon, and Siemens. In terms of market share, HollySys ranks as the second largest supplier in China’s Distributed Control Systems market and has established a leadership position in some key segments. The growth in HollySys’ revenues has outpaced the growth of the automation market in general.

Strategy

HollySys’ goal is to become one of the world's leading automation and process system companies in the near future by expanding upon the strength that has made HollySys the leading domestic automation system provider in China. The principal elements of its core business strategies are so follows:

Maintaining the leadership position in China’s Distributed Control Systems Market. HollySys seeks to maintain and further strengthen its position in China as the leading provider of Distributed Control Systems system-platform for clients in various industries. Since the majority of HollySys’ customers operate in a wide range of process industries, it stands to be a prime beneficiary from the growth of China's economy in these industries. The demand for Distributed Control Systems technology is significant in China and is rapidly growing as more and more small and medium-size enterprises seek technical upgrades that would sustain their competitiveness after China’s entry into the World Trade Organization (WTO). HollySys plans to aggressively expand its business to fully exploit the anticipated growing demand of Distributed Control Systems products by the small and medium-size enterprises. HollySys’ combination of its patented technologies, close ties with clients, and a comprehensive understanding of the Chinese market should allow it to capitalize on these growth opportunities.

Enhancing the leadership position in technology. HollySys has long been recognized as a pioneer in the development of Distributed Control Systems technology as well as applications. It is continuously seeking ways to improve its existing product lines while being committed to the development of new applications. In order to maintain its leadership position in technology, HollySys has devoted significant resources to the research and development process that is undertaken by a group of highly trained and skilled engineers. HollySys plans to concentrate its research and development resources on its core technologies including I/O (Input/Output) signal processing technology, network protocol interface, Distributed Control Systems platform, software development and application system design, that would further sharpen HollySys’ technological edge compared with its competitors.

Leveraging on a large customer base to offer total solutions. HollySys provides services offering total solutions, including systems integration and customization of its proprietary technologies. The total solutions approach is favored by Chinese customers and allows HollySys to build and maintain close and long-term relationships with its customers. Along with the maturity of its clients’ businesses and their increasing demand for technical upgrades, HollySys expects that two-thirds of the current clients would have the potential needs for the Manufacturing Execution System (MES) and system integrated solutions, which can be seamlessly integrated into Distributed Control Systems platform.

Focusing on high-value tailored technology services. HollySys plans to capitalize on its strength in the provision of customer-tailored services for customers, ranging from system design to application, all supported by a team of industrial experts. The customer-tailored services should enable it to achieve a high profit margin while increasing its bidding power. In addition, HollySys also plans to recruit more highly qualified industry experts in the future to bring value to HollySys and its customers.

In addition of aiming for a global leadership position, a secondary goal of HollySys is to carefully expand or migrate to the adjacent markets that can share or strengthen the core business. HollySys believes that these areas of expansion have four distinctive characteristics:

•	the businesses are of significant size to support potential significant sales levels;

•	the businesses are built on or strongly related to HollySys business, so that the adjacent market draws from the strength of the core and at the same time may serve to reinforce the core;

•	there are high barriers to entry, at the inception or discontinuity stage, so that HollySys can influence or even get deeply involved in the standard setting process;

•	the markets of the businesses have high barriers to entry, either through technology or by economic scale, so as to generate high profit margins.

Through June 2005, HollySys had successfully expanded to the following adjacent markets:

•    Migrate the Distributed Control Systems platform to the SCADA (Supervision Control and Data Acquisition) system for Metro Transit systems and set up the de facto standard for the industry.

•    Development of the Safety System platform based on its core technologies which can be utilized to develop the ESD (Emergency Shut Down) system for large chemical processes or the protection system of turbine generators of power plants. The profit margin of these systems will be several times higher than the conventional Distributed Control Systems.

•    Transplant the safety system platform to the signal systems for the main railway transport control systems. The successful transplant of the triple redundancy and the quadruple redundancy system platform to the railway signal interlocking, the automatic train protection system, and the CTC (Central Train Control) systems will help HollySys to obtain a leading position over time.

•    Application of the SCADA (Supervision Control and Data Acquisition) platform and concept to the information management systems for e-government.

•    Development of PLC (Programmable Logic Controller) systems based the core technologies.

Products and Services

As a leader in China's automation and controls industry, HollySys offers specialized automation solutions (including management and control integrated solutions for process industries, automation solutions for subway and light-rail and railway signaling automation solutions) based on each client’s specific requirements. HollySys commits itself to provide reliable, advanced and cost-effective solutions to help customers optimize their processes to achieve higher quality, greater reliability and better productivity and profitability.

Providing integrated automation solutions with value-added services, HollySys has procured most of its contracts at a higher prices than its local competitors. HollySys’s integrated solutions create value for and improve the competitive strengths of its customers in a number of ways:

•    Generate synergy and improve efficiency of its customers through integrating communications, marketing and service functions;
•    Utilize its industry and process knowledge to develop customized solutions that improve the efficiency of its customers;
•    Provide a software platform (which cannot be sold separately) for the optimization of management operations, which provides real-time automation and information solutions throughout a business; and
•    Offer maintenance and training services to its customers, which help to cut costs and improve operating efficiency.

HollySys customizes the floor plans of the solutions based on careful on-site studies, builds design-specific network systems using its advanced Distributed Control Systems technology and proprietary software, and offers manufacturing execution system services to ensure that real-time management control is available to its customers in a streamlined and easy-to-use manner.

Based on its careful research of the demand and requirements of manufacturing industries for information technology, HollySys proposes management and control integrated solutions. The solutions are based on the HOLLiAS (HollySys Integrated Industrial Automation System) platform, which includes features of the fourth generation of Distributed Control Systems and functions of the international mainstream Distributed Control Systems. HOLLiAS is an open system software platform that integrates various management functions and control systems with procured peripheral equipment, self-produced core hardware and the customer’s existing hardware and software. Using the HOLLiAS platform, HollySys can provide customized solutions to meet the application requirements of different industries.

HollySys establishes a project group for each potential customer, which has a team of systems engineers and managers engaged in providing total integrated solutions to its customers to meet their specific requirements. Each project group is staffed with a dedicated team of sales engineers, technical engineers and project management professionals. The sales engineers and technical engineers work together to offer the best customized solutions as a result of their understanding of the customer’s detailed requirements through on-site studies. The technical engineers are responsible for hardware assembly, software configuration, testing and installation, commissioning and trial operation, and start-up and training; while the project management professionals oversee budgetary matters, coordinate the work force, ensure adequacy of resources and monitor progress and quality to ensure the timely completion of each project.

HollySys’ integrated solutions projects involve one or more of the following activities:

•    Solution planning. HollySys provides its customers with strategic and tactical reviews of their current operations and future requirements. HollySys does much of this work before the customer awards the contract to assist the customer in developing an appropriate request for proposal and to improve HollySys’ chances in winning the contract. The planning includes defining client business requirements, developing appropriate hardware and software and selecting preferred technology.

•    Solution design. HollySys details the industry specifications and implementation tactics necessary to achieve its customer’s objectives. HollySys also considers how the new technology will integrate hardware and software integrated in the solution with the customer existing hardware and software and how it will be managed on an ongoing basis. Examples of these services include defining functional requirements for the system and its components, developing integration plans and designing of customer-specific system and services applications.

•    Solution implementation. HollySys installs the recommended systems to meet its customers' specific requirements. Key activities include project management, hardware procurement and production, software development, configuration and field installation and testing, and development of customized system and services management applications.

•    Maintenance and support services. HollySys also emphasizes creating value for its clients by providing high quality tailored services. HollySys’ professional, prompt and long-term services include technical services, engineering services to specific industries, application development services and maintenance services. HollySys provides maintenance and technical support in connection with all its systems integration projects. These services currently include assistance with the implementation of new system platforms, configuration and programming services for new business processes, and assistance with technology upgrading. HollySys believes that its policy of on-going maintenance and technical support will help foster long-term relationships with its customers and eventually create significant business opportunities.

•    Training. HollySys also incorporates customer training and an ongoing service component into its product offerings. HollySys provides technical training for its customers and strategic partners to increase their awareness and knowledge of Distributed Control Systems technologies in the Chinese industrial automation market and to support the operations of its customers' integrated automation systems. The training helps to ensure that customers derive the greatest amount of benefit possible from their new automation system. As a result, this training leads to increased value, which in turn generates customer satisfaction and loyalty.

HollySys believes that its product design and applications that are integrated in the solutions are unmatched among its domestic competitors. It also believes that the sophistication and quality of its products rival those of the western-based industry leaders, while its ability to understand and meet the needs of its Chinese customers gives it a decided advantage over those western competitors. The value of this combination is reflected in its strong revenue and profits growth in recent years.

Research and Development

As a high-technology company, HollySys’ business and long-term development rely highly on its research and development capabilities. The research and development process of HollySys is established based on Capability Maturity Model Integration Level (CMMIL) 2&3 that can be classified into the following seven phases:

•    Study phase
•    Requirement phase
•    Designing phase
•    Implementation phase
•    Testing Phase
•    Inspection Phase
•    Maintaining phase

HollySys uses standard project development life cycle models, including waterfall model, increment model, iterative model and prototype. As a technology leader, HollySys keeps developing and patenting new automation technologies every year. HollySys continually reviews and evaluates technological changes affecting the automation and integrated system industries and invests substantially in application-based research and development. In addition to the research and development personnel, HollySys also employs approximately 40 head engineers who are involved in the design, manufacturing and quality control stages of the production process. HollySys’ core technologies achieved from its research and development efforts include:

•    Large scale software platform architecture design;
•    Proprietary network design and development technologies;
•    Safety computer platform design and manufacturing;
•    Efficient I/O (Input/Output) signal processing design technology; and
•    Embedded system design and manufacturing

HollySys is committed to incorporating the latest advances in electronics and information system technology into its products and, whenever possible, developing state-of-the-art proprietary products based on its extensive internal expertise and research efforts. HollySys currently spends approximately 2-4% of annual revenues on research and development. HollySys’ recent major research and development focuses include:

•    Process Control;
•    Nuclear Power Automation System;
•    Transportation Automation; and
•    Manufacturing Automation.

HollySys’ research and development efforts have led to the invention of several proprietary systems in the fields of Distributed Control Systems and transportation automation systems. HollySys’ kernel technologies provide a platform that is designed to enable the rapid and efficient development of HollySys technologies for specific applications that are quickly, efficiently and affordably tailored to particular industries and the needs of its individual customers. Its software development tools enable HollySys to custom program its systems rapidly, allowing HollySys to apply digital technologies that take advantage of the tremendous advances in electronics and information technology to improve quality and reliability while reducing cost. The market for HollySys’ products includes not only the continuing large number of factories that are under construction in China’s rapidly expanding industrial base, but also extends to the replacement and upgrading of outdated legacy systems to bring a higher degree of control and efficiency to the automation of processes, delivering increasing benefits to customers that must meet stiffening competition.

Intellectual Property Rights

HollySys relies on a combination of copyright, patent, trademark and other intellectual property laws, nondisclosure agreements and other protective measures to protect its proprietary rights. HollySys also utilizes unpatented proprietary know-how and trade secrets and employs various methods to protect its trade secrets and know-how. As of the end of June 2005, HollySys and its subsidiaries hold eight software copyrights, 39 authorized patents, and nine patent applications.

Although HollySys employs a variety of intellectual property in the development and manufacturing of products, HollySys believes that only a few of intellectual property rights are individually critical to its current operations. However, taken as a whole, HollySys believes intellectual property rights are significant and that the loss of all or a substantial portion of such rights could have a material adverse effect on its results of operations. From time to time, HollySys may desire or be required to renew or to obtain licenses from others in order to further develop and manufacture commercially viable products effectively.

HollySys markets its Distributed Control Systems products mainly under the brand name of “HOLLiAS”. The brand name has been well-established over the years and is recognized by industry participants as well as the customers to be associated with high quality and reliable products. HollySys has obtained trademark protection for the brand name “HOLLiAS” in the PRC. In addition, HollySys and its subsidiaries have also registered or applied for a series of trademarks including brand names for both HollySys and its products.

Marketing, Sales and Customer Support

HollySys conducts its operations mainly through offices of Beijing HollySys and Hangzhou HollySys. HollySys’ marketing and sales activities cover wide areas of China that supply the vast majority of the demand for automation and control products, systems and services.

Since the HollySys market strategy is to tailor its products to the specific needs of its customers, its sales force includes numerous engineers from a variety of disciplines. The collective expertise of this sales staff of qualified professionals gives HollySys an additional advantage relative to its domestic competitors.

Most products of HollySys are used at the system level and it has adopted a centralized sales process, i.e. direct selling by the headquarters personnel. HollySys also markets and sells its services and products primarily through its direct sales force. The direct sales force is organized into three groups, as follows:

•    Department of Region Sales: there are 8 geographic sales regions covering 30 provinces in China. The direct sales professionals provide business consulting, promote pre-sale activity and contact the customer.

•    Department of Customer Service is in charge of managing relations with all contracted customers, and improving customer satisfaction by coordinating responses to the client’s information request, sale of supplemental parts or components and customer visits.

•    Department of Marketing Plan has been established to facilitate strategic cooperation with certain specialized manufacturers, in order to expand the specific fields, such as Digital Electro-Hydraulic Control System (“DEH’), air separation and desulphurization.

Currently, the Programmable Logic Controller products are in the prophase of marketing extension and HollySys is engaging three agencies and developing more agencies for the Programmable Logic Controller.

HollySys identifies and targets market segments and selects target sales opportunities on a national level, and it also conducts sales opportunity studies to ensure that adequate regional sales resources are available. Sales quotas are assigned to all sales personnel according to annual sales plans. HollySys classifies market segments and target opportunities on national and regional levels. This classification helps it to determine its primary sales targets and to prepare monthly and quarterly sales forecasts. Then, the sales team approves target projects, develops detailed sales promotion strategies and prepares reports on order forecasts, technical evaluation, sales budgeting expense, schedules and competition analysis. After the report has been approved, a sales team is appointed consisting of sales personnel and technicians.

HollySys’ market strategy focuses on building strategic cooperative relationship with its customers, educating them about technological developments and reflecting their interests in its services and products. Up to now, its marketing and sales efforts were combined. HollySys employs marketing personnel to conduct market research, to analyze user requirements and to organize marketing communications. The marketing team engages in a variety of marketing activities, including:

•    publishing internal research reports and customer newsletters;
•    conducting seminars and conferences;
•    conducting ongoing public relations programs; and
•    creating and placing advertisements.

HollySys actively participates in technology-related conferences and demonstrates its products at trade shows or at exhibitions targeted at its existing and potential customers. Also, HollySys evaluates a range of joint-marketing strategies and programs with its partners in order to take advantage of their strategic relationships and resources.

As of June 30, 2005, HollySys employed 240 direct sales personnel who were assigned to three business areas: railway transportation, nuclear power plant, and distributed control systems. Sales activities are coordinated at the headquarters of Beijing HollySys and Hangzhou HollySys. All sales staff are responsible for implementing the sales policies established at headquarters.

HollySys’ sales teams consist of a complementary group of sales personnel and hardware and software engineers. HollySys also makes certain that a member of the sales team possesses significant hands-on, industry-specific experience. This permits the team to do an on-site process analysis that comes from first hand knowledge of the processes being evaluated. This, in turn, makes the design and implementation of upgrades simpler.

This relatively intense effort at the sales stage promotes the success of HollySys in a number of ways, such as the ability to design the system that best meets the needs of the customer and delivering a custom solution instead of an off-the-shelf amalgamation of hardware. By Employing a pool of skilled personnel at this early stage, accelerators the design and the subsequent production of a particular customized solution, typically exceeding that of HollySys’ competitors. The result is a system that is more effective, efficient and reliable, which in turn leads to a truly satisfied customer.

HollySys has strong industry problem solving capability with a reputation for punctual service and quick response to customers’ problems. HollySys also supports its customers by offering field services such as maintenance and training services, which help customers to cut cost and improve operating efficiency.

As noted earlier, HollySys is able to apply a large amount of engineering resources to this and other phases of its businesses because engineering talent in China costs only about 10% to 15% of what it costs in the U.S. and Western Europe.

Manufacturing

HollySys assembles its products from subcomponents provided by others or outsources the production to qualified vendors. HollySys acquires advanced printed circuit board components from high quality suppliers. HollySys’ uses a team within its manufacturing management department to coordinate procurement of raw materials and outsourced processing, including procurement of components and standard parts (such as cables and connectors), and outsourced processing of PolyvinylChloride (PVC) coating, shells, and printed circuit boards. Products must go through rigorous tests at HollySys before shipment.

HollySys strictly follows ISO9001 standards during parts outsourcing and manufacturing, system assembly and testing to warrant the quality of the whole system.

Competition

Having proprietary systems and products offers a competitive advantage over domestic Chinese competitors that lack the capabilities of HollySys. However, a number of large multinational companies with extensive resources have been offering first rate automation systems to Chinese customers since before HollySys existed. Differentiation from its multinational competitors on the basis of product quality is not alone sufficient to give HollySys an advantage over those competitors in the Chinese market. Compared to its competitors, HollySys’ competitive advantages include following elements:

•    A large, low cost engineering staff that permits HollySys to provide a custom solution to its customers at a lower price and quicker delivery than western companies can supply an off-the-shelf system;

•    Providing a one stop solution for customers consisting of a fully integrated system that includes Enterprise Resource Planning, Manufacturing Execution Systems, Distributed Control Systems, Programmable Logic Controls and other dedicated automation equipment;

•    Development of kernel technologies that provide a platform for rapid and efficient adaptation of basic modules to the specific needs of a given customer, which renders the resulting product both more useful and affordable;

•    Utilization of engineering professionals in the sales process to help match system capabilities to customer needs and provide the assurance that HollySys can meet those needs;

•    An in-depth understanding of local Chinese business capabilities, needs and practices that enables HollySys to design a custom fit for the size, type and level of sophistication of the customer;

•    Use of an open architecture in its systems that enables HollySys to integrate them with legacy systems developed by other providers;

•    Offering ongoing services, which not only create the opportunity to generate additional revenue, but enable HollySys to troubleshoot installations effectively, help to ensure that maximum benefit is derived from the system, and gives HollySys the ability to identify the need for new products and services that will benefit the customer and generate additional business for HollySys.

Emphasis on Engineering. Engineers are a critical element of effective design of both hardware and software components of automation equipment and systems. For western companies, they are also a very costly element of the process. Even the largest western companies face constraints in the size of their engineering staffs due to the high salaries and attendant costs.

One of the HollySys’ competitive advantages has been the low cost of engineers in China relative to those in the west to increase the sophistication of its products and to accelerate their development. Applying high levels of engineering effort to each product enables HollySys to provide a solution that is tailored not only to the industry in which the customer operates, but also to the customer’s specific needs. That custom solution is provided at a cost that is typically lower than the generic products of its competitors.

Industry Process Knowledge. HollySys devotes substantial time and effort to understanding the customer’s processes. That knowledge of the customers’ businesses helps the engineers to ensure that the systems they design will provide the optimum in benefits for the customers. HollySys maintains this information in an extensive “library” of industry process information that it utilizes to speed up the system design process and to maximize the quality of the result, while at the same time minimizing costs.

As a result, HollySys is able to take into account the widely varying degree of sophistication and resources that its Chinese customers possess. The result of this strategy is to broaden its potential customer base and to deliver consistently products that are of value to these customers.

Integration Services. Western automation system companies are principally system platform suppliers. The role of integrating the systems into the customer’s overall management information system is generally left to independent firms, which are widespread in western countries.

China does not have a large number of systems integration companies to perform this work, as the profitability of these companies has historically been very low. HollySys has bridged that gap by providing a vertically integrated solution to its customers that includes integration of the HollySys hardware into the customers’ overall manufacturing and information systems. This combination of the two aspects of system design and installation take further advantage of the low cost of engineering services in China and provides another benefit, as the design and integration teams can work together to produce the best result more quickly and efficiently, again lowering costs.

Kernel Technologies. Although HollySys delivers tailored systems, its systems are based on basic modules of automation technology that are common across a broad array of industries and applications. Using these modules as a starting point, development of an industry and customer-specific product is both more efficient and produces a better result than starting from scratch each time. That means that HollySys, with its labor cost advantages, can provide a highly customized automation product at a very favorable cost.

Use of Engineering Sales Personnel. The use of trained engineers in product and system design is complemented by the use of engineers in the sales process as well. The advantages of doing so are substantial. They include the ability to understand from the beginning the needs of the customer and how to address them and the ability to convey that information to the team that will ultimately develop the system to be installed.

Accounting for the Broad Array of Chinese Customers’ Capabilities. China’s rapid growth and industrialization distinguish it from other manufacturing nations in some ways. There are many “established” Chinese companies that operate in facilities that are decades old, many companies that operate in new or recently upgraded facilities, and the largest number that fall somewhere in between.

HollySys, to a greater extent than its western competitors, understands the full range of needs and capabilities that its Chinese customers possess, and it has designed its business to meet them. As a result, it is able to offer even the most basic control systems solution while also providing the most sophisticated systems available to applications that meet the rigorous requirement of the highly complex and demanding nuclear power industry.

The Role of Post-Installation Maintenance Services. Automation systems require regular maintenance to operate within the tight tolerances needed to meet customer requirements. Older, analog systems were well within the capability of many customers to maintain on their own. However, as automation systems shifted to electronic components utilizing custom software and working off of digital signals, their complexity increased and the ability of customers to maintain their systems independently decreased. It is possible for customers to hire specialized personnel with the knowledge to perform system maintenance. However, it is not efficient for them to do so, as their maintenance responsibilities would absorb only a portion of a work week.

HollySys believes that it is unique among automation equipment manufacturers because it offers its customers maintenance services along with its products. HollySys’ regional sales and services offices place it within easy reach of a very high proportion of its customer and potential customer base. That means it is possible for a single maintenance technician to cover maintenance calls for many customers each week, making the service more cost-effective than having the customer maintain the systems on its own.

The advantages of offering this service lie not in the revenue that it generates directly, but in the benefits derived from the strengthened relationship with customers. Those benefits include: more effective maintenance and system operation, which leads to increased customer satisfaction; better customer relationships, which improve customer loyalty; and the ability to identify new business opportunities for HollySys as the customer’s business evolves.

Another way that HollySys keeps ahead of its competitors is by its pace of development. HOLLiAS is the fourth generation of controller system developed by HollySys, and it took HollySys only a little more than a decade after its first operational system to achieve this breakthrough. HollySys believes that its competitors are frequently hampered by institutional factors that slow the product development process. As a result, their products cannot incorporate the latest advances in electronics.

Employees

HollySys employs approximately 1000 people. HollySys has a large staff of engineering and technical personnel. Seven hundred of its employees possess an engineering degree, and another 200 are highly skilled technicians. Together they comprise approximately 90% of the total HollySys workforce, a concentration of engineering and technical talent that HollySys does not believe is matched by any of its competitors. HollySys’ strong reputation allows it to attract and retain the engineering talent it needs to execute its business strategy. As the prevailing wage for engineers in China is considerably less than the equivalent rates in Western economies, HollySys sees this as a significant competitive advantage.

Properties

HollySys’ principal sales and marketing offices, marketing and development facilities, manufacturing facilities and administrative offices are currently located on two premises comprising approximately 4,000 square meters and 25,000 square meters, respectively, in Beijing and Hangzhou, China. These manufacturing facilities are used for system integration production, including hardware testing instruments, auxiliary material processing, packaging and shipping, and for self-made product integration production, including inspection and testing. HollySys believes that its current facilities are adequate for its current needs.

Legal Proceedings

HollySys is not involved in any legal proceedings which are expected to have a significant effect on its business, financial position, results of operations or liquidity, nor is Chardan aware of any proceedings that are pending or threatened which may have a significant effect on its business, financial position, and results of operations or liquidity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

BUSINESS OVERVIEW

Gifted Time Holdings Limited (the “Company” or “HollySys Holdings”) is a holding company that owns a 74.11% equity interest in Beijing HollySys Co., Ltd. (“Beijing HollySys”) and a 60% direct ownership interest in Hangzhou HollySys Automation Co., Ltd. (“Hangzhou HollySys,” and, together with Beijing HollySys and its subsidiary, the “Operating Companies”). In addition, the Company owns another a 29.64% of Hangzhou HollySys by virtue of the fact that Beijing HollySys owns 40% of Hangzhou HollySys.

Beijing HollySys was established in September 1996 as a domestic Chinese company based in Beijing China. From inception, it has been engaged in designing, developing and manufacturing automation control systems for customers throughout China. It offers integrated automation solutions for many industries, including electric power generation, transmission and distribution, manufacturing (including metallurgy, construction materials, petrochemical and pharmaceutical industries), and railroad transportation. Beijing HollySys’ integrated automation systems and solutions have enabled customers to improve the safety, reliability and efficiency of their manufacturing processes and significantly enhance the customers’ overall profitability.

Hangzhou HollySys was established as an equity joint venture under Chinese laws in September 2003. Beijing HollySys owns 40% of Hangzhou HollySys, and the Company owns the remaining 60%. The operations of Hangzhou HollySys emphasize industrial automation and integrated solutions.

In addition to its ownership interest in Hangzhou HollySys, Beijing HollySys has an ownership interest in several other companies that are engaged in various aspects of the automation industry. As of December 31, 2005, these ownership interests were in the following companies:

•	Shenzhen HollySys Automation Engineering Co., Ltd. (“Shenzhen HollySys”) (52%);
•	New Huake Electronic Technology Co., Ltd. (37.5%);
•	Beijing Haotong Science and Technology Development Co., Ltd. (“Haotong”) (70%);
•	HollySys Information Technology Co., Ltd. (40%);
•	HollySys Zhonghao Automation Engineering Technology Co., Ltd. (“HollySys Zhonghao”) (89.11%);
•	HollySys Electric Technology Co., Ltd. (40%);
•	Beijing TechEnergy Co., Ltd. (50%); and
•	Beijing HollySys Equipment Technology Co., Ltd. (20%).

Only Haotong is considered a subsidiary for purposes of consolidating financial results, based on the fact that the ownership interest is greater than 50%. Although the ownership interest in HollySys Zhonghao is also greater than 50%, this company ceased operations in 2003, and for that reason it is treated as an affiliate rather than as a subsidiary. Beijing HollySys expects that HollySys Zhonghao will be dissolved in the near future. Shenzhen HollySys is also treated as an affiliate, as it ceased its operating activities in 2002 and Beijing HollySys has provided for full impairment of the assets. Shenzen HollySys is expected to be dissolved in the near future.

The Operating Companies’ automation products and systems control continuous and batch industrial processes applicable to a wide range of industries, such as electric power generation, transmission and distribution, construction materials, petrochemicals, metallurgy and pharmaceutical manufacturing. While integrated solutions for industrial automation customers are currently the core business of the Operating Companies, they have also pursued a strategy to penetrate two industry sectors with high value and high growth potential: rail transportation and nuclear power plant automation systems.

Rail transportation automation systems include both system integration and signal automation. The former involves providing automation systems and solutions for metropolitan rail and subway transportation systems that are under construction, while the latter involves managing traffic on regional and national rail systems.

The Operating Companies have only recently moved into the nuclear power plant control systems sector. Nuclear power is expected to grow significantly in China in the next decade and beyond. As the sole qualified domestic provider of automated control systems for the nuclear power generating industry, Beijing HollySys is well-positioned to benefit significantly from the anticipated increase in this business sector. Although revenue from this industry is currently a small portion of the overall revenues of the Operating Companies, management expects that the increase in demand for automated control systems in this sector will lead to its being a significant source of revenues in the next three to five years and beyond.

The Operating Companies are recognized as pioneers in the development of Distributed Control System (“DCS”) technology and applications in China. They have completed over 3,000 projects for more than 1,700 customers throughout China, placing them among the leaders in the marketplace. To maintain their market leadership, the Operating Companies devote significant resources to research and development. Their R&D team consists of more than 150 engineers based in Beijing. In addition, the Operating Companies employ more than 40 lead engineers in the design and manufacturing processes to assure the quality of their products. Research and development work is market-oriented, so that the products developed are designed to both serve a market of sufficient size to justify the development effort and provide functionality that customers desire.

Beijing HollySys has developed proprietary technologies in several key areas. As a result, it is able to offer a series of highly advanced and practical, reliable and economical products that are readily adaptable to a variety of applications. Its software development is an integral part of its significant product offerings, which include HOLLiAS (its fourth generation DCS platform), the HOLLiAS-PLC programmable logic controller, and the MACS-SCADA control system, which is used in the rail transportation sector.

The Company relies on a combination of copyright, patent, trademark and other intellectual property protection to safeguard their innovations. As of December 31, 2005, the Company has eight software copyrights, thirty-nine approved patents and nine applied patents.

Over the years the Operating Companies have produced significant gains in their operating results, primarily from increasing sales of integrated industrial automation systems, which have led to consistent increases in revenues and net income. The Company achieved a net income of $8.99 million for the six months ended December 31, 2005 compared to $7.57 million for the same period of the prior year. The Company generated net income of $13.70 million, $4.74 million and $2.23 million for the fiscal years ended June 30, 2005, 2004 and 2003, respectively.

Regarding the consolidated total revenues, the Company achieved $49.43 million for the six months ended December 31, 2005, compared to $40.53 million for the same period of the prior year. Total revenues grew 47.5% from $35.99 in fiscal 2003 to $53.07 million in fiscal 2004, which was followed by growth of 49.9% to $79.57 million in fiscal 2005.

The Company’s philosophy emphasizes operating a highly efficient and profitable business enterprise that generates value for its customers, employees, and shareholders.

CRITICAL ACCOUNTING POLICIES

The discussion and analysis of the Company’s financial condition presented in this section are based upon the Company’s consolidated financial statements, which have been prepared in accordance with the generally accepted accounting principles in the United States. During the preparation of the consolidated financial statements, the Company is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, the Company evaluates its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. The Company bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions. Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure about Critical Accounting Policy,” the Company has identified the most critical accounting policies upon which its financial status depends. It determined that those critical accounting policies are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets. These accounting policies are discussed in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Revenue recognition

Revenues, primarily generated from designing, building, and delivering customized integrated industrial automation systems and providing relevant solutions, are recognized over the contract term based on the percentage of completion method. The contracts for designing, building, and delivering customized integrated industrial automation systems are legally enforceable binding agreements between the Operating Companies and customers. Performance of these contracts often will extend over long periods, and the right to receive payments depends on the performance of the Operating Companies in accordance with these contractual agreements. In accordance with AICPA’s SOP 81-1, “Accounting for Construction Contracts and Certain Production-Type Contracts,” revenue recognition is based on an estimate of the income earned to date, less income recognized in earlier periods. Estimates of the degree of completion are based on the costs incurred to date compared to the expected total costs for the contracts. Revisions in estimated profits are made in the period in which the circumstances requiring the revision become known. Provisions, if any, are made currently for anticipated loss on the uncompleted contracts. Revenue in excess of billings on the contracts is recorded as unbilled receivables and included in accounts receivable. Billings in excess of revenues recognized on the contracts are recorded as deferred revenue until the above revenue recognition criteria are met. Billings are rendered based on agreed milestones included in the contracts with customers.

Revenue generated from sales of automation products and electronic equipment are recognized when persuasive evidence of an arrangement exists, delivery of the products has occurred, customer acceptance has been obtained, which means the significant risks and rewards of the ownership have been transferred to the customer, the price is fixed or determinable and collectibility is reasonably assured.

Accounts receivable, other receivables and concentration of credit risk

During the normal course of business, the Operating Companies extend unsecured credit to their customers, as they do not require collateral from customers for payment of their obligations. The normal credit terms allow 90 to 120 days for payment. The Operating Companies maintain cash accounts at credit worthy financial institutions. They regularly evaluate and monitor the creditworthiness of each customer on a case-by-case basis. At the end of each period, allowance for doubtful accounts of billed accounts receivable is accrued using the age analysis method. The Company includes any account balances that are determined to be uncollectible in the allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Other receivables include deposits required to be submitted with bids on contracts. Contract bidding service providers will deduct a portion of these deposits as service fee if the Operating Companies win a contract, and the balance is returned to them after the bidding process ends. If they do not win a contract, the full amount of the deposit is returned to them at the conclusion of the bidding process. Other receivables also include shipping freight paid on behalf of customers which was not included on invoices issued by the Operating Companies for revenue recognition purposes. The Company assesses collection possibilities on a regular basis and provides a corresponding allowance for doubtful accounts.

Based on the information available to Company management, it believes that the allowance for doubtful accounts as of June 30, 2003, 2004 and 2005 and December 31, 2005 was adequate.

Inventories

Inventories are composed of raw materials and low value consumables, work-in-progress and finished goods. Inventories are stated at the lower of cost or market based on the weighted average method. The work-in-progress represents the costs of projects which have been initiated in accordance with specific contracts and are not yet complete. The Company makes provisions for estimated excess and obsolete inventory based on its regular reviews of inventory quantities on hand and the latest forecasts of product demand and production requirements from its customers. The Company writes down inventories for not saleable, excess or obsolete raw materials, work-in-process and finished goods by charging such write-downs to cost of sales. In addition to write-downs based on newly introduced parts, statistics and judgments are used for assessing a provision on the remaining inventory based on salability and obsolescence.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment when certain indicators are present that suggest the carrying amount may not be recoverable. This review process primarily focuses on other intangible assets from business acquisitions and property, plant and equipment. Factors considered include the under performance of a business compared to expectations and shortened useful lives due to planned changes in the use of the assets. Recoverability is determined by comparing the carrying amount of long-lived assets to estimated future undiscounted cash flows. If future undiscounted cash flows are less than the carrying amount of the long-lived assets, an impairment charge would be recognized for the excess of the carrying amount over fair value determined by either a quoted market price, if any, or a value determined by utilizing a discounted cash flow technique. Additionally, in the case of assets that will continue to be used in future periods, a shortened life may be utilized, if appropriate, resulting in accelerated amortization or depreciation based upon the expected net realizable value of the asset at the date the asset will no longer be utilized by us. Actual results may vary from estimates due to, among other things, differences in operating results, shorter asset useful lives and lower market values.

Income taxes

The Company recognizes deferred tax liabilities and assets for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

The Company assesses the likelihood that its deferred tax assets can be recovered. If recovery is not likely, the provision for taxes must be increased by recording a reserve in the form of a valuation allowance for the deferred tax assets that are estimated not to be ultimately recoverable. In this process, certain relevant criteria are evaluated, including the existence of deferred tax liabilities that will absorb deferred tax assets, the taxable income that can be used to absorb net operating losses and credit carry-backs, and taxable income in future years. The Company’s judgment regarding future profitability may change due to future market conditions, changes in tax laws and other factors. These changes, if any, may require material adjustments to these deferred tax assets and an accompanying reduction or increase in net income in the period when such determinations are made. In addition to the risks described above, the effective tax rate is based on current enacted tax law. Significant changes during the year in enacted tax law could affect these estimates.

RESULTS OF OPERATIONS

Comparison of Six Months Ended December 31, 2005 and 2004

Operating revenues

The Company’s operating revenues are derived from two separate categories. One is integrated contracts, which involves the design, assembly and installation of control systems, which accounts for the large majority of its revenues. The other is the sale of products.

For the six months ended December 31, 2005, total revenues amounted to $49.43 million, an increase by $8.90 million compared to $40.53 million for the same period of the prior year, representing a 22.0% increase. The increase was mainly due to the increased integrated contract revenue during this period.

The components of revenue shifted slightly, as the integrated systems revenue decreased from 96.1% of total revenues for the same period the prior year to 94.9% for the six months ended December 31, 2005. Of the $49.43 million of total revenues, the integrated contract revenue accounted for $46.92 million, an increase by $7.98 million compared to $38.94 million for the same period the prior year, representing a 20.5% increase. The increase was primarily due to a greater number of integrated contracts being performed during the six months ended December 31, 2005. There were 956 contracts being performed during that period compared to 805 for the same period of the prior year, an 18.8% increase. The increase in demand came principally from metallurgy, power generation and petrochemicals sectors. The Company’s expenditures in research and development activities, especially those leading to the introduction of HOLLiAS, has helped it maintain its market leadership and attract new customers. In addition, a combination of copyright, patent, trademark and other intellectual property protection has enabled the Company to safeguard its innovations. Those innovations, together with other proprietary know-how and valuable industry insight, enable the Company to maintain its competitive advantage. Another significant factor in the Company’s continued growth has been a shift of much of its industrial automation system work from Beijing HollySys to Hangzhou HollySys, allowing Beijing HollySys to focus on the rail transportation sector, increasing its effectiveness in that sector.

Of the $49.43 million of total revenues, approximately $2.52 million was related to product revenue, an increase of approximately $918,000 over the $1.60 million in product revenue for the same period of the prior year, a 57.5% increase. The growth was mainly due to the increased demand for the Company’s equipment during this period.

Cost of revenues

Cost of revenues can be divided into cost of integrated contracts and cost of products sold, in line with the categories of revenues.

The total cost of revenues amounted to $33.43 million, an increase by $5.85 million compared to $27.58 million for the same period of the prior year, a 21.2% increase. The increase was consistent with the increase in total revenue. The components of cost of revenues shifted somewhat, as the cost of integrated contract revenue decreased from 99.3% of the total cost of revenues for the 2004 period to 95.6% for the six months ended December 31, 2005.

The cost of integrated contract revenue consists mainly of cost for designing, building and delivering customized automation systems and providing solutions to customers (including material, components, equipment purchased and internally produced products, and labor and other manufacturing expenses). The total cost of integrated contracts was $31.95 million, an increase by $4.55 million compared to $27.40 million for the same period the prior year, representing a 16.6% increase. This was consistent with the increased number of integrated contracts being performed. As a percentage of cost of integrated contract revenue, labor cost accounted for 5.5% compared to 6.5% in the same period the prior year, cost of equipment accounted for 73.7% compared to 71.2% in the same period the prior year, and other contract execution expenses accounted for 20.8%, which decreased slightly from 22.3% in the same period the prior year. As a percentage of integrated contract revenue, labor cost accounted for 4.5% for both periods, cost of equipment accounted for 46.6% compared to 47.8% in the same period the prior year and other contract execution expenses accounted for 14.2%, which slightly decreased from 15.9% in the same period the prior year. Due to the combined impact of these changes in cost of integrated contract revenue, gross margin for integrated contracts increased from 29.6% for the six months ended December 31, 2004 to 31.9% for the six months ended December 31, 2005.

Cost of products sold was $1.48 million, an increase of $1.30 million compared to $182,000 for the same period of the prior year. The increase in cost of products sold was due to the fact that in order to better satisfy customers’ needs, in the current period the Company purchased a greater portion of products sold from outside vendors at higher prices relative to internally produced equipment; whereas, during the six months ended December 31, 2004, it assembled a larger portion of the products sold. Consequently, the gross margin for product sales in the same period of the prior year was better.

Gross margin

As a percentage of total revenues, the overall gross margin was 32.4% for the six months ended December 31, 2005 compared to 32.0% for the same period in the prior year.

The gross margin for integrated contracts was 31.9% for the six months ended December 31, 2005 compared to 29.6% for the same period of the prior year. With the increase in revenue, the Company maintained the same or better gross margin. This was a result of adopting some new cost-saving measures, such as centralized procurement with volume discounts and rebates, a more efficient deployment of its work force and improved project management capabilities.

The Company intends to continue to strengthen its cost-saving measures. Moreover, it has established a new price quotation system with pricing guidelines that are adaptable to the characteristics of diverse industries and regions to maximize the prices it can obtain and improve its gross profit.

Operating expenses

Selling expenses

Selling expenses mainly consist of compensation, traveling, and administrative expenses related to marketing and sales promotion activities of the marketing and credit departments. Selling expenses were approximately $3.38 million for the six months ended December 31, 2005, an increase of 11.0%, or roughly $333,000, compared to approximately $3.05 million for the same period of the prior year. Of the total increase , $281,000 was related to payroll expense of sales personnel, $144,000 was for bidding fees and $41,000 was for travel expense, all of which was offset by the decrease of $133,000 in office expenses, including telephone and other utilities, and office supplies for the six months ended December 31, 2005, compared to the same period of the prior year. However, as a percentage of total revenues, selling expenses accounted for 6.8% and 7.5% for the six months ended December 31, 2005 and 2004, respectively, a decreasing trend. The Company has established guidelines to monitor and evaluate sales performance in different industries and regions to control selling expenses.

General and administrative expenses

General and administrative expenses mainly include compensation, traveling and other administrative expenses of non-sales-related departments, such as the planning and financial department, information systems department and human resources department.

General and administrative expenses amounted to approximately $3.79 million for the six months ended December 31, 2005, an increase of roughly $995,000 compared to approximately $2.79 million for the same period of the prior year, representing an increase of 35.6%. The increase in general and administrative expenses was primarily due to several factors. First, the efforts to become listed in a stock exchange outside China led to an increase of $451,000 in professional service fees, such as fees charged by lawyers and auditors, during this period, while there were no such expenses during the same period the prior year. Second, an increase in compensation paid to non-sales-related employees of $355,000 occurred. Third, office expenses (such as supplies, copying expenses, mailing fees, and utilities) increased by $71,000. Fourth, the Company increased the bad debt provision by $48,000. Finally, an increase in depreciation expenses of $70,000 was taken. As a result of the above increases, general and administrative expense accounted for 8.5% and 6.9% of total revenues for the six months ended December 31, 2005 and 2004, respectively.

Research and development expenses

Research and development expenses comprise mostly compensation, materials consumed, and experiment expenses for specific new product research and development, and any expenses incurred for basic research on advanced technologies.

Research and development expenses were presented on the statement of income as zero for both periods. This was due to the fact that subsidy income received from the government increased to $3.61 million from $2.61 million for the six-month periods ended December 31, 2005 and 2004, respectively. This subsidy income was offset against actual research and development expenses of $877,000 and $542,000 for the six-month periods ended December 31, 2005 and 2004 respectively.

Income from operations

Income from operations increased by approximately $1.71 million, or 24.1%, from $7.10 million for the six months ended December 31, 2004 to $8.82 million for the six months ended December 31, 2005, as a result of the following increases: $8.90 million in total revenues, $5.85 million in cost of revenues, $333,000 in selling expenses and $995,000 in general and administrative expenses. As a percentage of total revenue, the operating income for the six months ended December 31, 2005 was 17.8% compared to 17.5% for the same period the prior year. The increase as a percentage of total revenues was mainly due to a decrease in cost of revenue due to implementation of various cost-cutting measures, resulting in improved gross margins, from 32.0% to 32.4% for the six months ended December 31, 2004 and 2005, respectively.

Interest expenses, net

For the six months ended December 31, 2005, net interest expenses increased by $383,000, or 194.5%, from $197,000 for the same period of the prior year to $580,000. The increase in interest expenses was mainly due to the fact that the Company received specified governmental subsidies of approximately $242,000 for the purpose of offsetting interest expense for the period ending December 31, 2004 that it did not receive in the current period. In addition, the Company’s outstanding bank loans in the six months ended December 31, 2005 were higher than the outstanding bank loans during the same period of the prior year, which increased interest expense from $481,000 to $660,000 for the six months ended December 31, 2004 and 2005, respectively. Also, the Company received $79,000 of interest income for the six months ended December 31, 2005, compared to just $41,000 in the same period the prior year. As a percentage of total revenues, the interest expense for the six months ended December 31, 2005 was 1.2% compared to 1.1% for the same period of the prior year.

Other income (expenses), net

Other income (expense) consists primarily of miscellaneous income from providing maintenance and training services to customers and the sales of materials for industrial automation systems and any other non-operating items. For the six months ended December 31, 2005, other net income (expenses) decreased by $165,000, or 218.8%, from $76,000 for the same period of the prior year to $90,000 (negative). The decrease was mainly due to the fact that Beijing HollySys sold some technology to another subsidiary and thus incurred related business taxes and urban construction and maintenance fees. Overall, the change in other income (expense) was immaterial to the Company’s financial performance for the six months ended December 31, 2005 compared with the same period for fiscal 2004.

Subsidy income

The local government in Beijing and Hangzhou provides financial subsidies out of the value added tax it collects to encourage the research and development efforts of certain enterprises. Beijing HollySys, Haotong and Hangzhou HollySys all receive such subsidies. All subsidies were accounted for based on hard evidence that the operations of those companies were entitled to receive these subsidies or that cash had been received. Value added tax refunds recognized for supporting research and development efforts were first offset against research and development expenses, and the remaining balance, if any, together with other subsidies, was recognized as subsidy income in accordance with internationally prevailing practice.

Subsidy income received from the government for the six months ended December 31, 2005 amounted to $3.61 million, compared to $2.61 million for the six months ended December 31, 2004. Proceeds from subsidies used to offset actual research and development expenses amounted to $877,000 and $542,000 for the six-month periods ended December 31, 2005 and 2004, respectively. Also, approximately $242,000 of financial subsidies from the government were used to offset interest expenses incurred for the same period of the prior year. The remaining amounts of subsidy income of $2.74 million and $1.82 million for the six-month periods ended December 31, 2005 and 2004, respectively, were presented as a separate line item on the statement of income.

Income tax provision

For the six months ended December 31, 2005, the Company’s income tax provision was $249,000 for financial reporting purposes, whereas there was an income tax provision of $170,000 for the same period of the prior year. This change was due mainly to the increase in taxable income of the Operating Companies. Beijing HollySys had an income tax provision of approximately $224,000 for the six months ended December 31, 2005 (as its taxable income increased) compared to $152,000 for the same period of the prior fiscal year. Haotong had an income tax provision of approximately $25,000 (as its taxable income increased) for the six months ended December 31, 2005 compared to $18,000 for the same period of the prior fiscal year. Hangzhou HollySys had income of approximjately $9.09 million before income tax for the six months ended December 31, 2005 compared to $5.55 million for the same period of the prior fiscal year. Hangzhou HollySys was exempt from income taxes for both six-month periods.

Minority interest

The minority interest for the six months ended December 31, 2005 was approximately $2.18 million, an increase by $552,000 compared to $1.63 million for the same period of the prior year. The minority interest percentage in Beijing HollySys, Hangzhou HollySys and Haotong did not change for the six months ended December 31, 2005. However, the increase in minority interest was mainly attributable to the fact that the net income in Hangzhou HollySys, where the minority interest is larger, increased from approximately $5.55 million for the six months ended December 31, 2004 to approximately $9.11 million in the same period of fiscal 2006, which led to the increase of approximately $369,000 in minority interests. The remaining increase was attributable to the increase in net income of Beijing HollySys and Haotong, which led to the increase in minority interests by $145,000 and $38,000, respectively, for the six months ended December 31, 2005 compared with the same period in 2004.

Net income

For the six months ended December 31, 2005, the Company’s net income amounted to $8.99 million after deducting the portion attributed to the minority interest, an increase by $1.42 million compared to $7.57 million for the same period of the prior year, or 18.8%. This increase was attributable primarily to the increase in revenues, gross margin and government subsidies.

Comparison of Fiscal Years Ended June 30, 2005 and 2004

Operating revenues

For the fiscal year ended June 30, 2005, the Company’s total revenues amounted to $79.57 million, representing an increase of $26.50 million, or 49.9%, over revenues of $53.07 million for fiscal 2004. The increase was attributed to the increase in integrated contact revenue by $23.8 million. The components of revenue changed slightly, with integrated contract revenue decreasing from 96.5% of total revenues in fiscal 2004 to 94.3% in fiscal 2005. The relative change between the components of operating revenues was due to the fact that the sales of products increased at a faster rate than integrated contract revenue during the 2005 fiscal year.

Of the $79.57 million of total revenues for fiscal 2005, integrated contract revenue accounted for $75.03 million, an increase of $23.80 million compared to $51.22 million for the prior year, a 46.5% increase. The increase was primarily due to a greater number of integrated contracts being performed during fiscal 2005. During 2005, the Operating Companies performed on 1,514 contracts compared to 967 in the prior year. The increase in demand came principally from metallurgy, power generation and petrochemicals sectors. The Company’s investment in research and development activities, especially those leading to the introduction of HOLLiAS, has helped it maintain its market leadership and attract new customers. In addition, a combination of copyright, patent, trademark and other intellectual property protection has enabled the Company to safeguard its innovations. Those innovations, together with other proprietary know-how and valuable industry insight, enable it to maintain its competitive advantage. Another significant factor in the Company’s continued growth has been a shift of much of its industrial automation system work from Beijing HollySys to Hangzhou HollySys, allowing Beijing HollySys to focus on the rail transportation sector, increasing its effectiveness in that sector.

Of the $79.57 million of total revenues, approximately $4.55 million was derived from product sales, an increase of approximately $2.70 million compared to $1.85 million in the prior year, a 145.7% increase. The growth was mainly due to the increased demand from customers for the Company’s equipment in fiscal 2005.

Cost of revenues

The total cost of revenues amounted to $54.68 million, an increase of $16.78 million compared to $37.91 million in the prior year, a 44.3% increase. The increase was due mainly to the increase in cost of integrated contract revenue. The components of cost of revenues changed as cost of integrated contract revenue decreased from 99.1% of total cost of revenues in fiscal 2004 to 95.4% in fiscal 2005.

The total cost of integrated contracts was $52.16 million, an increase of $14.59 million compared to $37.57 million in the prior year, a 38.9% increase. This growth in cost of revenues was in line with the overall increase in revenues generated by integrated contracts. As a percentage of cost of integrated contract revenue, labor cost accounted for 6.4% compared to 6.6% for the prior year, cost of equipment accounted for 70.3% compared to 70.4% for the prior year and other contract execution expenses accounted for 23.3% which slightly increased from 23.0% for the prior year. As a percentage of integrated contract revenue, labor cost accounted for 4.5% compared to 5.2% for the prior year, cost of equipment accounted for 46.6% compared to 48.2% for the prior year and other contract execution expenses accounted for 16.0% which decreased from 18.0% for the prior year. Due to the combined impact of these changes in cost of integrated contract revenue, gross margin for integrated contracts increased from 26.7% in fiscal 2004 to 30.5% in fiscal 2005.

For fiscal 2005, cost of products sold was $2.52 million, an increase of $2.18 million compared to $338,000 in the prior year, representing a 644.8% increase. The increase in cost of products sold was due to the fact that the Company purchased and resold a much larger share of those products from outside vendors in fiscal 2005 compared with fiscal 2004, when it made many of those components internally. As a result, margins on those product sales in fiscal 2005 were significantly smaller.

Gross margin

As a percentage of total revenues, the overall gross margin was 31.3% for the fiscal year ended June 30, 2005, compared with 28.6% in the prior year.

The gross margin for integrated contract was 30.5% for fiscal 2005 compared to 26.7% for fiscal 2004. The improvement in margins is attributed to the increase in contract pricing, the adoption of various cost-saving measures, such as centralized procurement with volume discounts and rebates, a more efficient deployment of the work force and improved project management capabilities.

Operating expenses

Selling expenses

Selling expenses were $5.65 million for fiscal 2005, an increase of 24.9% or $1.12 million compared to $4.52 million for fiscal 2004. Of the increase of $1.12 million, $396,000 was related to payroll and employment benefits for sales personnel, $231,000 was for traveling expenses, $195,000 for office supplies and utilities, $117,000 was for entertainment expenses, $84,000 was for advertisement expenses, $71,000 was for bidding fees, $16,000 was for office leasing and $14,000 was for depreciation of fixed assets in fiscal year 2005, compared to the same categories of expenses for the prior year. However, as a percentage of total revenues, the selling expense accounted for 7.1% and 8.5% for the fiscal years ended June 30, 2005 and 2004, respectively. The Company has established guidelines to monitor and evaluate sales performance in different industries and regions to control selling expenses. The decrease in selling expenses as a percentage of total revenues meant that its selling efficiency had improved compared to the prior year.

General and administrative expenses

General and administrative expenses amounted to $5.14 million for fiscal 2005, an increase of $2.46 million compared to $2.68 million for fiscal 2004, an increase of 91.8%. The increase was mainly attributable to the following factors: first, the increased compensation for non-sales-related employees by $1.86 million, which mainly resulted from the increased bonuses distributed and increased staff welfare fund provided by Hangzhou HollySys as required by the foreign investment enterprise laws in China; second, an increase in office expenses (such as paper, copying expenses, mailing fees, and utilities) by $308,000; third, an increase in guarantee expenses paid to assurance companies by $211,000; fourth, an increase in depreciation expenses by $61,000; and an increase in bad debt provision by $17,000. As a percentage of total revenues, general and administrative expense increased slightly, accounting for 6.5% and 5.1% for the years ended June 30, 2005 and 2004, respectively.

Research and development expenses

Research and development expenses were $202,000 and $383,000 for fiscal 2005 and 2004, respectively. These amounts reflect the fact that subsidy income received from the government of $3.54 million and $1.57 million for fiscal 2005 and 2004, respectively, was used as a partial offset against research and development expenses. Actual research and development expenses amounted to $1.22 million and $1.95 million for fiscal 2005 and fiscal 2004, respectively.

Income from operations

Income from operations increased approximately $6.44 million, or 86.7%, from $7.43 million in fiscal 2004 to $13.88 million in fiscal 2005. The increase was driven primarily by the following facts: increase of $26.50 million in total revenues, offsetting the increase of $16.78 million in cost of revenues, the increase of $1.12 million in selling expenses and the increase of $2.46 million in general and administrative expenses. As a percentage of total revenues, the operating income for fiscal 2005 was 17.4% compared to 14.0% for the prior year. The increase as a percentage of total revenues was mainly due to a decrease in cost of revenue due to implementation of various cost-cutting measures, resulting in improved gross margins from 28.6% to 31.3% in fiscal 2005.

Interest expenses, net

Approximately $242,000 of governmental subsidy brought the net interest expenses down to $556,000 from an actual amount of $889,000 for the fiscal year ended June 30, 2005. Compared to the prior year, the actual interest expense decreased by $4,000, from $889,000 to $895,000 in fiscal 2005. The decrease was primarily due to the fact that the repayment of $4.59 million in long-term bank loans occurred in fiscal 2005, although an additional $3.02 million of short-term loans were taken down in fiscal 2005. The lower interest rate associated with those short-term loans helped to reduce the interest expense.

Other income (expenses), net

Net other income (expenses) amounted to $195,000 in fiscal 2005 compared to $32,000 in the prior year. The increase was due mainly to the income from more maintenance and training services provided to customers. Overall, the change in other income (expense) was immaterial to the Company’s financial performance for fiscal 2005 and fiscal 2004.

Subsidy income

Subsidy income received from the government in fiscal 2005 amounted to $3.55 million compared to $1.57 million in fiscal 2004. The Company used these subsidies to offset actual research and development expenses by approximately $1.02 million in fiscal 2005, compared to $1.56 million in fiscal 2004. Also, approximately $242,000 of financial subsidies from the government were used to offset the interest expenses incurred in fiscal 2005. The remaining amounts of subsidy income of $2.29 million and approximately $3,000 in fiscal 2005 and 2004, respectively, were presented as a separate line item on the statement of income.

Income tax expenses

For the fiscal year ended June 30, 2005, the Company’s income taxes provision was $401,000, compared with an income tax provision of $948,000 in the prior year. This change was due to the difference in revenue recognition timing for financial reporting and income tax purposes. In addition, the income tax provision took place principally in connection with the Beijing location, as Beijing HollySys and Haotong are subject to a preferential income tax rate at 15% and 7.5%, respectively, whereas Hangzhou HollySys was exempt from income taxes for both periods.

The effective tax rate decreased from 14.0% in fiscal 2004 to 2.0% in fiscal 2005, which was mainly due to benefits given to Hangzhou HollySys under preferential income tax policies. Income before income taxes increased from $6.72 million in fiscal 2004 to $16.47 million in fiscal 2005, a $9.75 million increase. The increase was mainly attributable to the fact that income before income taxes of Hangzhou HollySys increased significantly from $2.85 million in the prior year to$11.97 million in fiscal 2005. In addition, Hangzhou HollySys was still exempt from taxation in fiscal 2005. Therfore, the income tax rate reduction increased from 14.9% to 24.1% when comparing fiscal 2004 to fiscal 2005.

Minority interest

The minority interest increased approximately $1.33 million, from $1.04 million for the prior year to $2.37 million for fiscal 2005. Of the $1.33 million of increase, approximately $940,000 was caused by the increase in net income in Hangzhou HollySys, from approximately $2.85 million for fiscal 2004 to approximately $11.97 million in fiscal 2005. In addition, approximately $260,000 of the increase was attributable to Beijing HollySys and roughly $130,000 to Haotong.

Net income

For fiscal 2005, the Company’s net income amounted to $13.70 million, an increase of $8.97 million compared to $4.74 million in the prior year, a 189.4% increase. This increase was attributable primarily to the increase in revenues and implementation of effective cost-control measures; increase in government subsidies recognized and decrease in income tax provision.

Comparison of Fiscal Year Ended June 30, 2004 and 2003

Operating revenues

For the fiscal year ended June 30, 2004, the Company’s total revenues amounted to $53.07 million, representing an increase of $17.09 million or 47.5% over revenues of $35.99 million in fiscal 2003. The increase was due mainly to the increase in integrated contract revenue by $18.3 million for fiscal 2004. The components of revenues changed slightly, as the integrated contract revenue went from 91.5% of total revenues for fiscal 2003 to 96.5% for fiscal 2004.

Of the $53.07 million of total revenue, the integrated contract revenue amounted to $51.22 million, an increase by $18.30 million compared to revenues of $32.93 million for the prior year, a 55.6% increase. The increase was due primarily to a greater number of integrated contracts being performed for fiscal 2004; the Company performed 967 contracts in fiscal 2004 compared to 645 in fiscal 2003, a 49.9% increase. In addition, the Company successfully maintained and enlarged its integrated contract revenue as a result of the following factors: first, it enhanced its bidding strategies for various contracts for various industries in fiscal 2004, especially from metallurgy and petrochemicals; second, its intellectual property enabled it to obtain a competitive advantage over other competitors; finally, its advanced integrated automation systems and solutions and after market services increased the confidence of its customers that it could meet their quality requirements.

Of the $53.07 million of total revenues, approximately $1.85 million was derived from product sales, a decrease of approximately $1.21 million compared to $3.06 million in the prior year, a 39.5% decrease. This decrease was the result of the fact that the Company focused increasingly on sales of integrated systems, of which products are a component part, rather than on the sales of products alone.

Cost of revenues

The total cost of revenues amounted to $37.91 million, an increase by $12.03 million compared to $25.88 million for the prior year, representing a 46.5% increase. The increase was due to the increase in integrated contract revenue. The components of cost of revenues changed as cost of integrated contract revenue increased from 94.1% of total cost of revenues in fiscal 2003 to 99.1% in fiscal 2004.

The total cost of integrated contracts was $37.57 million, an increase of $13.22 million compared to $24.35 million in the prior year, representing a 54.3% increase, generally consistent with the increase in integrated contract revenue. As a percentage of cost of integrated contract revenue, labor cost accounted for 6.6% compared to 2.1% in the prior year, cost of equipment accounted for 70.4% compared to 70.1% in the prior year, and other contract execution expenses accounted for 23.0% which decreased from 27.8% in the prior year. As a percentage of integrated contract revenue, labor cost accounted for 5.2% compared to 5.1% in the prior year, cost of equipment accounted for 48.2% compared to 47.0% in the prior year, and other contract execution expenses accounted for 18.0% for both fiscal years. Due to the combined impact of these changes in cost of integrated contract revenue, gross margins for integrated contracts increased from 26.1% in fiscal 2003 to 26.7% in fiscal 2004.

Cost of products sold was $338,000, a decrease of $1.19 million compared to $1.53 million in the prior year, a 77.9% decrease. The decrease in cost of products sold was due to the decrease in product sales revenue. In fiscal 2004, the Company focused on assembling products into units, which increased the value added by it. However, doing so ultimately reduced its total product sales revenue because these units were customized, generating good gross margins although at lower volumes, compared with the total product sales revenue for fiscal 2003, when it purchased most of the products from outside vendors for resale. As a result, the Company achieved significantly greater margins of 81.7% from product sales in fiscal 2004, compared to 49.9% in fiscal 2003.

Gross margin

As a percentage of total net revenues, the overall gross margin was 28.6% for the fiscal year ended June 30, 2004, compared with 28.1% in the prior year.

The gross margin for integrated contracts was 26.7% for fiscal 2004 compared to 26.1% for fiscal 2003. The slight increase from the prior year was attributed to the use of more aggressive pricing in bids in order to secure additional orders and build up the number of contracts won, a practice which held margins in line with the prior year.

Operating expenses

Selling expenses

Selling expense was $4.52 million for fiscal 2004, an increase of 51.0%, or $1.53 million, compared to $3.00 million for fiscal 2003. Of the increase of $1.53 million, $477,000 was attributed to payroll and employment benefits for sales personnel, $468,000 was related to office supplies and utilities, $259,000 was for entertainment expenses, $152,000 was for traveling expenses, $85,000 for office leasing, $31,000 was for depreciation of fixed assets, $50,000 was for bidding fees and $5,000 was for advertisement expenses in fiscal year 2004, compared to the prior year. As a percentage of total revenues, selling expense accounted for 8.5% and 8.3% for fiscal 2004 and 2003, respectively. The Company established guidelines to monitor and evaluate sales performance in different industries and regions to control selling expenses.

General and administrative expenses

General and administrative expenses amounted to $2.68 million for fiscal 2004, compared to $2.61 million for fiscal 2004, representing an increase of just 2.5%. The increase of $65,000 was mainly attributable to the following factors: first, the increased compensation for non-sales-related employees by $135,000; second, an increase in bad debt provision by $94,000; third, an increase in guarantee expenses paid to assurance companies by $59,000; fourth, a decrease in office expenses (such as paper, copying expenses, mailing fees, water and electricity) by $190,000; and finally, an decrease in depreciation expenses by $33,000. As a percentage of total revenue, general and administrative expenses accounted for 5.1% and 7.3% for fiscal 2004 and 2003, respectively. The Company was able to avoid increases in these expenses despite the Company’s increase in overall revenues principally as the result of efficiency improvements.

Research and development expenses

Research and development expenses amounted to $383,000 and $346,000 for fiscal 2004 and 2003, respectively. This was due to the fact that subsidy income received from the government of $1.57 million for fiscal 2004 and $1.12 million for fiscal 2003, respectively, partially offset research and development expenses. Actual research and development expenses amounted to $1.95 million and $827,000 for fiscal 2004 and fiscal 2003, respectively.

Income from operations

Income from operations increased approximately $3.92 million, or 111.4%, from $3.52 million in fiscal 2003 to $7.43 million in fiscal 2004. This increase was attributed principally to the following increases: $17.09 million in total revenues, offset by increases of $12.03 million in cost of revenues and $1.53 million in selling expenses. As a percentage of total revenue, the operating income for fiscal 2004 accounted for 14.0% compared to 9.8% for the prior year. The increase as a percentage of total revenues was due mainly to the increase in total revenues, as well as implementation of cost control measures, which resulted in revenues growing faster than the increase in operating expenses, and an increase in government subsidies, which offset research and development expenses significantly.

Interest expenses, net

For the fiscal year ended June 30, 2004, net interest expense decreased slightly, by $72,000, or 7.9%, from $904,000 for fiscal 2003 to $832,000. The actual interest expenses were $894,000 and $943,000 for fiscal years 2004 and 2003, respectively. In addition, the Company received $62,000 of interest income in fiscal 2004 compared to $39,000 in the prior year. As a percentage of total revenues, interest expenses accounted for 1.6% and 2.5% for fiscal 2004 and 2003, respectively. Apart from the increased total revenues, the decline was primarily attributable to enhanced management of working capital.

Other income (expenses), net

Net other income (expenses) amounted to $32,000 in fiscal 2004 compared to $21,000 in the prior year. The change in other income (expense) was immaterial to the Company’s overall financial performance for fiscal 2004 and fiscal 2003.

Subsidy income

Net subsidy income amounted to $3,000 in fiscal 2004 compared to $635,000 in the prior year. Total subsidy income received from the government in fiscal 2004 amounted to $1.57 million compared to $1.12 million in the prior year. The Company used these subsidies to offset reported research and development expenses by approximately $1.56 million in fiscal 2004 compared to $481,000 in fiscal 2003. The remaining amounts of $3,000 and $635,000 in fiscal 2004 and 2003, respectively, were presented as a separate line item on the statement of income.

Income tax provision

For the fiscal year ended June 30, 2004, the income taxes provision was $948,000, compared to an income tax provision of $637,000 in the prior year. This change was due to the difference in revenue recognition timing for financial reporting and income tax purposes.

The effective tax rate decreased from 18.0% in the prior year to approximately 14.0% in fiscal 2004. This was due mainly to benefits realized as a result of preferential income tax policies applied to Haotong and Hangzhou HollySys. The income tax rate reduction increased from 13.8% to 14.9% when comparing the effective tax rate of fiscal 2003 to that of fiscal 2004.

Minority interest

The minority interest amounted to $1.04 million and $650,000 for fiscal 2004 and 2003, respectively. The increase in minority interest was due to the increase in net income in Hangzhou HollySys from zero in fiscal year 2003 to approximately $2.85 million in the second half of fiscal 2004, which resulted in an increase of $0.3 million in minority interests.

Net income

For fiscal 2004, net income was $4.74 million after deducting the portion attributed to minority interest, an increase by $2.51 million compared to $2.23 million in the prior year, a 112.6% increase. These increases were attributable primarily to the increase in revenues.

LIQUIDITY AND CAPITAL RESOURCES

To date, the Company has financed its operations primarily through cash flows from operations as well as short term and long term borrowings from banks.

As of December 31, 2005, the Company had total assets of $110.65 million, of which cash amounted to $12.93 million, accounts receivable amounted to $55.00 million and inventories amounted to $7.42 million. While working capital was approximately $29.52 million, equity amounted to $36.81 million. The quick ratio was approximately 1.4:1.

Comparison of Six Months Ended December 31, 2005 and 2004

Net cash provided by operating activities totaled $7.30 million for the six months ended December 31, 2005, a increase in positive cash flow by $4.09 million compared to $3.21 million in the same period in the prior year, representing a 127.3% increase. This increase resulted primarily from the following factors: 1) the increase of approximately $1.42 million in net income and the changes in non-cash adjustments ($59,000 increase in bad debt allowance, $420,000 increase in provision for inventory obsolescence, $48,000 increase in depreciation and amortization, and $552,000 increase in minority interest); and 2) the following changes in the cash flow from operating assets and liabilities:

•	$3.33 million decrease from accounts receivable;
•	$248,000 decrease from inventory;
•	$1.05 million decrease from other receivable (negative);
•	$843,000 increase from deposits and other assets (negative);
•	$104,000 increase in advance to suppliers;
•	$3.01 million decrease from advance from customers (negative);
•	$125,000 decrease in tax payable (positive);
•	$2.01 million increase from accounts payable and
•	$1.15 million increase from accrued liabilities.

The increases in cash used by accounts receivable and other receivable were consistent with the increase in revenue; however the Company understands it needs to enhance its collection effort to collect as much as possible of its receivables. The increases in accounts payable and accrued liabilities were consistent with the increase in accounts receivable and other receivable as the Company has obtained very favorable payment terms with its suppliers to enhance its working capital position. The increase in provision for inventory obsolescence was due to the fact that certain previously purchased hardware products were subject to upgrade; therefore, the net realizable value of these hardware products may be reduced.

Net cash used by investing activities was $4.67 million and $731,000 for the six months ended December 31, 2005 and 2004, respectively. The cash used by investing activities consisted mainly of capital expenditures related to purchases of property, plant and equipment, construction projects and short-term and long-term investments. The increase in purchases of fixed assets was approximately $4.14 million for the six months ended June 30, 2005 compared to $2.96 million for the same period of the prior year. The increase in property and equipment expenditure was incurred in Hangzhou HollySys, as this company occupied a relatively newly-constructed facility requiring machinery and equipment purchases. In the six months ended December 31, 2005, the Company received the proceeds of approximately $407,000 from disposing its short-term investment compared to the proceeds of $1.81 million in the same period of the prior year and interest income received of $149,000 from short-term investment in the same period of the prior year. In addition, it also had cash disbursements for long-term investments of approximately $1.29 million for a 50% interest in Beijing Tech Energy Co., Ltd. and a 20% interest in Beijing HollySys Equipment Technology Co., Ltd. for future automation systems development.

Cash flows provided by financing activities amounted to $554,000 and $3.14 million (negative) for the six months ended December 31, 2005 and 2004, respectively. Cash flows generated by financing activities consist of proceeds of bank borrowings and disbursements for repayments to bank loans, dividend payments and amounts due to related parties. For the six months ended December 31, 2005, the Company obtained net proceeds of $888,000 from short-term bank loans compared to repayments of short-term bank loans up to $4.11 million in the same period of the prior year. Also, it made repayments of long-term bank loans up to $1.01 million in the six months ended December 31, 2005 while it obtained proceeds of long-term bank loans up to $4.83 million and made repayments of $3.99 million in the same period of the prior year. In addition, there was a dividend payment of approximately $334,000 by Beijing HollySys which did not occur in the same period of the prior year. Amount due to related parties were $1.01 million and $119,000 for the six months ended December 31, 2005 and 2004. The increase of $888,000 was mainly due to the fact that during the six months ended December 31, 2005, one of investors in Beijing HollySys intended to acquire additional 20% interest in Hangzhou HollySys for a consideration of RMB35.7 million and made an advance of RMB9 million (equivalent of approximately $1.12 million) to Beijing HollySys. However, this transaction did not consummate during this six-month period as the investor was unable to obtain adequate cash for the remaining balance of the consideration. The outstanding amount of $1.12 million will be returned to the investor during the first quarter of calendar year 2006.

Comparison of Fiscal Years Ended June 30, 2005 and 2004

Net cash provided by operating activities amounted to $3.61 million, representing a decrease by $4.59 million compared to $8.20 million in the prior year, a 56.0% decrease. This decrease resulted primarily from the comparison of the following factors: 1) increase in net income by $8.97 million, among the non-cash items, increase in minority interest by $1.33 million, decrease in depreciation and amortization by $100,000, and decrease in cash flow due to the increase in investment income by $574,000; and 2) the following changes in cash flow from the operating assets and liabilities:

•	$11.05 million of increase in accounts receivable (negative cash flow);
•	$4.77 million of decrease in inventory;
•	$976,000 of decrease in advance to suppliers;
•	$428,000 of increase in other receivable (negative cash flow);
•	$189,000 of decrease in deposits and other assets;
•	$7.52 million of decrease in advance from customers (negative cash flow);
•	$1.22 million of increase in accounts payable;
•	$597,000 of decrease in accruals and other payable (negative cash flow); and
•	$1.67 million of decrease in income tax payable.

The increase in accounts receivable was the result from the increase in revenue, and the decrease in advance from customers was a result of timing of recognizing revenue. The inventory balance was reduced by $1.17 million compared to the inventory balance as of June 30, 2004. All of other changes were the result of revenue recognition.

Net cash used in investing activities decreased slightly from $4.26 million in the prior year to $3.57 million in fiscal 2005, representing a 16.1% decrease. The major item in investing activities was $5.69 million of cash disbursements for purchases of fixed assets compared to $1.9 million cash disbursements for the prior year, representing a capital expenditures increase of $3.77 million in fiscal 2005, which was for Hangzhou HollySys to acquire machinery and equipment. In order to finance capital expenditures, the Company disposed its short-term investment and received cash proceeds of approximately $1.81 million, which mitigated the large cash disbursement for purchasing fixed assets. Also, it received proceeds of approximately $358,000, which was mainly from disposing of its long-term investments in HollySys Communication Equipment Co., Ltd. and Dongfangjinhe Environmental Technology Co., Ltd. In the prior year, it incurred cash disbursement to purchase short-term investments for approximately $2.29 million which established the basis for proceeds of $1.81 million in fiscal 2005. In addition, the Company also had cash disbursement of $225,000 for long-term investment compared to $143,000 in the prior year. In addition, it received dividends from long-term investments amounting to $20,000 and interest income from short-term investments of $149,000, compared to dividends from long-term investments of $45,000 and interest income from short-term investments of $42,000 in the prior year.

Net cash provided by financing activities amounted to $1.90 million, an increase by $1.40 million compared to cash flow of $501,000 provided by financing activities for fiscal 2004, representing a 279.3% increase. In order to finance capital expenditures and other working capital needs, the Company obtained net proceeds of $3.02 million from short-term bank loans and $6.65 million from long-term bank loans offsetting the repayment of $6.4 million of long-term bank loans in fiscal 2005; whereas it obtained net proceeds of $1.69 million from short-term bank loans and incurred repayment of $2.05 million to long-term bank loans in fiscal 2004. In fiscal 2004, the Company received cash infusion from two owners in Hangzhou HollySys for $600,000 while there were no similar cash flows in fiscal 2005. In addition, Beijing HollySys distributed dividends totaling $1.51 million in fiscal 2005, while there were no such dividends paid out in fiscal 2004. The cash flow in connection with amount due to related parties decreased by $120,000 in fiscal 2005 compared to the cash flow in connection with amount due to related parties of $264,000 in fiscal 2004.

Comparison of Fiscal Years Ended June 30, 2004 and 2003

Net cash provided by operating activities amounted to $8.20 million, representing an increase of $7.73 million compared to the net cash of $467,000 provided by operating activities for fiscal 2003. This increase in cash flow provided by operating activities resulted primarily from the comparison of the following factors: 1) increase in net income by $2.51 million and the changes in non-cash adjusting items including increase in minority interest by $391,000 (positive), increase in depreciation and amortization by $233,000 (positive), decrease in investment income by $156,000 (positive); and 2) the changes in cash flow from the operating assets and liabilities, principally from the following:

•	$3.29 million of increase in accounts receivable (negative);
•	$2.91 million of increase in inventory (negative);
•	$1.80 million of increase in advances to suppliers (negative);
•	$412,000 increase in other receivable (negative);
•	$318,000 of decrease in deposits and other assets (positive);
•	$5.68 million of increase in advance from customers (positive);
•	$3.91 million of increase in accounts payable (positive);
•	$3.15 million of increase in accrued liabilities (positive); and
•	$134,000 of increase in tax payable.

The increase in accounts receivable was the result from the increase in revenue. The increases in advance to suppliers and in inventory for fiscal 2004 were the basis for the increase of revenue in fiscal 2005 compared to the increases in advance to suppliers and inventory for fiscal 2003. Along with the increase in revenue, the balance in other receivable also increased resulting in a negative cash flow of $412,000 compared to the balance of other receivable for fiscal 2003. The increase in advance from customers, in accounts payables, and accrued liabilities provided the Company with a reasonable cushion for working capital purpose. All of those changes were the result of revenue recognition.

Net cash used in investing activities increased from $2.51 million in fiscal 2003 to $4.26 million in fiscal 2004, representing a 69.8% increase in fiscal 2004. The increase in cash flow used in investing activities was due mainly to purchase of short-term investments by $2.29 million, an increase by $2.02 million compared to only $269,000 in fiscal 2003, representing a 749.6% increase, which provided a cash surplus available for future investment. Capital expenditures in fiscal 2004 were approximately $1.91 million, an increase by $281,000 compared to $1.63 million for fiscal 2003, representing a 17.2% increase. In fiscal 2003, the Company spent approximately $687,000 to acquire 70% equity interest in Haotong while there was no such cash disbursement in fiscal 2004.

Net cash flow provided by financing activities totaled $501,000 in fiscal 2004, a decrease by $308,000 compared to $809,000 for fiscal 2003, representing a 38.1% decrease. In fiscal 2004, the Company obtained net borrowing from short-term bank loans by $1.69 million whereas there was a net repayment of $2.05 million in fiscal 2003, a net change of $3.75 million. It made a repayment of long-term bank loans of $2.05 million in fiscal 2004 compared to $2.00 million in fiscal 2003. Also, it obtained proceeds of $4.83 million from long-term bank loans in fiscal 2003 compared to the zero proceeds in fiscal 2004. In fiscal 2004, it increased the amount due to related parties by approximately $263,000 whereas it increased the amount due to related parties by only $24,000 in fiscal 2003. As a result of these changes, the financing activities for fiscal 2004 created a decrease of $308,000 compared to the financing activities for fiscal 2003.

Working Capital

The Company’s working capital has been increasing over the reporting periods with growth rates of 90.1% between fiscal 2005 and 2004 and 31.8% between the six-month periods ended December 31, 2005 and 2004, respectively.

Total current assets at June 30, 2005 amounted to $78.48 million, an increase by approximately $21.97 million compared to $57.51 million at June 30, 2004. Total current assets increased up to approximately $87.84 million at December 31, 2005. The increases was attributable mainly to larger amounts of accounts receivable, other receivables and advances to suppliers, all of which resulted from increasing operating results. The accounts receivable were classified into billed and unbilled accounts receivables based on the percentage of completion method for revenue recognition. Other receivables include deposits required by the contract bidding service providers for every contract bid for and shipping freight expenses paid on behalf of customers which are not presented on invoices issued by the Company for revenue recognition purpose. Normally, the Company makes a down payment to its suppliers mainly for the purchases of equipment and materials to fulfill its commitments to its customers. Therefore, the growing balances of accounts receivable, other receivables and advances to suppliers reflect the increased operating revenues.

Current liabilities amounted to $58.32 million at December 31, 2005, in comparison to $56.08 million at June 30, 2005 and $45.72 million at June 30, 2004, respectively. The increases have been attributable mainly to the increases in short-term loans, accounts payable, deferred revenue, accrued payrolls, warranty liabilities and other tax payables. In order to optimize its debt structure, the Company has increased its short-term borrowings while decreasing the proportion of long-term borrowings for obtaining benefit from the relatively lower interest rates. The increased accounts payable was due to the fact that it received favorable payment terms from its vendors and maintained the timely payments in order to better manage its daily cash flow. Deferred revenue resulted from the excess of the billed amounts over revenues recognized on the contracts and the billings were rendered based on agreed milestones included in the contracts with customers. Therefore, deferred revenue was in the nature of advances from customers. The increase in deferred revenue was an important component of working capital and related closely to the Company’s revenue growth. Accrued liabilities mainly consisted of employee welfare provision of Beijing HollySys, Haotong and Hangzhou HollySys according to various Chinese laws, and one-month accrued salary expenses and year-end bonuses. The Company provided warranty expenses to its customers for after-sales services. Warranty liabilities were provided based on 1.5% of the integrated contract revenue during the period and the difference from the former period, and were charged into selling expense. Other tax payables mainly consisted of value added tax (“VAT”) payable during the period and the enlarged VAT payable amount was resulted from the revenue growth over these periods.

The current ratio increased from 1.26 at June 30, 2004 to 1.40 at June 30, 2005, and increased to 1.51 at December 31, 2005. The changes in current ratio were due mainly to the growth of operating activities. In order to finance operating activities, the Company had maintained a good standing of current ratio due primarily to the following three factors: first, enhance accounts receivable collection; second, increase the accounts payable and meet a timely payment schedule; and third, increase short-term debts in order to facilitate flexibility of borrowing.

Capital Resources

The Company has obtained working capital through several ways. First, it obtained short-term and long-term bank loans. Second, its suppliers were willing to provide it with extended payment terms which would not force it to increase bank borrowings unless it planned to increase its operating scale significantly. Third, through the improved biding mechanism, it asked its customers to increase their payments in the early stage of contract performance process to diminish its working capital demands for daily operations. Fourth, it has maintained good relationships with commercial banks which provided it with the necessary bank financing. At December 31, 2005, the Company had established standby credit facilities with domestic commercial banks for aggregate approximately $33.36 million to finance any funding needs related to its projects and relevant working capital requirements. Finally, it may issue corporate bonds to the public in the future. The Company believes that it will be able to obtain adequate cash flow for its operating activities and will continue to improve its cash collection to satisfy the cash demands from its daily operations.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

The following table sets forth the Company’s contractual obligations, including long-term and short-term loans and operating leases, and capital and operational commitments at of June 30, 2005.

Item	Less than 1 year	1-2 years	2-3 years	3-5 years	More than 5 years	Total
	$	$	$	$	$	$
Long-term Bank Loans	1,208,240	6,645,321	-	-	-	7,853,561
Interest payable	34,646	741,437	-	-	-	776,083
Short-term Bank Loans	8,699,329	-	-	-	-	8,699,329
Interest payable	281,354					281,354
Short-term loan from a related party	2,416,480	-	-	-	-	2,416,480
Interest payable	51,809					51,809
Operating Lease Commitment (1)	50,000	-	-	-	-	50,000
Purchase Commitment (2)	1,614,946	-	-	-	-	1,614,946
Total	14,356,804	7,386,758				21,743,562

(1) Operating Lease Commitment

Beijing HollySys entered into a lease agreement with HollySys Information Technology Co., Ltd., in which HollySys holds 40% interest, to lease office space. The lease agreement is renewable on an annual basis. The basic rental price has ranged from RMB1.4 or RMB1.5 per square meter per day during the past five years. The total rental per year depends on the actually total square meters leased each year. The total rental expense for the years ended June 30, 2003, 2004 and 2005 was $107,000, $116,000, and $57,000, respectively. The rental expense for the six months ended December 31, 2004 and 2005 was $28,251 and $22,736, respectively.

(2) Purchase Commitment

As of June 30, 2005, the Company had approximately $1.61 million in purchase obligations including $1,493,533 for construction of factory premises and $121,414 for purchases of equipment, mainly for Hangzhou HollySys.

	RMB	US Dollars
Plant and building construction	12,361,225	1,493,533
Equipment	1,004,880	121,414
Total	13,366,105	1,614,946

Other than the contractual obligation and commercial commitments set forth above, the company does not have any other long-term debt obligations, operating lease obligations, purchase obligations or other long-term liabilities.

OFF-BALANCE SHEET ARRANGEMENTS

The Company has not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties as of December 31, 2005. It has have not entered into any foreign currency forward contract. It does not have any other off-balance sheet arrangements except for the contractual obligations and commitments mentioned above as of December 31, 2005. The Company believes that there are no off-balance sheet arrangements that have or are reasonably likely to have a material effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

EMPLOYEES AND THEIR BENEFITS

At December 31, 2005, Beijing HollysSys and Hangzhou HollySys had a total of approximately 1,000 employees. The remuneration package of the employees includes salary, bonuses and allowances. Employees also receive welfare benefits including workers’ insurance, medical care, housing subsidies, child care and education, and other miscellaneous items.

The Company believes that its success in attracting and retaining highly skilled technical employees and sales and marketing personnel is largely a product of its commitment to providing a motivating and interactive work environment that features continuous and extensive professional development opportunities, as well as frequent and open communications at all levels of the organization.

RECENT ACCOUTING PRONOUNCEMENTS

In November 2004, the FASB issued Statement of Accounting Standards No. 151, “Inventory Costs, an Amendment of ARB No. 43, Chapter 4” (SFAS No. 151). SFAS No. 151 eliminates the “so abnormal” criterion in ARB No. 43 “Inventory Pricing.” SFAS No. 151 no longer permits a company to capitalize inventory costs on its balance sheets when the production defect rate varies significantly from the expected rate. SFAS No. 151 reduces the differences between U.S. and international accounting standards. SFAS No. 151 is effective for inventory costs incurred during annual periods beginning after June 15, 2005. The Company does not believe that this pronouncement will have a material effect on its financial position and net income.

In December 2004, the FASB issued the Statement of Financial Account Standards No. 153, “Exchange of Nonmonetary Assets, An Amendment of APB Opinion No. 29” (SFAS No. 153). SFAS No 153 addresses the measurement of exchanges of nonmonetary assets. SFAS No. 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date this Statement is issued. The provisions of this Statement shall be applied prospectively. The Company does not believe that this pronouncement will have a material effect on its financial position and net income.

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements.” (SFAS No. 154). SFAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS No. 154 generally requires retrospective application to the prior period financial statements of voluntary changes in accounting principles. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. However, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements. The Company does not believe that the adoption of SFAS No. 154 will have a material effect on its results of operations or financial condition.

QUANTITATIVE AND QUALITATIVE MARKET RISKS

Industrial environment and national industrial development policies

The Company is highly sensitive to industry environment changes and state industrial development policies. State industrial development policies have established clear targets for market capacities of automation systems in the short and long run. These are crucial to the development of the Company, especially for rail transport and nuclear power plant automation systems. At present, state policies are favorable to the Company’s development. If the government ceases supporting the rail transportation and nuclear industries, however, it would bring about a negative impact on operating results in the next a few years.

The Company relies on market research and technology development to ensure that it delivers attractive, high-quality products and services to its customers as a way to protect against risks connected with a change in the competitive environment.

Taxation risk

As a result of various tax regulations, Beijing HollySys, Hangzhou HollySys and Haotong HollySys are entitled to the benefits afforded by certain preferential income tax policies. These preferential tax policies will terminate in one to three years.

With the aim of attracting foreign investment, the Chinese government provides favorable income tax rates to foreign-invested enterprises in China at the levels of 15%, 24% and 30%. Domestic-invested enterprises, on the other hand, normally are subject to a 33% income tax rate. The Chinese government has indicated that it intends to eliminate differences between the applicable tax rates of domestic and foreign-invested enterprises, but the schedule for the unification of tax rates has not yet been established. When the preferential tax treatment is ended, it will increase taxes and reduce the Company’s after tax profits.

Additionally, the China government provides subsidies (sourcing from the proceeds of VAT collected) to all domestic enterprises which are involved in software development. Since this subsidy policy became effective, the Company has enjoyed subsidies for software development, which has been an integral part of the Company’s integrated contracts. The subsidy policy will cease at the end of 2010. When the termination of the subsidy policy occurs, it will cause after-tax income to decline by approximately 3%.

The Company is confident that its continuing business development coupled with effective cost-control methods, will contribute to achieving positive financial results that will offset the adverse impacts that will result from the elimination of these tax preferences.

Foreign exchange risk

The Company conducts its business primarily in Chinese RMB currency, although it does have plans to expand its business internationally.

RMB is not a freely convertible currency. The restrictions on foreign exchange imposed by the Chinese government may result in the material differences between the future exchange rate and the current exchange rate or historical exchange rate. The changes in the exchange rate of RMB currency will impose foreign exchange translation risk on the Company’s financial statements and impact the Company’s ability to carry out operations related to foreign exchange. Those changes also will impact its ability to pay dividends in US dollars. The Company believes that, however, it is, and will be, able to obtain sufficient foreign exchange to implement the above-mentioned operations and hedge against foreign exchange risk.

Interest rate risk

Over the years, the Company has tended to obtain proceeds from short-term bank loans for working capital financing purpose. Therefore, it is subject to market rate risks due to fluctuations in interest rates charged on these loans. All the short-term bank loans (maturing from six months to one year) had fixed interest rates ranging from 5.22% to 5.76% per annum. However, when these short-term bank loans are renewed, the interest rates are subject to change based on the notice from the People’s Bank of China, the central bank of China. It is not possible to know if those interest will increase, or by how much.

Most of the short-term bank loans were guaranteed by the Company related parties and third parties and one bank loan of $2,416,480 at June 30, 2005 in Hangzhou HollySys was collateralized by its plant and property. This was a bank loan payable to a commercial bank which served as a trustee appointed by HollySys Information Technology Co., Ltd. in which HollySys holds 40% interest. This loan had interest rate of 5.31%, and 5.76% at June 30, 2004 and 2005, which is the same market rate charged by that commercial bank for the loans lent with similar terms to the similarly situated borrowers.

The following table provides information, by maturity dates, regarding the Company’s interest rate sensitive financial instruments, which consist of fixed rate short-term and long-term debt obligations as of June 30, 2005.

Lender	Balance at June 30, 2005	Maturity Date	Interest Rate	Floating or Fixed Interest Rate	Current portion
Long-term loans
Industrial and Commercial Bank of China	1,208,240	December 26, 2005	5.58%	Fixed rate	1,208,240
Bank of Beijing	1,812,360	July 15, 2007	5.49%	Fixed rate
CITIC Trust & Investment Co., Ltd.,	4,832,961	January 21, 2007	7.002%	Fixed rate
Total	7,853,561				1,208,240
Short-term loans
Agricultural Bank of China	2,416,480	March 11, 2006	6.138%	Fixed rate
CITIC Industrial Bank	1,208,240	September 8, 2005	5.22%	Fixed rate
CITIC Industrial Bank	1,208,240	October 13, 2005	5.22%	Fixed rate
China Merchants Bank	1,208,240	July 28, 2005	5.22%	Fixed rate
Industrial and Commercial Bank of China	2,416,480	May 31, 2006	5.58%	Fixed rate
Bank of Beijing	241,648	December 27, 2005	6.138%	Fixed rate
Total	8,699,329
Short-term bank loan from related parties
HollySys Information Technology	2,416,480	November 5, 2005	5.76%	Fixed rate
Total	2,416,480

FUTURE DEVELOPMENT AND BUSINESS STRATEGIES

The Company’s goal is to become one of the leading automation and process control system companies over the world. It plans to concentrate its research and development resources on core technologies such as I/O signal processing technology, network protocol interface, HOLLiAS DCS platform, software development and application system design to maintain technological advantages over the Company’s competitors. The Company’s principal elements of business strategies are:

•	To maintain leadership in China’s DCS market;
•	To enhance the Company’s leading position in technology;
•	To leverage the Company’s large customer base to offer total solutions; and
•	To focus on high-value tailored technology services.

INFORMATION ABOUT CHARDAN

Business of Chardan

General

Chardan was formed on March 10, 2005, to serve as a vehicle to effect a stock purchase, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business that has its primary operating facilities located in the PRC in any city or province north of the Yangtze River. Prior to executing the stock purchase agreement with the HollySys Stockholders, Chardan’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Offering Proceeds Held in Trust

Chardan consummated its initial public offering in August 2005. The net proceeds of the offering, after payment of underwriting discounts and expenses, were approximately $30.9 million. Of that amount, approximately $29.8 million was placed in the trust account and invested in government securities. The remaining proceeds have been or are being used by Chardan in its pursuit of a business combination. The trust account will not be released until the earlier of the consummation of a business combination or the liquidation of Chardan. The trust account contained approximately $30,260,861 as of December 31, 2005. If the stock purchase with the HollySys Stockholders is consummated, the trust account will be released to Chardan, less:

•	amounts paid to stockholders of Chardan who do not approve the stock purchase and elect to convert their shares of common stock into their pro-rata share of the trust account; and

•	the cash payment being paid to the HollySys Stockholders in the stock purchase.

Fair Market Value of Target Business

Pursuant to Chardan’s Certificate of Incorporation, the initial target business that Chardan acquires must have a fair market value equal to at least 80% of Chardan’s net assets at the time of such acquisition. Chardan’s board of directors determined that this test was clearly met in connection with its acquisition of HollySys.

Stockholder Approval of Business Combination

Chardan will proceed with the acquisition of HollySys only if a majority of all of the outstanding shares of Chardan is voted in favor of the stock purchase and Redomestication Merger proposals. The stockholders existing prior to the initial public offering have agreed to vote their common stock on these proposals in accordance with the vote of the majority offering. If the holders of 20% or more of Chardan’s common stock vote against the stock purchase proposal and demand that Chardan convert their shares into their pro rata share of the trust account, then Chardan will not consummate the stock purchase. In this case, Chardan would be able to present another potential business combination to its stockholders, subject to the time limitations set forth below.

Liquidation if no business combination

If Chardan does not complete a business combination by February 10, 2007, or by August 10, 2007 if the extension criteria described below have been satisfied, Chardan will be dissolved and will distribute to all of its public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Chardan’s existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to the initial public offering. There will be no distribution from the trust account with respect to Chardan’s warrants.

If Chardan were to expend all of the net proceeds of the initial public offering, other than the proceeds deposited in the trust account, the per-share liquidation price as of December 31, 2005 would be $5.26, or $0.74 less than the per-unit offering price of $6.00 in Chardan’s initial public offering. The proceeds deposited in the trust account could, however, become subject to the claims of Chardan’s creditors and there is no assurance that the actual per-share liquidation price will not be less than $5.26, due to those claims.

If Chardan enters into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to February 10, 2007, but is unable to complete the business combination by February 10, 2007, then Chardan will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If Chardan is unable to do so by August 10, 2007, upon notice from Chardan, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to the transfer agent for distribution to the stockholders holding shares acquired through the initial public offering.

The stockholders holding shares of Chardan common stock issued in the initial public offering will be entitled to receive funds from the trust account only in the event of Chardan’s liquidation or if the stockholders seek to convert their respective shares into cash and the stock purchase is actually completed. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Facilities

Chardan maintains executive offices at 625 Broadway, Suite 1111, San Diego, California 92101. The cost for this space is included in a $7,500 per-month fee that Chardan Ventures, an affiliate of Dr. Richard D. Propper, Jiangnan Huang and Zhang Li, charge Chardan for general and administrative services. Chardan believes, based on rents and fees for similar services in the San Diego area, that the fees charged by Chardan Ventures are at least as favorable as Chardan could have obtained from an unaffiliated person. Chardan considers its current office space adequate for current operations.

Employees

Chardan has four directors, three of whom also serve as officers. These individuals are not obligated to contribute any specific number of hours to Chardan’s business per week, and they intend to devote only as much time as they deem necessary to Chardan’s affairs. Chardan has no paid employees.

Periodic Reporting and Audited Financial Statements

Chardan has registered its securities under the Securities Exchange Act of 1934 and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, Chardan’s annual reports will contain financial statements audited and reported on by Chardan’s independent accountants. Chardan has filed with the Securities and Exchange Commission a Form 10-QSB covering the fiscal quarter ended September 30, 2005.

Legal Proceedings

There are no legal proceedings pending against Chardan.

Plan of Operations

The following discussion should be read in conjunction with Chardan’s Financial Statements and related notes thereto included elsewhere in this proxy statement/prospectus.

Chardan was formed on March 10, 2005 to serve as a vehicle to effect a stock purchase, capital stock exchange, asset acquisition or other similar business combination with an unidentified business that has its primary operating facilities located in the PRC in any city or province north of the Yangtze River. Chardan closed its initial public offering on August 10, 2005. All activity from March 10, 2005 through August 10, 2005 related to its formation and initial public offering.

Chardan incurred a net loss of $101,742 for the year ended December 31, 2005. Chardan’s total costs and expenses, all of which were related to our formation, maintenance of our corporate status and efforts to find and evaluate target businesses, were approximately $454,000, consisting principally of the following: travel and entertainment expenses, consulting fees, directors and officers liability insurance, amounts paid to a related party under a monthly administrative services agreement, professional fees, state franchise taxes and miscellaneous expenses. Those expenses were offset by interest income of approximately $348,000 on the trust fund investments and funds outside the trust fund, excluding deferred interest.

Consulting expenses of $66,700 were paid pursuant to an agreement Chardan entered into with Greatace, Ltd., a China-based consulting firm, during the quarter ended September 30, 2005, to assist in Chardan’s search for prospective target companies in the northern portion of China. Greatace has also performed due diligence on prospective target businesses and assisted Chardan in structuring the business combination with HollySys Holdings. In the event that Chardan consummates the transaction with HollySys Holidngs, Chardain is obligated to pay Greatace an additional $133,300.

Approximately $29.8 million of the net proceeds of the initial public offering are in trust, with the remaining net proceeds of approximately $1.1 million available to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Chardan will use substantially all of the net proceeds of its initial public offering not held in trust to identify and evaluate prospective acquisition candidates, select the target business, and structure, negotiate and consummate the business combination. Chardan intends to utilize its cash, including the funds held in the trust fund, capital stock, debt or a combination of the foregoing to effect a business combination. To the extent that its capital stock or debt securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other available cash to finance the operations of the target business

Chardan intends to utilize its cash, including the funds held in the trust account, capital stock, debt or a combination of the foregoing to effect a business combination. Under the agreement governing the proposed transaction, up to $27,000,000 will be paid at the closing to the HollySys Stockholders to acquire their shares. The remaining funds in the trust account will be used to finance the operations of HLS and, if needed, to pay a portion of the deferred purchase price. Uses of those proceeds will include, among other things, the following:

•	Payment of the accrued expenses of Chardan as of the date of the closing of the transaction;

•
To support internal expansion of HLS’s operations, including increased hiring expansion of existing facilities or the acquisition or construction of new facilities, expenditures to increase the geographic markets within China in which HLS operates and expansion of the production and distribution networks needed to accomplish that geographic market extension; and

•	To increase research and development to enable HLS to expand its product offering, including the development of nuclear power plant automation and transportation automation.

Chardan is obligated, commencing August 2, 2005 to pay to Chardan Ventures, an affiliate of Dr. Richard D. Propper, its chairman of the board, Jiangnan Huang, a director and chief executive officer and Zhang Li, a director and chief financial officer, a monthly fee of $7,500 for general and administrative services.

In connection with its initial public offering, Chardan issued an option for $100 to the representative of the underwriters to purchase 250,000 units at an exercise price of $7.50 per unit. Chardan has accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders’ equity. Chardan estimates that the fair value of this option is approximately $550,000 ($2.20 per unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 44.5%, (2) risk-free interest rate of 3.8% and (3) expected life of five years. The option may be exercised for cash or on a “cashless” basis at the holder’s option such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash. In addition, the warrants underlying such Units are exercisable at $6.65 per share.

Off-Balance Sheet Arrangements

Warrants and representative's unit purchase option issued in conjuction with our initial public offering are equity linked derivatives and accordingly represent off balance sheet arrangements.  In addition, the conversion feature of the representative's unit purchase option constitutes an embedded derivative.  The warrants, unit purchase option and conversion feature meet the scope exception in paragraph 11(a) of FAS 133 and are accordingly not accounted for as derivatives for purposes of FAS 133, but instead are accounted for as equity.  See footnote 5 of the financial statements for more information.

PRO FORMA

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pursuant to a stock purchase agreement dated February 2, 2006 (the “Stock Purchase Transaction”), Chardan North China Acquisition Corporation (“Chardan”) agreed to purchase 100% of the interest of Gifted Time Holdings Limited (“HollySys Holdings”) in exchange for consideration including cash of $30 million and 23.5 million shares of HLS Systems International Limited (“HLS”), a subsidiary of Chardan that will merge with Chardan with HLS as the surviving entity (the “Chardan Merger”). Each share of common stock of Chardan will automatically convert into one share of common stock of HLS. The 23.5 million shares of HLS will represent not less than 77% of total outstanding shares following the Chardan Merger if all of the existing shareholders of Chardan approve the stock purchase transaction and no warrants are exercised. If all of the existing shareholders of Chardan exercise their warrants and no shareholder redeems his or her shares into cash, then the 23.5 million shares to be issued to the shareholders of HollySys Holdings will represent no less than 54.9% of the outstanding shares of HLS following the Chardan Merger.

The Stock Purchase Transaction will result in the shareholders of HollySys Holdings obtaining a majority of the voting interest in HLS. Generally accepted accounting principles require that the company whose shareholders retain the majority voting interest in a combined business be treated as the acquirer for accounting purposes. Because Chardan does not have any assets with operating substance except cash, the Stock Purchase Transaction has been accounted for as a reorganization and recapitalization of HollySys Holdings with a carry-over basis. The cash payment of $30 million to the shareholders of HollySys Holdings has been accounted for as a capital distribution.

The following unaudited pro forma combined financial statements give effect to the Stock Purchase Trransaction based on the assumptions and adjustments set forth in the accompanying notes, which management believes is reasonable. The following unaudited pro forma financial statements and accompanying notes should be read in conjunction with the audited historical financial statements and related notes of Chardan from Chardan’s inception (March 5, 2005) to December 31, 2005 and HollySys Holdings, which are included in this document.

The following unaudited pro forma balance sheet combines the financial position of HollySys Holdings and Chardan as of December 31, 2005 as if the Stock Purchase Transaction occurred on December 31, 2005. The following unaudited pro forma combined income statements give effect to the reorganization and recapitalization transaction of HollySys Holdings assuming that the reorganization and recapitalization transaction took place on January 1, 2005.

The following unaudited pro forma combined financial statements have been prepared using two different levels of approval of the Stock Purchase Transaction by the Chardan stockholders, as follows:

•	Maximum Approval: This presentation assumes that 100% of Chardan stockholders approve the Stock Purchase Transaction; and

•
Minimal Approval: This presentation assumes that only 80.01% of Chardan stockholders approve the Stock Purchase Transaction. (Accordingly, 1,149,425 shares were assumed to be redeemable upon voting against approing the contemplated Stock Purchase Transaction,a nd the amount of $5,964,017 was set aside for possible redemption).

The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operation results that would have actually achieved if the Stock Purchase Transaction had consummated as of the beginning of the period indicated, nor is it necessarily indicative of the future operating results of the combined business.

Pro Forma Assumption and Adjustments:

(a)	to record the release of funds held in trust by CNCAC.
(b)	to record the cash portion of the purchase price, including the initial cash payment, and the accrual of the remaining payment for an aggregate of $30,000,000.
(c)	to record an estimated reduction in interest income due to payment of the cash portion of the purchase price.
(d)	assuming maximum approval, to reclassify common stock held in trust to permanent equity and to record related deferred interest as income.
(e)	assuming minimum approval, to record the refund of funds to dissenting shareholders.
(f)	to record the stock portion of the purchase price, the issuance of 23,500,000 shares of Chardan common stock for all the shares of Gifted Time Holdings Limited.
(g)	to eliminate the accumulated deficit (as adjusted when assuming maximum approval) of Chardan, as Gifted Time Holdings Limited will be the continuing entity for accounting purposes.

Pro forma net income per share was calculated by dividing pro forma net income by the weighted average number of shares outstanding as follows:

	Year Ended December 31, 2005
	Maximum Approval (100%)	Minimum Approval (80.01%)
Shares issued in the Transaction	23,500,000	23,500,000
Weighted average shares outstanding in Chardan	4,020,202	3,466,438
Incremental shares relating to warrants exercised	630,435	630,435
Weighted average common shares - diluted	28,150,637	27,596,873

THE SHARES UNDERLYING THE UNDERWRITER’S PURCHASE OPTION HAVE NOT BEEN CONSIDERED SINCE THE RELATED EXERCISE PRICE IS IN EXCESS OF THE AVERAGE MARKET PRICE DURING THE PERIOD. THERE ARE NO OTHER DILUTED INSTRUMENTS IN CHARDAN.

HLS SYSTEMS INTERNATIONAL LIMITED
(Formerly Chardan North China Acquisition Corporation and Successor of Gifted Time Holdings Limited)
Pro Forma Combined Balance Sheet (Maximum Approval Assumption)
At December 31, 2005

	HollySys Holdings	Chardan	Pro Forma Adjustments		Pro Forma Combined
	(Unaudited)				(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$12,930,747	$856,380	$30,260,861	(a)	$16,874,081
			(27,173,907)	(b)
Investments held in trust	-	30,260,861	(30,260,861)	(a)	-
Contract performance deposit in banks	1,983,469	-	-		1,983,469
Term deposit	285,869	-	-		285,869
Accounts receivable	55,000,568	-	-		55,000,568
Other receivables	3,472,105	-	-		3,472,105
Advances to suppliers	6,714,660	-	-		6,714,660
Inventories	7,423,660	-	-		7,423,660
Deferred tax assets	-	177,370	-		177,370
Prepaid expenses and other current assets	32,527	58,503	-		91,030

Total current assets	87,843,605	31,353,114	(27,173,907)		92,022,812
Property, plant and equipment, net	17,495,754	-	-		17,495,754
Long term investments	5,311,819	-	-		5,311,819

Total assets	$110,651,178	$31,353,114	$(27,173,907)		$114,830,385

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term bank loans	$9,541,275	$-	$-		$9,541,275
Short-term bank loan from related parties	2,478,253	-	-		2,478,253
Accounts payable	19,050,811	-	-		19,050,811
Deferred revenue	8,671,297	-	-		8,671,297
Accrued payroll and related expense	5,460,746	-	-		5,460,746
Income tax payable	246,608	173,120	-		419,728
Warranty liabilities	1,515,957	-	-		1,515,957
Other tax payables	4,842,888	-	-		4,842,888
Accrued liabilities	4,988,458	224,498	-		5,212,956
Amounts due to related parties	1,463,463	-	-		1,463,463
Deferred tax liabilities	61,689	-	-		61,689
Deferred interest	-	86,395	(86,395)	(c1)	-
Total current liabilities	58,321,445	484,013	(86,395)		58,719,063

Long-term liabilities:
Long-term loans	6,815,197	-	-		6,815,197
Remaining payment to HollySys stockholders	-	-	2,826,093	(c1)	2,826,093
Total liabilities	65,136,642	484,013	2,739,698		68,360,353

HLS SYSTEMS INTERNATIONAL LIMITED
(Formerly Chardan North China Acquisition Corporation and Successor of Gifted Time Holdings Limited)
Pro Forma Combined Balance Sheet (Maximum Approval Assumption)
At December 31, 2005

	HollySys Holdings	Chardan	Pro Forma Adjustments		Pro Forma Combined
	(Unaudited)				(Unaudited)

Common stock subject to redemption	-	5,964,017	(5,964,017)	(c1)	-
Minority interest	8,705,593	-	-		8,705,593

Stockholders’ equity:
Common stock	50,000	700	(47,650)	(d)	3,050
Additional paid-in capital	11,950,516	25,006,126	(30,000,000)	(b)	12,952,962
			47,650	(d)
			5,964,017	(c1)
			(15,347)	(e)
Appropriated earnings	3,296,008	-	-		3,296,008
Retained earnings	20,715,881	(101,742)	86,395	(c1)	20,715,881
			15,347
Cumulative translation adjustments	796,538	-	-	(e)	796,538
Total stockholders’ equity	36,808,943	24,905,084	(23,949,588)		37,764,439

Total liabilities and stockholders' equity	$110,651,178	$31,353,114	$(27,173,907)		$114,830,385

HLS SYSTEMS INTERNATIONAL LIMITED
(Formerly Chardan North China Acquisition Corporation and Successor of Gifted Time Holdings Limited)
Pro Forma Combined Balance Sheet (Minimum Approval Assumption)
At December 31, 2005

	HollySys Holdings	Chardan	Pro Forma Adjustments		Pro Forma Combined
	(Unaudited)				(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$12,930,747	$856,380	$30,260,861	(a)	$14,856,433
			(23,141,143)	(b)
			(6,050,412)	(c2)
Investments held in trust	-	30,260,861	(30,260,861)	(a)	-
Contract performance deposit in banks	1,983,469	-	-		1,983,469
Term deposit	285,869	-	-		285,869
Accounts receivable	55,000,568	-	-		55,000,568
Other receivables	3,472,105	-	-		3,472,105
Advances to suppliers	6,714,660	-	-		6,714,660
Inventories	7,423,660	-	-		7,423,660
Deferred tax assets	-	177,370	-		177,370
Prepaid expenses and other current assets	32,527	58,503	-		91,030
Total current assets	87,843,605	31,353,114	(29,191,555)		90,005,164

Property, plant and equipment, net	17,495,754	-	-		17,495,754
Long term investments	5,311,819	-	-		5,311,819
Total assets	$110,651,178	$31,353,114	$(29,191,555)		$112,812,737

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term bank loans	$9,541,275	$-	$-		$9,541,275
Short-term bank loan from related parties	2,478,253	-	-		2,478,253
Accounts payable	19,050,811	-	-		19,050,811
Deferred revenue	8,671,297	-	-		8,671,297
Accrued payroll and related expense	5,460,746	-	-		5,460,746
Income tax payable	246,608	173,120	-		419,728
Warranty liabilities	1,515,957	-	-		1,515,957
Other tax payables	4,842,888	-	-		4,842,888
Accrued liabilities	4,988,458	224,498	-		5,212,956
Amounts due to related parties	1,463,463	-	-		1,463,463
Deferred tax liabilities	61,689	-	-		61,689
Deferred interest	-	86,395	(86,395)	(c2)	-
Total current liabilities	58,321,445	484,013	(86,395)		58,719,063
Long-term liabilities:
Long-term loans	6,815,197	-	-		6,815,197
Remaining payment to HollySys stockholders	-	-	6,858,857	(b)	6,858,857
Total liabilities	65,136,642	484,013	6,772,462		72,393,117

HLS SYSTEMS INTERNATIONAL LIMITED
(Formerly Chardan North China Acquisition Corporation and Successor of Gifted Time Holdings Limited)
Pro Forma Combined Balance Sheet (Minimum Approval Assumption)
At December 31, 2005

	HollySys Holdings	Chardan	Pro Forma Adjustments		Pro Forma Combined
	(Unaudited)				(Unaudited)

Common stock subject to redemption	-	5,964,017	(5,964,017)	(c2)	-
Minority interest	8,705,593	-	-		8,705,593

Stockholders’ equity:
Common stock	50,000	700	(47,650)	(d)	2,935
			(115)	(c2)
Additional paid-in capital	11,950,516	25,006,126	(30,000,000)	(b)	6,902,665
			47,650	(d)
			(101,742)	(e)
			115	(c2)
Appropriated earnings	3,296,008	-	-		3,296,008
Retained earnings (accumulated deficit)	20,715,881	(101,742)	101,742	(e)	20,715,881
Cumulative translation adjustments	796,538	-	-		796,538
Total stockholders’ equity	36,808,943	24,905,084	(30,000,000)		31,714,027

Total liabilities and stockholders' equity	$110,651,178	$31,353,114	$(29,191,555)		$112,812,737

HLS SYSTEMS INTERNATIONAL LIMITED
(Formerly Chardan North China Acquisition Corporation and Successor of Gifted Time Holdings Limited)
Pro Forma Combined Statement of Income (Maximum Approval Assumption)
Year Ended December 31, 2005

	HollySys Holdings	Chardan	Pro Forma Adjustments		Pro Forma Combined
	(Unaudited)				(Unaudited)
Revenues:
Integrated contract revenue	$83,008,197	$-	$-		$83,008,197
Products sales	5,463,880	-	-		5,463,880

Total revenues	88,472,077	-	-		88,472,077

Cost of integrated contracts	56,713,618	-	-		56,713,618
Cost of products sold	3,815,504	-	-		3,815,504

Gross profit	27,942,955	-	-		27,942,955

Operating expenses:
Selling and marketing expenses	5,980,479	-	-		5,980,479
General and administrative	6,131,460	453,863	-		6,585,323
Research and development	202,344	-	-		202,344
Loss on disposal of assets	41,217	-	-		41,217

Total operating expenses	12,335,500	453,863	-		12,768,146

Income from operations	15,587,445	(453,863)	-		15,133,592

Interest expense	(939,106)	-	-		(939,106)
Other income (expenses)	29,062	-	-		29,062
Investment income	643,277	347,871	(389,966)	(b1)	687,577
			86,395	(c1)
Subsidy income	3,205,736	-	-		3,205,736

Income before income taxes and minority interest	18,526,414	(105,992)	(303,571)		18,116,861

Income taxes	480,786	(4,250)	-		476,536

Income (loss) before minority interests	18,045,628	(101,742)	(303,571)		17,640,325

Minority interest	(2,918,689)	-	-		(2,918,689)

Net income (loss)	$15,126,939	$(101,742)	$(303,571)		$14,721,636

Weighted average common shares outstanding - basic		4,020,202	23,500,000	(f)	27,520,202

Net income (loss) per share		(0.03)			0.53

Weighted average common shares outstanding - diluted		4,650,637	23,500,000	(f)	28,150,637

Net income (loss) per share					0.52

HLS SYSTEMS INTERNATIONAL LIMITED
(Formerly Chardan North China Acquisition Corporation and Successor of Gifted Time Holdings Limited)
Pro Forma Combined Statement of Income (Minimum Approval Assumption)
Year Ended December 31, 2005

	HollySys Holdings	Chardan	Pro Forma Adjustments		Pro Forma Combined
	(Unaudited)				(Unaudited)
Revenues:
Integrated contract revenue	$83,008,197	$-	$-		$83,008,197
Products sales	5,463,880	-	-		5,463,880
Total revenues	88,472,077	-	-		88,472,077

Cost of integrated contracts	56,713,618	-	-		56,713,618
Cost of products sold	3,815,504	-	-		3,815,504
Gross profit	27,952,955	-	-		27,952,955

Operating expenses:
Selling and marketing expenses	5,980,479	-	-		5,980,479
General and administrative	6,131,460	453,863	-		7,585,323
Research and development	202,344	-	-		202,344
Loss on disposal of assets	41,217	-	-		41,217

Total operating expenses	12,355,500	453,863	-		12,768,146
Income from operations	15,587,445	(453,863)	-		15,133,592

Interest expense	(939,106)	-	-		(939,106)
Other income (expenses)	29,062	-	-		29,062
Investment income	643,277	347,871	(332,526)	(b1)	658,622
Subsidy income	3,205,736	-	-		3,205,736
Income before income taxes and minority interest	18,526,414	(105,992)	(303,572)		18,087,906

Income taxes	480,786	(4,250)	-		476,537
Income (loss) before minority interests	18,045,628	(101,742)	(303,572)		17,611,370

Minority interest	(2,918,689)	-	-		(2,918,689)
Net income (loss)	$15,126,939	$(101,742)	$(303,572)		$14,692,681

Weighted average common shares outstanding - basic		3,466,438	23,500,000	(f)	26,966,438

Net income (loss) per share		(0.03)			0.54

Weighted average common shares outstanding - diluted		4,096,873	23,500,000		27,596,873

Net income (loss) per share					0.53

DIRECTORS AND MANAGEMENT

Directors and Management Following the Stock Purchase

At the effective time of the stock purchase, the board of directors, executive officers and key employees of HLS will be as follows:

Name	Age	Position

Qiao Li	49	Chairperson of the Board
Wang Changli	43	Director and Chief Executive Officer
Sun Dongying	36	Director
Kerry S. Propper	30	Director

The directors will serve for a term of one year, and the employment agreements for Dr. Wang as Chief Executive Officer and Madame Qiao Li as Chairperson are for a term of three years.

Madame Qiao Li will be the Chairperson of HLS. Madame Qiao has been the Chairperson of Beijing HollySys since 1999. Madame Qiao also currently is the Chairperson of Beijing Good To Great Investment Co., Ltd. Madame Qiao served as the Vice-President of Beijing Venture Capital Co., Ltd. from 1999 to 2000. Madame Qiao received her Bachelor’s degree from Capital Normal University and has a Master’s degree in Business Administration from Capital University of Economics and Business.

Dr. Wang Changli will be a director and Chief Executive Officer of HLS. Dr. Wang has been the Chief Executive Officer and Vice Chairman of Beijing HollySys Co., Ltd. since 1999. Prior to joining Beijing HollySys Co., Ltd., Dr. Wang worked for the No. 6 Institute of Electronic Industry Department. Dr. Wang also has been the Vice Chairman of the Chinese Automation Association since 2003. Dr. Wang received his BSc in Automation from Tianjin University in 1984 and his PhD in Automation from Lancaster University in 1988.

Mr. Sun Dongying will be a director of HLS. Mr. Sun has been an Executive Partner of Guan Tao Law Firm since March 2000. Mr. Sun served as the Legal Consultant of the China Machine-Building International Corporation from June 1994 to February 2000. Mr. Sun received a Bachelor’s degree of Law with a major in International Economic Law from China University of Political Science and Law in 1994 and an LLM from Chicago-Kent College of Law, Illinois Institute of Technology in 2004.

Kerry S. Propper will be a continuing director of HLS, the successor to Chardan. He was a founder and has been the executive vice president and a director of Chardan since its inception in March 2005. Mr. Propper is the chief executive officer and a director of Chardan South China Acquisition Corporation, a blank check company organized to locate and consummate a business combination in the PRC. Mr. Propper is also a principal and CEO of Chardan Capital Markets, LLC, a broker dealer, which he founded with Steven Urbach in February 2003. Mr. Propper has been the owner and chief executive officer of The Gramercy Group LLC, a New York based broker/dealer, since July 2003. From February 1999 until March 2003 Mr. Propper was a founder, owner and managing director of Windsor Capital Advisors, LLC, an investment advisory and investment banking firm located in New York. Mr. Propper also founded The Private Capital Group LLC, a small private investment firm specializing in loans and convertible preferred debt and equity offerings for small public companies, in May 2000 and was affiliated with it until December 2003. From July 1997 until February 1999, Mr. Proper served as a senior trader of Aegis Capital Corp, a broker dealer and member firm of the NASD. Mr. Propper is also currently serving as a board member of Source Atlantic, Inc., a Boston based health care technology company.

Meetings and Committees of the Board of Directors of Chardan

During the fiscal year ended December 31, 2005, Chardan’s board of directors did not hold any meetings. Although Chardan does not have any formal policy regarding director attendance at annual stockholder meetings, Chardan attempts to schedule its annual meetings so that all of its directors can attend. In addition, Chardan expects its directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Independence of Directors

In anticipation of being listed on the Nasdaq National Market, HLS will elect to follow the rules of Nasdaq in determining whether a director is independent. The board of directors of HLS also will consult with the Company’s counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” generally as a person, other than an officer of the company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Consistent with these considerations, the board of directors of HLS will include five independent directors. The other directors are not independent.

Chardan currently does not have an independent board of directors and is not required to have one.

Audit Committee

In anticipation of being listed on the Nasdaq National Market, HLS will establish an audit committee to be effective at the consummation of the stock purchase. As required by Nasdaq listing standards, the audit committee will be comprised of at least three independent directors who are also “financially literate.” The listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Each audit committee member will have an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with the company’s financial statements, including estimates, accruals and reserves, experience in analyzing or evaluating financial statements of similar breadth and complexity as the company’s financial statements, an understanding of internal controls and procedures for financial reporting and an understanding of audit committee functions.

Audit Committee Financial Expert

The board of directors will identify a director of HLS who will qualify as an “audit committee financial expert” within the meaning of all applicable rules.

Current Chardan Board of Directors

Because Chardan does not have any “independent” directors, the entire Board of Directors of Chardan has acted as the Audit Committee.

Independent Auditors ’ Fees

Goldstein Golub Kessler LLP (“GGK”) acts as Chardan’s principal accountant. Through September 30, 2005, GGK had a continuing relationship with American Express Tax and Business Services Inc. (TBS), from which it leased auditing staff who were full time, permanent employees of TBS and through which its partners provide non-audit services. Subsequent to September 30, 2005, this relationship ceased and the firm established a similar relationship with RSM McGladrey, Inc. (RSM). GGK has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. The following is a summary of fees paid to GGK and TBS for services rendered.

Audit Fees

During the fiscal year ended December 31, 2005, Chardan paid, or expects to pay, Chardan’s principal accountant $29,000 for the services they performed in connection with the initial public offering, including the financial statements included in the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2005, $5,000 in connection with the review of the Quarterly Report on Form 10-QSB, and approximately $15,000 in connection with the December 31, 2005 audit and Form 10-KSB.

Audit-Related Fees

During 2005, Chardan’s principal accountant did not render assurance and related services reasonably related to the performance of the audit or review of financial statements.

Tax Fees

During 2005, Chardan did not make any payments for tax services.

All Other Fees

During 2005, there were no fees billed for products and services provided by the principal accountant to Chardan other than those set forth above.

Audit Committee Pre-Approval Policies and Procedures

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before the company engages its independent accountant to render audit or permitted non-audit services, the engagement will be approved by the audit committee.

Code of Ethics

In anticipation of the stock purchase, the board of directors of HLS will adopt a Code of Ethics that applies to HLS’s directors, officers and employees as well as those of its subsidiaries. A copy of the form of HLS’s Code of Ethics has been filed as an annex to this proxy statement. Requests for copies of HLS’s code of ethics should be sent in writing to Chardan North China Acquisition Corporation, 625 Broadway, Suite 111, San Diego, California 92101, Attention: Secretary.

Chardan has not yet adopted a formal code of ethics statement because the board of directors evaluated the business of the company and the number of employees and determined that since the business is largely limited to maintaining its cash investments while its searches for a target company and consummates an acquisition and the only persons acting for Chardan are the five directors who are also the officers, general rules of fiduciary duty and federal and state securities laws are adequate ethical guidelines.

Stock Option Committee Information

Upon consummation of the stock purchase, the board of directors of HLS will establish a compensation committee. The purpose of the compensation committee will be to administer the company’s equity plans, including authority to make and modify awards under such plans. Initially, the plan will be the Chardan 2006 Equity Plan, as assumed by HLS. Since the plan has not yet been approved, the compensation committee has not had any meetings and no options or other awards have been granted under the plan.

Nominating Committee Information

In anticipation of being listed on the Nasdaq National Market, HLS will form a nominating committee in connection with the consummation of the stock purchase. The members each will be an independent director under Nasdaq listing standards. The nominating committee will be responsible for overseeing the selection of persons to be nominated to serve on HLS’s board of directors. The nominating committee will consider persons identified by its members, management, stockholders, investment bankers and others. A copy of the form of nominating committee charter is attached as an annex to this proxy statement.

Chardan does not have any restrictions on stockholder nominations under its certificate of incorporation or by-laws. The only restrictions are those applicable generally under Delaware corporate law and the federal proxy rules. Prior to the consummation of the stock purchase agreement, Chardan has not had a nominating committee or a formal means by which stockholders can nominate a director for election. Currently the entire board of directors decides on nominees, on the recommendation of one or more members of the board. None of the members of the board of directors are “independent.” Currently, the board of directors will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders may communicate nominee suggestions directly to any of the board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the board of directors believes that persons should be actively engaged in business endeavors, have a financial background, and be familiar with acquisition strategies and money management.

Because the management and directors of Chardan are the same persons, the board of directors has determined not to adopt a formal methodology for communications from stockholders on the belief that any communication would be brought to the boards’ attention by virtue of the co-extensive employment.

Director Compensation

HLS intends to pay its non-employee directors for each board meeting that they attend, reimburse their expenses incurred in attending meetings and award options to purchase shares of common stock to be issued on election, exercisable at the market price of the common stock on the date of issuance, vesting immediately and exercisable for five years. The options will be issued under the stock option plan approved by the board of directors and stockholders pursuant to this proxy statement and the underlying common stock will be registered for issuance upon exercise. The amounts of compensation and numbers of shares subject to options have not been determined.

Chardan’s directors do not currently receive any cash compensation for their service as members of the board of directors.

Executive Compensation

Dr. Wang Changli and Madame Qiao Li will enter into employment agreements with HollySys Holdings, effective as of the effective time of the Redomestication Merger. Dr. Wang will be employed as the chief executive officer and Madame Qiao will serve as chairperson. The agreements will provide for an annual salary and a discretionary cash bonus based on performance of HollySys and other criteria, as the compensation committee determines. The executives will be entitled to insurance benefits, five weeks vacation, a car and reimbursement of business expenses and, if necessary, relocation expenses. The agreements will be terminable by HollySys Operating Company for death, disability and cause. The executive may terminate for good reason, which includes HollySys Operating Company’s breach, the executive not being a member of the board of directors, and change of control. In the event of termination for good reason, the executive will receive two years compensation and benefits. The agreements contain provisions for the protection of confidential information and a three-year-after employment non-competition period within China. In the purchase agreement, there is an additional non-competition agreement applicable to these persons for the greater of five years after consummation or two years after employment that includes Hong Kong and Taiwan, in addition to China.

HollySys’ Executive Officers

The following sets forth summary information concerning the compensation paid by the HollySys Operating Companies to Dr. Wang and Madame Qiao and during the last three fiscal years.

Annual Compensation

Name	Year	Salary ($)	Bonus ($)
Wang Changli	2005 2004 2003	62,500 62,500 62,500	165,912 228,638 8,551

Qiao Li	2005 2004 2003	0 0 0	0 0 0

Since its formation, neither HollySys Holdings nor any of the HollySys Operating Companies has granted any stock options or stock appreciation rights, any awards under long-term incentive plans, or any other non-cash compensation.

Chardan Executive Officers

No executive officer of Chardan has received any cash or non-cash compensation for services rendered to Chardan. Each executive officer has agreed not to take any compensation prior to the consummation of a business combination.

Commencing August 2, 2005 and ending upon the acquisition of a target business, Chardan has paid and will continue to pay an administrative services fee totaling $7,500 per month to Chardan Capital, LLC for providing Chardan with office space and certain office and secretarial services. Other than this $7,500 per month in fees, no compensation of any kind, including finders and consulting fees, has been or will be paid to any of the Chardan stockholders existing prior to its initial public offering, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, Chardan stockholders existing prior to its initial public offering have been and will continue to be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Executive Compensation Determination

It is the intention of HLS to determine executive compensation by a decision of the majority of the independent directors, at a meeting at which the chief executive officer will not be present. In the future, the board may establish a committee. At this time, HLS does not believe a separate committee is necessary because the senior executives of the company are employed under written compensation agreements and the Stock Purchase Agreement provides for equity-based incentive compensation, all of which agreements were negotiated by the Chardan board of directors in arms-length negotiations.

Key Employee Compensation

Chardan Capital LLC, an affiliate of Chardan, and Chardan Capital Markets LLC will provide a variety of ongoing services to HollySys on a month-to-month basis, terminable at will without penalty, at a monthly cost to HollySys of $30,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Chardan

In March 2005, we issued 1,000,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of $0.025 per share, as follows:

Name	Number of Shares	Relationship to Us
Li Zhang	120,810	Chief Executive Officer and Director
Kerry Propper	177,600	Chief Financial Officer, Secretary and Director
Jiangnan Huang	120,810	Executive Vice President and Director
Chardan Capital Partners	508,380	Stockholder
SUJG, Inc.	72,400	Stockholder

Effective July 22, 2005, our board of directors authorized a stock dividend of 0.25 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to $0.02 per share. These shares will be held in escrow until August 2008.

The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to a registration rights agreement. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. Chardan will bear the expenses incurred in connection with the filing of any such registration statements.

Chardan’s directors and several individuals affiliated with companies they are associated with have entered into letter agreements with the representative of the underwriters pursuant to which they agreed to purchase up to 1,000,000 warrants at prices not to exceed $0.75 per warrant during the 40-trading day period following separate trading of the warrants. Chardan has agreed that these warrants shall not be redeemable as long as such warrants continue to be held by such individuals or their affiliates. Because these individuals may be insiders, or affiliates of insiders, at the time of the redemption call, their ability to sell securities in the open market will be significantly limited. At such time, Chardan expects to have policies in place that prohibit insiders from selling its securities except during specific periods of time. Accordingly, unlike public stockholders who could, if Chardan called the warrants for redemption, either sell their warrants or exercise such warrants and sell the shares of common stock received upon such exercise freely in the open market, the insiders would be significantly restricted from selling such securities. Additionally, even if the insiders could sell their securities, any sale by an insider would require him to file a Form 4 disclosing his sale and that would have a depressive effect on the price of Chardan’s stock during the redemption period. As a result, Chardan believes this non-call feature is appropriate.

Chardan Capital, LLC, an affiliate of Dr. Richard D. Propper, Li Zhang and Jiangnan Huang, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to Chardan a small amount of office space and certain office and secretarial services, as we may require from time to time. Chardan has agreed to pay Chardan Capital, LLC $7,500 per month for these services. Dr. Propper is president, a manager and 19.8% owner of Chardan Capital, LLC. Each of Li Zhang and Jiangnan Huang is a manager and 16.1% owner of Chardan Capital, LLC. As a result, they will benefit from the transactions to the extent of their interest in Chardan Capital, LLC. However, these arrangements are solely for the benefit of Chardan and are not intended to provide Dr. Propper and Messrs. Zhang and Huang compensation in lieu of a salary. Chardan believes, based on rents and fees for similar services in the San Diego metropolitan area, that the fee charged by Chardan Capital, LLC is at least as favorable as Chardan could have obtained from an unaffiliated person. However, as Chardan’s directors may not be deemed “independent,” Chardan did not have the benefit of disinterested directors approving this transaction.

Kerry Propper advanced to Chardan $20,000 and Chardan Capital Partners advanced to Chardon $60,000 to cover expenses related to Chardan’s initial public offering. The loans were repaid without interest.

Chardan will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Chardan’s behalf, such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by Chardan, which will be reviewed only by Chardan’s board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to Chardan’s officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of Chardan’s existing stockholders, officers or directors who owned Chardan’s common stock prior to its initial public offering, or to any of their respective affiliates, for services rendered to Chardan prior to or with respect to the business combination.

After completion of the stock purchase, Chardan Capital, LLC, an affiliate of Dr. Propper, Mr. Zhang and Mr. Huang, and Chardan Capital Markets LLC will provide a variety of ongoing services to HLS at a cost to HLS of $30,000 per month on a month-to-month basis, terminable by HLS without penalty. The services will be on a non-exclusive basis and will include advice and help in meeting US public reporting requirements and accounting standards, Sarbanes-Oxley compliance, corporate structuring and development, stockholder relations, corporate finance and operational capitalization, transfer agent matters and such other similar services as requested and agreed to by Chardan Capital, LLC.

Dr. Richard Propper is the father of Mr. Kerry Propper.

All ongoing and future transactions between Chardan and any of its officers and directors or their respective affiliates, including loans by its officers and directors, will require prior approval in each instance by a majority of Chardan’s uninterested “independent” directors (to the extent it has any) or the members of its board who do not have an interest in the transaction. These directors, if they determine to be necessary or appropriate, will have access, at Chardan’s expense, to Chardan’s attorneys or independent legal counsel. Chardan will not enter into any such transaction unless its disinterested “independent” directors (or, if there are no “independent” directors, its disinterested directors) determine that the terms of such transaction are no less favorable to Chardan than those that would be available to it with respect to such a transaction, from unaffiliated third parties.

HollySys

As a public company, HLS, neither directly nor indirectly nor through any subsidiary, will make loans, extend credit, maintain credit or arrange for the extension of credit or renew an extension of credit in the form of a personal loan to or for any director or executive officer of the company. This prohibition is in compliance with the provisions of the Sarbanes-Oxley Act of 2002. Moreover, Chardan and HLS have adopted an audit committee charter that requires the audit committee to review and approve all related party transactions, assure compliance with the company’s code of ethics, and monitor and discuss with the auditors and outside counsel policies and compliance with applicable accounting and legal standards and requirements.

BENEFICIAL OWNERSHIP OF SECURITIES

Beneficial Owners of More Than 5% of Chardan Common Stock

Based upon filings made with the Securities and Exchange Commission under Section 13(d) of the Exchange Act on or before December 31, 2005, Chardan is aware of the following beneficial owners of more than 5% of any class of its voting securities who are not listed in the table below.

Name and Address of Beneficial Owner	Shares of Chardan Common Stock	Approximate Percentage of Outstanding Common Stock(1)
Richard D. Propper, M.D. (2)	635,474	9.1%
Jeffrey L. Feinberg (3)	600,000	8.6%
Amaranth Global Equities Master Fund Limited (4)	535,000	7.6%
Sapling, LLC (5)	502,500	7.2%
Jack Silver (6)	400,000	5.7%

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. These amounts exclude shares issuable upon exercise of warrants that are not exercisable and are not expected to be exercisable within 60 days of December 31, 2005.

(2)
The business address of Dr. Propper is 625 Broadway, Suite 111, San Diego, California 92101. It does not include 110,000 shares of Common Stock issuable upon exercise of warrants, which are not currently exercisable and are not expected to be exercisable within 60 days of December 31, 2005.

(3)
The securities reported as held by Mr. Feinberg represent shares of Common Stock held (i) in a separately managed account managed by Mr. Feinberg and (ii) by JLF Partners I, L.P., JLF Partners II, L.P. and JLF Off Shore Fund, Ltd. to which JLF Asset Management LLC serves as the management company and sent or investment manager. Jeffrey L. Feinberg is the managing member of JLF Asset Management, LLC. The business address of Mr. Feinberg and these entities is 2775 Via de la Valle, Suite 204, Del Mar, California 92014. This information is derived from a Schedule 13d filed by the above persons with the SEC on August 17, 2005.

(4)
Amaranth Advisors LLC is the trading advisor for Amaranth’s global equities master fund limited and has been granted investment discretion over portfolio investments, including the shares of Chardan held by it. Mr. Nicholas M. Maounis is the managing member of Amaranth Advisors LLC and may, by virtue of his position as managing member, be deemed to have power to direct the vote and disposition of the shares of Chardan. The business address is 1 American Lane, Greenwich, Connecticut 06831. This information is derived from a Schedule 13G filed by the above persons with SEC on August 15, 2005.

(5)
Represents shares owned by Sapling, LLC and Fir Tree Recovery Master Fund, L.P. Fir Tree Value Master Fund, L.P., a Cayman Islands exempted limited partnership is the sole member of Sapling and Fir Tree, Inc. a New York corporation is the investment manager of both Sapling and Fir Tree Recovery. The business address of these entities is 535 Fifth Avenue, 31st Floor, New York, New York 10017. The foregoing information is derived from a Schedule 13G filed by such entities with the Securities and Exchange Commission on September 23, 2005.

(6)
The business address of Mr. Silver is c/o Sherleigh Associates LLC, 660 Madison Avenue, New York, New York 10021. These shares include (i) 200,000 shares held by Sherleigh Associates, Inc. profit sharing plan, a trust of which Mr. Silver is the trustee, and 200,000 shares held by Sherleigh Associates, Inc. defined benefit plan. Mr. Silver has the sole voting and despositve power with respect to all such shares. The foregoing information is derived from a Schedule 13G filed with the SEC on August 18, 2005.

None of the above stockholders has any voting rights that are different from the voting rights of any other stockholders.

Security Ownership of Officers and Directors of Chardan

The following table sets forth information with respect to the beneficial ownership of Chardan common shares, as of December 31, 2005 by:

•	each director and executive officer; and

•	all directors and officers as a group.

Name(1)	Shares of Chardan Common Stock	Approximate Percentage of Outstanding Common Stock(2)
Richard D. Propper, M.D.	635,474(3)(4)	9.1%
Kerry Propper	312,500(4)(5)	4.5%
Zhang Li	151,013(4)	2.2%
Jiangnan Huang	151,013	2.2%
Directors and officers as a group (four persons)	1,250,000(4)	17.9%

____________________________________

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Chardan, 625 Broadway, Suite 1111, San Diego, CA 92101.

(2)	Beneficial ownership and percentage has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.

(3)	Represents shares of common stock held by Chardan Capital Partners. A family limited liability company established for the benefit of Dr. Propper’s family owns approximately 40% of such entity.

(4)
Does not include the following number of shares of common stock issuable upon exercise of warrants (which are not currently exercisable and are not expected to be exercisable within 60 days of December 31, 2005): Dr. Richard Propper - 110,000 shares; Kerry Propper - 72,500 shares; Zhang Li - 37,500 shares; and all directors and officers as a group - 220,000 shares (which were purchased from the public market).

(5)	Includes 90,500 shares of common stock held by SUJG, Inc. Mr. Propper is a director of that entity and controls the voting and disposition of the Chardan shares held by that entity.

Dr. Richard Propper, Kerry Propper, Jiangnan Huang and Zhang Li are deemed to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Chardan

The shares of Chardan common stock, warrants and units are currently traded on the Over-the-Counter Bulletin Board under the symbols “CNCA,” “CNCAW” and “CNCAU,” respectively. The closing price for each share of common stock, warrant and unit of Chardan on February 1, 2006, was $6.78, $2.82 and $12.25, respectively. Chardan units commenced public trading on August 3, 2005 and common stock and warrants commenced public trading on August 31, 2005.

The table below sets forth, for the calendar quarters indicated, the high and low bid prices of the Chardan common stock, warrants and units as reported on the Over-the-Counter Bulletin Board. The over-the-counter market quotations reported below reflect inter-dealer prices, without markup, markdown or commissions and may not represent actual transactions.

	Over-the-Counter Bulletin Board
	Chardan Common Stock		Chardan Warrants		Chardan Units
	High	Low	High	Low	High	Low
2005 Third Quarter	$6.00	$5.17	$1.15	$0.70	$7.50	$6.15
2005 Fourth Quarter	$5.75	$5.15	$1.86	$1.01	$9.30	$7.20
2006 First Quarter (through March 24, 2006)	$12.50	$5.74	$7.00	$1.65	$9.10	$26.25

Holders of Chardan common stock, warrants and units should obtain current market quotations for their securities. The market price of Chardan common stock, warrants and units could vary at any time before the stock purchase.

In connection with the stock purchase, HLS intends to apply for the quotation of the combined company’s common stock, warrants and units on the Nasdaq National Market under the symbol “HLS,” “HLSSW” and “HLSSU,” respectively. If the securities are not listed on the Nasdaq, they will continue to be traded on the over-the-counter bulletin board. Currently there is no trading market for any of the securities of HLS, and there can be no assurance that a trading market will develop.

Holders

As of February 13, 2005, there was one holder of record of the units, six holders of record of the common stock and one holder of record of the warrants. Chardan believes the beneficial holders of the units, common stock and warrants to be in excess of 400 persons each. Immediately after the acquisition of HollySys, there will be an additional six record shareholders who acquired shares in the acquisition. It is anticipated that the number of holders of HLS common stock after the Redomestication Merger will be the same as the number of holders of Chardan common stock.

Dividends

Chardan has not paid any dividends on its common stock to date and do not intend to pay dividends prior to the completion of a business combination.

The payment of dividends by HLS in the future will be contingent upon revenues and earnings, if any, capital requirements and general financial condition if HollySys subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

SHARES ELIGIBLE FOR FUTURE SALE

After the Redomestication Merger and consummation of the acquisition of HollySys, there will be 30,500,000 shares of common stock outstanding. Of that amount, 7,000,000 shares will be registered and freely tradable without securities law restriction (with 1,250,000 of those shares being held in escrow until August 2008). Additionally, any of such shares held by “affiliates,” as that term is defined in Rule 144 under the Securities Act, which generally includes officers, directors or 10% stockholders will also be restricted from public sale as “restricted stock.” The 23,500,000 shares of common stock being issued in connection with the acquisition of HollySys will be “restricted stock” and do not have any registration rights. In addition, there are outstanding the 11,500,000 warrants issued in the initial public offering, each to purchase one share of common stock that will be freely tradable after the Redomestication Merger. The common stock issuable upon exercise of the warrants, will be tradable, provided that there is a registration statement in effect at the time of their exercise. In addition, in connection with the initial public offering, we issued a unit purchase option to the representative of the underwriters which is exercisable for 250,000 units, comprised of 250,000 shares of common stock and 500,000 warrants, each warrant to purchase one share of common stock. Such securities underlying the representative’s unit purchase option and underlying securities have registration rights and may be sold pursuant to Rule 144. Therefore, there are an aggregate of 12,250,000 shares of common stock that may be issued in the future upon exercise of outstanding warrants and options.

In general, under Rule 144, a person who has owned restricted shares of common stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of the then average preceding four weekly trading volume or 1% of the total number of outstanding shares of common stock. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about the company. A person who has not been one of our affiliates for at least the three months immediately preceding the sale and who has beneficially owned shares of common stock for at least two years is entitled to sell the shares under Rule 144 without regard to the limitations described above.

Before the Redomestication Merger there was no market for the securities of HLS, and no prediction can be made about the effect that market sales of the common stock of HLS or the availability for sale of the common stock of HLS will have on the market price of the common stock. It is anticipated that the market should be similar to that of Chardan because the Redomestication Merger will largely be substituting one security for another on as equal terms as is possible. Nevertheless, sales of substantial amounts of our common stock in the public market could adversely affect the market price for our securities and could impair our future ability to raise capital through the sale of common stock or securities linked to the common stock.

DESCRIPTION OF THE COMBINED COMPANY’S

SECURITIES FOLLOWING THE STOCK PURCHASE

The following description of the material terms of the capital stock and warrants of HLS following the stock purchase includes a summary of specified provisions of the Memorandum of Association and Articles of Association of HLS that will be in effect upon completion of the stock purchase and the merger. This description is subject to the relevant provisions of the Corporation Law of the British Virgin Islands and is qualified by reference to HLS’s Memorandum of Association and Articles of Association, copies of which are attached to this proxy statement/prospectus and are incorporated in this proxy statement/prospectus by reference.

General

HLS has no authorized share capital, but it will be authorized to issue 101,000,000 shares of all classes of capital stock, of which 100,000,000 will be ordinary shares, no par value and 1,000,000 will be preference shares of, no par value. The capital of HLS will be stated in United States dollars.

Ordinary Shares

The holders of the combined company’s ordinary shares are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to the preferences and rights, if any, applicable to the shares of preference stock, the holders of the ordinary shares are entitled to receive dividends if and when declared by the board of directors. Subject to the prior rights of the holders, if any, of the preference shares, the holders of the ordinary shares are entitled to share ratably in any distribution of the assets of the combined company upon liquidation, dissolution or winding-up, after satisfaction of all debts and other liabilities.

Preference Stock

Shares of preference stock may be issued from time to time in one or more series and the board of directors of HLS, without approval of the stockholders, is authorized to designate series of preference stock and to fix the rights, privileges, restrictions and conditions to be attached to each such series of shares of preference stock. The issuance of shares of preference stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of the combined company’s shares of common stock.

As of the date of this proxy statement/prospectus, there are no outstanding shares of preference stock of any series.

Anti-takeover Effect of Unissued Shares of Capital Stock

Common Stock. After the stock purchase and Redomestication Merger, HLS will have outstanding approximately 30,500,000 shares of common stock, assuming that none of the public stockholders elects to exercise the conversion rights. The remaining shares of authorized and unissued common stock will be available for future issuance without additional stockholder approval. While the additional shares are not designed to deter or prevent a change of control, under some circumstances the combined company could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with the combined company’s board of directors in opposing a hostile takeover bid.

Preference Stock. The memorandum and articles will grant the board of directors the authority, without any further vote or action by the combined company’s stockholders, to issue preference stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series. The existence of authorized but unissued preference stock could reduce the combined company’s attractiveness as a target for an unsolicited takeover bid since the combined company could, for example, issue shares of preference stock to parties who might oppose such a takeover bid or shares that contain terms the potential acquirer may find unattractive. This may have the effect of delaying or preventing a change in control, may discourage bids for the common stock at a premium over the market price of the common stock, and may adversely affect the market price of, and the voting and other rights of the holders of, common stock.

Warrants

As of December 31, 2005, there were warrants outstanding to purchase 11,500,000 shares of Common Stock. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the stock purchase; or

•	August 2, 2006.

The warrants will expire at 5:00 p.m., New York City time on August 2, 2009. Chardan may call the warrants for redemption.

•	in whole and not in part;

•	at a price of $.01 per warrant at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrantholders.

The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Chardan.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, stock purchase or consolidation of the company. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. No fractional shares will be issued upon exercise of the warrants. However, if a warrantholder exercises all warrants then owned of record by him, Chardan will pay to the warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to the warrantholder, an amount for such fractional share in cash based on the market value of the common stock on the last trading day prior to the exercise date.

Purchase Option

Chardan has issued to the representative of the underwriters of its initial public offering an option to purchase up to a total of 250,000 units at a per-unit price of $7.50, commencing on the later of the consummation of the stock purchase or August 2, 2006. The option expires on August 2, 2010. The units issuable upon exercise of this option are the same as the publicly traded units, consisting of one share of common stock and two warrants, except that the warrants are exercisable at $6.65. The option contains demand and piggy-back registration rights for period of five and seven years, respectively, and the combined company will bear the expenses of the registration of the securities for the holders of the option. The exercise price and number of units are subject to adjustment in certain circumstances, including a stock dividend, recapitalization reorganization, merger or consolidation.

Registration Rights Agreement

Chardan has entered into a registration rights agreement providing for the registration of the shares of common stock issued prior to the initial public offering and the shares included in the purchase option. The warrants, to be exercisable, must also continue to have the common stock underlying the warrants registered on an effective registration statement.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of Chardan common stock, warrants and units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, (212) 509-4000.

STOCKHOLDER PROPOSALS

If the stock purchase is not consummated, the Chardan 2006 annual meeting of stockholders will be held on or about ____________, 2006 unless the date is changed by the board of directors. If you are a stockholder and you want to include a proposal in the proxy statement for the year 2006 annual meeting, you need to provide it to us by no later than ____________, 2006. You should direct any proposals to our secretary at Chardan’s principal office in San Diego, CA. If you want to present a matter of business to be considered at the year 2006 annual meeting, under Chardan by-laws you must give timely notice of the matter, in writing, to our secretary. To be timely, the notice has to be given by ________________.

LEGAL MATTERS

Maples & Calder, Road Town, Tortola, British Virgin Islands, have passed upon the validity of the securities issued in connection with the Redomestication Merger and certain other legal matters related to this joint proxy statement/prospectus.

Guantao Law Firm, Beijing, PRC, counsel to the HollySys Parties and HollySys Operating Companies has opined as to the validity and enforceability of the consignment agreements of the HollySys Parties with respect to Beijing HollySys. Reference to their opinion has been included in this joint proxy statement/prospectus and given upon their authority as experts in the law of the PRC. A copy of their opinion is filed as an exhibit to the Registration Statement of which this joint proxy/prospectus forms a part.

DLA Piper Rudnick Gray Cary US LLP, San Diego, California, has passed upon the tax matters relating to the Redomestication Merger as set forth in this joint proxy/prospectus. A copy of their opinion is filed as an exhibit to the Registration Statement of which this joint proxy/prospectus forms a part.

EXPERTS

The financial statements of HollySys Holdings for the years ended June 30, 2003, 2004 and 2005 included in this joint proxy statement/prospectus and in the registration statement of which this joint proxy/prospectus forms a part, have been audited by BDO Reanda, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement of which this joint proxy statement/prospectus forms a part, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The financial statements of Chardan at December 31, 2005 and for the period from March 10, 2005 (inception) to December 31, 2005, included in this joint proxy statement/prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this joint proxy statement/prospectus and in the registration statement and are included herein in reliance upon the authority of Goldstein Golub Kessler LLP as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, HLS and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of HLS’s annual report to stockholders and HLS’s proxy statement. Upon written or oral request, HLS will deliver a separate copy of the annual report to stockholder and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that HLS deliver single copies of such documents in the future. Stockholders may notify HLS of their requests by calling or writing Lori Johnson at its principal executive offices at HLS c/o Chardan North China Acquisition Corporation, 625 Broadway, Suite 1111, San Diego, California 92101. In addition, HLS will make available free of change through an Internet website its annual report, quarterly reports, 8-K reports and other SEC filings.

WHERE YOU CAN FIND MORE INFORMATION

Chardan files reports, proxy statements and other information with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Chardan with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also access information on Chardan at the Securities and Exchange Commission web site at: http://www.sec.gov.

After the stock purchase, if the securities of HLS are listed on the Nasdaq Stock Market, unless you notify HLS of your desire not to receive these reports, the combined company will furnish to you all periodic reports that it files with the Securities and Exchange Commission, including audited annual consolidated financial statements and unaudited quarterly consolidated financial statements, as well as proxy statements and related materials for annual and special meetings of stockholders.

Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus incorporated by reference in this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference.

All information contained in this proxy statement/prospectus or incorporated in this proxy statement/prospectus by reference relating to Chardan has been supplied by Chardan, and all such information relating to the HollySys Parties has been supplied by the HollySys Parties. Information provided by either of us does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the stock purchase, you should contact:

Lori Johnson
c/o Chardan North China Acquisition Corporation
625 Broadway, Suite 1111
San Diego, CA 92101

[Outside Back Cover of Prospectus]

Until [__________________25 days after effective date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CHARDAN NORTH CHINA ACQUISITION CORPORATION

FI-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Chardan North China Acquisition Corp.

We have audited the accompanying balance sheet of Chardan North China Acquisition Corporation (a corporation in the development stage) as of December 31, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from March 10, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chardan North China Acquisition Corporation as of December 31, 2005, and the results of its operations and its cash flows for the period from March 10, 2005 (inception) to December 31, 2005 in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 15, 2006

Chardan North China Acquisition Corporation
(A Development Stage Company)
Balance Sheet

December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$856,380
Investments held in trust	30,260,861
Deferred tax asset	177,370
Prepaid expenses and other	58,503

Total Assets	$31,353,114

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$224,498
Income taxes payable	173,120
Deferred interest	86,395
Total current liabilities	484,013

Commitments

Common stock subject to possible conversion 1,149,425 shares at conversion value	5,964,017

Stockholders' equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized, none issued	-

Common stock, $.0001 par value: 20,000,000 shares authorized, 7,000,000 shares issued and outstanding
(includes 1,149,425 shares subject to possible conversion)	700

Additional paid-in capital	25,006,126
Accumulated deficit	(101,742)
Total stockholders' equity	24,905,084

Total Liabilities and Stockholders' Equity	$31,353,114

See the accompanying notes to the financial statements

Chardan North China Acquisition Corporation
(A Development Stage Company)
Statement of Operations

From
March 10, 2005
(Inception)
Through
December 31, 2005
Costs and Expenses
Admin and office support	37,500
Consulting	66,700
Insurance	29,167
Professional fees	127,957
State franchise tax	23,775
Travel	147,091
Other operating costs	21,673

Total costs and expenses	453,863

Operating loss	(453,863)

Other income:
Interest income	347,871

Net loss before income tax provision	(105,992)

Income tax benefit	4,250

Net loss	$(101,742)

Loss per share - basic and diluted	(0.03)
Weighted average shares outstanding - basic and diluted	4,020,202

See the accompanying notes to the financial statements

Chardan North China Acquisition Corporation
(A Development Stage Company)
Statements of Changes in Stockholders' Equity

			Additional		Stockholders'
	Common		Paid - In	Accumulated	Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)
Issuance of common shares to initial shareholders on March 10, 2005	1,250,000	$125	$24,875	$-	$25,000
at $0.02 per share
Sale of 5,750,000 units, net of underwriters' discount and offering expenses	5,750,000	575	30,945,168	-	30,945,743
(includes 1,149,425 shares subject to possible conversion)					-
Proceeds subject to possible conversion of 1,149,425 shares	-	-	(5,964,017)	-	(5,964,017)
Proceeds from issuance of an underwriter's option	-	-	100	-	100
Loss for the period ended December 31, 2005	-	-	-	(101,742)	(101,742)

Balance at December 31, 2005	7,000,000	$700	$25,006,126	$(101,742)	$24,905,084

See the accomanying notes to the financial statements

Chardan North China Acquisition Corporation
(A Development Stage Company)
Statement of Cash Flows

From
March 10, 2005
(Inception)
Through
December 31, 2005
Cash Flows from Operating Activities:
Net loss	$(101,742)
Adjustments to reconcile net loss to net cash used in operating activities:

Amortization of discounts and interest earned on securities held in trust	(425,861)
Changes in operating Assets and Liabilities:
Prepaid expenses and other current assets	(48,333)
Deferred tax asset	(177,370)
Accounts payable and accrued liabilities	224,498
Income taxes payable	173,120
Deferred interest	86,395
Net cash used by operating activities	(269,293)

Cash Flows from Investing Activities:
Purchases of investments held in trust	(29,835,000)
Net cash used by investing activities	(29,835,000)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	34,525,000
Proceeds from issuance of option	100
Payment of costs associated with public offering	(3,554,257)
Advance to affiliate	(10,170)
Net cash provided by financing activities	30,960,673

Net increase in cash and cash equivalents	856,380
Cash and cash equivalents, beginning of the period	-
Cash and cash equivalents, end of the period	$856,380

See the accomanying notes to the financial statements

CHARDAN NORTH CHINA ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS

1. SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Business and Organization - Chardan North China Acquisition Corp. (“Chardan North”) was incorporated in Delaware on March 10, 2005 as a blank check company whose objective is to acquire an operating business that has its primary operating facilities in the People Republic of China in any city or province north of the YangtzeRiver.

Effective July 14, 2005, the Company's Board of Directors and Initial Stockholders authorized an amendment to the Company's Certificate of Incorporation to change the Company's name from Chardan China Acquisition Corp. II to Chardan North China Acquisition Corporation.

In August 2005, Chardan North commenced its efforts to locate a company with which to effect a business combination. After signing a definitive agreement for the acquisition of a target business, such transaction will be submitted for stockholder approval. In the event that stockholders owning 20% or more of the outstanding stock excluding, for this purpose, those persons who were stockholders prior to the Offering, vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Initial Public Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 1,250,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to the Business Combination. After consummation of the Business Combination, all of these voting safeguards will no longer be applicable. With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Fund as of the record date for determination of stockholders entitled to vote on the Business Combination divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination.

Such Public Stockholders are entitled to receive their per share interest in the Trust Fund computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount originally held in the Trust Fund) has been classified as common stock subject to possible conversion in the accompanying balance sheet and 19.99% of the related interest earned on the investments held in the Trust Fund has been recorded as deferred interest.

Cash and Cash Equivalents -- The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Fair Value of Financial Instruments - The carrying amounts of cash and cash equivalents, investments held in trust, accounts payable and accrued liabilities approximate fair market value because of the short maturity of those instruments.

Credit Risk - It is the Company’s practice to place its cash equivalents in high quality money market securities or certificate of deposit accounts with one major banking institution. Certain amounts of such funds are not insured by the Federal Deposit Insurance Corporation. However, the Company considers its credit risk associated with cash and cash equivalents to be minimal.

CHARDAN NORTH CHINA ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS

Investments Held in Trust - Investments held in trust are invested in United States government securities with a maturity of 180 days or less which are accounted for as a trading security and recorded at market value which approximates amortized cost. The excess of market value over cost, exclusive of the deferred interest described below, is included in interest income in the accompanying Statement of Operations.

Deferred Interest - Deferred interest consists of 19.99% of the interest earned on the investments held in trust.

Income Taxes - The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 “Accounting for Income Taxes”. SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized. Statutory taxes not based on income are included in state franchise tax in the statement of operations.

Income (Loss) Per Common Share - The Company computed basic and diluted earnings per share amounts for December 31, 2005 pursuant to SFAS No. 128, “Earnings per Share.” Basic earnings per share (“EPS”) are computed by dividing the net income (loss) by the weighted average common shares outstanding during the period. Diluted EPS reflects the additional dilution for all potentially dilutive securities such as stock warrants and options. The effect of the 11,500,000 outstanding warrants, issued in connection with the initial public offering described in Note 5 has not been considered in the diluted EPS since the warrants are contingently exercisable. The effect of the 25,000 units included in the underwriters purchase option, as described in Note 5, along with the warrants underlying such units, has not been considered in the diluted EPS calculation since the effect would be antidilutive.

Recent Authoritative Pronouncements

Share-Based Payment

In December 2004, the FASB issued a revision of SFAS 123 (“SFAS 123(R)”) that will require compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS 123(R) replaces SFAS 123 and is effective January 1, 2006. Based on the number of shares and awards outstanding as of December 31, 2005 (and without giving effect to any awards which may be granted in the fiscal year ending December 31, 2006), we expect that the adoption of SFAS 123(R) will have no material impact to the financial statements.

The Company does not believe that any other recently issued but not yet effective accounting standards will have a material effect on the Company’s financial position or results of operations.

CHARDAN NORTH CHINA ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS

2. RELATED PARTY TRANSACTIONS

Commencing on August 2, 2005 and ending upon the acquisition of a target business, the Company incurs an administrative fee of $7,500 per month from Chardan Capital, LLC, a company managed and partially owned by the Company's Chairman of the Board. The fee includes the provision of office space and certain office and secretarial services. The statement of operations for the period ended December 31, 2005 includes $37,500 of such fees.

In April 2005, two of the Company's stockholders advanced an aggregate of $80,000 to the Company, on a non-interest bearing basis, for payment of offering expenses on the Company's behalf. These loans were repaid following the initial public offering from the proceeds of the Offering.

In May 2005 the Company made a non-interest bearing advance of $10,170 to an affiliate, which is included in prepaid expenses and other current assets on the accompanying balance sheet. This amount is due on demand, and is expected to be repaid in the first quarter of 2006.

3.	INCOME TAXES

Components of income taxes are as follows:

Current
Federal	$134,731
State	38,389
Total Current	173,120

Less deferred income taxes	(177,370)

Total income taxes	$(4,250)

The Deferred tax asset consists of the following:

Deferred interest income	36,328
Deferred operating costs	141,042
Deferred transaction fees	37,238
214,608
Valuation allowance	(37,238)
$177,130

The valuation allowance releases the deferred tax asset for transaction costs incurred in connection with the proposed transaction described in Note 7.

The effective income tax differs from the statutory rate of 34% principally due to the increase in the valuation allowance.

CHARDAN NORTH CHINA ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS

4. COMMITMENTS

In September 2005, the Company entered into an agreement with a consulting firm to assist in the search to identify prospective target businesses for the Business Combination. As part of the agreement, the consulting firm is to receive $200,000, including $133,300 upon consummation of the Business Combination, and agreed to perform due diligence on such prospective target businesses as well as assist in structuring and consummating the business combination. The statements of operations for the period ended December 31, 2005 include $66,700 relating to this agreement.

5. COMMON STOCK, COMMON STOCK PURCHASE WARRANTS AND OPTIONS

On August 10, 2005, the Company sold 5,000,000 units ("Units") in the initial public offering, and on August 17, 2005, the Company consummated the closing of an additional 750,000 units that were subject to the over-allotment option (the “Offering”). Gross proceeds from the initial public offering were $34,500,000. The Company paid a total of $3,035,000 in underwriting discounts and commissions, and approximately $519,257 was paid for costs and expenses related to the offering. After deducting the underwriting discounts and commissions and the offering expenses, the total net proceeds to the Company from the offering was approximately $30,945,843, of which $29,835,000 was deposited into in an interest bearing trust account until the earlier of the consummation of a business combination or the liquidation of the Company. The Company's Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a Business Combination prior to February 10, 2007, or August 10, 2007 if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Offering due to costs related to the Offering and since no value would be attributed to the Warrants contained in the Units sold.

Each Unit consisted of one share of the Company's common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable, at the Company's option, at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

In connection with this Offering, the Company issued an option, for $100, to the representative of the underwriters to purchase 250,000 Units at an exercise price of $7.50 per Unit. The Company accounted for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders' equity. The Company estimated that the fair value of this option is approximately $550,000 ($2.20 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 44.5%, based on the volatilities of similar entities who have effected a business combination, (2) risk-free interest rate of 3.8% and (3) expected life of 5 years. The option may be exercised for cash or on a "cashless" basis, at the holder's option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash. In addition, the warrants underlying such Units are exercisable at $6.65 per share.

CHARDAN NORTH CHINA ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS

6. STOCK DIVIDEND

Effective July 22, 2005, the Company's Board of Directors authorized a stock dividend of 0.25 shares of common stock for each outstanding share of common stock. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect this transaction.

7. SUBSEQUENT EVENTS - UNAUDITED

On February 2, 2006, the Company entered into a definitive stock purchase agreement pursuant to which it will acquire a controlling interest in Beijing HollySys Company, Limited and Hangzhou HollySys Automation, Limited (collectively referred to as "HollySys"). Upon completion of the transaction, Chardan North will own 74.11% and 89.64%, respectively, of the two companies. If approved by the stockholders of Chardan North, the transaction is expected to close in the second quarter of 2006. At closing, Chardan North will change its name to HLS Systems International, Limited ("HLS" or the "Company").

Under the terms of the acquisition, Chardan North will acquire from participating shareholders their equity interests in HollySys, by acquiring Gifted Time Holdings, Ltd., a British Virgin Islands corporation that holds all of those interests. The Gifted Time interests in HollySys will be exchanged for 23,500,000 shares of common stock of Chardan North equal to 77% of the total issued and outstanding common stock of the post-transaction company, and a cash consideration of $30,000,000. A variable portion of the cash consideration will be deferred, ranging from $3,000,000 to $7,000,000, depending on the number of shares that Chardan North shareholders redeem, if any, in the process of approving the transaction. The deferred cash compensation will either be paid at the rate of 50% of positive cash flow generated by the Company post-acquisition based on audited financial statements or upon the receipt of $60,000,000 in equity investment, whether from the exercise of issued and outstanding warrants or other sources.

As additional consideration, participating parties will be entitled to receive, on an all or none basis each year, an additional 2,000,000 shares for each of the next four fiscal years beginning with the year ending June 30, 2007 if HollySys achieves the following operating after-tax profits:

FY Ending June 30	After-Tax Profit
2007	$23,000,000
2008	$32,000,000
2009	$43,000,000
2010	$61,000,000

GIFTED TIME HOLDINGS LTD.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	FII-2
Consolidated Balance Sheets	FII-3
Consolidated Statements of Operations	FII-4
Consolidated Statements of Stockholders’ Equity	FII-5
Consolidated Statements of Cash Flows	FII-6
Notes to Consolidated Financial Statements	FII-7

FII-1

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

Report of Independent Registered Public Accounting Firm

The Board of Directors
Gifted Time Holdings Limited

We have audited the accompanying consolidated balance sheets of Gifted Time Holdings Limited (the “Company”) as of June 30, 2004 and 2005, and the related consolidated statements of income and comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended June 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gifted Time Holdings Limited., as of June 30, 2004 and 2005 and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

BDO Reanda

Beijing, PRC
November 22, 2005

FII-2

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

	June 30,		December 31,
	2004	2005	2005
			(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$7,292,741	$9,234,139	$12,930,747
Contract performance deposit in banks	965,793	955,432	1,983,469
Term deposit	100,000	704,120	285,869
Notes receivable	2,416,451	-	-
Accounts receivable, net of allowance for doubtful accounts $1,113,084, $1,461,645 and $1,566,959	30,503,349	49,543,821	55,000,568
Other receivables, net of allowance for doubtful accounts $107,400, $139,924 and $137,864	1,443,420	2,498,811	3,472,105
Advances to suppliers	5,163,108	7,035,178	6,714,660
Inventories	9,622,261	8,448,166	7,423,660
Prepaid consulting fee	-	58,902	32,527
Total current assets	57,507,123	78,478,569	87,843,605
Property, plant and equipment, net	9,078,407	13,904,262	17,495,754
Long term investments	3,420,491	3,681,267	5,311,819
Total assets	$70,006,021	$96,064,098	$110,651,178

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term bank loans	$6,282,773	$8,699,329	$9,541,275
Short-term bank loan from related parties	1,812,338	2,416,480	2,478,253
Current portion of long-term loans	2,416,451	1,208,240
Accounts payable	10,590,315	17,364,691	19,050,811
Deferred revenue	11,922,811	10,787,462	8,671,297
Dividend payable	-	333,894	-
Accrued payroll and related expense	2,527,046	3,740,483	5,460,746
Income tax payable	1,239,799	269,067	246,608
Warranty liabilities	881,052	1,594,215	1,515,957
Other tax payables	4,956,040	6,481,446	4,842,888
Accrued liabilities	2,763,923	2,651,059	4,988,458
Amounts due to related parties	313,003	456,766	1,463,463
Deferred tax liabilities	17,543	78,754	61,689
Total current liabilities	45,723,094	56,081,886	58,321,445
Long-term liabilities:
Long-term loans	5,195,370	6,645,321	6,815,197
Total liabilities	50,918,464	62,727,207	65,136,642
Minority interest	4,425,419	6,334,435	8,705,593
Stockholders’ equity:
Common stock, par value $1 per share,50,000 shares authorized, 50,000 shares issued and outstanding	50,000	50,000	50,000
Additional paid-in capital	9,523,345	11,935,060	11,950,516
Appropriated earnings	1,211,043	3,296,008	3,296,008
Retained earnings	3,875,334	11,721,091	20,715,881
Cumulative translation adjustments	2,416	297	796,538
Total stockholder’s equity	14,662,138	27,002,456	36,808,943
Total liabilities and stockholders' equity	$70,006,021	$96,064,098	$110,651,178

See accompanying notes to financial statements.

FII-3

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

	Years Ended June 30,			December 31,
	2003	2004	2005	2004	2005
				(Unaudited)	(Unaudited)
Revenues:
Integrated contract revenue	$32,927,629	$51,224,340	$75,027,422	$38,935,801	$46,916,576
Products sales	3,057,979	1,849,916	4,545,410	1,596,980	2,515,450

Total revenues	35,985,608	53,074,256	79,572,832	40,532,781	49,432,026

Cost of integrated contracts	24,347,692	37,569,353	52,164,176	27,399,787	31,949,229
Cost of products sold	1,532,781	338,167	2,518,835	182,027	1,478,696

Gross profit	10,105,135	15,166,736	24,889,821	12,950,967	16,004,101

Operating expenses:
Selling	2,995,307	4,521,884	5,646,565	3,049,084	3,382,998
General and administrative	2,613,109	2,678,262	5,136,383	2,794,272	3,789,349
Research and development	346,243	383,059	202,344	-	-
Impairment loss	621,893	139,937	-	-	-
Loss on disposal of assets	13,020	11,963	29,511	2,806	14,512

Total operating expenses	6,589,572	7,735,105	11,014,803	5,846,162	7,186,859

Income from operations	3,515,563	7,431,631	13,875,018	7,104,805	8,817,242

Other income (expense), net	20,839	31,792	194,547	75,639	(89,846)
Interest expense, net	(903,744)	(832,110)	(555,796)	(197,069)	(580,379)
Investment income (loss)	246,764	90,492	664,889	565,835	544,223
Subsidy income	634,612	2,782	2,292,880	1,824,172	2,737,028

Income before income taxes	3,514,034	6,724,587	16,471,538	9,373,382	11,428,268

Income taxes expenses	636,816	947,768	401,468	169,717	249,035

Income before minority interest	2,877,218	5,776,819	16,070,070	9,203,665	11,179,233

Minority interest	650,084	1,041,543	2,366,549	1,632,303	2,184,443

Net income	$2,227,134	$4,735,276	$13,703,521	$7,571,362	$8,994,790

Other comprehensive income (loss):
Translation adjustments	(310)	1,212	(2,119)	270	796,241

Comprehensive income	$2,226,824	$4,736,488	$13,701,402	$7,571,632	$9,791,031

See accompanying notes to financial statement

FII-4

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

		Additional			Accumulated
	Common	Paid-in	Appropriated	Retained	Comprehensive
	Stock	Capital	Earnings	Earnings	Income (Loss)	Total

Balance at July 1, 2002	$50,000	$8,920,012	$527,153	$(2,403,186)	$1,514	$7,095,493

Forgiveness of accounts payable	-	3,032	-	-	-	3,032
Net income for the year	-	-	-	2,227,134	-	2,227,134
Translation adjustments	-	-	-	-	(310)	(310)
Balance at June 30, 2003	50,000	8,923,044	527,153	(176,052)	1,204	9,325,349

Capital infused	-	600,000	-	-	-	600,000
Forgiveness of accounts payable	-	301	-	-	-	301
Net income for the year	-	-	-	4,735,276	-	4,735,276
Appropriation	-	-	683,890	(683,890)	-	-
Translation adjustments	-	-	-	-	1,212	1,212
Balance at June 30, 2004	50,000	9,523,345	1,211,043	3,875,334	2,416	14,662,138

Donation received	-	11,715	-	-	-	11,715
Net income for the year	-	-	-	13,703,521	-	13,703,521
Appropriation	-	-	2,084,965	(2,084,965)	-	-
Dividends paid	-	-	-	(1,372,799)	-	(1,372,799)
Converted into capital	-	2,400,000	-	(2,400,000)	-	-
Translation adjustments	-	-	-	-	(2,119)	(2,119)
Balance at June 30, 2005	50,000	11,935,060	3,296,008	11,721,091	297	27,002,456

Forgiveness of accounts payable	-	9,924	-	-	-	9,924
Donation received	-	5,532	-	-	-	5,532
Net income for the period (unaudited)	-	-	-	8,994,790	-	8,994,790
Translation adjustments (unaudited)	-	-	-	-	796,241	796,241
Balance at December 31, 2005 (unaudited)	$50,000	$11,950,516	$3,296,008	$20,715,881	$796,538	$36,808,943

See accompanying notes to financial statements

FII-5

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

	Years Ended June 30,			Six Months Ended December 31,
	2003	2004	2005	2004	2005
				(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$2,227,134	$4,735,276	$13,703,521	$7,571,362	$8,994,790
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Minority interests	650,084	1,041,543	2,366,549	1,632,303	2,184,443
Depreciation and amortization	687,793	921,204	820,863	603,074	651,442
Allowance for doubtful accounts	270,015	364,034	381,085	44,474	103,254
Provision for inventories	-	-	-	-	420,299
Impairment loss	621,893	139,937	-	-	-
Loss on disposal of fixed assets	13,020	11,963	29,511	2,806	14,512
Income from equity investment	(246,764)	(90,492)	(664,889)	(565,835)	(544,223)
Deferred income tax assets	2,779	60,313	61,211	-	(17,065)

Changes in operating assets and liabilities:
Accounts receivables	(5,052,151)	(8,339,720)	(19,389,033)	(8,701,413)	(5,371,127)
Inventories	(687,317)	(3,596,096)	1,174,095	821,347	573,282
Advance to suppliers	(982,208)	(2,783,687)	(1,807,680)	189,006	293,454
Other receivables	(119,209)	(531,053)	(958,797)	97,065	(948,706)
Deposits and other assets	(561,133)	(242,852)	(54,029)	(145,369)	(988,429)
Advance from customers	705,267	6,383,686	(1,135,349)	952,944	(2,056,544)
Accounts payable	1,582,486	5,487,989	6,711,573	(307,911)	1,699,511
Accruals and other payable	787,018	3,936,289	3,339,142	1,166,157	2,315,380
Tax payable	568,258	702,573	(970,732)	(147,880)	(22,459)

Net cash provided by (used in) operating activities	466,965	8,200,907	3,607,041	3,212,130	7,301,814

Cash flows from investing activities:
Purchase of fixed assets	(1,631,077)	(1,912,101)	(5,686,494)	(2,955,846)	(4,143,125)
Acquisition cost, net of cash acquired	(687,363)	-	-	-	-
Disposal (Purchase) of short-term investments	(269,408)	(2,288,874)	1,812,331	1,812,331	407,377
Addition to long-term investments	(16,747)	(142,574)	(225,368)	-	(1,288,692)
Proceeds from disposing assets	98,269	1,766	358,443	264,111	350,943
Dividends received from long-term investments	-	44,650	20,165	-	-
Interest received from short-term investments	-	41,831	148,837	148,837	-

Net cash used in investing activities	(2,506,326)	(4,255,302)	(3,572,086)	(730,567)	(4,673,497)

Cash flows from financing activities:
Capital infused	-	600,000	-	-	-
Proceeds from (Repayments to) short-term loans	(2,053,785)	1,691,516	3,020,600	(4,108,016)	888,276
Proceeds from long-term bank loans	4,832,435	-	6,645,321	4,832,961	-
Repayments to long term loans	(1,993,380)	(2,053,984)	(6,403,581)	(3,987,193)	(1,007,478)
Due to related parties	23,806	263,669	143,763	118,561	1,006,697
Donation received	-	-	2,892	2,892	-
Dividend paid	-	-	(1,508,125)	-	(333,894)

Net cash provided by financing activities	809,076	501,201	1,900,870	(3,140,795)	553,601

Effect of foreign exchange rate changes	956	(2,955)	5,573	488	514,690

Net increase (decrease) in cash and cash equivalents	(1,229,329)	4,443,851	1,941,398	(658,744)	3,696,608

Cash and cash equivalents, beginning of period	4,078,219	2,848,890	7,292,741	7,292,741	9,234,139

Cash and cash equivalents, end of period	$2,848,890	$7,292,741	$9,234,139	$6,633,997	$12,930,747

See accompanying notes to financial statements

FII-6

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 1 ─ ORGANIZATION AND BUSINESS BACKGROUND

Gifted Time Holdings Limited (the “Company”) was established under the law of British Virgin Island on September 21, 2005 for the purpose to hold investment in the following entities:

•	Beijing HollySys Co., Ltd. (74.11%); and
•	Hangzhou HollySys Automation Co., Ltd. (60% as Beijing HollySys Co., Ltd. holds the remaining 40% interest in Hangzhou HollySys Automation Co., Ltd.)

Under a reorganization agreement entered on September 20, 2005, the owners accounting for 74.11% interest in Beijing HollySys and the two owners accounting for 60% interest in Hangzhou HollySys transferred their respective interest in the above two entities to the Company in exchange for 68.137% and 31.863% interest of the Company, essentially based on the book value of net assets as of June 30, 2005 transferred by the both parties into the Company. Consequently, the Company has combined 74.11% net assets of Beijing HollySys and 60% net assets of Hangzhou HollySys as the total equity interest of the Company as of June 30, 2005.

In accordance with paragraph 11 in SFAS No. 141 and Appendix D, paragraph D14 in SFAS No. 141, this reorganization transaction was accounted for under carry-over basis as there was a voting together agreement among the owners of 74.11% interest in Beijing HollySys and a voting together agreement between the two owners of 60% interest in Hangzhou HollySys. Furthermore, these two executed voting together agreements have given the voting control to the same individual, who is the founder of Beijing HollySys. Therefore, there is a controls group which has voting control over both entities.

As a result of exchanging the ownership between the Company and the above two parties, both Beijing HollySys and Hangzhou HollySys became subsidiaries of the Company and the Company became the reporting entity for financial reporting purpose. Accordingly, the consolidated financial statements of the above two entities became the historical financial statements of the Company. Prior to June 30, 2005 there were no operating activities in the Company.

Beijing HollySys Co., Ltd. (thereafter HollySys) was established on September 25, 1996 under the laws of People’s Republic of China with a registered capital of RMB15 million (equivalent of approximately $1.8 million based on the exchange rate on September 30, 1996) and a 30-year operation life. A Chinese citizen (who is the founder of HollySys, thereafter “the founder”) infused cash of RMB5 million (equivalent approximately $602,228) and a state-owned company named Beijing Huake Hi-Tech Co., Ltd. contributed physical assets valued at RMB10 million (equivalent approximately $1,204,457), which was based on a valuation report rendered by a third-party valuation service provider.

On March 2, 1998, HollySys increased its registered capital by receiving RMB5 million (equivalent approximately $603,916), of which RMB4.1 million (equivalent approximately $495,211) was from another Chinese citizen and the remaining RMB900,000 (equivalent approximately $108,705) was from the founder. Consequently, the state-owned company accounted for only 50% interest in HollySys.

FII-7

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 1 ─ ORGANIZATION AND BUSINESS BACKGROUND (Continued)

On December 25, 1998, the owners of HollySys and three state-owned companies namely Beijing Science and Technology Venture Co., Ltd., Beijing State-Owned Assets Management Co., Ltd., and Zhongguancun Hi-Tech Industry Promotion Center entered into a sponsor agreement to convert HollySys into a share-issuing company which is going to be listed on one of Stock Exchanges in China. During the process of applying for being a listing company, HollySys received cash infusion of approximately RMB51.78 million (equivalent approximately $6.25 million) from three state-owned companies. Of the total RMB51.78 million cash infusion, RBM30 million (equivalent approximately $3.62 million, accounting for 30% interest) from Beijing Science and Technology Venture Co., Ltd.; RMB20 million (equivalent approximately $2.42 million, accounting for 20% interest) from Beijing State-Owned Assets Management Co., Ltd.; and the remaining RMB1,777,676 (equivalent approximately $214,734, accounting for approximately 1.78% interest) from Zhongguancun Hi-Tech Industry Promotion Center.

By infusing cash of approximately RMB51.78 million, three new investors accounted for approximately 51.78 % interest in HollySys whereas the three original owners, Huake, the founder and another Chinese citizen, accounted for approximately 24.11%, 14.23%, and 9.88% interest in HollySys. Due to the facts that there was a long waiting list for approval from China Security Regulatory Commission (CSRC) and that certain business opportunities were no longer in existence in 1999 and 2000, HollySys ceased its effort to become a listing company in China in 2000.

On January 16, 2004 through the merger and acquisition auction market under Chinese government regulation, Beijing Science and Technology Venture sold its 30% interest in HollySys to a Chinese citizen who represents two individual investors in China.

On July 13, 2005 through the merger and acquisition auction market regulated by Chinese government, Beijing State-Owned Assets Management sold its 20% interest in HollySys to Jinqiaotong Industry Development Co., Ltd., which is a privately owned investment company in China and joined in the voting together agreement with the owners of the 54.11% interest in Beijing HollySys.

During the period from 1999 to 2001 HollySys used the newly infused cash to expand its business scope through investing in several investee companies that those investee companies have been conducting similar or relevant businesses except the 5% interest in Zhongjijing Consulting in which the Company is only a passive investor. These long-term investments were accounted for under either equity method or cost method.

On May 15, 2002, the Board of Directors of HollySys decided to acquire 40% interest in Beijing Haotong Science and Technology Development Co., Ltd. (thereafter Haotong) which is a privately owned company doing business focused on railway signal automated control with a 20-year operation life from October 26, 2000 to October 25, 2020, 32% interest from a private investment company and 8% from an individual investor. The acquisition price was RMB5.72 million (equivalent approximately $691,000) and the acquisition transaction was closed on July 1, 2002. On December 13, 2002, the Board of HollySys approved the decision to increase HollySys’ interest holding from 40% to 70% for business development consideration and the incremental purchase price was RMB3 million (equivalent $362,000 based on the exchange rate on December 31, 2002) to purchase additional 30% interest from two individual investors. The acquisition was closed on December 31, 2002, resulting in an accumulated goodwill of approximately $449,592. After this acquisition, HollySys consolidated the financial statements of Haotong into its financial statements. On June 30, 2003, HollySys determined that the goodwill was impaired based on the estimated cash flow to be generated by Haotong in the future at that date.

FII-8

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 1 ─ ORGANIZATION AND BUSINESS BACKGROUND (Continued)

On June 3, 2003 the Board of Directors of HollySys decided to expand its presence in Southern China through setting up a new subsidiary to expand its industrial automation business. The Board found that the proper location was the capital city of Zhejiang Province, Hangzhou, because the local city government offered very attractive land usage right and income tax incentive program for HollySys investment decision. On September 24, 2003, a new entity named Hangzhou HollySys Co., Ltd. was set up with a total registered capital of $5 million and a 50-year operation life. On November 20, 2003, Hangzhou HollySys received capital of $1 million, of which HollySys accounted for $400,000, Jingboyuan Automation Co., Ltd., a Chinese company which is related to the founder and another Chinese investor, accounted for $300,000, and OSCAF Limited, a Cayman Islands based company which is related to one member of management in HollySys, accounted for the remaining $300,000. On April 16, 2004, Jingboyuan transferred its 30% interest in Hangzhou HollySys to Team Spirit Industrial Limited, a British Virgin Islands based company which also is a related party to the other Chinese investor. On March 16, 2005, Hangzhou HollySys declared dividends distribution of approximately $4.05 million to the above three owners in proportion to their respective interest holding. In turn, the three owners used proceeds of $4 million from dividends received to send back to Hangzhou HollySys in order to fulfill the requirement to contribute the total registered capital up to $5 million on April 14, 2005, which was substantiated by a capital verification report rendered by a CPA firm registered in China. Based on the concept of substance over form, the dividends distributed and capital of $2.4 million received belonging to two 60% interest owners in Hangzhou HollySys were deemed non-cash transaction for financial reporting purpose.

HollySys has conducted its business focusing on industrial automation systems which are used in many industries including power generating, electric grid, computer controlled manufacturing, chemistry, cement, petrochemical, glass manufacturing, pharmaceutical, etc. and integrated controlling systems including monitoring systems, signal distributing systems and other controlling systems mainly used in city railway transportation.

NOTE 2 ─ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Base of Presentation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company transactions and balances are eliminated during the process of consolidation. Investments in investee companies in which the Company does not have a controlling interest (generally interest holding by the Company from 20% up to 50%), or for which control is expected to be temporary, are accounted for using the equity method. The Company’s shares of earnings (losses) of these investee companies are included in the accompanying consolidated statement of income.
These financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less to be cash equivalents.

FII-9

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 2 ─ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translations and Transactions

The Renminbi (“RMB”), the national currency of PRC, is the primary currency of the economic environment in which the operations of the Company are conducted. The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes.

The Company translates assets and liabilities into U.S. dollars using the rate of exchange prevailing at the balance sheet date, and the consolidated statement of income is translated at average rates during the reporting period. Adjustments resulting from the translation of financial statements from RMB into U.S. dollars are recorded in stockholders' equity as part of accumulated comprehensive loss - translation adjustments. Gains or losses resulting from transactions in currencies other than RMB are reflected in income for the reporting period.

Revenue Recognition

Revenues generated from designing, building, and delivering customized integrated industrial automation systems and providing relevant solutions are recognized over the contact terms based on the percentage of completion method. The contracts for designing, building, and delivering customized integrated industrial automation systems are legally enforceable binding agreements between the Company and customers. Performance of these contracts often will extend over long periods, and the Company’s right to receive payments depends on its performance in accordance with these contractual agreements. In accordance with AICPA’s SOP 81-1, “Accounting for Construction Contracts and Certain Production-Type Contracts,” revenue recognition is based on an estimate of the income earned to date, less income recognized in earlier periods. Estimates of the degree of completion are based on the costs incurred to date comparing to the expected total costs for the contracts. Revisions in the estimated profits are made in the period in which the circumstances requiring the revision become known. Provisions, if any, are made currently for anticipated loss on the uncompleted contracts. Revenue in excess of billings on the contracts is recorded as unbilled receivables and included in accounts receivable. Billings in excess of revenues recognized on the contracts are recorded as deferred revenue until the above revenue recognition criteria are met. Billings are rendered based on agreed milestones included in the contracts with customers.

Revenue generated from sales of electronic equipments are recognized when persuasive evidence of an arrangement exists, delivery of the products has occurred, customer acceptance has been obtained, which means the significant risks and rewards of the ownership have been transferred to the customer, the price is fixed or determinable and collectibility is reasonably assured.

Inventories

Inventories are composed of raw materials and low value consumables, work in progress, and finished goods. Inventories are stated at the lower of cost or the market based on weighted average method. The work-in-progress represents the costs of projects which have been initiated in accordance with specific contracts and have not completed yet.

FII-10

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 2 ─ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable, Other Receivable and Concentration of Credit Risk

During the normal course of business, the Company extends unsecured credit to its customers. The credit terms of receivable range in general from 90 to 120 days in line with the terms specified in the contracts. The Company does not require collateral from its customers. The Company maintains its cash accounts at credit worthy financial institutions. The components of accounts receivable were as follows:

	June 30,		December 31,
	2004	2005	2005
			(Unaudited)
Billed accounts receivable	$15,733,934	$26,884,479	$27,829,718
Unbilled account receivable	15,882,499	24,120,987	28,737,809

	$31,616,433	$51,005,466	$56,567,527

The Company regularly evaluates and monitors the creditworthiness of each customer on a case-by-case basis. At the end of each period, allowance for doubtful accounts of billed accounts receivable has been accrued in accordance with age analysis method.

The Company includes any accounts balances that are determined to be uncollectible, in the allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to management, the Company believes that its allowance for doubtful accounts as of June 30, 2003, 2004 and 2005 were adequate, respectively. However, actual write-off might exceed the recorded allowance.

The following table presents allowance activities in accounts receivable.

	June 30,		December 31,
	2004	2005	2005
			(Unaudited)
Beginning balance	$799,977	$1,113,084	$1,461,645
Additions charged to expense	313,107	460,926	217,920
Recovery	-	(112,365)	(112,606)

Ending balance	$1,113,084	$1,461,645	$1,566,959

Other receivables include deposits required by the contract bidding service providers for every contract the Company has bided for. Contract bidding service providers will deduct a portion of deposit as service fees if the Company wins a contract and the remaining balance will be returned to the Company after the bidding process completes. If the Company does not win a contract, the deposit will be returned in full amount to the Company after the bidding process completes. Other receivables also include shipping freight paid on behalf of customers which was not presented on invoices issued by the Company for revenue recognition purpose. The Company assesses relevant collection possibility on a regular basis and provides corresponding allowance for doubtful accounts.

FII-11

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 2 ─ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The following table presents allowance activities in other receivables.

	June 30,		December 31,
	2004	2005	2005
			(Unaudited)
Beginning balance	$56,473	$107,400	$139,924
Additions charged to expense	50,927	32,524	-
Recovery	-	-	(2,060)

Ending balance	$107,400	$139,924	$137,864

Property and Equipment

Properties and equipment are recorded at cost and are stated net of accumulated depreciation. Depreciation expense is determined using the straight-line method over the shorter of the estimated useful lives of the assets as follows:

Land use right	49 years
Buildings	30 years
Machinery	5 years
Software	5 years
Vehicles and other equipment	5 years

Maintenance and repairs are charged directly to expense as incurred, whereas betterment and renewals are generally capitalized in their respective property accounts. When an item is retired or otherwise disposed of, the cost and applicable accumulated depreciation are removed and the resulting gain or loss is recognized and reflected as an item before operating income (loss).

Impairment of Long-Lived Assets

The Company adopts the provisions of Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No.144”). SFAS No.144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. There was impairment of long-lived assets of $621,893 (including impairment loss of $449,592 related to the goodwill resulting from purchasing 70% interest in Haotong and impairment loss of $172,301 related to one investee company under either equity method), $139,937 (impairment loss of $45,700 and $94,237, respectively, related to the long-term investments in two investee companies), and $0 for the years ended June 30, 2003, 2004 and 2005, respectively. There was no impairment loss of long-lived assets in the six months ended December 31, 2004 and 2005, respectively.

FII-12

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 2 ─ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-Term Investments

The Company accounted for its long-term investments under either equity method or cost method in accordance with equity interest holding percentage.

Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, other receivables, advance to vendor, accounts payable and accrued liabilities are reasonable estimates of their fair value because of the short maturity of these items. The fair value of amount due to related parties and stockholders are reasonable estimates of their fair value as the amount will be collected and paid off in a period less than one year.

Goodwill

Goodwill arising from consolidation represents the excess of the cost of acquisition over the Group’s interest in the fair value of the identifiable assets and liabilities of subsidiary or associate at the date of acquisition. Goodwill is not amortized and is tested for impairment at least annually.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). SFAS No. 109 requires an entity to recognize deferred tax liabilities and assets. Deferred tax assets and liabilities are recognized for the future tax consequence attributable to the difference between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using the enacted tax rate expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date.

HollySys is registered in a high-tech zone located in Beijing and has been deemed as a high-tech company by Beijing Commission of Science and Technology. According to the preferential regulations specified by State Council, HollySys had entitled to be subject to a favorable income tax rate at 15% comparing to a statutory income tax rate of 33% (30% for the central government and 3% for the local government) under the current tax laws of PRC. Under the favorable 15% of corporate income tax rate, HollySys had received a 100% exemption of income tax for three years (from October 1, 1996 to September 30, 1999) and a 50% exemption of corporate income tax for three years (from October 1, 1999 to September 30, 2002). Effective October 1, 2002 HollySys has been subject to a corporate income tax rate at 15%.

Beijing HollySys Haotong (Haotong) is registered in a high-tech zone located Beijing and has been deemed as a high-tech company by Beijing Commission of Science and Technology. According to the preferential regulations specified by State Council, Haotong had entitled to be subject to a favorable income tax rate at 15%. Under the favorable 15% of corporate income tax rate Haotong received a 100% exemption of income tax for three years from January 1, 2001 to December 31, 2003 and a 50% exemption of income tax for three years from January 1, 2004 to December 31, 2006.

FII-13

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 2 ─ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Hangzhou HollySys is registered as foreign investment enterprise conducting production function. Under the provisional regulations, Hangzhou HollySys has entitled to receive 6% reduction from 30% income tax rate belonging to the central government and 0.6% from 3% income tax belonging to local government. Accordingly, the applicable income tax should be 26.4%. In accordance with the foreign investment enterprise income tax law, Hangzhou HollySys has entitled to receive a 100% exemption of income tax for two years and a 50% exemption of income tax for the next three years since the first year Hangzhou HollySys has generated a taxable income on a continuing basis. During the fiscal years ended June 30, 2004 and 2005, Hangzhou HollySys was still under 100% exemption status.

Value Added Tax

All of subsidiaries of the Company are subject to value added tax (VAT) imposed by PRC government on its domestic product sales. The output VAT is charged to customers who purchase goods from the Company and the input VAT is paid when the Company purchases goods from its vendors. VAT rate is 17%, in general, depending on the types of product purchased and sold. The input VAT can be offset against the output VAT. VAT payable or receivable balance presented on the Company’s balance sheets represents either the input VAT less than or larger than the output VAT. The debit balance represents a credit against future collection of output VAT instead of a receivable.

Research and Development

Research and development costs are expensed as incurred. Gross research and development expense for new product development and improvements of existing products by the Company incurred for the fiscal years ended June 30, 2003, 2004 and 2005 were $1,245,231, $1,947,538 and $1,714,809, respectively. The research and development expense for the six months ended December 31, 2004 and 2005 were $542,189 and $877,373. After offsetting against the government subsidies, which were specified for supporting research and development effort via value added tax refund, the net research and development expenses for the fiscal years ended June 30, 2003, 2004 and 2005 were $346,243, $383,059 and $202,344, respectively. After offsetting against the government subsidies, the research and development expense for the six months ended December 31, 2004 and 2005 were $0 and $0.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Appropriations to Statutory Reserve

Under the corporate law and relevant regulations in China, all of subsidiaries of the Company located in China are required to appropriate a portion of its retained earnings to statutory reserve. All subsidiaries are required to appropriate 10% of its annual after-tax income each year to statutory reserve until the statutory reserve balance reaches 50% of the registered capital. In general, the statutory reserve shall not be used for dividend distribution purpose.

FII-14

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 2 ─ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Income (Loss)

The Company adopted Statement of Financial Accounting Standard No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”), issued by the Financial Accounting Standards Board (“FASB”). SFAS No. 130 establishes standards for reporting and presentation of comprehensive income (loss) and its components in a full set of general-purpose financial statements. The Company has chosen to report comprehensive income (loss) in the statements of income and comprehensive income. Comprehensive income (loss) is comprised of net income and all changes to stockholders’ equity except those due to investments by owners and distributions to owners.

Recent Accounting Pronouncements

In November 2004, the FASB issued Statement of Accounting Standards No. 151, “Inventory Costs, A Amendment of ARB No. 43, Chapter 4” (SFAS No. 151). SFAS No. 151 eliminates the “so abnormal” criterion in ARB No. 43 “Inventory Pricing.” SFAS No. 151 no longer permits a company to capitalize inventory costs on their balance sheets when the production defect rate varies significantly from the expected rate. SFAS No. 151 reduces the differences between U.S. and international accounting standards. SFAS No. 151 is effective for inventory costs incurred during annual periods beginning after June 15, 2005. The Company does not believe that this pronouncement will have a material effect on the Company’s financial position and net income.

In December 2004, the FASB issued the Statement of Financial Account Standards No. 153, “Exchange of Nonmonetary Assets, An Amendment of APB Opinion No. 29” (SFAS No. 153). SFAS No 153 addresses the measurement of exchanges of nonmonetary assets. SFAS No. 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29, Accounting for Nonmonetary Transactions, and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.

The provisions of SFAS No. 153 shall be effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date this Statement is issued. The provisions of this Statement shall be applied prospectively. The Company does not believe that this pronouncement will have a material effect on the Company’s financial position and net income.

In May 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements.” (SFAS No. 154). SFAS No. 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS No. 154 generally requires retrospective application to the prior period financial statements of voluntary changes in accounting principles. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. However, SFAS No. 154 does not change the transition provisions of any existing

FII-15

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 2 ─ SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

accounting pronouncements. The Company does not believe that the adoption of SFAS No. 154 will have a material effect on its results of operations or financial condition.

NOTE 3 ─ INVENTORIES

	June 30		December 31,
	2004	2005	2005
			(Unaudited)
Raw materials	$2,414,098	$2,799,849	$3,137,741
Work in progress	3,059,501	943,574	1,098,326
Finished goods	4,136,110	4,690,852	3,593,375
Low value consumables	12,552	13,891	14,517
Provision			(420,299)
	$9,622,261	$8,448,166	$7,423,660

NOTE 4 ─ PROPERTY, PLANT AND EQUIPMENT AND CONSTRUCTION IN PROGRESS

A summary of property and equipment at cost is as follows:

	June 30,		December 31,
	2004	2005	2005
			(Unaudited)
Land use right	$697,594	$697,603	$715,435
Buildings	5,190,563	5,190,628	12,712,377
Machinery	1,253,417	1,432,699	1,786,587
Electronic equipment	1,603,374	1,927,300	2,187,760
Software	282,256	303,908	387,094
Motor vehicles	394,838	469,939	615,097
Office furniture	222,522	217,162	153,691
Other equipment	146,386	175,848	174,377
Construction in progress	1,368,305	6,190,432	1,810,283

	11,159,255	16,605,519	20,542,701

Accumulated depreciation	(2,080,848)	(2,701,257)	(3,046,947)

	$9,078,407	$13,904,262	$17,495,754

The depreciation and amortization for the years ended June 30, 2003, 2004 and 2005 was $687,793, $921,204 and $820,863, respectively. Depreciation and amortization for the six months ended December 31, 2004 and 2005 were $603,074, and $651,442, respectively.

FII-16

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 5 ─ LONG-TERM INVESTMENTS

The investments in the following several limited liability companies were accounted for under either equity method or cost method. Regarding investment in HollySys Zhonghao, the Company accounted for it under equity method even though its interest holding was more than 50% as the investee company has been winding down its business since early fiscal 2003 and the assets to be consolidated would be minimal. It is management’s expectation that it will be dissolved in the near future. The following information summarized the long-term investments at June 30, 2004 and 2005 and December 31, 2005.

June 30, 2004	Interest Held	Long-term Investment At Cost	Equity in Investee Company	Advance to Investee Company	Subtotal
Equity Method
HollySys Information Technology	40%	$1,744,395	$(30,638)	$74,563	$1,788,320
HollySys Electric Machinery	40%	639,893	203,444	-	843,337
New Huake Electric Tech	37.5%	181,234	(11,943)	-	169,291
HollySys Zhonghao Automation Engineering	89.11%	39,459	84,711	-	124,170
Subtotal		2,604,981	245,574	74,563	2,925,118

Cost Method
HollySys Communication Equipment	11%	132,905	-	-	132,905
Zhongjijing Investment Consulting	5%	362,468	-	-	362,468
Total		$3,100,354	$245,574	$74,563	$3,420,491

June 30, 2005	Interest Held	Long-term Investment At Cost	Equity in Investee Company	Advance to Investee Company	Subtotal
Equity Method
HollySys Information Technology	40%	$1,771,222	$4,721	$203,271	$1,979,214
HollySys Electric Machinery	40%	639,901	318,991	48,330	1,007,222
New Huake Electric Tech	37.5%	181,236	9,390	48,330	238,956
HollySys Zhonghao Automation Engineering	89.11%	32,614	60,789	-	93,403
Subtotal		2,624,973	393,891	299,931	3,318,795

Cost Method
Zhongjijing Investment Consulting	5%	362,472	-	-	362,472
Total		$2,987,445	$393,891	$299,931	$3,681,267

During fiscal 2005, HollySys disposed one of its investments listed above and accounted for under cost method and received proceeds approximately $144,986 with a disposal gain of approximately $12,100. On March 26, 2005, HollySys received cash of 187, 209 from the liquidation committee of Beijing Dongfang Jinhe Environmental Technology Co., Ltd., where HollySys accounted for 30% interest and investment was fully reserved at June 30, 2002. The proceeds were recorded as part of investment income for fiscal 2005.

FII-17

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 5 ─ LONG-TERM INVESTMENTS (Continued)

December 31, 2005	Interest Held	Long-term Investment at Cost	Equity in Investee Company	Advance to Investee Company	Subtotal
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Equity Method
HollySys Information Technology	40%	$1,830,245	$98,815	$-	$1,929,060
HollySys Electric Machinery	40%	656,259	617,805	49,565	1,323,629
New Huake Electric Tech	37.5%	185,869	40,207	49,565	275,641
HollySys Zhonghao Automation Engineering	89.11%	111,522	3,892	-	115,414
Beijing Techenergy Co., Ltd.	50%	1,239,127	-	7,647	1,239,127
Subtotal		$4,023,022	$760,719	$106,777	$4,890,518

Cost Method
Zhongjijing Investment Consulting	5%	371,738	-	-	371,738
Beijing HollySys Equipment Technology Co., Ltd.	20%	49,563	-	-	49,563
Total		$4,444,323	$760,719	$106,777	$5,311,819

NOTE 6 ─ WARRANTY LIABILITY

	June 30,		December 31,
	2004	2005	2005
			(Unaudited)
Beginning balance	$492,275	$881,052	$1,594,215
Expense accrued	710,549	1,708,767	983,606
Expense incurred	(321,772)	(995,604)	(1,061,864)

Ending balance	$881,052	$1,594,215	$1,515,957

FII-18

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 7 ─ SHORT-TERM BANK LOANS

At June 30, 2004 and 2005, the Company’s short-term bank borrowings consisted of revolving bank loans of $6,282,773 (of which approximately $6,041,128 located in HollySys and the remaining balance located in Haotong) and $8,699,329 (of which $6,041,201 located in HollySys, $2,416,480 located in Hangzhou HollySys and the remaining balance located in Haotong) from several banks, respectively. At December 31, 2005, the Company’s short-term bank loan borrowing was $12,019,528, of which $4,956,506 located in HollySys, $7,063,022 located in Hangzhou HollySys. All these short-term bank loans (maturing from six months to one year) had fixed interest rates with interest rates ranging from 5.22% to 5.76% per annum. However, when these short-term bank loans were renewed, the interest rates were subject to change based on the notice from the People’s Bank of China, the central bank of China. Most of the short-term bank loans were guaranteed by the Company related parties and third parties and one bank loan of $2,416,480 at June 30, 2005 and $2,478,253 at December 31, 2005 in Hangzhou HollySys was collateralized by its plant and property. The proceeds from these short-term bank loans were used for working capital financing purpose.

At June 30, 2004 and 2005, there was a bank loan of $1,812,338 and $2,416,480 payable to a commercial bank which served as a trustee appointed by a related party (that is an investee company named HollySys Information Technology in which HollySys holds 40% interest). At December 31, 2005, the outstanding balance was $2,478,253. This loan had interest rate of 5.31%, 5.76%, and 5.76% at June 30, 2004 and 2005 and at December 31, 2005, which is the same market rate charged by that commercial bank for the loans lent with similar terms.

FII-19

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 8 ─ LONG-TERM LOANS

	June 30,		December 31,
	2004	2005	2005
			(Unaudited)
RMB-denominated loan (RMB24 million) from Industry and Commercial Bank of China, maturing on December 26, 2005, bearing interest at 5.58% per annum, guaranteed by China Electronic Information Industry Group Co., Ltd.	$2,416,451	$1,208,240	$-

RMB-denominated loan (RMB20 million) from Minsheng Bank of China, maturing on May 10, 2005, bearing interest at 5.49% per annum, guaranteed by Beijing International Trust and Investment Co., Ltd.	2,416,451	-	-

RMB-denominated loan (RMB40 million) from Beijing Bank, maturing on November 8, 2005, bearing interest at 5.49% per annum, guaranteed by: Beijing Zhongguancun Science Technology Guaranty Co., Ltd. And HollySys pledged its accounts receivable to Zhongguancun Science Technology Guaranty Co., Ltd. As collateral.	2,778,919	-	-

RMB-denominated loan (RMB40 million) from Beijing Bank, maturing on July 15, 2007, bearing interest at 5.49% per annum, guaranteed by Beijing Zhongguancun Science Technology Guaranty Co., Ltd.	-	1,812,360	1,858,690

RMB-denominated loan (RMB40 million) from CITIC Trust & Investment Co., Ltd., maturing January 21, 2007, bearing interest at 7.002% per annum, guaranteed by Beijing Zhongguancun Science Technology Guaranty Co., Ltd. and HollySys pledged a portion of its property located in Beijing to Zhongguancun Science Technology Guaranty Co., Ltd. As collateral.	-	4,832,961	4,956,507

Current portion	(2,416,451)	(1,208,240)	-

	$5,195,370	$6,645,321	$6,815,197

FII-20

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 9 ─ INCOME TAXES

The income generated by the Company before income taxes in years ended at 2003, 2004 and 2005, respectively, were as follows:

	Years Ended June 30,
	2003	2004	2005

HollySys	3,940,553	3,920,001	4,186,152
Beijing HollySys Haotong	(426,519)	(48,749)	310,763
Hangzhou HollySys	-	2,853,335	11,974,623

Total	$3,514,034	$6,724,587	$16,471,538

The income tax provision was as follows:
	Years Ended June 30,
	2003	2004	2005
Income taxes:
Current	$634,037	$887,455	$340,257
Deferred	2,779	60,313	61,211

	$636,816	$947,768	$401,468

The difference between the effective income tax rate and the expected statutory rate was as follows:

	Years Ended June 30,
	2003	2004	2005
Statutory rate	33.0%	33.0%	33.0%
Income tax rate reduction	(13.8)	(14.9)	(24.1)
Permanent difference	(1.2)	(4.1)	(6.9)

Effective income tax rate	18.0%	14.0%	2.0%

The temporary differences that have given rise to the deferred tax liabilities consist of the following:

	June 30,		December 31,
	2004	2005	2005
			(Unaudited)
Allowance for doubtful accounts	$177,058	$211,481	$229,735
Inventory provision	-	-	25,218
Deferred revenue	359,937	216,211	447,400
Unamortized goodwill	57,327	50,583	51,876
Unamortized deferred expenses	19,177	12,785	13,112
Warranty liabilities	91,199	92,310	155,670
Inventory cost adjustment	18,610	16,005	16,414
Unbilled accounts receivable	(740,851)	(678,129)	(1,001,114)

Net deferred tax liabilities	$(17,543)	$(78,754)	$(61,689)

FII-21

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 10 ─ RELATED PARTY TRANSACTIONS

Related Party Relationships

Name of Related Parties	Relationship with the Company
HollySys Zhonghao Automation Engineering Technology Co., Ltd. (a China based entity)	89.11% owned by HollySys
HollySys information Technology Co., Ltd. (a China based entity)	40% owned by HollySys
New Huake Electronic Technology Co., Ltd. (a China based entity)	37.5% owned by HollySys
Shenzhen HollySys Automation Engineering Co., Ltd. (a China based entity with a full reverse for impairment)	52% owned by HollySys
Beijing Techenergy Co., Ltd.	50ûowned by HollySys
HollySys Electric Tech Co., Ltd (a China based entity)	40% owned by HollySys
HollySys Equipment Technology Co., Ltd. (a China based entity)	20% owned by HollySys
Zhongjijing Investment & Consulting Co., Ltd. (a China based entity)	5% owned by HollySys
Sixth Institute of Information Industry	One of owners in HollySys
Shanghai Jinqiaotong Industrial Development Co., Ltd. (a China based entity)	One of owners in HollySys

Leasing from Related Parties

HollySys entered into a lease agreement with HollySys Information Technology to lease office space. The lease agreement is renewable on an annual basis. The basic rental price has ranged from RMB1.4 or RMB1.5 per square per day during the past five years. The total rental per year depends on the total square meters leased. The total rental expense for the years ended June 30, 2003, 2004 and 2005 was $107,178, $115,688, and $56,503, respectively. The rental expense for the six months ended December 31, 2004 and 2005 was $28,251 and $22,736, respectively.

The Company’s management believed that the collection of due from related parties were reasonably assured and accordingly, no provision had been made for these balances of due from related parties.

Due to Related Parties

	June 30		December 31,
	2004	2005	2005
			(Unaudited)
Hangzhou HollySys System Engineering Co., Ltd.	$53,603	$80,862	$-
HollySys Zhonghao Automation Engineering Technology Co., Ltd.	138,879	200,767	210,243
Sixth Institute of Information Industry	108,439	163,055	138,006
Shenzhen HollySys Automation Engineering Co., Ltd.	12,082	12,082	-
Shanghai Jinqiaotong Industrial Development Co., Ltd.	-	-	1,115,214
	$313,003	$456,766	$1,463,463

FII-22

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 10 ─ RELATED PARTY TRANSACTIONS (Continued)

Shenzhen HollySys Automation Engineering Co., Ltd. is under the process of liquidation in accordance with Chinese laws. The draft liquidation report is under way. Hangzhou HollySys Systems Engineering Co., Ltd. is under the process of liquidation. The estimated date for liquidation report will be June 30, 2006. HollySys has been collecting all accounts receivable on behalf of HollySys Zhonghao as the investee company did not have any employees since early 2004 and its liquidation application is under the process after all collection work has been done. All the above amounts due to relate parties are due on demand.

During the six months ended December 31, 2005, one of investors in HollySys intended to acquire additional 20% interest in Hangzhou HollySys for a consideration of RMB35.7 million and made an advance of RMB9 million (equivalent of approximately $1.12 million) to HollySys. However, this transaction did not consummate during the six-month period as the investor was unable to come up with adequate cash for the remaining balance of consideration. The advance would be returned to the investor in the first quarter of calendar year 2006.

NOTE 11 ─ EQUITY TRASNACTIONS

On November 20, 2003, two foreign investors infused their capital of $300,000 each, totaling $600,000, into Hangzhou HollySys to account for 60% interest together.

During fiscal 2005, one of investee companies, HollySys Electric Machinery, received donation of approximately $30,772 in which HollySys accounted for 40% interest. Accordingly, HollySys recorded additional capital $12,309 and treated it as a non-cash transaction for cash flow statement purpose. Because only 74.11% interest of HollySys was transferred into the Company, therefore, there was $9,123 recognized as addition to additional paid-in capital in fiscal 2005 for the Company reporting purpose.

Also during fiscal 2005, Hangzhou HollySys received cash donation of $2,892 of which the owners of 60% interest in Hangzhou claimed for $1,753 and the owners of 74.11% interest in HollySys claimed for $857, totaling $2,592. As long as their interest transferred to the Company, $2,592 was accounted for part of additional paid-in capital.

During the six months ended December 31, 2005, Hangzhou HollySys received two computers from one vendor as a donation totaling $6,171. Of the $6,171, the owners of 60% interest in Hangzhou HollySys claimed for $3,702 and accounted it for additional paid-in capital. In the meantime, being 40% owner in Hangzhou HollySys, the owners of 74.11% interest in Beijing HollySys also claimed for $1,830 and accounted it for additional paid-in capital. As long as their interest transferred to the Company, the total of $5,532 was accounted for part of additional paid-in capital.

FII-23

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 12 ─ GOVERNMENT SUBSIDIES

The local government in Beijing and Hangzhou provided subsidies sourcing from value added tax collected to encourage Beijing HollySys’, Haotong’s and Hangzhou HollySys’ research and development effort and other subsidies to Beijing HollySys for enterprise development purpose. Especially, in the early fiscal 2005 the local government in Beijing provided specified subsidies to offset interest expenses to encourage Beijing HollySys's research and development effort. All subsidies were accounted for based on the hard evidence that the respective entity should be entitled to receive these subsidies or that cash has been received. Subsidies recognized for supporting research and development effort was first offset against the relevant entity’s research and development expense. The remaining balance of specified subsidies, if any, together with other subsidies, was recognized as other income in accordance with internationally prevailing practice. Government subsidies recognized by the respective entity were summarized as follows:

		Years Ended June 30,			December 31,
		2003	2004	2005	2004	2005
					(Unaudited)	(Unaudited)
	Subsidies received:	$1,115,584	$1,398,360	$1,662,261	$1,535,400	$1,255,008
	R & D expenses offset	(480,972)	(1,395,578)	(67,262)	(118,491)	(395,544)
HollySys	Interest expenses offset	-	-	(241,648)	(241,648)	-
	Subsidies income	634,612	2,782	1,353,351	1,175,261	859,464

Hangzhou	Subsidies received:	-	115,914	1,825,287	1,035,299	2,339,694
HollySys	R & D expenses offset	-	(115,914)	(885,758)	(386,388)	(481,828)
	Subsidies income	-	-	939,529	648,911	1,857,856

	Subsidies received:	-	52,993	62,082	37,310	19,708
Haotong	R & D expenses offset	-	(52,993)	(62,082)	(37,310)	-
	Subsidies income	-	-	-	-	19,708

	Subsidies received:	1,115,584	1,567,267	3,549,630	2,608,009	3,614,400
Total	R & D expenses offset	(480,972)	(1,564,485)	(1,015,102)	(542,189)	(877,372)
	Interest expenses offset	-	-	(241,648)	(241,648)	-
	Subsidies income	634,612	2,782	2,292,880	1,824,172	2,737,028

NOTE 13 ─ SUPPLEMENTORY INFORMATION ABOUT CASH FLOWS
Cash Paid	Years Ended June 30,			Six Months Ended December 31,
	2003	2004	2005	2004	2005
				(Unaudited)	(Unaudited)
Interest	$921,672	$867,621	$991,880	$263,113	$930,302
Income tax	65,768	184,976	1,311,003	304,565	274,444

	$987,440	$1,052,597	$2,302,883	$567,678	$1,204,746

FII-24

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 13 ─ SUPPLEMENTORY INFORMATION ABOUT CASH FLOWS (Continued)

Non-cash transactions	Years Ended June 30,			Six Months Ended December 31,
	2003	2004	2005	2004	2005
				(Unaudited)	(Unaudited)
Additional paid-in capital	$3,032	$301	$9,123	-	$9,924
Minority interest	$1,059	$105	$3,186	-	$3,467
Accounts payable	$(4,091)	$(406)		$-	$(13,391)
Long-term investment	-	-	$12,309	-	-
Paid-in capital	-	-	$2,400,000	-	-
Retained earning	-	-	$(2,400,000)	-	-
Additional paid-in capital	-	-	-	-	$5,532
Minority interest					$639
Electronic equipment	-	-	-	-	$6,171
NOTE 14 - SUBSEQUENT EVENTS

On February 2, 2006, the Company entered into a stock purchase agreement with Chardan North China Acquisition Corporation ("CNCAC") pursuant to which CNCAC will acquire 100% interest of Gifted Time Holdings Limited.

For the acquisition, CNCAC will form its own wholly-owned subsidiary under the laws of the British Virgin Islands, under the name HLS Systems International Limited ("HLS"). At the time of the closing, CNCAC will merge with and into HLS for the purpose of redomestication out of the United States to secure future tax benefits. This redomestication merger will be achieved by a one-for-one exchange of all the outstanding common stock of CNCAC for common stock of HLS and the assumption of all the rights and obligations of CNCAC by HLS, including assumption of the outstanding warrants of CNCAC on the same terms as they currently exist. Concurrent with the redomestication merger, HLS will acquire all the common stock of HollySys Holdings by the issuance of shares and payment of cash consideration as described below, making it a wholly owned subsidiary of HLS.

The current management of the Company will continue to run the operations in China. Dr. Wang Changli, the founder of HollySys and CEO of the Company, will be CEO of HLS.

The board of directors of HLS will initially consist of nine persons, of whom three members will be designated by HollySys stockholders, one member will be designated by the board of directors of CNCAC and five members will be independent directors. Madam Qiao Li, the current Chairperson of Beijing HollySys, will become the Chairperson of HLS, and Dr. Wang will be one of the initial directors. Kerry S. Propper, a current director and executive officer of CNCAC, also will become a director of HLS. At least five of the other six members of the HLS board of directors will satisfy the independence requirements of Nasdaq. Consideration will be given in selection of directors to meeting the requirements of Sarbanes-Oxley and Nasdaq listing requirements.

FII-25

GIFTED TIME HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED JUNE 30, 2003, 2004 AND 2005
AND SIX MONTHS ENDED DECEMBER 31, 2004 AND 2005
(Information for the Six Months Ended December 31, 2004 and 2005 is Unaudited)

NOTE 14 - SUBSEQUENT EVENTS (Continued)

The consideration of acquiring 100% interest of the Company will be cash of $30 million and 23,500,000 shares of HLS’ common stock. Of the $30 million cash consideration, up to $27 million will be payable at closing. In the event that some of CNCAC’s shareholders exercise their redemption rights, but not enough to result in disapproval of the transaction, the amount to be paid at closing might fall to as low as $23 million. The balance between the $30 million owed and the amount actually paid at closing will be paid out on the basis of 50% of positive cash flow of HLS, with respect to any fiscal year following the closing, based on HLS’ US GAAP audited financial statement, or in the event that HLS raises not less than $60 million in equity through either the exercise of the warrants or by any other means. The 23.5 million shares of HLS will represent not less than 77% of total outstanding shares. If all of the existing shareholders of Chardan North China Acquisition exercise their warrants and no shareholder redeems his or her shares into cash, then the 23.5 million shares to be issued to the shareholders of HollySys Holdings will represent no less than 54.9% of the outstanding shares of HLS.

As additional purchase price, the shareholder of the Company and their designees will be issued, on an all or none basis per year, an aggregate of 8,000,000 shares of common stock of HLS (2,000,000 each year), if on a consolidated basis, HLS has after-tax profits in the following amounts for the indicated 12-month periods ending June 30:

Year ending June 30, After Tax Profit
2007	$23,000,000
2008	$32,000,000
2009	$43,000,000
2010	$61,000,000

Whether or not HLS has hit the after-tax profit target in any year will be determined by the Company's audit based on US GAAP, adjusted to exclude after-tax operating profits from any subsequent acquisition for securities that have a dilutive effect and any charge to earnings that results from the issuance of such shares for a prior year.

The transaction is expected to be consummated before the end of fiscal 2006 of the Company, provided the stockholders of CNCAC approve this contemplated transaction.

FII-26

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 132 of the BVI Business Companies Act (“BCA”) generally provides for indemnification and permits a company to obtain insurance. The Memorandum of Association of the Registrant follows the statute. The Registrant intends to obtain director and officer insurance at the consummation of the acquisition of the HollySys companies.

The following is a statement of Section 132 of the BCA, as amended by Section 67 of the BCA Amendment Act:

Indemnification.

(1) Subject to subsection (2) and its memorandum or articles, a company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

(a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the company; or

(b) is or was, at the request of the company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

(2) Subsection (1) does not apply to a person referred to in that subsection unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

(2A) For the purposes of subsection (2), a director acts in the best interests of the company if he acts in the best interests of:

(a) the company's holding company; or

(b) a shareholder or shareholders of the company;

in either case, in the circumstances specified in section 120(2), (3) or (4), as the case may be;

(3) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

(3A) Expenses, including legal fees, incurred by a director in defending any legal, administrative or investigative proceedings may be paid by the company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the director is not entitled to be indemnified by the company in accordance with subsection (1).

(3B) Expenses, including legal fees, incurred by a former director in defending any legal, administrative or investigative proceedings may be paid by the company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former director to repay the amount if it shall ultimately be determined that the former director is not entitled to be indemnified by the company in accordance with subsection (1) and upon such other terms and conditions, if any, as the company deems appropriate.

(3C) The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, resolution of members, resolution of disinterested directors or otherwise, both as to acting in the person's official capacity and as to acting in another capacity while serving as a director of the company; and

(4) If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

(5) A company shall not indemnify a person in breach of subsection (2) and, any indemnity given in breach of that section is void and of no effect.

The following is a statement of Section 133 of the BCA, as amended by Section 68 of the BCA Amendment Act:

Insurance.

A company may purchase and maintain insurance in relation to any person, who is or was a director of the company, or who at the request of the company is or was serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under section 132.

Item 21. Exhibits and Financial Statement Schedules

Exhibit  Description

2.1	Stock Purchase Agreement (Included in Annex A of the proxy statement/prospectus)(1)

2.2	Agreement and Plan of Merger between Chardan North China Acquisition Corporation and Registrant

3.1	Memorandum of Association of Registrant (Included in Annex B of the proxy statement/prospectus)

3.2	Articles of Association of Registrant (Included in Annex C of the proxy statement/prospectus)

4.1	Form of Unit Purchase Option (Incorporated by reference from Registration Statement 333-125016, Exhibit 4.4)

4.2	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Chardan North China Acquisition Corp. (Incorporated by reference from Registration Statement 333-125016, Exhibit 4.5)

5.1	Opinion of Maples &Calder*

8.1	Tax Opinion of DLA Piper Rudnick Gray Cary US LLP

10.1	Chardan North China Acquisition Corporation 2006 Equity Plan (Included in Annex D of the proxy statement/prospectus)

10.2	Form of Stock Consignment Agreement

10.3	Form of Employment Agreement

10.4	Registration Rights Agreement (Incorporated by reference from Registration Statement 333-125016, Exhibit 10.11)

10.5	Opinion re Consignment Agreements of Guantao Law Firm

23.1	Consent of Goldstein Golub Kessler LLP

23.2	Consent of BDO Reanda Certified Public Accountants Ltd.

23.3	Consent of Maples & Calder (included in Exhibit 5.1)

23.4	Consent of Guantao Law Firm (included in Exhibit 10.5)

23.5	Consent of DLA Piper Rudnick Gray Cary US LLP (included in Exhibit 8.1)

(1)
As required by paragraph (b)(2) of Item 601 of Regulation S-K, this exhibit does not contain schedules and similar attachments to this exhibit. The registrant will furnish supplementally a copy of any omitted schedules to the Commission upon request.

*	To be filed by amendment.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424 (b) (3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall, be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration; statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Diego, State of California on March 29, 2006.

HLS SYSTEMS INTERNATIONAL, LTD

By:	/s/ Li Zhang
Li Zhang
Chief Executive Officer

Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date
Richard D. Propper	Chairman of the Board	March 29, 2006
Li Zhang	Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2006
Kerry S. Propper	Chief Financial Officer, Secretary and Director (Principal Accounting Officer)	March 29, 2006
Jiangnan Huang	Executive Vice President and Director	March 29, 2006

                                                                         Annex A

                            STOCK PURCHASE AGREEMENT

                                      AMONG

                  CHARDAN NORTH CHINA ACQUISITION CORPORATION,
         SHANGHAI JINQIAOTONG INDUSTRIAL DEVELOPMENT CO., WANG CHANGLI,
                   CHENG WUSI, LOU AN, TEAM SPIRIT INDUSTRIAL
                        LIMITED, OSCAF INTERNATIONAL CO.

                      ------------------------------------
                             DATED: FEBRUARY 2, 2006
                      ------------------------------------

ARTICLE III  REPRESENTATIONS AND WARRANTIES RELATING TO THE HOLLYSYS

ARTICLE IV   REPRESENTATION AND WARRANTIES RELATING TO BJ HLS,

                                      A-i

                                   (continued)

ARTICLE VI   COVENANTS REGARDING HOLLYSYS, HOLLYSYS SUBSIDIARY AND THE

                                      A-ii

                                   (continued)

         9.2    Conditions to Obligations of HollySys, HollySys

                                      A-iii

                                   (continued)

                                      A-iv

LIST OF EXHIBITS

Exhibit A - HollySys Subsidiary Matters
Exhibit B - HollySys Stockholders
Exhibit C - Beneficiaries of Purchase Price
Exhibit D - Chardan Sub Merger Agreement
Exhibit E - Form of Stock Consignment Agreement
Exhibit F - Form of Employment Agreement

                                      A-v

                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT, is entered into as of February 2, 2006, among CHARDAN NORTH CHINA ACQUISITION CORPORATION, a Delaware corporation
("CNCAC"), SHANGHAI JINQIAOTONG INDUSTRIAL DEVELOPMENT CO., a Chinese
corporation, WANG CHANGLI, an individual, CHENG WUSI, an individual, LOU AN, an individual, TEAM SPIRIT INDUSTRIAL LIMITED, a British Virgin Islands
corporation, and OSCAF INTERNATIONAL CO., a Cayman Islands corporation, with respect to the following facts:

      Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in Article XII hereof.

      WHEREAS, Beijing HollySys Co., Ltd., a company incorporated in PRC with limited liability ("BJ HLS"), and Hangzhou HollySys Automation Co., Ltd., a
company incorporated in PRC with limited liability ("HZ HLS") (and collectively with BJHLS, "HollySys"), on their own behalf and through Beijing HollySys
Haotong Science & Technology Development Co., Ltd. ("HollySys Subsidiary"), owns and operates in the Peoples Republic of China ("PRC") the Business; and

      WHEREAS, subject to the terms and conditions of this Agreement, BJ HLS and
HZ HLS, directly own the percentage interests set forth on Exhibit A of the shares of capital stock of the HollySys Subsidiary ("HollySys Subsidiary
Stock"), and through such ownership have full right and title to benefit from the long term investments in HollySys Subsidiary; and

      WHEREAS, the HollySys Stockholders listed on Exhibit B hereto ("HollySys
Stockholders") are (or will be at Closing) the ultimate and beneficial owners
(through various BVI companies set up by the HollySys Stockholders) of 100% of the outstanding capital stock of Gifted Time Holdings Limited, a holding company to be formed as a British Virgin Islands corporation ("HollySys Holdings"). The
HollySys Stockholders in the context of this Agreement will respectively refer to the HollySys Stockholders and/or their BVI companies, as the case may be; and

      WHEREAS, the HollySys Stockholders are the direct and beneficial owners of
74.11% of the outstanding capital stock of BJ HLS (including by means of nominee arrangements, trust, stock power or similar arrangements) and 60% of the outstanding capital stock of HZ HLS respectively (together all stock and other rights or arrangements are referred to as the "HollySys Stock"); and

                                      A-1

      WHEREAS, prior to the Closing, Team Spirit Industrial Limited and OSCAF
International Limited will transfer the ownership interests they hold in HZ HLS to HollySys Holdings, and the rest of HollySys Stockholders will consign all the equity interests (including but not limited to the voting rights, property rights, preemptive rights and any other stockholders' rights derived from the ownership of the shares in HollySys) they hold in BJ HLS to HollySys Holdings;
and

      WHEREAS, subject to the terms and conditions of this Agreement, CNCAC at the Closing, shall acquire by an issuance of capital stock and payment of cash, all of the HollySys Holdings Stock and the actual control over the HollySys
Stock consigned by certain of the HollySys Stockholders to HollySys Holdings as set forth in Section 2.3(b), plus the right to acquire all of the HollySys shares owned by Wang Changli (collectively, the "HollySys Holdings Stock
Purchase"); and

      WHEREAS, subject to the terms and conditions of this Agreement, CNCAC will form a wholly owned subsidiary pursuant to the corporate laws of the British
Virgin Islands ("Chardan Sub") and simultaneously with the Closing hereunder consummate a plan of merger ("Plan of Merger") pursuant to which CNCAC will be merged with and into Chardan Sub (the "Chardan Merger"); and

      WHEREAS, after the Closing, each of HollySys Stockholders who participated in the HollySys Holdings Stock Purchase by a consignment and HollySys Holdings shall use their best efforts to complete the acquisition of the ownership of
HollySys Stock by HollySys Holdings from such HollySys Stockholders ("HollySys
Stocks Acquisition") as soon as possible;

      WHEREAS, since the business of BJ HLS and HZ HLS has grown rapidly in the last few years (with revenues more than doubling from the fiscal year ended June
30, 2003 to the fiscal year ended June 30, 2005, and with net income increasing by more than six times during the same period) and in recognition of the various opportunities for significant growth ahead, the parties believe that the payment of the earnout specified in Section 1.3 is a fair means of adjusting the purchase price payable to the HollySys Stockholders in the event that the future operating results of BJ HLS and HJ HLS demonstrate that the value of the business acquired was greater than the payments set forth in Section 0 below;
and

      WHEREAS, the Board of Directors of CNCAC has determined that it is advisable and in the best interests of the stockholders of CNCAC for CNCAC to enter into this Stock Purchase Agreement and to consummate the transactions contemplated herein; and

      WHEREAS, each of the HollySys Stockholders has determined that it is advisable and in the best interests of such person to enter into this Stock
Purchase Agreement and to consummate the transactions contemplated herein.

      NOW THEREFORE, in consideration of the foregoing and the following covenants, the Parties hereby agree as follows:

                                    ARTICLE I
                           THE HOLLYSYS STOCK PURCHASE

      1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions hereof, at the Closing, the HollySys Stockholders shall sell, transfer, assign and convey to Chardan Sub, and Chardan Sub shall purchase from the HollySys
Stockholders, all of the right, title and interest of the HollySys Stockholders in and to the HollySys Holdings Stock as more fully set forth on Exhibit B.

                                      A-2

      1.2 PURCHASE PRICE.

            (a) Subject to adjustment as hereinafter set forth, the aggregate purchase price ("Purchase Price") to be paid by Chardan Sub to the HollySys
Stockholders or their respective designees for the HollySys Holdings Stock shall be the following:

                  (i) $30,000,000 as set forth in Section 0 below and as subject to adjustment as provided for therein;

                  (ii) certificates representing, in the aggregate, 23,500,000 shares of Chardan Sub's ordinary shares, par value $0.0001 per share ("Chardan
Sub Stock"), which will represent no less than 77% of the total outstanding equity capital of Chardan Sub following the Chardan Merger, to be delivered to the HollySys Stockholders and their designees; it being understood that in the event that no stockholders of CNCAC exercise their rights of redemption and all outstanding warrants of CNCAC are exercised (but assuming no other issuance of stock by Chardan Sub) then the Chardan Sub Stock issued to the HollySys
Stockholders will represent no less than 54.9% of the outstanding equity capital of Chardan Sub following the Chardan Merger.

                  (iii) any additional shares issuable by Chardan Sub as set forth in Section 0 below on the basis of the After-Tax-Profit of Chardan Sub as provided for therein.

            (b) Payments.

                  (i) Initial Payment. At the Closing, the sum of $30,000,000
minus the Remaining Payment (such difference, the "Initial Payment"), will be paid by wire transfer of immediately available United States dollars to the
HollySys Stockholders or their designees as specified in a written notice given to CNCAC, no later than two business days prior to the Closing, for the purpose of the acquisition of the HollySys Holdings Stock and the related consignments.

                  (ii) Remaining Payment. The Remaining Payment shall equal the sum of (i) $3,000,000, plus (ii) two-thirds of the amount by which the funds in the CNCAC trust account (following the exercise of any redemption rights by the stockholders of CNCAC) is less than $30,000,000. (For example: (a) if the amount of such trust account after all redemptions is $24,000,000, then the Remaining
Payment shall equal $7,000,000 ($3,000,000 plus 2/3 of $6,000,000); (b) if the amount in the trust account after all redemptions is $27,000,000, then the
Remaining Payment shall equal $5,000,000 ($3,000,000 plus 2/3 of $3,000,000);
(c) and if the amount in the trust account after all redemptions is at least
$30,000,000, then the Remaining Payment shall equal $3,000,000 ($3,000,000 plus
$0)). In the event that any of the following events occurs any time after the
Closing, CNCAC and Chardan Sub shall promptly pay the Remaining Payment or any part of the Remaining Payment then available to the HollySys Stockholders or their designees by wire transfer:

                        (A) If Chardan Sub receives at least $60,000,000 in
gross proceeds in additional financing as a result of (1) the call of CNCAC's presently outstanding warrants (which such warrants will be assumed by Chardan
Sub at the Closing), (2) Chardan Sub's successful completion of a secondary offering, or (3) the private investment into Chardan Sub by a strategic investor.

                                       A-3

                        (B) If HollySys Holdings generates a net positive cash
flow in any fiscal year beginning with the fiscal year ending June 30, 2006, the
HollySys Stockholders shall be entitled to receive 50% of the net positive cash flow until a total of the Remaining Payment has been received.

      In the event that any of the events (A) or (B) occurs, the total sum of the unpaid balance of the Remaining Payments shall be paid by Chardan Sub. In the event of any partial payment of the Remaining Payment, any subsequent payments shall be limited by the unpaid balance of the Remaining Payment.

            (c) Allocation. All payments of the Initial Payment and the
Remaining Payment shall be made in proportion as requested by the HollySys
Stockholders as set forth on Exhibit C.

      1.3 EARN-OUT AGREEMENT. So long as Chardan Sub, following the Closing, on a consolidated basis, achieves or exceeds the After-Tax Profits (as defined below) targets calculated for the period of July 1 to the succeeding June 30, ending on June 30 in each of 2007, 2008, 2009 and 2010 as set forth below the
HollySys Stockholders (or their designees) shall receive the number of shares of
Chardan Sub Stock set forth in Schedule 1.3. The payment of these additional shares is not contingent upon the continued employment or other relationships of any HollySys Stockholder with any entity. Such additional shares shall be issued within 90 days after June 30. The value of shares payable under Section 0 shall also be available for indemnification pursuant to Section 0.

                  AFTER TAX PROFIT TARGETS FOR 12 MONTHS ENDING
--------------------------------------------------------------------------------
JUNE 30, 2007          JUNE 30, 2008          JUNE 30, 2009        JUNE 30, 2010
 $23,000,000            $32,000,000            $43,000,000          $61,000,000

After Tax Profit shall be computed using the generally accepted accounting principles that were used for purpose of preparing the 2005 Financial Statements of HollySys; provided, however, that the computation shall exclude (i) any after-tax profits from any acquisition by Chardan Sub or its subsidiaries that involved the issuance of securities that has a dilutive effect on the holders of common stock of Chardan Sub, and (ii) any expenses related to the issue of the aforesaid shares by Chardan Sub under this Section 1.3.

                                   ARTICLE II
                                   THE CLOSING

      2.1 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the HollySys Holdings Stock Purchase and the transactions contemplated by this Agreement shall take place at a closing ("Closing") to be held at 10:00 a.m., local time, on the fourth business day after the date on which the last of the conditions to Closing set forth in Article IX is fulfilled, at the offices of DLA Piper Rudnick Gray Cary US LLP, 4365 Executive
Drive Suite 1100, San Diego, CA 92121, or at such other time, date or place as the Parties may agree upon in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

                                      A-4

      2.2 DELIVERIES.

            (a) HollySys Stockholders. At the Closing, each HollySys Stockholder will (i) assign and transfer to Chardan Sub all of such HollySys Stockholder's right, title and interest in and to his, her or its respective portion of the
HollySys Holdings Stock by delivering to Chardan Sub the certificates representing such HollySys Holdings Stock, duly endorsed for transfer and free and clear of all liens and (ii) deliver to Chardan Sub the certificates, opinions and other agreements contemplated by Article IX hereof and the other provisions of this Agreement.

            (b) Chardan Sub. At the Closing, Chardan Sub shall deliver to the
HollySys Stockholders (i) the cash and shares of Chardan Sub Stock representing the Purchase Price to which each of the HollySys Stockholders is entitled pursuant to Section 0, and (ii) the certificates, opinions and other agreements and instruments contemplated by Article IX hereof and the other provisions of this Agreement.

      2.3 ADDITIONAL AGREEMENTS. At the Closing, the following agreements will have been executed and delivered (collectively, the "Transaction Documents"), the effectiveness of each of which is subject to the Closing:

            (a) a Merger Agreement between CNCAC and Chardan Sub in a form to be attached as Exhibit D hereto, to become effective immediately after the closing;
and

            (b) the Stock Consignment Agreements in the forms attached hereto as
Exhibit E between HollySys Holdings and Shanghai Jinqiaotong Industrial
Development Co., Wang Changli, Cheng Wusi and Lou An.

      2.4 FURTHER ASSURANCES. Subject to the terms and conditions of this
Agreement, at any time or from time to time after the Closing, each of the
Parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by law, to fulfill its obligations under this Agreement and the other Transaction Documents to which it is a party.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
           RELATING TO THE HOLLYSYS STOCKHOLDERS AND HOLLYSYS HOLDINGS

      The HollySys Stockholders, jointly and severally, represent and warrant to
CNCAC and Chardan Sub as follows:

                                      A-5

      3.1 THE HOLLYSYS STOCK.

            (a) Ownership. The HollySys Stockholders are the registered and beneficial owners of the shares of BJ HLS and HZ HLS in the amounts set forth in
Schedule 3.1(a), free and clear of all Liens, except as set forth in Schedule
3.1(a), which shares constitute 74.11% and 60% of the outstanding shares of capital stock of BJ HLS and HZ HLS, respectively. BJ HLS owns 40% of the outstanding shares of capital stock of HZ HLS. At the Closing, the HollySys
Stockholders will be the registered and beneficial owners of the shares of
HollySys Holdings Stock in the amounts set forth in Schedule 3.1(a), free and clear of all Liens, except as set forth in Schedule 3.1(a), which shares will constitute all of the outstanding shares of capital stock of HollySys Holdings.
At the Closing, the HollySys Stockholders (other than Team Spirit Industrial
Limited and OSCAF International Co.) shall consign all the equity interests and preemptive rights derived from the HollySys Stock, with Team Spirit Industrial
Limited and OSCAF International Co. having transferred to HollySys Holdings prior to Closing all of the outstanding shares of capital stock of HZ HLS that such entities own. There are no options, warrants or other contractual rights outstanding which give any Person the right to acquire shares of BJ HLS or HZ
HLS owned by the HollySys Stockholders, whether or not such rights are presently exercisable. There are no disputes, arbitrations or litigation proceedings with respect to the common stock and outstanding warrants, options and other rights relating to the capital stock of HollySys Holdings.

            (b) Capitalization. The authorized capital stock of BJ HLS and HZ
HLS is set forth in Schedule 3.1(b). All of the outstanding shares of BJ HLS and
HZ HLS Stock are (and all of the outstanding shares of HollySys Holdings will
be) validly issued, fully paid and non-assessable. There are no options, warrants or other contractual rights outstanding which give any Person the right to require the issuance of any capital stock of BJ HLS, HZ HLS or HollySys
Holdings, whether or not such rights are presently exercisable.

      3.2 ORGANIZATION OF HOLLYSYS HOLDINGS. HollySys Holdings is or will be an international business company duly organized, validly existing and in good standing under the law of the British Virgin Islands. HollySys Holdings is duly qualified to do business as an independent corporation and is in good standing in each of the jurisdictions in the respective property owned, leased or operated by it or the nature of the business which it conducts requires qualification (which jurisdictions are listed in Schedule 3.2), or if not so qualified, such failure or failures, singly or in the aggregate, would not have a material adverse effect on the Business, assets, operations, financial condition, liquidity or prospects of HollySys Holdings, BJ HLS and HZ HLS or the
HollySys Subsidiary, separately and as a whole ("HollySys Material Adverse
Effect"). HollySys Holdings has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as presently contemplated to be conducted.

      3.3 AUTHORITY AND CORPORATE ACTION; NO CONFLICT.

            (a) Each of the HollySys Stockholders has all necessary power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the HollySys Holdings Stock Purchase and other transactions contemplated hereby and thereby. All action, corporate and otherwise, necessary to be taken by HollySys Holdings and the HollySys
Stockholders to authorize the execution, delivery and performance of this

                                      A-6

Agreement, the Transaction Documents and all other agreements and instruments delivered by HollySys Holdings and the HollySys Stockholders in connection with the HollySys Holdings Stock Purchase has been duly and validly taken. This
Agreement and the Transaction Documents to which HollySys Holdings and each
HollySys Stockholder is a party has been duly executed and delivered by HollySys
Holdings and each HollySys Stockholder and constitutes the valid, binding, and enforceable obligation of HollySys and each HollySys Stockholder, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy of the United
States, BVI and PRC.

            (b) Neither the execution and delivery of this Agreement or any of the other Transaction Documents contemplated hereby by HollySys Holdings or each
HollySys Stockholder nor the consummation of the transactions contemplated hereby or thereby will (i) except as set forth in Schedule 3.3(b), conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under, (A) the Memorandum and Articles of
Association of HollySys Holdings, (B) the charter documents of HollySys
Holdings, or (C) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which HollySys Holdings or a HollySys
Stockholder is a party or by which it (or any of its properties or assets) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of HollySys Holdings, BJ HLS, HZ HLS or a HollySys Stockholder; (iii)
terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which HollySys Holdings or a HollySys
Stockholder is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to HollySys Holdings or a HollySys
Stockholder.

      3.4 CONSENTS AND APPROVALS. Other than as set forth on Schedule 3.4, the execution and delivery of this Agreement and the Transaction Documents by each
HollySys Stockholder does not, and the performance of this Agreement and the
Transaction Documents by HollySys Holdings or them will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent it from performing any of its material obligations under this Agreement and the Transaction Documents and would not have a HollySys Material Adverse Effect.

      3.5 LICENSES, PERMITS, ETC. To the best of the knowledge of each HollySys
Stockholder, HollySys Holdings possesses or will possess prior to the Closing all Permits necessary, in all material respects, to own and hold its interests in the Business , which necessary Permits are described or are as set forth on
Schedule 3.5 hereto. True, complete and correct copies of Permits issued to
HollySys Holdings have previously been delivered to CNCAC. To the best of the knowledge of each HollySys Stockholder, HollySys Holdings is not in default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both,

                                      A-7

would constitute a default thereunder. Neither the execution and delivery of this Agreement, the Transaction Documents or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor, to the best of the knowledge of each HollySys Stockholder, compliance by HollySys Holdings with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Business.

      3.6 TAXES, TAX RETURNS AND AUDITS. Except as specifically set forth in
Schedule 3.6, (i) HollySys Holdings has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by HollySys Holdings with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (ii) all Taxes that are due from or may be asserted against
HollySys Holdings (including deferred Taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of HollySys Holdings or are being contested in good faith by appropriate proceedings, (iii) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (i) which might be determined adversely to HollySys Holdings, which could have a HollySys Material Adverse Effect, (iv) HollySys Holdings has not
given or requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes, and (v) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority.

      3.7 COMPLIANCE WITH LAW. The business of HollySys Holdings has been conducted, and is now being conducted and will be conducted prior to Closing, in compliance in all material respects with all applicable Laws. HollySys Holdings and their respective officers, directors and employees (i) are not, and during the periods of existence of HollySys Holdings, were not, in violation of, or not in compliance with, in any material respect any such applicable Laws with respect to the conduct of the businesses of HollySys Holdings; and (ii) have not received any notice from any Governmental Authority, and to the best of the knowledge of the HollySys Stockholders, none is threatened, alleging that
HollySys Holdings has violated, or not complied with, any applicable Laws.

      3.8 LITIGATION. There are no actions, suits, arbitrations or other proceedings pending or, to the best of the knowledge of the HollySys
Stockholders, threatened against HollySys Holdings at law or in equity before any Governmental Authority. Neither HollySys Holdings, nor any of its properties is subject to any order, judgment, injunction or decree.

      3.9 RECORDS. The books of account, minute books, stock certificate books and stock transfer ledgers of HollySys Holdings are complete and correct in all material respects, and there have been no material transactions involving
HollySys Holdings which are required to be set forth therein and which have not been so set forth.

      3.10 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HollySys Holdings or any HollySys Stockholder.

                                      A-8

      3.11 DISCLOSURE. No representation or warranty by HollySys Holdings or any
HollySys Stockholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to CNCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

      3.12 ACQUISITION OF CHARDAN SUB STOCK.

            (a) Acquisition Entirely for Own Account. The Chardan Sub Stock to
be acquired by each HollySys Stockholder (or their respective designees) will be acquired for investment for such HollySys Stockholder's or such designee's own account and not with a view to the resale or distribution of any part thereof.

            (b) Disclosure of Information. Each HollySys Stockholder
acknowledges that all of the SEC Reports (defined in Section 0) were fully available to it, and each HollySys Stockholder has reviewed and understands such reports. Each HollySys Stockholder acknowledges that it has received all the information that it has requested relating to CNCAC, the acquisition of the
Chardan Sub Stock and the Chardan Merger. Each HollySys Stockholder further represents that it has had an opportunity to ask questions and receive answers from CNCAC regarding the terms and conditions of its acquisition of the Chardan
Sub Stock and the Chardan Merger.

            (c) Accredited Investor. Each HollySys Stockholder is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities
Act.

            (d) Restricted Securities. Each HollySys Stockholder understands that it and its designees (if any) will acquire constitutes "restricted securities" from Chardan Sub under the United States federal securities laws and that under such laws and applicable regulations such securities may only be sold in the United States pursuant to an effective registration statement or an available exemption from registration. Each HollySys Stockholder understands that the currently available exemption from registration under Rule 144 requires the securities to be held for one year before they can be sold in the United
States.

            (e) Legends. It is understood that the certificates evidencing the
Chardan Sub Stock shall bear the following legend:

             "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
             BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
             AMENDED (THE "ACT"). THE SECURITIES REPRESENTED HEREBY
             MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF
             IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT
             UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY
             ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT
             THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE
             EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

                                      A-9

      3.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of HollySys Holdings and each HollySys Stockholder set forth in
ARTICLE III of this Agreement shall survive the Closing for a period of four years, except that the representations and warranties set forth in Sections 0,
0, 0, 3.4, 3.7, 0 and 0 shall survive without limitation as to time and the representations and warranties set forth in Section 06 shall survive until the expiration of the statute of limitations with respect to each respective Tax.

                                   ARTICLE IV
                    REPRESENTATION AND WARRANTIES RELATING TO
                     BJ HLS, HZ HLS AND HOLLYSYS SUBSIDIARY

      The HollySys Stockholders, jointly and severally, represent and warrant to
CNCAC and Chardan Sub as of the Closing, as follows:

      4.1 THE HOLLYSYS SUBSIDIARY STOCK.

            (a) Ownership. BJ HLS controls 70% of the shares of the HollySys
Subsidiary, free and clear of all Liens. Except as indicated in the preceding sentence, there are no consignment, operational contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person (other than
HollySys or HollySys Holdings) the right to acquire or control any capital stock of HollySys Subsidiary, whether or not such rights are presently exercisable.
Except as indicated in the preceding sentence, there are no operational contracts and/or equity transfer arrangements, options, warrants or other contractual rights (oral or written), trusts or other arrangements of any nature which give any Person (other than HollySys or HollySys Holdings) the right to any asset, income, dividend, distribution, property interest or direct or beneficial interest in any, or from any, of HollySys Subsidiary.

            (b) Capitalization. The authorized capital stock of HollySys
Subsidiary is set forth on Exhibit A. All of the outstanding shares of capital stock of HollySys Subsidiary are validly issued, fully paid and non-assessable.

      4.2 ORGANIZATION OF BJ HLS, HZ HLS AND HOLLYSYS SUBSIDIARY. Each of BJ
HLS, HZ HLS and HollySys Subsidiary is a corporate entity duly organized, validly existing and in good standing under the law of its jurisdiction of incorporation as set forth on Schedule 4.2. Each of BJ HLS, HZ HLS and HollySys
Subsidiary is duly qualified to do business in the jurisdictions in which the property owned, leased or operated by such entity or the nature of the business which it conducts requires qualification (which jurisdictions are listed in
Schedule 4.2), or if not so qualified, such failure or failures, in the aggregate, would not have a HollySys Material Adverse Effect. Neither BJ HLS, HZ
HLS nor HollySys Subsidiary owns, directly or indirectly, any capital stock or any other securities of any issuer or any equity interest in any other entity and is not a party to any agreement to acquire any such securities or interest, except as set forth on Schedule 4.2. Each of BJ HLS, HZ HLS and HollySys
Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its respective business as now being conducted and as presently contemplated to be conducted.

                                      A-10

      4.3 NO CONFLICT. Neither the execution nor delivery of this Agreement or any of the Transaction Documents or any of the other documents contemplated thereby nor the consummation of the transactions contemplated thereby will (i)
except as set forth in Schedule 4.3, conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute)
a default under, (A) the charter documents of BJ HLS, HZ HLS or HollySys
Subsidiary or (B) any law, statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which BJ HLS, HZ HLS or HollySys
Subsidiary is a party or by which any of them (or any of the properties or assets of BJ HLS, HZ HLS or HollySys Subsidiary) is subject or bound; (ii)
result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of BJ
HLS, HZ HLS or HollySys Subsidiary; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which BJ HLS, HZ HLS or HollySys Subsidiary is a party, or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to BJ HLS, HZ HLS or HollySys Subsidiary.

      4.4 CONSENTS AND APPROVALS. Except as listed and described on Schedule
4.4, the execution and delivery of the Transaction Documents by the HollySys
Stockholders do not, and the performance of the Transaction Documents by each of them will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent any of them from performing any of their material obligations under the Transaction Documents and would not cause a HollySys Material Adverse Effect.

      4.5 FINANCIAL STATEMENTS. Prior to the execution of this Agreement,
HollySys has delivered to CNCAC consolidated balance sheets as at June 30, 2003,
2004 and 2005, and related consolidated statements of income and source and application of funds for the three years ended June 30, 2005, audited by
HollySys's Accountants, and the notes, comments, schedules, and supplemental data therein (collectively, the "2005 Financial Statements") and an interim consolidated balance sheet as of September 30, 2005, and related consolidated statements of income and source and application of funds for the three months then ended, reviewed by HollySys's accountants (collectively, the "September
Financial Statements"). The 2005 Financial Statements and September Financial
Statements will be prepared in accordance with PRC GAAP reconciled to US GAAP or prepared in accordance with US GAAP throughout the periods indicated and fairly present the consolidated financial condition of HollySys at their respective dates and the consolidated results of the operations of HollySys for the periods covered thereby in accordance with PRC GAAP reconciled to US GAAP or in accordance with US GAAP. The 2005 Financial Statements and September Financial
Statements are included in Schedule 4.5 of this Agreement.

      4.6 NO UNDISCLOSED LIABILITIES. Neither BJ HLS, HZ HLS nor HollySys
Subsidiary has any liabilities, whether known or unknown, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on the September Financial Statements, (b) those since September 30,
2005, incurred in the ordinary course of business and consistent with prior

                                      A-11

practice, (c) liabilities which individually are less than $200,000, or (d)
liabilities disclosed (or exempt from disclosure) pursuant to sections 4.9,
4.12, 4.14, 4.16, or 4.24. The September Financial Statements and Schedule 4.6
together contain an accurate and complete list and description and all liabilities of BJ HLS, HZ HLS and HollySys Subsidiary whether or not reflected or reserved against on the September Financial Statements which individually exceeds US $200,000 or, if related liabilities, exceed $200,000 (or the equivalent of US $200,000).

      4.7 REAL PROPERTY. The September Financial Statements and Schedule 4.7
together contain an accurate and complete list and description of all real estate owned by BJ HLS, HZ HLS and HollySys Subsidiary as well as any other real estate that is in the possession of or leased by BJ HLS, HZ HLS and HollySys
Subsidiary and the improvements (including buildings and other structures)
located on such real estate (collectively, the "Real Property"), and lists and accurately describes any leases under which any such Real Property is possessed
(the "Real Estate Leases"). Neither BJ HLS, HZ HLS nor HollySys Subsidiary is in
default under any of the Real Estate Leases, and neither BJ HLS, HZ HLS nor
HollySys Subsidiary is aware of any default by any of the lessors thereunder.

      4.8 CERTAIN PERSONAL PROPERTY. The September Financial Statements and
Schedule 4.8 together contain an accurate and complete list and description of the material fixed assets of BJ HLS, HZ HLS and HollySys Subsidiary specifying the location of all material items of tangible personal property of BJ HLS, HZ
HLS and HollySys Subsidiary that were included in its respective September
Financial Statements.

      4.9 NON-REAL ESTATE LEASES. The September Financial Statements and
Schedule 4.9 together contain an accurate and complete list and description of all assets and property (other than Real Property and Real Estate Leases) that are used as of the date of this Agreement in the operation of the Business and that are possessed by BJ HLS, HZ HLS or HollySys Subsidiary under an existing lease. All of such leases are referred to herein as the "Non-Real Estate
Leases." Neither BJ HLS, HZ HLS nor HollySys Subsidiary is in default under any of the Non-Real Estate Leases, and Neither BJ HLS, HZ HLS nor HollySys
Subsidiary is aware of any default by any of the lessors hereunder.

      4.10 ACCOUNTS RECEIVABLE. The accounts receivable of HollySys, both (i) as reflected on the September Financial Statements, and (ii) created after
September 30, 2005, are bona fide accounts receivable, created in the ordinary course of business and subject to historical rates of uncollected liabilities, as reserved against on the HollySys financial statements, are good and collectible within periods of time normally prevailing in the industry at the aggregate recorded amounts thereof.

      4.11 INVENTORY. The inventory of HollySys and HollySys Subsidiary consists of items of quality and quantity useable or saleable in the ordinary course of business at regular sales prices, subject to (a) changes in price levels as a result of economic and market conditions and (b) reserves reflected in the respective September Financial Statements for spoiled and discontinued items.

      4.12 CONTRACTS, OBLIGATIONS AND COMMITMENTS. Except as set forth in the
September Financial Statements and on Schedule 4.12 together, other than the
Real Estate Leases and the Non-Real Estate Leases, neither BJ HLS, HZ HLS nor

                                      A-12

HollySys Subsidiary has any existing contract, obligation or commitment (written or oral) of any nature (other than obligations involving payments of less than
$500,000 individually), including without limitation the following:

            (a) Employment, bonus, severance or consulting agreements, retirement, stock bonus, stock option, or similar plans;

            (b) Loans or other agreements, notes, indentures or instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the assets of BJ HLS, HZ HLS or HollySys Subsidiary or any agreement or instrument evidencing any guaranty by BJ HLS, HZ HLS or HollySys
Subsidiary of payment or performance by any other Person;

            (c) Agreements of any kind relating to employment matters such as labor agreements or agreements providing for benefits under any plan;

            (d) Any contract or series of contracts with the same Person for the furnishing or purchase of equipment, goods or services, except for purchase and sales orders in the ordinary course of business;

            (e) Any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which BJ HLS, HZ HLS or HollySys
Subsidiary is a party or by which it is bound;

            (f) Agreements which limit the freedom of BJ HLS, HZ HLS or HollySys
Subsidiary to compete in any line of business or in any geographic area or with any Person;

            (g) Agreements providing for disposition of the assets, businesses or a direct or indirect ownership interest in BJ HLS, HZ HLS or HollySys
Subsidiary;

            (h) Any contract, commitment or arrangement not made in the ordinary course of business of BJ HLS, HZ HLS or HollySys Subsidiary; or

            (i) Agreements with any Governmental Authority.

Except as set forth on Schedule 4.12, each Contract to which BJ HLS, HZ HLS or
HollySys Subsidiary is a party is a valid and binding obligation of such party and, to the best of the knowledge of BJ HLS, HZ HLS, HollySys Subsidiary and the
HollySys Stockholders, is enforceable in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law), and is in full force and effect (except for any Contracts which by their terms expire after the date hereof or are terminated after the date hereof in accordance with the terms thereof, provided, however, that neither BJ HLS, HZ HLS nor HollySys Subsidiary will terminate any Contract after the date hereof without the prior written consent of CNCAC, which consent shall not be unreasonably withheld or delayed), and neither BJ HLS, HZ HLS nor
HollySys Subsidiary has breached any material provision of, nor is in default in any material respect under the terms of any of the Contracts.

                                      A-13

      4.13 LICENSES, PERMITS, ETC. Schedule 4.13 contains an accurate and complete list and description of all material Permits used in or necessary for the ownership and operation of the Business, and true, complete and accurate copies of all Permits previously have been delivered to CNCAC. BJ HLS, HZ HLS and HollySys Subsidiary possesses all Permits necessary, in all material respects, to own and operate its portion of the Business. All such Permits are in full force and effect and BJ HLS, HZ HLS and HollySys Subsidiary and the officers, directors and employees of BJ HLS, HZ HLS and HollySys Subsidiary have complied and BJ HLS, HZ HLS and HollySys Subsidiary will comply, and BJ HLS, HZ
HLS and HollySys Subsidiary shall cause its respective officers, directors and employees to comply, in all material respects with all terms of such Permits and will take any and all actions necessary to ensure that all such Permits remain in full force and effect and that the terms of such Permits are not violated through the Closing Date. Neither BJ HLS, HZ HLS nor HollySys Subsidiary is in
default in any material respect under any of such Permits and no event has occurred and no condition exists which, with the giving of notice, the passage of time, or both, would constitute a default thereunder. Neither the execution and delivery of this Agreement, the Transaction Documents or any of the other documents contemplated hereby nor the consummation of the transactions contemplated hereby or thereby nor compliance by BJ HLS, HZ HLS and HollySys
Subsidiary with any of the provisions hereof or thereof will result in any suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Business. True, complete and correct copies of Permits issued to BJ HLS, HZ HLS and HollySys Subsidiary have previously delivered to CNCAC.

      4.14 INTELLECTUAL PROPERTY RIGHTS.

            (a) Intellectual Property. Schedule 4.14(a) contains an accurate and complete list and description of all Intellectual Property used by BJ HLS, HZ
HLS and HollySys Subsidiary in connection with the Business, specifying as to each (i) the nature of such right, (ii) the ownership thereof, (iii) the
Governmental Authority that has issued or recorded a registration or certificate or similar document with respect thereto or with which an application for such a registration, certificate or similar document is pending and (iv) any applicable registration, certificate or application number.

            (b) Other Intellectual Property Rights. Schedule 4.14(b) includes an accurate and complete list and description of all material inventions and trade secrets that BJ HLS, HZ HLS and HollySys Subsidiary has formally documented and that are owned, used, controlled, authorized for use or held by, or licensed to,
BJ HLS, HZ HLS and HollySys Subsidiary that relate to or are necessary to the
Business, including as conducted at or prior to Closing or as proposed to be conducted by BJ HLS, HZ HLS and HollySys Subsidiary, together with a designation of the ownership thereof.

            (c) Software. Schedule 4.14(c) includes an accurate and complete list and description of all Software used by BJ HLS, HZ HLS and HollySys
Subsidiary in connection with the Business, including as conducted at or prior to Closing or as proposed to be conducted by BJ HLS, HZ HLS and HollySys
Subsidiary, together with a designation of ownership.

                                      A-14

            (d) Out-Bound Licenses. Schedule 4.14(d) includes an accurate and complete list and description of all licenses, sublicenses, and other Contracts pursuant to which (i) any Person is authorized to use any Intellectual Property rights used in connection with the Business or (ii) any right of BJ HLS, HZ HLS or HollySys Subsidiary in, or such entity's use of, any Intellectual Property right used in connection with the Business is otherwise materially affected.

            (e) In-Bound Licenses. Schedule 4.14(e) includes an accurate and complete list and description of all licenses, sublicenses, and other Contracts pursuant to which BJ HLS, HZ HLS and HollySys Subsidiary is authorized to use, or can be authorized to use (through, for example, the grant of a sublicense), any Intellectual Property owned by any other Person (including any rights enjoyed by BJ HLS, HZ HLS and HollySys Subsidiary by reason of its relationship with one of its affiliates) in connection with the Business.

            (f) Ownership. As of the date hereof, BJ HLS, HZ HLS and HollySys
Subsidiary owns, and at the Closing Date, will own all right, title and interest in and to all Intellectual Property rights used in connection with the Business, and those Intellectual Property rights were developed and created solely by employees of such entity acting within the scope of their employment or by third parties (all of which employees and third parties have validly and irrevocably assigned all of their rights therein to such entity) and BJ HLS, HZ HLS and
HollySys Subsidiary is duly and validly licensed to use all other Intellectual
Property used in connection with the Business, free and clear of royalties
(except as otherwise set forth in Schedule 4.14(g)). Neither BJ HLS, HZ HLS nor
HollySys Subsidiary has assigned or transferred ownership of, agreed to so assign or transfer ownership of, or granted any exclusive license of or exclusive right to use, any Intellectual Property used in connection with the
Business.

            (g) Royalties. Except for licenses listed and accurately and completely described on the September Financial Statements or Schedule 4.14(g)
as royalty-bearing, there are (and will be upon Closing) no royalties, honoraria, fees, or other payments payable by BJ HLS, HZ HLS or HollySys
Subsidiary to any Person by reason of the ownership, use, license, sale, or disposition of any Intellectual Property used in connection with the Business.

            (h) Infringement. The Intellectual Property used in connection with the Business by BJ HLS, HZ HLS and HollySys Subsidiary does not infringe or misappropriate any Intellectual Property rights of any Person under the laws of any jurisdiction.

No notice, claim or other communication (in writing or otherwise) has been received from any Person: (A) asserting any ownership interest in any material
Intellectual Property used in connection with the Business; (B) asserting any actual, alleged, possible or potential infringement, misappropriation or unauthorized use or disclosure of any Intellectual Property used in connection with the Business, defamation of any Person, or violation of any other right of any Person (including any right to privacy or publicity) by BJ HLS, HZ HLS or
HollySys Subsidiary or relating to the Intellectual Property used in connection with the Business; or (C) suggesting or inviting BJ HLS, HZ HLS or HollySys
Subsidiary to take a license or otherwise obtain the right to use any
Intellectual Property in connection with the Business. To the best of its knowledge, no Person is infringing, misappropriating, using or disclosing in an unauthorized manner any Intellectual Property used in connection with the
Business owned by, exclusively licensed to, held by or for the benefit of, or otherwise controlled by BJ HLS, HZ HLS or HollySys Subsidiary.

                                      A-15

            (i) Proceedings. Except as set forth on Schedule 4.14(i), there are no current or, to the best of its knowledge, threatened Proceedings (including but not limited to any interference, reexamination, cancellation, or opposition proceedings) arising out of a right or claimed right of any person before any
Governmental Authority anywhere in the world related to any Intellectual
Property used in connection with the Business owned by, exclusively licensed to, held by or for the benefit of, or otherwise controlled by BJ HLS, HZ HLS or
HollySys Subsidiary.

      4.15 TITLE TO AND CONDITION OF ASSETS.

            (a) BJ HLS, HZ HLS and HollySys Subsidiary has good and marketable title to all the properties and assets owned by it. Except as set forth in the
September Financial Statements and Schedule 4.15 together, none of such properties and assets is subject to any Lien, option to purchase or lease, easement, restriction, covenant, condition or imperfection of title or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

            (b) To the best knowledge of BJ HLS, HZ HLS and HollySys Subsidiary, except as set forth in Schedule 4.15, all buildings, structures, improvements, fixtures, facilities, equipment, all components of all buildings, structures and other improvements included within the Real Property, including but not limited to the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein conform in all material respects to all applicable Laws of every Governmental Authority having jurisdiction over any of the Real Property, and every instrumentality or agency thereof. There are no unsatisfied requests for any repairs, restorations or improvements to the Real Property from any Person, including without limitation any Governmental Authority, except such requests of employees as have been denied in the exercise of prudent business and operational practices. There are no outstanding contracts made by BJ HLS, HZ HLS or HollySys Subsidiary for any improvements to the Real Property which have not been fully paid for. No person, other than BJ HLS, HZ HLS and HollySys Subsidiary, owns any equipment or other tangible assets or properties situated on the Real Property or necessary to the operation of the Business, except for leased items disclosed in Schedule
4.9 hereto.

            (c) The use and operation of the Real Property is in full compliance in all material respects with all Laws, covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real
Property and, effective as of the Closing, BJ HLS, HZ HLS and HollySys
Subsidiary shall have the right under all Laws to continue the use and operation of the Real Property in the conduct of the Business. Neither BJ HLS, HZ HLS nor
HollySys Subsidiary has received any notice of any violation (or claimed violation) of or investigation regarding any Laws.

            (d) To the best knowledge of BJ HLS, HZ HLS and HollySys Subsidiary, none of the buildings, structures and other improvements located on the Real
Property, the appurtenances thereto or the equipment therein or the operation or maintenance thereof violates any restrictive covenant or encroaches on any property owned by others or any easement, right of way or other encumbrance or restriction affecting or burdening such Real Property in any manner which would have a HollySys Material Adverse Effect on the condition (financial or

                                      A-16

otherwise), assets, operations or results of operations of BJ HLS, HZ HLS or
HollySys Subsidiary, nor does any building or structure of any third party encroach upon the Real Property or any easement or right of way benefiting the
Real Property. To the best knowledge of BJ HLS, HZ HLS and HollySys Subsidiary, the Real Property and its continued use, occupancy and operation as used, occupied and operated in the conduct of the Business does not constitute a nonconforming use under any Law.

            (e) Neither BJ HLS, HZ HLS nor HollySys Subsidiary has received written notice of, or otherwise had knowledge of, any condemnation, fire, health, safety, building, environmental, hazardous substances, pollution control, zoning or other land use regulatory proceedings, either instituted or planned to be instituted, which would have an effect on the ownership, use and operation of any portion of the Real Property for its intended purpose or the value of any material portion of the Real Property, nor has BJ HLS, HZ HLS or
HollySys Subsidiary received written notice of any special assessment proceedings affecting any of the Real Property.

            (f) To the best knowledge of BJ HLS, HZ HLS and HollySys Subsidiary, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities to permit full compliance with the requirement of all Laws. To the best knowledge of BJ HLS, HZ
HLS and HollySys Subsidiary, no fact or condition exists which could result in the termination or reduction of the current access from the Real Property to existing roads or to sewer or other utility services presently serving the Real
Property.

            (g) All Permits, certificates, easements and rights of way, including proof of dedication, required from all governmental entities having jurisdiction over the Real Property for the use and operation of the Real
Property in the conduct of the Business and to ensure vehicular and pedestrian ingress to and egress from the Real Property have been obtained.

            (h) Neither BJ HLS, HZ HLS nor HollySys Subsidiary has received written notice and has any knowledge of any pending or threatened condemnation proceeding affecting the Real Property or any part thereof or of any sale or other disposition of the Real Property or any part thereof in lieu of condemnation.

            (i) No portion of the Real Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition.

            (j) There are no encroachments or other facts or conditions affecting the Real Property that would be revealed by an accurate survey thereof which would, individually or in the aggregate, interfere in any material respect with the use, occupancy or operation thereof as used, occupied and operated in the conduct of the Business.

      4.16 TAXES, TAX RETURNS AND AUDITS. Except as specifically set forth in the September Financial Statements or Schedule 4.16, (i) BJ HLS, HZ HLS and
HollySys Subsidiary has filed on a timely basis (taking into account any extensions received from the relevant taxing authorities) all returns and reports pertaining to all Taxes that are or were required to be filed by BJ HLS,

                                      A-17

HZ HLS and HollySys Subsidiary with the appropriate taxing authorities in all jurisdictions in which such returns and reports are or were required to be filed, and all such returns and reports are true, correct and complete in all material respects, (ii) all Taxes that are due from or may be asserted against
BJ HLS, HZ HLS and HollySys Subsidiary (including deferred Taxes) in respect of or attributable to all periods ending on or before the Closing Date have been or will be fully paid, deposited or adequately provided for on the books and financial statements of BJ HLS, HZ HLS and HollySys Subsidiary or are being contested in good faith by appropriate proceedings, (iii) no issues have been raised (or are currently pending) by any taxing authority in connection with any of the returns and reports referred to in clause (a) which might be determined adversely to BJ HLS, HZ HLS or HollySys Subsidiary and which could have a
HollySys Material adverse effect, (iv) Neither BJ HLS, HZ HLS nor HollySys
Subsidiary has given or requested to give waivers or extensions of any statute of limitations with respect to the payment of Taxes and (e) no tax liens which have not been satisfied or discharged by payment or concession by the relevant taxing authority or as to which sufficient reserves have not been established on the books and financial statements of BJ HLS, HZ HLS and HollySys Subsidiary are in force as of the date hereof. Schedule 4.16 sets forth all accurate and complete list of each taxing authority to which BJ HLS, HZ HLS and HollySys
Subsidiary are required or may be required to file notices, returns or payments, with a brief description of the tax or exemption applicable to BJ HLS, HZ HLS and HollySys Subsidiary.

      4.17 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 4.17 or agreed by CNCAC in advance and incurred in ordinary business in compliance with past practice, neither BJ HLS, HZ HLS nor HollySys Subsidiary has, since
September 30, 2005:

            (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

            (b) borrowed or agreed to borrow any funds exceeding $1,000,000 (or other currency equivalent) except current bank borrowings not in excess of the amount thereof shown on the September Financial Statements;

            (c) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding $1,000,000 (or other currency equivalent), except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

            (d) discharged or satisfied any encumbrance exceeding $1,000,000 (or other currency equivalent) other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the 2005 Financial Statements and liabilities incurred since June 30,
2005 in the ordinary course of business and consistent with prior practice;

            (e) sold, transferred, leased to others or otherwise disposed of any assets exceeding $1,000,000 (or other currency equivalent), except for inventories sold in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

                                      A-18

            (f) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding
$1,000,000 (or other currency equivalent) (whether or not covered by insurance)
which, in any case or in the aggregate, has had, or might reasonably be expected to have, a HollySys Material Adverse Effect;

            (g) had any material change in its relations with its employees or agents, clients or insurance carriers which has had or might reasonably be expected to have a HollySys Material Adverse Effect;

            (h) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any Intellectual Property or modified any existing rights with respect thereto;

            (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any shareholder of BJ HLS, HZ HLS or HollySys Subsidiary or any affiliate of any shareholder of BJ HLS, HZ HLS or HollySys Subsidiary, or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock, or made or agreed to make any payment to any shareholder of BJ HLS, HZ HLS or HollySys Subsidiary or any affiliate of any shareholder of any BJ HLS, HZ HLS or HollySys Subsidiary, whether on account of debt, management fees or otherwise;

            (j) suffered any other material adverse effect in its assets, liabilities, financial condition, results of operations or business; or

            (k) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (f), (g) or (j)).

      4.18 EMPLOYEE PLANS; LABOR MATTERS. The 2005 Financial Statements and
Schedule 4.18 together contain an accurate and complete list and description of all employee benefits, including without limitation pension, medical insurance, work related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits, which BJ HLS, HZ HLS and HollySys Subsidiary are obligated to pay, including amounts and recipients of such payments. Except as disclosed in the September Financial Statements or Schedule 4.18, BJ HLS, HZ
HLS and HollySys Subsidiary has complied with all applicable Laws relating to employment benefits, including, without limitation, pension, medical insurance, work-related injury insurance, birth and nursery insurance, unemployment insurance and educational benefits. All contributions or payments required to be made by BJ HLS, HZ HLS and HollySys Subsidiary with respect to employee benefits have been made on or before their due dates. Except as disclosed in the 2005
Financial Statements or Schedule 4.18, all such contributions and payments required to be made by any employees of HollySys Subsidiary with respect to the employee benefits have been fully deducted and paid to the relevant Governmental
Authorities on or before their due dates, and no such deductions have been challenged or disallowed by any Governmental Authority or any employee of BJ
HLS, HZ HLS or HollySys Subsidiary.

      4.19 COMPLIANCE WITH LAW. The Business has been conducted, and is now being conducted, by BJ HLS, HZ HLS and HollySys Subsidiary in compliance in all material respects with all applicable Laws. Neither BJ HLS, HZ HLS nor HollySys
Subsidiary and no officers, directors and employees of BJ HLS, HZ HLS or
HollySys Subsidiary (i) is, and during the past five years was, in violation of,

                                     A-19

or not in compliance with, in any material respect all such applicable Laws with respect to the conduct of the Business; and (ii) has received any notice from any Governmental Authority, and to the best of its knowledge, no Action is threatened which alleges that BJ HLS, HZ HLS or HollySys Subsidiary has violated, or not complied with, any of the above.

      4.20 NO ILLEGAL OR IMPROPER TRANSACTIONS. Neither BJ HLS, HZ HLS nor
HollySys Subsidiary nor any other officer, director, employee, agent or affiliate of BJ HLS, HZ HLS or HollySys Subsidiary has offered, paid or agreed to pay to any Person or entity (including any governmental official) or solicited, received or agreed to receive from any such Person or entity, directly or indirectly, in any manner which is in violation of any applicable policy of BJ HLS, HZ HLS or HollySys Subsidiary, ordinance, regulation or law, any money or anything of value for the purpose or with the intent of (i)
obtaining or maintaining business for BJ HLS, HZ HLS or HollySys Subsidiary,
(ii) facilitating the purchase or sale of any product or service, or (iii)
avoiding the imposition of any fine or penalty.

      4.21 RELATED TRANSACTIONS. Except as set forth in the 2005 Financial
Statements or Schedule 4.21, and except for compensation to employees for services rendered, neither BJ HLS, HZ HLS nor HollySys Subsidiary and no other current or former director, officer, employee or shareholder or any associate
(as defined in the rules promulgated under the Exchange Act) of BJ HLS, HZ HLS or HollySys Subsidiary is presently, or during the last three fiscal years has been, (a) a party to any transaction with any BJ HLS, HZ HLS or HollySys
Subsidiary (including, but not limited to, any Contract providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer, employee or shareholder or such associate), or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of BJ HLS, HZ HLS or
HollySys Subsidiary nor does any such Person receive income from any source other than BJ HLS, HZ HLS or HollySys Subsidiary which relates to the business of, or should properly accrue to, BJ HLS, HZ HLS or HollySys Subsidiary.

      4.22 RECORDS. The books of account, minute books, stock certificate books and stock transfer ledgers of BJ HLS, HZ HLS and HollySys Subsidiary are complete and correct in all material respects, and there have been no material transactions involving BJ HLS, HZ HLS or HollySys Subsidiary which are required to be set forth therein and which have not been so set forth.

      4.23 INSURANCE. Schedule 4.23 sets forth a complete list and complete and accurate description of all insurance policies maintained by BJ HLS, HZ HLS and
HollySys Subsidiary which are in force as of the date hereof and the amounts of coverage thereunder. During the past three years, neither BJ HLS, HZ HLS nor
HollySys Subsidiary has been refused insurance in connection with the Business, nor has any claim in excess of $10,000 been made in respect of any such agreements or policies, except as set forth in Schedule 4.23 hereto. Such insurance is adequate to protect BJ HLS, HZ HLS and HollySys Subsidiary and its financial condition against the risks involved in the conduct of the Business.

      4.24 LITIGATION. Except as set forth in Schedule 4.24, there are no
Actions by any Governmental Authority or Person by or against BJ HLS, HZ HLS or
HollySys Subsidiary, nor to the best of its knowledge, any threatened Action by

                                      A-20

any Governmental Authority or Person against BJ HLS, HZ HLS or HollySys
Subsidiary. Neither BJ HLS, HZ HLS nor HollySys Subsidiary or any of their respective property is subject to any Action by a Governmental Authority or
Person which would cause a HollySys Material Adverse Effect.

      4.25 SETTLED LITIGATION. Schedule 4.25 sets forth a description of all threatened, withdrawn, settled or litigated claims against BJ HLS, HZ HLS or
HollySys Subsidiary during the last three years.

      4.26 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or any
HollySys Stockholder.

      4.27 AFFILIATES. BJ HLS owns the following interests: (i) 37.5% of New
Huake Electronics Technology Co., Ltd.; (ii) 40% of HollySys Electric Tech. Co.,
Ltd.; (iii) 40% of HollySys information Technology Co., Ltd., (iv) 89.11% of
Beijing HollySys Zhonghao Automation Engineering Technology Co., Ltd.; (v)
16.96% of Beijing HollySys Hengye Science & Technology Co., Ltd.; (vi) 72% of
Shenzhen HollySys Automation Engineering Co., Ltd.; (vii) 5% of Zhongjijing
Investment & Consulting Co., Ltd.; (viii) 20% of HollySys Equipment Technology
Co., Ltd. and (ix) 50% of Beijing Tech-Energy Co. (collectively, the
"Affiliates"). There are no contracts between any Affiliate and either BJ HLS and HZ HLS that would require disclosure under Section 0 or licenses of
Intellectual Property Rights to an Affiliate by either BJ HLS, HZ HLS or the
HollySys Subsidiary that would require disclosure under Section 0.

      4.28 DISCLOSURE. No representation or warranty by BJ HLS, HZ HLS, HollySys
Subsidiary or each HollySys Stockholder contained in this Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to CNCAC pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

      4.29 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder set forth in ARTICLE IV of this Agreement shall survive the Closing for a period of four years, except that the representations and warranties set forth in
Sections 0, 0 and 0 shall survive without limitation as to time and the representations and warranties set forth in Section 0 shall survive until the expiration of the statute of limitations with respect to each respective Tax.

                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF CNCAC

      CNCAC represents and warrants to HollySys Holdings, BJ HLS, HZ HLS and each HollySys Stockholder as follows, and after Chardan Sub has been set up by
CNCAC, the representations and warranties set forth in Section 5.2(c), 5.3, 5.4,
5.6, 5.9, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16 apply to Chardan Sub:

                                      A-21

      5.1 ORGANIZATION. CNCAC is, and Chardan Sub will be, a corporation duly organized, validly existing and in good standing under the law of Delaware and
BVI, respectively.

      5.2 CAPITALIZATION.

            (a) Capitalization.

                  (i) The authorized capital stock of CNCAC includes 20,000,000 shares of common stock and 1,000,000 shares of preferred stock of which
7,000,000 shares of common stock are issued and outstanding and no shares of preferred stock are issued and outstanding. There are warrants outstanding to purchase up to 11,500,000 shares of common stock at a current exercise price of
$5.00 per share (the number and price subject to adjustment), expiring August 2,
2009 and an option to purchase 250,000 units exercisable at $7.50 per unit, with each unit being comprised of one share of common stock and two warrants, with each such warrant issuable upon exercise of a unit being exercisable for one share at $6.65. Except as set forth in this Section 5.2, there are no other options, warrants or rights (other than as contemplated by this Agreement) to acquire any capital stock of CNCAC.

                  (ii) As of the Closing, the authorized capital stock of
Chardan Sub will include 50,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which 100 shares of common stock will be issued and outstanding held by CNCAC and no shares of preferred stock will be issued and outstanding. As of the Closing, there will be no options, warrants or rights
(other than as contemplated by this Agreement) to acquire any capital stock of
Chardan Sub.

                  (iii) Upon the merger of CNCAC with and into Chardan Sub, for the purpose of re-domestication into the BVI, (i) each outstanding share of
CNCAC will be converted into one share of Chardan Sub, and the existing 100 shares of Chardan Sub Stock issued and outstanding will be extinguished as a contribution to capital, and (ii) there will be assumed the obligation to issue shares of common stock upon exercise of the currently outstanding CNCAC warrants and options.

                  (iv) Upon the acquisition of HollySys Holdings as contemplated by this Agreement, there will be issued the shares of CNCAC as set forth elsewhere in this Agreement.

            (b) Ownership. CNCAC will be the registered and sole beneficial owner of all the currently issued and outstanding shares of Chardan Sub Stock, aggregating 100 shares.

            (c) Disputes. There are no disputes, arbitrations or litigation proceedings involving CNCAC with respect to the common stock and outstanding warrants, options and other rights relating to the capital stock of CNCAC.

            (d) Issuances. Except for the issuance of common stock, warrants and options as set forth in the SEC Reports of Chardan and the Registration
Statement on Form S-1, SEC Registration Statement No. 333-125016, there have not been any issuances of capital securities or options, warrants or rights to acquire the capital securities of CNCAC.

                                      A-22

      5.3 AUTHORITY AND CORPORATE ACTION; NO CONFLICT.

            (a) CNCAC has all necessary corporate power and authority to enter this Agreement and, subject to the requirement to obtain stockholder approval, to consummate the transactions contemplated hereby. Except for the actions required to redomesticate CNCAC in the British Virgin Islands, all board of directors action necessary to be taken by CNCAC to authorize the execution, delivery and performance of this Agreement, the Transaction Documents and all other agreements delivered in connection with this transaction has been duly and validly taken. This Agreement has been duly executed and delivered by CNCAC and constitutes the valid, binding, and enforceable obligation of CNCAC, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), (ii) as enforceability of any indemnification provision may be limited by federal and state securities laws and public policy and (iii) as enforceability may be limited by the absence of stockholder approval.

            (b) Neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by CNCAC nor (assuming receipt of stockholder approval) the consummation of the transactions contemplated hereby or thereby will (i) conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under,
(A) the Certificate of Incorporation or By-Laws of CNCAC or (B) any law,
statute, regulation, order, judgment or decree or any instrument contract or other agreement to which CNCAC is a party or by which CNCAC (or any of the properties or assets of CNCAC) is subject or bound; (ii) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the assets of CNCAC; (iii) terminate or modify, or give any third party the right to terminate or modify, the provisions or terms of any contract to which CNCAC is a party; or (iv) result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, qualification, authorization or approval applicable to CNCAC.

      5.4 CONSENTS AND APPROVALS. Other than the requirement to obtain stockholder approval and satisfy the redomestication and merger requirements of
Delaware and the British Virgin Islands, the execution and delivery of this
Agreement and the Transaction Documents by CNCAC does not, and the performance of this Agreement and the Transaction Documents by each will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority, except where failure to obtain such consents, approvals, authorizations or actions, or to make such filings or notifications, would not prevent it from performing any of its material obligations under this Agreement and the Transaction Documents.

      5.5 VALID ISSUANCE OF CHARDAN SUB STOCK. The shares of Chardan Sub Stock to be issued to the HollySys Stockholders will be duly and validly authorized and, when issued and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued and will constitute legally binding obligations of Chardan Sub in accordance with their terms and will have been issued in compliance with all applicable federal and state securities laws.

                                      A-23

      5.6 FINANCIAL STATEMENTS.

            (a) The audited consolidated financial statements and the unaudited consolidated financial statements of CNCAC included in CNCAC's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 fairly present in conformity with GAAP applied on a consistent basis the financial position and assets and liabilities of CNCAC as of the dates thereof and CNCAC's results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statement, to normal, recurring year-end adjustments which were not or are not expected to be material in amount). The balance sheet of CNCAC as of September 30, 2005 that is included in such financial statements is referred to herein as "CNCAC's Balance Sheet."

            (b) Attached hereto as Schedule 5.6(b) is an unaudited, unreviewed balance sheet of CNCAC prepared by management of CNCAC as of a date within seven days prior to the date of this Agreement, prepared in accordance with GAAP, applied on a consistent basis with prior practice of CNCAC.

      5.7 SEC REPORTS.

            (a) CNCAC has delivered to HollySys or has made available by publicly available filing, (i) CNCAC's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 (ii) CNCAC's prospectus, dated August 2, 2005, relating to its initial public offering of securities, and (iii) all other reports filed by CNCAC under the Exchange Act (all of such materials, together with any amendments thereto and documents incorporated by reference therein, are referred to herein as the "SEC Reports").

            (b) As of its filing date or, if applicable, its effective date, each SEC Report complied in all material respects with the requirements of the
Laws applicable to CNCAC for such SEC Report, including the Securities Act and the Exchange Act.

            (c) Each SEC Report as of its filing date and the prospectus referred to in clause (iii) of Section 00, as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. CNCAC has filed all reports under the Exchange Act that were required to be filed as of the date hereof and will have filed all such reports required to have been filed through the Closing Date and has otherwise materially complied with all requirements of the Securities Act and the Exchange Act.

      5.8 TRUST FUND. As of the date hereof and at the Closing Date, CNCAC has and will have no less than $30,000,000 invested in Government Securities in a trust account with Lehman Brothers, administered by Continental Stock Transfer
Trust Company, less such amounts, if any, as CNCAC is required to pay to stockholders who elect to have their shares redeemed in accordance with the provisions of CNCAC's Certificate of Incorporation.

      5.9 NO UNDISCLOSED LIABILITIES. CNCAC does not have any liabilities, debts or cash contingencies, pledges in any form, obligations, undertakings or arrangements, whether known or unknown, absolute, accrued, contingent or otherwise, except (a) as and to the extent reflected or reserved against on
CNCAC's Balance Sheet; and (b) those incurred since September 30, 2005 in the ordinary course of business and consistent with prior practice.

                                      A-24

      5.10 ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement and those incurred in ordinary business consistent with past practice, CNCAC has not, since September 30, 2005:

            (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury), or granted or agreed to grant any options (including employee stock options), warrants or other rights for the issue thereof;

            (b) been removed from trading on the OTC-BB because of a breach or violation of any applicable laws, or received notice by any security supervisory agencies warning or punishing CNCAC due to a violation of exchange market rules or receive notice of termination or suspension in trading on the OTC-BB, except for suspensions for trading in normal situations;

            (c) borrowed or agreed to borrow any funds exceeding $200,000, except current bank borrowings not in excess of the amount thereof shown on the
Balance Sheet;

            (d) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due exceeding $200,000, except current liabilities for trade obligations incurred in the ordinary course of business and consistent with prior practice;

            (e) discharged or satisfied any encumbrance exceeding $200,000 other than those then required to be discharged or satisfied, or paid any obligation or liability other than current liabilities shown on the Balance Sheet and liabilities incurred since September 30, 2005 in the ordinary course of business and consistent with prior practice;

            (f) sold, transferred, leased to others or otherwise disposed of any assets exceeding $100,000, except for inventories sold in the ordinary course of business and assets no longer used or useful in the conduct of its business, or canceled or compromised any debt or claim, or waived or released any right of substantial value;

            (g) received any notice of termination of any Contract, Lease or other agreement, or suffered any damage, destruction or loss exceeding $100,000
(whether or not covered by insurance) which, in any case or in the aggregate, has had, or might reasonably be expected to have, a material adverse effect on the business or financial condition of CNCAC ("CNCAC Material Adverse Effect");

            (h) had any material change in its relations with its employees or agents, clients or insurance carriers which has had or might reasonably be expected to have a CNCAC Material Adverse Effect;

            (i) suffered any other serious material adverse effect in its assets, liabilities, financial condition, results of operations or business; or

                                      A-25

            (j) entered into any agreement or made any commitment to take any of the types of action described in any of the foregoing clauses (other than clauses (f), (g) or (i)).

      5.11 COMPLIANCE WITH LAW. The business of CNCAC has been conducted, and is now being conducted, in compliance in all material respects with all applicable
Laws. CNCAC and its officers, directors and employees (i) are not, and during the periods of CNCAC's existence were not, in violation of, or not in compliance with, in any material respect all such applicable Laws with respect to the conduct of the businesses of CNCAC; and (ii) have not received any notice from any Governmental Authority, and to the best of the knowledge of CNCAC none is threatened, alleging that CNCAC has violated, or not complied with, any of the above.

      5.12 LITIGATION. There are no actions, suits, arbitrations or other proceedings pending or, to the best of the knowledge of CNCAC, threatened against CNCAC at law or in equity before any Governmental Authority. Neither
CNCAC nor any of their property is subject to any order, judgment, injunction or decree that would have a material adverse effect on the business or financial condition of CNCAC.

      5.13 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of CNCAC.

      5.14 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of CNCAC set forth in this Agreement shall survive the Closing for a period of four years, except that the representations in Section 0 shall survive without limitation as to time.

      5.15 RECORDS. The books of account, minute books, stock certificate books and stock transfer ledgers of CNCAC are complete and correct in all material respects, and there have been no material transactions involving CNCAC which are required to be set forth therein and which have not been so set forth.

      5.16 DISCLOSURE. No representation or warranty by CNCAC contained in this
Agreement and no information contained in any Schedule or other instrument furnished or to be furnished to BJ HLS, HZ HLS or the HollySys Stockholders pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                                   ARTICLE VI
                COVENANTS REGARDING HOLLYSYS, HOLLYSYS SUBSIDIARY
                          AND THE HOLLYSYS STOCKHOLDERS

      6.1 CONDUCT OF THE BUSINESS. Each HollySys Stockholder covenants and agrees that, from the date hereof through the Closing Date, except as otherwise set forth in this Agreement or with the prior written consent of CNCAC, they shall, and shall use their best efforts to cause HollySys Holdings, BJ HLS, HZ
HLS and HollySys Subsidiary to:

                                      A-26

            (a) conduct the Business only in the ordinary course and in a manner consistent with the current practice of the Business, except as required to reorganize for the purpose of satisfying Section 6.14 hereof, to preserve substantially intact the business organization of BJ HLS, HZ HLS and HollySys
Subsidiary, to keep available the services of the current employees of BJ HLS,
HZ HLS and HollySys Subsidiary, to preserve the current relationships of BJ HLS,
HZ HLS and HollySys Subsidiary with customers and other persons with which BJ
HLS, HZ HLS and HollySys Subsidiary has significant business relations and to comply with all Laws;

            (b) except as required to reorganize for the purpose of satisfying
Section 6.14 hereof, not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the stock of HollySys Holdings, BJ HLS, HZ HLS, or HollySys
Subsidiary, or enter into any discussions or negotiations with any other party to do so;

            (c) not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of BJ HLS, HZ HLS or HollySys Subsidiary, other than consistent with past practices and in the ordinary course of business of BJ
HLS, HZ HLS and HollySys Subsidiary or enter into any discussions or negotiations with any other party to do so;

            (d) except as required to reorganize for the purpose of satisfying
Section 6.14 hereof, not issue any shares of capital stock of HollySys Holdings,
BJ HLS, HZ HLS or HollySys Subsidiary or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of HollySys Holdings, BJ HLS, HZ HLS or HollySys
Subsidiary or any options therefor or any securities convertible into or exchangeable for capital stock of HollySys Holdings, BJ HLS, HZ HLS or HollySys
Subsidiary or enter into any agreements in respect of the ownership or control of such capital stock;

            (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of HollySys
Holdings, BJ HLS, HZ HLS or HollySys Subsidiary or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of BJ HLS, HZ HLS or HollySys
Subsidiary;

            (f) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of BJ HLS, HZ HLS or HollySys
Subsidiary or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

            (g) not to amend the Memorandum and Articles of Association (or other organizational documents) of HollySys Holdings, BJ HLS, HZ HLS or HollySys
Subsidiary;

                                      A-27

            (h) except as required to reorganize for the purpose of satisfying
Section 6.14, not to merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

            (i) not to make any payments outside the ordinary course of business; and

            (j) not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

      6.2 ACCESS TO INFORMATION. Between the date of this Agreement and the
Closing Date, the HollySys Stockholders will, and will use their best efforts to cause BJ HLS, HZ HLS and HollySys Subsidiary to, (i) permit CNCAC and its
Representatives reasonable access to all of the books, records, reports and other related materials, offices and other facilities and properties of BJ HLS,
HZ HLS, HollySys Subsidiary and the Business; (ii) permit CNCAC and its
Representatives to make such inspections thereof as CNCAC may reasonably request; and (iii) furnish CNCAC and its Representatives with such financial and operating data (including without limitation the work papers of HollySys's
Accountants) and other information with respect to HollySys Holdings, BJ HLS, HZ
HLS and HollySys Subsidiary and the Business as CNCAC may from time to time reasonably request.

      6.3 INSURANCE. Through the Closing Date, the HollySys Stockholders shall use their best efforts to cause BJ HLS, HZ HLS and HollySys Subsidiary to maintain insurance policies providing insurance coverage for the Business and the assets of BJ HLS, HZ HLS and HollySys Subsidiary of the kinds, in the amounts and against the risks as are commercially reasonable for the businesses and risks covered.

      6.4 PROTECTION OF CONFIDENTIAL INFORMATION; NON-COMPETITION.

            (a) Confidential Information. Each HollySys Stockholder acknowledges that:

                  (i) As a result of their stock ownership of and employment by
BJ HLS, HZ HLS HollySys Subsidiary, they have obtained secret and confidential information concerning the Business including, without limitation, financial information, trade secrets and "know-how," customers, and certain methodologies
("Confidential Information").

                  (ii) BJ HLS, HZ HLS and HollySys Subsidiary will suffer
substantial damage which will be difficult to compute if they should divulge
Confidential Information or enter a business competitive with that of BJ HLS, HZ
HLS or HollySys Subsidiary.

                  (iii) The provisions of this Section are reasonable and
necessary for the protection of the Business.

            (b) Maintain Confidentiality. Each HollySys Stockholder agrees to not at any time after the date hereof divulge to any person or entity any
Confidential Information obtained or learned as a result of stock ownership of
BJ HLS, HZ HLS or HollySys Subsidiary and employment by BJ HLS, HZ HLS or
HollySys Subsidiary except (i) with the express written consent of CNCAC on or before the Closing Date and of Chardan Sub's Board of Directors thereafter; (ii)
to the extent that any such information is in the public domain other than as a

                                      A-28

result of a breach of any obligations hereunder; or (iii) where required to be disclosed by court order, subpoena or other government process. If any HollySys
Stockholder shall be required to make disclosure pursuant to the provisions of clause (iii) of the preceding sentence, it will promptly, but in no event more than 72 hours after learning of such subpoena, court order, or other government process, notify, by personal delivery or by electronic means, confirmed by mail,
BJ HLS, HZ HLS or HollySys Subsidiary and, at the expense of BJ HLS, HZ HLS or
HollySys Subsidiary, shall: (i) take all reasonably necessary steps required by
BJ HLS, HZ HLS or HollySys Subsidiary to defend against the enforcement of such subpoena, court order or other government process, and (ii) permit BJ HLS, HZ
HLS or HollySys Subsidiary to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

            (c) Records. At the Closing, each HollySys Stockholder will promptly deliver to BJ HLS, HZ HLS and HollySys Subsidiary all original memoranda, notes, records, reports, manuals, formula and other documents relating to the Business and all property associated therewith, which they then possess or have under their control; provided, however, that they shall be entitled to retain copies of such documents reasonably necessary to document their financial relationship with BJ HLS, HZ HLS and HollySys Subsidiary.

            (d) Non-Compete. During the Non-Competition Period, no HollySys
Stockholder, without the prior written permission of HollySys Holdings, shall, anywhere in the PRC, Hong Kong and Taiwan, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any business which is a "Competitive Business" (as defined below);
(ii) engage in any Competitive Business for his own account; (iii) become associated with or interested in any Competitive Business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor or in any other relationship or capacity; (iv)
employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by BJ HLS, HZ HLS, HollySys
Subsidiary or any other HollySys Stockholder in the six-month period prior to the date that all relationships of such person terminates with BJ HLS, HZ HLS,
HollySys Subsidiary or other HollySys Stockholder; or (v) solicit, interfere with, or endeavor to entice away from BJ HLS, HZ HLS, HollySys Subsidiary or any
HollySys Stockholder, for the benefit of a Competitive Business, any of its customers or other persons with whom BJ HLS, HZ HLS, HollySys Subsidiary or any
HollySys Stockholder has a business relationship. However, nothing in this
Agreement shall preclude them from investing their personal assets in the securities of any corporation or other business entity which is engaged in a
Competitive Business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in their beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such Competitive Business.

            (e) Injunctive Relief. If any HollySys Stockholder breaches, or threatens to breach, any of the provisions of Sections 00, 0 or 0, BJ HLS, HZ
HLS and HollySys Subsidiary shall have the right and remedy to have the provisions of this Section 0 specifically enforced by any Governmental
Authority, it being acknowledged and agreed by each HollySys Stockholder that any such breach or threatened breach will cause irreparable injury to BJ HLS, HZ
HLS and HollySys Subsidiary and that money damages will not provide an adequate remedy.

            (f) Modification of Scope. If any provision of Sections 00, 0 or 0 is held to be unenforceable because of the scope, duration or area of its applicability, the Governmental Authority making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

                                      A-29

            (g) Competitive Business. As used in this Agreement,

                  (i) "Competitive Business" means any business which operates in any aspect of the Business; and

                  (ii) "Non-Competition Period" means the period beginning on the Closing Date and ending on the later of five years from the Closing Date or two years after the date all relationships between the HollySys Stockholder and
BJ HLS, HZ HLS or HollySys Subsidiary have been terminated, including relationships as a consultant or employee.

      6.5 POST-CLOSING ASSURANCES. From time to time after the Closing, at
CNCAC's request, the HollySys Stockholders will, and will use their best efforts to cause BJ HLS, HZ HLS and HollySys Subsidiary to, take such other actions and execute and deliver such other documents, certifications and further assurances as CNCAC may reasonably require in order to manage and operate BJ HLS, HZ HLS and HollySys Subsidiary and the Business, including but not limited to executing such certificates as may be reasonably requested by CNCAC's Accountants in connection with any audit of the financial statements of BJ HLS, HZ HLS and
HollySys Subsidiary for any period through the Closing Date.

      6.6 NO OTHER NEGOTIATIONS. Until the earlier of the Closing or the termination of this Agreement, the HollySys Stockholders agree that they will not, and will use their best efforts to cause HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary not to, (a) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (b) continue, propose or enter into any negotiations or discussions looking toward, or (c) enter into any agreement or understanding providing for any acquisition of any capital stock of HollySys
Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or of any part of their respective assets or the Business (in whole or in part), nor shall any HollySys
Stockholder, HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary provide any information to any Person for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition. Each HollySys Stockholder shall immediately notify CNCAC of any such inquiries or proposals or requests for information for such purpose.

      6.7 NO SECURITIES TRANSACTIONS. No HollySys Stockholder nor any of their affiliates, directly or indirectly, shall engage in any transactions involving the securities of CNCAC prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. The HollySys Stockholders shall use their best efforts to require each of the officers, directors, employees, agents and Representatives of HollySys Holdings, BJ HLS, HZ HLS and
HollySys Subsidiary to comply with the foregoing requirement.

      6.8 FULFILLMENT OF CONDITIONS. The HollySys Stockholders shall use their best efforts to fulfill, and to cause HollySys Holdings, BJ HLS, HZ HLS and
HollySys Subsidiary to fulfill, the conditions specified in Article IX to the extent that the fulfillment of such conditions is within their control. The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby and
(b) taking or refraining from such actions as may be necessary to fulfill such

                                      A-30

conditions (including using their best efforts to conduct the Business in such manner that on the Closing Date the representations and warranties of each
HollySys Stockholder contained herein shall be accurate as though then made, except as contemplated by the terms hereof).

      6.9 DISCLOSURE OF CERTAIN MATTERS. From the date hereof through the
Closing Date, each HollySys Stockholder shall give CNCAC prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement,
(b) would cause any of the representations and warranties of each HollySys
Stockholder contained herein to be inaccurate or otherwise misleading, (c) gives the HollySys Stockholder any reason to believe that any of the conditions set forth in Article IX will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of BJ HLS, HZ HLS or HollySys Subsidiary or (e) would require any amendment or supplement to the Proxy Statement.

      6.10 REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS.

            (a) The HollySys Stockholders shall use, and shall use their best efforts to cause HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary to
use, their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction
Documents and will cooperate fully with CNCAC in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            (b) The HollySys Stockholders shall give, and shall use their best efforts to cause HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary to
give, promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as CNCAC may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

            (c) CNCAC shall cooperate and use all reasonable efforts to assist
HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys
Stockholder in giving such notices and obtaining such consents and estoppel certificates; provided, however, that CNCAC shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which CNCAC in its sole discretion may deem adverse to the interests of CNCAC, HollySys Holdings, BJ HLS, HZ HLS, HollySys
Subsidiary or the Business.

      6.11 USE OF INTELLECTUAL PROPERTY. Each HollySys Stockholder acknowledges that from and after the Closing, all the Intellectual Property of any kind related to or used in connection with the Business shall be owned by BJ HLS, HZ
HLS or HollySys Subsidiary, that no HollySys Stockholder nor any of their affiliates shall have any rights in the Intellectual Property and that no
HollySys Stockholder nor any of their affiliates will contest the ownership or validity of any rights of Chardan Sub, HollySys Holdings, BJ HLS, HZ HLS or
HollySys Subsidiary in or to the Intellectual Property.

                                      A-31

      6.12 RELATED TAX. Each HollySys Stockholder covenants and agrees to pay any tax and duties assessed on the part of such HollySys Stockholder in connection with, or as a result of the issuance of the Chardan Sub Stock and other consideration received pursuant to this Agreement required by any
Governmental Authority.

      6.13 HOLLYSYS ACQUISITION. The HollySys Stockholders shall do, and shall use their best efforts to cause HollySys Holdings, BJ HLS, HZ HLS and HollySys
Subsidiary to do, all things necessary in order to effectuate and consummate the
HollySys Holdings Stock Purchase.

      6.14 HOLLYSYS HOLDINGS. The HollySys Stockholders shall use their best efforts to complete the restructuring related to the formation and ownership of
HollySys Holdings. The HollySys Stockholders shall use their best efforts to have HollySys Holdings obtain any required approval from its stockholders for the HollySys Holdings Stock Purchase.

      6.15 HOLLYSYS PROXY INFORMATION. As a condition to CNCAC calling and holding the Stockholder Meeting (as hereinafter defined), the HollySys
Stockholders will furnish, and shall use their best efforts to cause HollySys
Holdings, BJ HLS, HZ HLS and HollySys Subsidiary to furnish, to CNCAC such information as is reasonably required by CNCAC for the preparation of the Proxy
Statement (as hereinafter defined) in accordance with the requirements of the
Commission (as hereinafter defined), including full and accurate descriptions of the Business, material agreements affecting the Business, BJ HLS, HZ HLS and
HollySys Subsidiary and the reorganization of BJ HLS, HZ HLS and HollySys
Subsidiary, the HollySys Stockholders and the audited consolidated financial statements of HollySys and HollySys Subsidiary for each of the three years ended
June 30, 2005, which financial statements will include a balance sheet, statement of operations and statement of cash flows, prepared in accordance with either PRC GAAP reconciled to US GAAP or entirely in US GAAP, together with footnotes and interim consolidated quarterly financial statements for the quarter ended September 30, 2005, as required by the rules and regulations of the Commission for combination proxy statement disclosure (collectively,
"HollySys Proxy Information"). The HollySys Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the HollySys Proxy Information not misleading.

      6.16 INTERIM FINANCIAL INFORMATION. From the date of this Agreement until the Closing, the HollySys Stockholders shall use their best efforts to cause BJ
HLS and HZ HLS to provide to CNCAC a copy of (i) the monthly internal management report of financial information concerning BJ HLS, HZ HLS and HollySys
Subsidiary on an individual and consolidated basis, and (ii) a monthly pro forma balance sheet and income statement on an individual and consolidated basis for
BJ HLS, HZ HLS and HollySys Subsidiary. The above interim financial information shall be delivered to CNCAC within twenty-five (25) days after each monthly anniversary of the date of this Agreement. BJ HLS, HZ HLS and HollySys
Subsidiary will prepare the above financial information in good faith in accordance with PRC GAAP.

                                      A-32

                                   ARTICLE VII
                               COVENANTS OF CNCAC

      7.1 CONDUCT OF THE BUSINESS. CNCAC covenants and agrees that, from the date hereof through the Closing Date, except (i) in the context of an unsolicited, bona fide written proposal for a superior transaction or consummation of a superior transaction, (ii) as otherwise set forth in this
Agreement or (iii) with the prior written consent of the HollySys Stockholders, it shall:

            (a) conduct its business only in the ordinary course and in a manner consistent with the current practice of their business, except as required to reorganize for the purpose of redomestication, to preserve substantially intact the business organization of each CNCAC and Chardan Sub (when established), to preserve the current relationships of CNCAC and Chardan Sub with customers and other persons with which they have has significant business relations and to comply with all Laws;

            (b) except as required to reorganize for the purpose of
redomestication, not pledge, sell, transfer, dispose or otherwise encumber or grant any rights or interests to others of any kind with respect to all or any part of the capital securities of CNCAC or Chardan Sub (when established);

            (c) except as required to reorganize for the purpose of
redomestication, not pledge, sell, lease, transfer, dispose of or otherwise encumber any property or assets of CNCAC and Chardan Sub (when established), other than consistent with past practices and in the ordinary course of business of CNCAC and Chardan Sub (when established);

            (d) except as required to reorganize for the purpose of
redomestication, not issue any shares of capital stock of CNCAC and Chardan Sub
(when established) or any other class of securities, whether debt (other than debt incurred in the ordinary course of business and consistent with past practice) or equity, of CNCAC and Chardan Sub (when established) or any options therefor or any securities convertible into or exchangeable for capital stock of
CNCAC and Chardan Sub (when established) or enter into any agreements in respect of the ownership or control of such capital stock;

            (e) not declare any dividend or make any distribution in cash, securities or otherwise on the outstanding shares of capital stock of CNCAC and
Chardan Sub (when established) or directly or indirectly redeem, purchase or in any other manner whatsoever advance, transfer (other than in payment for goods received or services rendered in the ordinary course of business), or distribute to any of their affiliates or otherwise withdraw cash or cash equivalents in any manner inconsistent with established cash management practices, except to pay existing indebtedness of CNCAC and Chardan Sub (when established);

                                      A-33

            (f) not make, agree to make or announce any general wage or salary increase or enter into any employment contract or, unless provided for on or before the date of this Agreement, increase the compensation payable or to become payable to any officer or employee of CNCAC and Chardan Sub (when established) or adopt or increase the benefits of any bonus, insurance, pension or other employee benefit plan, payment or arrangement, except for those increases, consistent with past practices, normally occurring as the result of regularly scheduled salary reviews and increases, and except for increases directly or indirectly required as a result of changes in applicable law or regulations;

            (g) except as required to reorganize for the purpose of
redomestication, not to amend the Certificate of Incorporation or By-laws or
Memorandum and Articles of Association (or other organizational documents) of
CNCAC and Chardan Sub (when established);

            (h) except as required to reorganize for the purpose of
redomestication, not to merge or consolidate with, or acquire all or substantially all the assets of, or otherwise acquire any business operations of, any Person;

            (i) not to make any payments outside the ordinary course of business; and

            (j) not make any capital expenditures, except in accordance with prudent business and operational practices consistent with prior practice.

      7.2 STOCKHOLDER MEETING. CNCAC shall cause a meeting of its stockholders
(the "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the adoption of this Agreement as required by CNCAC's Certificate of Incorporation. The directors of CNCAC shall recommend to its stockholders that they vote in favor of the adoption of such matter. In connection with such meeting, CNCAC (a) will file with the Securities and Exchange Commission ("Commission") as promptly as practicable a proxy statement/prospectus meeting the requirements of the Exchange Act ("Proxy
Statement") and all other proxy materials for such meeting, (b) upon receipt of approval from the Commission, will mail to its stockholders the Proxy Statement and other proxy materials, (c) will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, and (d) will otherwise comply with all legal requirements applicable to such meeting. As a condition to the filing and distribution to the
CNCAC stockholders of the Proxy Statement, CNCAC will have received the HollySys
Proxy Information. The Proxy Statement will also seek stockholder approval for adoption of the option plan contemplated by Section 8.9.

      7.3 FULFILLMENT OF CONDITIONS. From the date hereof to the Closing Date,
CNCAC shall use its best efforts to fulfill the conditions specified in Article
IX to the extent that the fulfillment of such conditions is within its control.
The foregoing obligation includes (a) the execution and delivery of documents necessary or desirable to consummate the transactions contemplated hereby, and
(b) taking or refraining from such actions as may be necessary to fulfill such conditions (including conducting the business of CNCAC in such manner that on the Closing Date the representations and warranties of CNCAC contained herein shall be accurate as though then made).

                                      A-34

      7.4 DISCLOSURE OF CERTAIN MATTERS. From the date hereof through the
Closing Date, CNCAC shall give the HollySys Stockholders prompt written notice of any event or development that occurs that (a) had it existed or been known on the date hereof would have been required to be disclosed under this Agreement,
(b) would cause any of the representations and warranties of CNCAC contained herein to be inaccurate or otherwise misleading, (c) gives CNCAC any reason to believe that any of the conditions set forth in Article IX will not be satisfied, (d) is of a nature that is or may be materially adverse to the operations, prospects or condition (financial or otherwise) of CNCAC, or (e)
would require any amendment or supplement to the Proxy Statement.

      7.5 CHARDAN SUB INCORPORATION. CNCAC will cause Chardan Sub to be incorporated and duly organized, to adopt the Plan of Merger, to effectuate the
Chardan Merger, to issue the Chardan Sub Stock and to do all other things as are necessary for it to do as a constituent corporation to the Chardan Merger. The covenants as set forth in Section 7.3, 7.4 shall apply to Chardan Sub after it has been formed.

      7.6 POST-CLOSING ASSURANCES. CNCAC and Chardan Sub from time to time after the Closing, at the request of HollySys Holdings or the HollySys Stockholders will take such other actions and execute and deliver such other documents, certifications and further assurances as HollySys Holdings or HollySys
Stockholders may reasonably require in order to manage and operate CNCAC and
Chardan Sub and the Business, including but not limited to executing such certificates as may be reasonably requested by HollySys Holdings or HollySys
Stockholders' Accountants in connection with any audit of the financial statements of CNCAC and Chardan Sub for any period through the Closing Date.

      7.7 REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS.

            (a) CNCAC and Chardan Sub (when established) shall use their commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the Transaction Documents and will cooperate fully with HollySys Holdings or HollySys Stockholders in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            (b) CNCAC and Chardan Sub (when established) shall give promptly such notices to third parties and use its or their best efforts to obtain such third party consents and estoppel certificates as HollySys Holdings or HollySys
Stockholders may in their reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

      7.8 BOOKS AND RECORDS.

            (a) On and after the Closing Date, CNCAC will cause Chardan Sub
(when established) to permit the HollySys Stockholders and their
Representatives, during normal business hours, to have access to and to examine and make copies of all books and records of HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary which are delivered to CNCAC pursuant to this Agreement and which relate to the Business, BJ HLS, HZ HLS or HollySys Subsidiary or to

                                      A-35

events occurring prior to the Closing Date or to transactions or events occurring subsequent to the Closing Date which arise out of transactions or events occurring prior to the Closing Date to the extent reasonably necessary to the HollySys Stockholders in connection with preparation of any Tax returns, Tax audits, government or regulatory investigations, lawsuits or any other matter in which the HollySys Stockholders are a party to the proceeding or in which they have a reasonable business interest.

            (b) CNCAC will cause Chardan Sub to preserve and keep all books and records with respect to HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary
and the Business for a period of at least seven years from the Closing Date.
After such seven year period, before Chardan Sub (when established) shall dispose of any such books and records, at least 90 days' prior written notice to such effect shall be given by Chardan Sub to the HollySys Stockholders and the
HollySys Stockholders shall be given an opportunity, at their cost and expense, to remove and retain all or any part of such books or records as they may select.

      7.9 NASDAQ LISTING. After making the initial filing of the Proxy Statement with the Commission, CNCAC shall apply to have the shares of Chardan Sub listed in the Nasdaq National Market following the Closing.

                                  ARTICLE VIII
                       ADDITIONAL COVENANTS OF THE PARTIES

      8.1 OTHER INFORMATION. If in order to properly prepare documents required to be filed with any Governmental Authority or financial statements of HollySys, it is necessary that either Party be furnished with additional information relating to HollySys Holdings, BJ HLS, HZ HLS and HollySys Subsidiary or the
Business, and such information is in the possession of the other Party, such
Party agrees to use its best efforts to furnish such information in a timely manner to such other Party, at the cost and expense of the Party being furnished such information.

      8.2 MAIL RECEIVED AFTER CLOSING.

            (a) If Chardan Sub, HollySys Holdings, BJ HLS, HZ HLS or HollySys
Subsidiary receives after the Closing any mail or other communications addressed to any HollySys Stockholder, such entity may open such mail or other communications and deal with the contents thereof in its discretion to the extent that such mail or other communications and the contents thereof relate to
HollySys Holdings, BJ HLS, HZ HLS or HollySys Subsidiary. Chardan Sub will deliver promptly or cause to be delivered to the HollySys Stockholders all other mail addressed to them and the contents thereof which does not relate to
HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or the Business.

            (b) If any HollySys Stockholder receives after the Closing Date mail or other communications addressed to them which relate to HollySys Holdings, BJ
HLS, HZ HLS or HollySys Subsidiary, they shall promptly deliver or cause to be delivered all such mail and the contents thereof to Chardan Sub and HollySys
Holdings.

                                      A-36

      8.3 FURTHER ACTION. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Upon the terms and subject to the conditions hereof, each of the Parties shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

      8.4 SCHEDULES. The Parties shall have the obligation to supplement or amend the Schedules being delivered concurrently with the execution of this
Agreement and annexed hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The obligations of the Parties to amend or supplement the Schedules being delivered herewith shall terminate on the Closing Date. Notwithstanding any such amendment or supplementation, for purposes of Section 0, the representations and warranties of the Parties shall be made with reference to the Schedules as they exist at the time of execution of this Agreement.

      8.5 EXECUTION OF AGREEMENTS. On or before the Closing Date, CNCAC,
HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys
Stockholder shall execute and deliver each Transaction Document which it is a party to.

      8.6 CONFIDENTIALITY. BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys
Stockholder, on the one hand, and CNCAC and, on and after the Closing Date,
Chardan Sub, on the other hand, shall hold and shall cause their respective
Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other Party furnished it by such other
Party or its Representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its Representatives in connection with this Agreement. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

      8.7 PUBLIC ANNOUNCEMENTS. From the date of this Agreement until Closing or termination, CNCAC, HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and
each HollySys Stockholder shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and none of the foregoing shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of CNCAC (in the case of HollySys
Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder) or
HollySys Holdings, BJ HLS, HZ HLS and the HollySys Stockholders (in the case of
CNCAC), except as required by any legal requirement or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. Each party will not unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make

                                      A-37

public disclosure with respect thereto, it shall at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this
Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

      8.8 BOARD OF CHARDAN SUB. The board of directors of Chardan Sub after the
Closing will initially consist of 9 persons, with three members designated by the HollySys Stockholders, one member designated by the Board of CNCAC, and five directors satisfying the independence requirements of Nasdaq. In addition, the membership of the board of directors will comply with the requirements in
Article X hereof for the existence of the Independent Committee.

      8.9 STOCK OPTION POOL. CNCAC will submit to its stockholders for approval, as part of the Proxy Statement, a proposed equity compensation plan that would permit the granting of stock options, shares of restricted stock and other awards to all qualified persons (including, but not limited to, management, directors and employees). The pool of shares initially available for this plan will equal 10% of the total shares of Chardan Sub expected to be outstanding immediately after the Closing.

      8.10 HOLLYSYS STOCK ACQUISITION. Each HollySys Stockholder who
participates in the HollySys Holdings Stock Purchase by consignment shall use his or her best efforts to complete the acquisition of the ownership of the
HollySys Stock by HollySys Holdings from such HollySys Stockholder as soon as such acquisition is permitted by applicable law and regulations.

                                   ARTICLE IX
                              CONDITIONS TO CLOSING

      9.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions.

            (a) Approval by CNCAC's Stockholders. This Agreement and the
transactions contemplated hereby shall have been approved by a majority-in-interest of the common stockholders of CNCAC in accordance with
CNCAC's Certificate of Incorporation and the aggregate number of shares of
CNCAC's Common Stock held by stockholders of CNCAC (other than the Initial
Stockholders) who exercise their right to convert the shares of common stock of
CNCAC owned by them into cash in accordance with CNCAC's Certificate of
Incorporation shall not constitute 20% or more of the number of shares of
CNCAC's Common Stock outstanding as of the date of this Agreement and owned by
Persons other than the Initial Stockholders.

            (b) Litigation. No order, stay, judgment or decree shall have been issued by any Governmental Authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated hereby or instrumental to the consummation of the transactions contemplated hereby, and no action or proceeding by any governmental authority shall be pending or threatened (including by suggestion through investigation) by any person, firm, corporation, entity or Governmental Authority, which questions, or seeks to enjoin, modify, amend or prohibit (a) the reorganization of BJ HLS, HZ HLS and

                                      A-38

HollySys Subsidiary, (b) the ownership of BJ HLS, HZ HLS, HollySys Holdings, and
HollySys Subsidiary, (c) the purchase and sale and issuance of the Chardan Sub
Stock, (d) the Plan of Merger, (e) the Chardan Merger, (f) the Stockholders
Meeting and use of the Proxy Statement by CNCAC, or (g) the conduct in any material respect of the Business as a whole or any material portion of the
Business conducted or to be conducted by BJ HLS, HZ HLS, or HollySys Subsidiary or the (direct, indirect or beneficial) ownership of BJ HLS or HZ HLS by the
HollySys Stockholders.

            (c) Transaction Documents. Each of the Transaction Documents shall have been executed and delivered to each Party.

            (d) Auditor Confirmation. CNCAC and the HollySys Stockholders shall have received written confirmation from the Company Accountants that any payments pursuant to Section 0 would be treated for accounting purposes as an adjustment to the purchase price of the acquired business and not as a compensation expense.

      9.2 CONDITIONS TO OBLIGATIONS OF HOLLYSYS, HOLLYSYS SUBSIDIARY AND THE
HOLLYSYS STOCKHOLDERS. The obligations of HollySys Holdings, BJ HLS, HZ HLS,
HollySys Subsidiary and each HollySys Stockholder to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

            (a) Deliveries. Chardan Sub shall have delivered the Chardan Sub
Stock and made the payments specified in Section 0 and the HollySys Stockholders shall have received confirmations of the payment of the cash portion thereof and such other documents, certificates and instruments as may be reasonably requested by the HollySys Stockholders.

            (b) Representations and Warranties; Covenants. Without
supplementation after the date of this Agreement, the representations and warranties of CNCAC contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be materially complied with by CNCAC on or before the Closing shall have been materially complied with, and CNCAC shall have delivered a certificate signed by a duly authorized officer thereof to such effect.

            (c) Legal Opinion. HollySys Holdings, BJ HLS, HZ HLS and the
HollySys Stockholders shall have received from DLA Piper Rudnick Gray Cary US
LLP, counsel to CNCAC, a legal opinion addressed to HollySys Holdings, BJ HLS,
HZ HLS, and the HollySys Stockholders and dated the Closing Date.

            (d) Chardan Sub. Chardan Sub will be an existing company under the laws of the British Virgin Islands with the name HLS Systems International Ltd.

                                      A-39

            (e) Consents. CNCAC and Chardan Sub shall have obtained and delivered to HollySys Holdings, BJ HLS, HZ HLS and the HollySys Stockholders
copies of consents of all third parties, as appropriately required for the consummation of the transactions contemplated by this Agreement.

            (f) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by CNCAC at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects.

            (g) No Adverse Changes. At the Closing, there shall have been no material adverse change in the assets, liabilities or financial condition of
CNCAC and Chardan Sub from that shown in the CNCAC Balance Sheet and related statements of income. Between the date of this Agreement and the Closing Date, there shall not have occurred an event which, in the reasonable opinion of
HollySys Holdings, would have had a material adverse effect on the operations, financial condition or prospects of CNCAC and Chardan Sub.

            (h) Supplemental Disclosure. If CNCAC or Chardan Sub shall have supplemented or amended any schedule pursuant to their obligations set forth in
Section 0 in any material respect, the HollySys Stockholders shall give notice to CNCAC that as a result of information provided to the HollySys Stockholders in connection with any or all of such amendments or supplements, the HollySys
Stockholders have determined to proceed with the consummation of the transactions contemplated hereby.

            (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by CNCAC and Chardan Sub in connection with the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by CNCAC and Chardan Sub, as appropriate, as of the
Closing, shall have been delivered to HollySys Holdings, BJ HLS, HZ HLS and the
HollySys Stockholders.

            (j) Trustee Notice. CNCAC (or Chardan Sub), simultaneously with the
Closing, will deliver to the trustee of the trust account of CNCAC (or Chardan
Sub) instructions to disburse the funds therein to the HollySys stockholders, pursuant to the terms of Section 0, (or their designees) and to CNCAC.

            (k) Resignations. Effective as of the Closing, the directors and officers of CNCAC who are not continuing as directors and officers of CNCAC (or as the case may be, Chardan Sub) will have resigned and agreed that they have no claim for employment compensation in any form from CNCAC.

            (l) Employment Agreement. BJ HLS and HZ HLS shall have entered into the employment agreements provided for in Section 9.3.

      9.3 CONDITIONS TO OBLIGATIONS OF CNCAC. The obligations of CNCAC to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                                      A-40

            (a) Deliveries. The HollySys Stockholders shall have delivered the
HollySys Holdings Stock and the Stock Consignment Agreements listed on Schedule
9.3(a) confirmations of receipt of payments specified in Section 0, and Chardan
Sub shall have received the same and such other documents, certificates and instruments as may be reasonably requested by CNCAC and the Chardan Sub;

            (b) Representations and Warranties; Covenants. Without
supplementation after the date of this Agreement, the representations and warranties of each HollySys Stockholder contained in this Agreement shall be with respect to those representations and warranties qualified by any materiality standard, true and correct in all respects as of the Closing, and with respect to all the other representations and warranties, true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing, and all the covenants contained in this Agreement to be complied with by HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each
HollySys Stockholder on or before the Closing shall have been materially complied with, and CNCAC shall have received a certificate of each HollySys
Stockholder to such effect;

            (c) Legal Opinion. CNCAC shall have received from Guan Tao Law Firm counsel for BJ HLS, HZ HLS, HollySys Holdings, HollySys Subsidiary and the
HollySys Stockholders, a legal opinion addressed to CNCAC, dated the Closing
Date;

            (d) Consents. HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary
and each HollySys Stockholder shall have obtained and delivered to CNCAC consents of all third parties required by the Contracts and Permits set forth in
Schedule 9.3(d);

            (e) Regulatory Approvals. Any Governmental Authority whose approval or consent is required each shall have unconditionally approved of the transactions of HollySys Holdings Stock Purchase contemplated by this Agreement and CNCAC shall have received written confirmation thereof;

            (f) Performance of Agreements. All covenants, agreements and obligations required by the terms of this Agreement to be performed by HollySys
Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each HollySys Stockholder at or prior to the Closing shall have been duly and properly performed or fulfilled in all material respects;

            (g) No Adverse Change. At the Closing, there shall have been no material adverse change in the assets, liabilities, financial condition or prospects of HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or the
Business from that shown or reflected in the September Financial Statements and as described in the Proxy Statement. Between the date of this Agreement and the
Closing Date, there shall not have occurred an event which, in the reasonable opinion of CNCAC, would have a HollySys Material Adverse Effect;

            (h) Supplemental Disclosure. If HollySys Holdings, BJ HLS, HZ HLS,
HollySys Subsidiary or any HollySys Stockholder shall have supplemented or amended any Schedule pursuant to their obligations set forth in Section 0 in any material respect, CNCAC shall provide notice to HollySys Holdings, BJ HLS, HZ
HLS and the HollySys Stockholders that, as a result of information provided to
CNCAC in connection with any or all of such amendments or supplements, CNCAC has determined to proceed with the consummation of the transactions contemplated hereby; and

                                      A-41

            (i) Necessary Proceedings. All proceedings, corporate or otherwise, to be taken by HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary and each
HollySys Stockholder in connection with the consummation of the transactions of
HollySys Holdings Stock Purchase contemplated by this Agreement shall have been duly and validly taken, and copies of all documents, resolutions and certificates incident thereto, duly certified by HollySys Holdings, BJ HLS, HZ
HLS, HollySys Subsidiary and each HollySys Stockholder, as appropriate, as of the Closing, shall have been delivered to CNCAC.

            (j) HollySys Proxy Information. The HollySys Proxy Information, at
the time of distribution of the Proxy Statement and at Closing, will accurately reflect the Business, HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary,
and the HollySys Stockholders, and the HollySys Proxy Information will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the HollySys Proxy Information not misleading.

            (k) Employment Agreement. Each of Dr. Wang Changli and Ms. Qiao Li
shall have entered into an employment agreement with BJ HLS in the form of
Exhibit F.

                                    ARTICLE X
                                 INDEMNIFICATION

      10.1 INDEMNIFICATION BY HOLLYSYS STOCKHOLDERS. Subject to the limitations set forth in Section 0, each of the HollySys Stockholders shall indemnify and hold harmless CNCAC (or Chardan Sub after the Closing) from and against, and shall reimburse CNCAC (or Chardan Sub after the Closing) for, any Damages which may be sustained, suffered or incurred by them, whether as a result of any Third
Party Claim or otherwise, and which arise from or in connection with or are attributable to the breach of any of the representations or warranties or covenants of HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or the
HollySys Stockholders contained in this Agreement. Indemnification pursuant to this Section 0 shall be the sole remedy of CNCAC (or Chardan Sub after the
Closing) with respect to any breach of the representations and warranties or covenants of HollySys Holdings, BJ HLS, HZ HLS, HollySys Subsidiary or any
HollySys Stockholder contained in this Agreement. This indemnity shall survive the Closing for a period of four years after the Closing Date with respect to
Claims arising under the foregoing clause (i) other than Claims arising as a result of a breach of the representations and warranties in Sections 0, 0, 0, 0,
0, 0, 4.1, 4.2 and 4.3, as to which it shall survive without limitation as to time, and (ii) Claims arising as a result of a breach of the representations and warranties in Sections 3.6, 0, 0 and 0, as to which it shall survive for a period of six months after the expiration of the statute of limitations. Each
HollySys Stockholder shall give prompt written notice to CNCAC (or Chardan Sub after the Closing) of any Third Party Claims or other facts and circumstances known to them which may entitle CNCAC (or Chardan Sub after the Closing) to indemnification under this Section 0.

      10.2 INDEMNIFICATION BY CNCAC. Subject to the limitations set forth in
Section 0, CNCAC (and Chardan Sub after the Closing) shall indemnify and hold harmless each HollySys Stockholder from and against, and shall reimburse each

                                      A-42

HollySys Stockholder for, any Damages which may be sustained, suffered or incurred by such HollySys Stockholder, whether as a result of Third Party Claims or otherwise, and which arise or result from or in connection with or are attributable to the breach of any of CNCAC's representations or warranties or covenants contained in this Agreement. The indemnity in the foregoing clause (a)
shall survive the Closing for a period of four years after the Closing Date.
CNCAC (or Chardan Sub after the Closing) shall give each HollySys Stockholder prompt written notice of any Third Party Claims or other facts and circumstances known to it which may entitle them to indemnification under this Section 0.

      10.3 NOTICE, ETC. A Party required to make an indemnification payment pursuant to this Agreement ("Indemnifying Party") shall have no liability with respect to Third Party Claims or otherwise with respect to any covenant, representation, warranty, agreement, undertaking or obligation under this
Agreement unless the Party entitled to receive such indemnification payment
("Indemnified Party") gives notice to the Indemnifying Party specifying (i) the covenant, representation or warranty, agreement, undertaking or obligation contained herein which it asserts has been breached, (ii) in reasonable detail, the nature and dollar amount (or estimate, if the magnitude of the Claim cannot be precisely determined at that time) of any Claim the Indemnified Party may have against the Indemnifying Party by reason thereof under this Agreement, and
(iii) whether or not the Claim is a Third Party Claim. With respect to Third
Party Claims, an Indemnified Party (i) shall give the Indemnifying Party prompt notice of any Third Party Claim, (ii) prior to taking any action with respect to such Third Party Claim, shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Third Party
Claim, (iii) shall not consent to any settlement or compromise of the Third
Party Claim without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed), and (iv) shall permit the
Indemnifying Party, if it so elects, to assume the exclusive defense of such
Third Party Claim (including, except as provided in the penultimate sentence of this Section, the compromise or settlement thereof) at its own cost and expense.
If the Indemnifying Party shall elect to assume the exclusive defense of any
Third Party Claim pursuant to this Agreement, it shall notify the Indemnified
Party in writing of such election, and the Indemnifying Party shall not be liable hereunder for any fees or expenses of the Indemnified Party's counsel relating to such Third Party Claim after the date of delivery to the Indemnified
Party of such notice of election. The Indemnifying Party will not compromise or settle any such Third Party Claim without the written consent of the Indemnified
Party (which consent shall not be unreasonably withheld or delayed) if the relief provided is other than monetary damages or such relief would have a material adverse effect on the Indemnified Party. Notwithstanding the foregoing, if the Indemnifying Party elects to assume the defense with respect to any Third
Party Claim, the Indemnifying Party shall have the right to compromise or settle for solely monetary damages such Third Party Claim, provided such settlement will not result in or have a material adverse effect on the Indemnified Party.
Notwithstanding the foregoing, the Party which defends any Third Party Claim shall, to the extent required by any insurance policies of the Indemnified
Party, share or give control thereof to any insurer with respect to such Claim.

      10.4 LIMITATIONS.

            (a) No HollySys Stockholder shall be required to indemnify CNCAC under Section 0 unless the aggregate of all amounts for which indemnity would otherwise be due against them exceeds $250,000, but then the HollySys
Stockholders will be liable for the full amount of Damages.

                                      A-43

            (b) CNCAC (or Chardan Sub after Closing) shall not be required to indemnify any HollySys Stockholder under Section 0 unless the aggregate of all amounts for which indemnity would otherwise be due against it exceeds $250,000, but then CNCAC (or Chardan Sub after Closing) will be liable for the full amount of Damages.

            (c) If a Third Party Claim subject to indemnification by any
HollySys Stockholder is brought against HollySys Holdings, BJ HLS, HZ HLS or
HollySys Subsidiary and HollySys Holdings, BJ HLS, HZ HLS and/or HollySys
Subsidiary prevails in the defense thereof, such HollySys Stockholder shall not be required to indemnify CNCAC (or Chardan Sub after Closing) with respect to the costs of such defense, including attorneys' fees.

      10.5 ADJUSTMENT TO PURCHASE PRICE; SETOFF. Any indemnification payments made pursuant to Sections 0 and 0 shall be deemed to be an adjustment to the
Purchase Price. To the extent that any HollySys Stockholder is obligated to indemnify CNCAC or the Chardan Sub after Closing under the provisions of the
Article X for Damages reduced to a monetary amount, CNCAC or Chardan Sub after
Closing shall have the right to adjust any amount due and owing or to be due and owing under any agreement with the HollySys Stockholder (or its designee), whether under this Agreement or any other agreement between the HollySys
Stockholder and any of CNCAC's or Chardan Sub's affiliates, subsidiaries or controlled persons or entities (including shares issuable pursuant to Section
1.3). To the extent that CNCAC or Chardan Sub is obligated to indemnify any
HollySys Stockholders after Closing under the provisions of this Article X for
Damages reduced to a monetary amount, such HollySys Stockholders after Closing shall have the right to decrease any amount due and owing or to be due and owing under any agreement with CNCAC or Chardan Sub, whether under this Agreement or any other agreement between the HollySys Stockholder and any of CNCAC's or
Chardan Sub's affiliates, subsidiaries or controlled persons or entities.

      10.6 CLAIMS ON BEHALF OR IN RIGHT OF CNCAC AND CHARDAN SUB. Pursuant to
the provisions of this Article X, if any Claim for indemnification is to be brought against the HollySys Stockholders on behalf of or by right of CNCAC, (or
Chardan Sub after Closing) such claims will be determined by the Independent
Committee of the Board of Directors. Any settlement of a Claim for indemnification brought on behalf of or by right of CNCAC (or Chardan Sub after
Closing) shall be determined and approved by the Independent Committee of the
Board of Directors. The Independent Committee of the Board of Directors of CNCAC
(or Chardan Sub after the Closing) will consist of at least two persons which mutually agreed by HollySys Stockholders and CNCAC, none of which are officers or employees of CNCAC (or Chardan Sub after the Closing) or any of their operating subsidiary companies or are direct or beneficial owners of 5% or more of the voting capital stock of CNCAC (or Chardan Sub after the Closing). For a period of not less than four years after Closing or until final resolution of
Claims under this Section X brought by or by right of CNCAC (or Chardan Sub after Closing) the Board of Directors of CNCAC (or Chardan Sub after Closing)
will maintain a sufficient number of directors such that it will be able to maintain the Independent Committee.

                                      A-44

                                   ARTICLE XI
                           TERMINATION AND ABANDONMENT

      11.1 METHODS OF TERMINATION. The transactions contemplated herein may be terminated and/or abandoned at any time but not later than the Closing:

            (a) by mutual written consent of CNCAC and HollySys Stockholders;

            (b) by CNCAC, if HollySys Holdings, BJ HLS, HZ HLS, HollySys
Subsidiary or any HollySys Stockholder amends or supplements any BJ HLS, HZ HLS,
HollySys Subsidiary or HollySys Stockholder schedule hereto in accordance with
Section 0 hereof and such amendment or supplement reflects a material adverse change in the condition (financial or other), operations or prospects of
HollySys or HollySys Subsidiary or the Business, as a whole or in part, after the date hereof, or (2) by the HollySys Stockholders, if CNCAC amends or supplements any CNCAC Schedule hereto in accordance with Section 0 hereof and such amendment or supplement reflects a material adverse change in the condition
(financial or other) or operations of CNCAC.

            (c) by either CNCAC or the HollySys Stockholders, if the Closing has
not occurred by June 30, 2006 (or such other date as may be extended from time to time by written agreement of CNCAC and HollySys Stockholders); provided, however, that the right to terminate this Agreement under this Section 0 shall not be available to any Party that is then in breach of any of its covenants, representations or warranties in this Agreement;

            (d) by the HollySys Stockholders, (i) if CNCAC shall have breached any of its covenants in Articles VII or VIII hereof in any material respect or
(ii) if the representations and warranties of CNCAC contained in this Agreement shall not be true and correct in all material respects, at the time made, or
(iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the Closing Date, and in any such event, if such breach is subject to cure, CNCAC has not cured such breach within 10 Business Days of notice from the HollySys Stockholders of an intent to terminate;

            (e) by CNCAC, (i) if HollySys Holdings, BJ HLS, HZ HLS, HollySys
Subsidiary or any HollySys Stockholder shall have breached any of the covenants in Articles VI or VIII hereof in any material respect or (ii) if the representations and warranties of any HollySys Stockholder contained in this
Agreement shall not be true and correct in all material respects, at the time made, or (iii) if such representations and warranties shall not be true and correct at and as of the Closing Date as though such representations and warranties were made again at and as of the Closing Date, except to the extent that such representations are made herein as of a specific date prior to the
Closing Date, and in any such event, if such breach is subject to cure, the
HollySys Stockholder have not cured such breach within 10 Business Days of
CNCAC's notice of an intent to terminate;

                                      A-45

            (f) by CNCAC if the Board of Directors of CNCAC shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate this Agreement is reasonably likely to result in the Board of Directors breaching its fiduciary duties to stockholders under applicable law by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction;

            (g) by either CNCAC or the HollySys Stockholders, if, at CNCAC's
Stockholder Meeting (including any adjournments thereof), this Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of CNCAC's common stock required under its
Certificate of Incorporation, or 20% or more of the number of shares of CNCAC's common stock outstanding as of the date of the record date of the stockholders meeting held by Persons other than the Initial Stockholders exercise their rights to convert the shares of CNCAC's common stock held by them into cash in accordance with CNCAC's Certificate of Incorporation.

      11.2 EFFECT OF TERMINATION.

            (a) In the event of termination and abandonment by CNCAC or by
HollySys, or both, pursuant to Section 0 hereof, written notice thereof shall forthwith be given to the other Party, and except as set forth in this Section
0, all further obligations of the Parties shall terminate, no Party shall have any right against the other Party hereto, and each Party shall bear its own costs and expenses.

            (b) Consequence of Termination. If the transactions contemplated by this Agreement are terminated and/or abandoned as provided herein:

                  (i) each Party hereto will return all documents, work papers and other material (and all copies thereof) of the other Party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Party furnishing the same; and

                  (ii) all confidential information received by either Party hereto with respect to the business of the other Party, or in the case of the
HollySys Stockholders, of BJ HLS, HZ HLS and HollySys Subsidiary, hereto shall be treated in accordance with Section 0 hereof, which shall survive such termination or abandonment.

      11.3 NO CLAIM AGAINST TRUST FUND. It is understood by HollySys Holdings,
BJ HLS, HZ HLS and the HollySys Stockholders that in the event of breach of this
Agreement or any of the Transactional Documents by CNCAC and Chardan Sub, that they have no right to any amount held in the trust fund referred to in Section 0 and they will not make any claim against CNCAC and Chardan Sub that would adversely affect the business, operations or prospects of CNCAC and Chardan Sub or the amount of the funds held in the trust fund referred to in Section 0.

                                      A-46

                                   ARTICLE XII
                                   DEFINITIONS

      12.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

      "Actions" means any claim, action, suit, litigation, arbitration, inquiry, proceeding or investigation by or pending before any Governmental Authority.

      "Business" means the combined and several operations and proposed combined and several operations of BJ HLS, HZ HLS, the HollySys Subsidiary and their respective affiliates, contract parties and nominees (or beneficial owners) in the field of industrial automation and control systems.

      "Business Day" means a day of the year on which banks are not required or authorized to be closed in the City of New York.

      "Claim" means any claim, demand, suit, proceeding or action.

      "Company's Accountants" means BDO Seidman, LLP.

      "Contracts" mean any contract, agreement, arrangement, plan, lease, license or similar instrument.

      "Copyrights" shall mean all copyrights, including rights in and to works of authorship and all other rights corresponding thereto throughout the world, whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof.

      "Damages" means the dollar amount of any loss, damage, expense or liability, including, without limitation, reasonable attorneys' fees and disbursements incurred by an Indemnified Party in any action or proceeding between the Indemnified Party and the Indemnifying Party or between the
Indemnified Party and a third party, which is determined (as provided in Article
X) to have been sustained, suffered or incurred by a Party or the Company and to have arisen from or in connection with an event or state of facts which is subject to indemnification under this Agreement; the amount of Damages shall be the amount finally determined by a court of competent jurisdiction or appropriate governmental administrative agency (after the exhaustion of all appeals) or the amount agreed to upon settlement in accordance with the terms of this Agreement, if a Third Party Claim, or by the Parties, if a Direct Claim.

      "Direct Claim" means any claim other than a Third Party Claim.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles, consistently applied in the United States.

      "Government Securities" means any Treasury Bill issued by the United
States having a maturity of one hundred and eighty days or less.

                                      A-47

      "Governmental Authority" means any PRC or non-PRC national, supranational, state, provincial, local or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal or judicial or arbitral body.

      "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental
Authority.

      "Intellectual Property" means any intellectual property rights, including, without limitations, Patents, Copyrights, service marks, moral rights, Trade
Secrets, Trademarks, designs and Technology, together with (a) all registrations and applications for registration therefore and (b) all rights to any of the foregoing (including (i) all rights received under any license or other arrangement with respect to the foregoing, (ii) all rights or causes of action for infringement or misappropriation (past, present or future) of any of the foregoing, (iii) all rights to apply fore or register any of the foregoing),
(iv) domain names and URL's of or relating to the Acquired Assets and variations of the domain names and URL's, (vi) Contracts which related to any of the foregoing, including invention assignment, intellectual property assignment, confidentiality, and non-competition agreements, and (vii) goodwill of any of the foregoing.

      "Initial Stockholders" means all of the shares of common stock of CNCAC issued and outstanding prior to August 2, 2005 held by various Persons.

      "Laws" means all statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards and restrictions, including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, environment, hazardous substances, pollution controls, employment and employment practices and access by the handicapped.

      "Lien" means any lien, claim, contingent interest, security interest, charge, restriction or encumbrance.

      "Party" means CNCAC, Chardan Sub , on the one hand, and BJ HLS, HZ HLS, each HollySys Subsidiary and each HollySys Stockholder, on the other hand
(collectively, "Parties").

      "Patents" means all United States and foreign patents and utility models and applications therefore and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries.

      "Permits" means all governmental registrations, licenses, permits, authorizations and approvals.

      "Person" means an individual, partnership, corporation, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

      "PRC GAAP" means PRC Accounting Standards for Business Enterprises in effect from time to time applied consistently throughout the periods involved.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment.

                                      A-48

      "Representatives" of either Party means such Party's employees, accountants, auditors, actuaries, counsel, financial advisors, bankers, investment bankers and consultants.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Software" means all software, in object, human-readable or source code, whether previously completed or now under development, including programs, applications, databases, data files, coding and other software, components or elements thereof, programmer annotations, and all versions, upgrades, updates, enhancements and error corrections of all of the foregoing.

      "Stockholder Meeting" has the meaning specified in Section 0.

      "Tax" or "Taxes" means all income, gross receipts, sales, stock transfer, excise, bulk transfer, use, employment, social security, franchise, profits, property or other taxes, tariffs, imposts, fees, stamp taxes and duties, assessments, levies or other charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any government or taxing authority with respect thereto.

      "Technology" means any know-how, confidential or proprietary information, name, data, discovery, formulae, idea, method, process, procedure, other invention, record of invention, model, research, Software, technique, technology, test information, market survey, website, or information or material of a like nature, whether patentable or unpatentable and whether or not reduced to practice.

      "Third Party Claim" means a Claim by a person, firm, corporation or government entity other than a party hereto or any affiliate of such party.

      "Trade Secrets" means all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, processing, manufacturing or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provides advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture and data processing software and compilations of information) and all claims and rights related thereto.

      "Trademarks" means any and all United States and foreign trademarks, service marks, logos, trade names, corporate names, trade dress, Internet domain names and addresses, and all goodwill associated therewith throughout the world.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

      13.1 EXPENSES. Except as otherwise provided herein, all costs and expenses, including, without limitation, fees and disbursements of
Representatives, incurred in connection with the preparation of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

                                      A-49

      13.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or mailed if delivered personally or by nationally recognized courier or mailed by registered mail (postage prepaid, return receipt requested) or by telecopy to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

            (a) If to the HollySys Stockholders:

                    Beijing HollySys Company, Ltd.
                    Attn:  Dr. Wang Changli
                    19 Jiancaicheng Middle Road, Xisangi
                    Haidon District
                    Beijing, China  100096
                    Facsimile No.:  86 10 829 23985

                    with a copy to:

                    GuanTao Law Firm
                    Attn:  Mr. Sun Dongying
                    6/F, Tower B, Tong Tai Plaza
                    No. 33 Finance Street
                    Xicheng District
                    Beijing 10032

            (b) If to CNCAC or the CNCAC Initial Stockholders:

                    Chardan North China Acquisition Corporation
                    625 Broadway, Suite 1111
                    San Diego, California 92101
                    Attention:  Dr. Richard D. Propper
                    Facsimile No.: (619) 795-9639

                    with a copy to:

                    DLA Piper Rudnick Gray Cary US LLP
                    4365 Executive Drive, Suite 1100
                    San Diego, CA  92121
                    Attention:  Douglas J. Rein
                    Facsimile No.: 858-677-1401

      13.3 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by the Parties.

      13.4 WAIVER. At any time prior to the Closing, either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.

                                      A-50

      13.5 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      13.6 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the
Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      13.7 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits
hereto constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, between BJ HLS, HZ HLS, any HollySys
Subsidiary, any HollySys Stockholder and CNCAC with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

      13.8 BENEFIT. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Parties.

      13.9 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

      13.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

      13.11 APPROVAL OF CONTEMPORANEOUS TRANSACTIONS. By execution of this
Agreement, the HollySys Stockholders also approve the Chardan Merger and the adoption of the proposed equity compensation plan contemplated by Section 8.9.

                            (SIGNATURES ON NEXT PAGE)

                                      A-51

      IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

CHARDAN NORTH CHINA ACQUISITION
CORPORATION                                    LOU AN

By:______________________________              By:______________________________
Name:                                          Name:
Title:

SHANGHAI JINQIAOTONG INDUSTRIAL
DEVELOPMENT CO.                                TEAM SPIRIT INDUSTRIAL LIMITED

By:______________________________              By:______________________________
Name:                                          Name:
Title:

WANG CHANGLI                                   OSCAF INTERNATIONAL CO.

By:______________________________              By:______________________________
Name:                                          Name:

CHENG WUSI

By:______________________________
Name:

                                      A-52

                                                                         Annex B

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                      THE BVI BUSINESS COMPANIES ACT, 2004

                                   (the "Act")

                            MEMORANDUM OF ASSOCIATION

                                       OF

                         HLS SYSTEMS INTERNATIONAL, LTD.

                                     B-1

1     NAME

      The name of the Company is HLS Systems International, Ltd.

2     COMPANY LIMITED BY SHARES

      The Company is a company  limited by shares.  The liability of each member is limited to the amount from time to time unpaid on such member's shares.

3     REGISTERED OFFICE

      The first registered  office of the Company will be situated at the office of the registered agent which is at P.O. Box 173, Kingston Chambers,  Road
      Town, Tortola, British Virgin Islands or such other place as the directors or  members  may  from  time to  time  decide,  being  the  office  of the registered agent.

4     REGISTERED AGENT

      The first  registered  agent of the  Company  will be Maples  Finance  BVI
      Limited of P.O. Box 173, Kingston Chambers,  Road Town,  Tortola,  British
      Virgin Islands or such other  registered agent as the directors or members may decide from time to time.

                                      B-2

5     GENERAL OBJECTS AND POWERS

      Subject  to  Regulation  6 below the  objects  for which  the  Company  is established  are  unrestricted  and the Company  shall have full power and authority  to carry out any  object  not  prohibited  by the BVI  Business
      Companies  Act,  2004 or as the same may be revised from time to time,  or any other law of the British Virgin Islands.

6     LIMITATIONS ON THE COMPANY'S BUSINESS

      For the purposes of section 9(4) of the Act the Company has no power to:

      (a)   carry on banking or trust business,  unless it is licensed under the
            Banks and Trust Companies Act, 1990;

      (b)   carry on  business  as an  insurance  or as a  reinsurance  company, insurance agent or insurance broker,  unless it is licensed under an enactment authorising it to carry on that business;

      (c)   carry on the  business of company  management  unless it is licensed under the Companies Management Act, 1990;

      (d)   carry on the  business of  providing  the  registered  office or the registered  agent for companies  incorporated  in the British Virgin
            Islands; or

      (e)   carry on the  business  as a mutual  fund,  mutual  fund  manager or mutual fund  administrator  unless it is  licensed  under the Mutual
            Funds Act, 1996.

7     AUTHORISED SHARES

      (a)   The  Company is  authorised  to issue one  hundred  and one  million shares of two classes as follows:-

            (i)   one hundred million shares in one series of US$0.001 par value each ("Ordinary Shares"); and

            (ii)  one million  preference  shares in one series of US$0.001  par value each ("Preferred Shares").

      (b)   The shares in the  Company  shall be issued in the  currency  of the
            United States of America.

      (c)   Each Ordinary Share in the Company confers on the holder:

            (i)   the  right  to one vote at a  meeting  of the  members  of the
                  Company or on any resolution of the members of the Company;

            (ii)  the  right  to an  equal  share  in any  dividend  paid by the
                  Company in accordance with the Act; and

                                      B-3

            (iii) the right to an equal share in the distribution of the surplus assets of the Company.

      (d)   Preferred Shares

            (i)   The rights, privileges,  restrictions and conditions attaching to the Preferred  Shares shall be those  provided  pursuant to the Act as modified or negated by the directors of the Company on the issuance of the Preferred Shares.

            (ii)  The Board of Directors of the Company is  authorised,  subject to  limitations  prescribed by law and the  provisions of this
                  Clause 7, to amend the Company's  Memorandum of Association to provide  for  the  creation  from  time to time of one or more series  of  Preferred  Shares  or  classes  of  shares  having preferred rights,  and pursuant to such amendment to establish the number of shares and  series to be  included  in each such
                  class,   and  to  fix  the   designation,   relative   rights,
                  preferences,  qualifications  and limitations of the shares of each such class.  The authority of the Board of Directors with respect to each class  shall  include,  but not be limited to, determination of the following:

            (a)   the number of shares and  series  constituting  that class and the distinctive designation of that class;

            (b)   the  distribution  rate on the shares of that  class,  whether distributions shall be cumulative, and, if so, from which date or dates,  and whether they shall be payable in preference to, or in another  relation to, the  distributions  payable on any other class or classes of shares;

            (c)   whether  that class shall have voting  rights,  in addition to the voting  rights  provided by law,  and, if so, the terms of such voting rights;

            (d)   whether   that  class  shall  have   conversion   or  exchange
                  priviledges,  and,  if so,  the terms and  conditions  of such conversion or exchange,  including provision for adjustment of the conversion or exchange rate in such events as the Board of
                  Directors shall determine;

            (e)   whether or not the shares of that class  shall be  redeemable, and,  if so,  the terms  and  conditions  of such  redemption, including  the manner of selecting  shares for  redemption  if less than all  shares  are to be  redeemed,  the date or dates upon or after which they shall be  redeemable,  and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                                      B-4

            (f)   whether  that  class  shall be  entitled  to the  benefit of a sinking  fund to be applied to the purchase or  redemption  of shares of that  class,  and,  if so, the terms and  amounts of such sinking fund;

            (g)   the  right  of the  shares  of that  class to the  benefit  of conditions and restrictions  upon the creation of indebtedness of the  Company  or any  subsidiary,  upon  the  issue  of any additional shares  (including  additional shares of such class of any other  class) and upon the payment of  dividends or the making of other distribution on, and the purchase,  redemption or other  acquisition  by the Company or any subsidiary of any outstanding shares of the Company;

            (h)   the  right of the  shares  of that  class in the  event of any voluntary or involuntary  liquidation,  dissolution or winding up  of  the  Company  and  whether  such  rights  shall  be in preference  to, or in  another  relation  to,  the  comparable rights of any other class or classes of shares; and

            (i)   any other relative,  participating,  optional or other special rights,  qualifications,  limitations or  restrictions of that class.

8     REGISTERED SHARES ONLY

      Shares in the  Company  may only be issued as  registered  shares  and the
      Company is not  authorised to issue bearer shares.  Registered  shares may not be exchanged for bearer shares or converted to bearer shares.

9     AMENDMENTS

      Subject to the  provisions  of the Act, the Company shall by resolution of the  directors  or  members  have the power to amend or modify  any of the conditions contained in this Memorandum of Association.

                                      B-5

We, Maples Finance BVI Limited of P.O. Box 173,  Kingston  Chambers,  Road Town,
Tortola,  British  Virgin  Islands in our capacity as  registered  agent for the
Company hereby apply to the Registrar for the  incorporation of the Company this
6th day of February 2006.

Incorporator

--------------------------------
Clinton Hempel
Authorised Signatory
Maples Finance BVI Limited

                                      B-6

                                                                         Annex C

                     TERRITORY OF THE BRITISH VIRGIN ISLANDS

                      THE BVI BUSINESS COMPANIES ACT, 2004

                             ARTICLES OF ASSOCIATION

                                       OF

                         HLS SYSTEMS INTERNATIONAL, LTD.

      INTERPRETATION

1     References in these Articles of Association  ("Articles") to the Act shall mean the BVI Business  Companies Act,  2004. The following  Articles shall constitute  the  Articles of the  Company.  In these  Articles,  words and expressions  defined in the Act shall have the same  meaning  and,  unless otherwise  required by the context,  the singular shall include the plural and vice versa,  the  masculine  shall include the feminine and the neuter and  references  to  persons  shall  include  corporations  and all  legal entities capable of having a legal existence.

      SHARES

2     Every  person  whose name is  entered  as a member in the share  register, being the holder of registered shares,  shall without payment, be entitled to a  certificate  signed by a director  or under the  common  seal of the
      Company  with or without the  signature  of any director or officer of the
      Company  specifying  the share or shares  held and the par value  thereof, provided  that in respect of shares held jointly by several  persons,  the
      Company shall not be bound to issue more than one certificate and delivery of a  certificate  for a share to one of several  joint  holders  shall be sufficient delivery to all.

3     If a  certificate  is worn out or lost it may be renewed on  production of the worn out  certificate,  or on satisfactory  proof of its loss together with such  indemnity as the directors may reasonably  require.  Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation  made by any person by virtue of the possession of such a certificate.

                                      C-1

      SHARES AND VARIATION OF RIGHTS

4     Subject to the  provisions  of the  Memorandum  of  Association  and these
      Articles,  the unissued shares of the Company (whether forming part of the original or any increased  authorised  shares) shall be at the disposal of the  directors  who may offer,  allot,  grant  options  over or  otherwise dispose of them to such persons at such times and for such  consideration, being not less than the par value of the  shares  being  disposed  of, and upon such terms and conditions as the directors may determine,  and in the absence  of fraud the  decision  of the  directors  as to the value of the consideration  received  by  the  Company  in  respect  of  the  issue  is conclusive unless a question of law is involved.

5     Without  prejudice  to any  special  rights  previously  conferred  on the holders  of any  existing  shares  or class of  shares,  any  share in the
      Company  may be issued  with such  preferred,  deferred  or other  special rights or such  restrictions,  whether  in regard to  dividend,  voting or otherwise as the directors may from time to time determine.

6     Subject to the provisions of the Act in this regard,  shares may be issued on the terms that they are redeemable,  or at the option of the Company be liable to be redeemed  on such terms and in such  manner as the  directors before or at the time of the issue of such shares may determine.

7     Shares in the Company may be issued for money, services rendered, personal property,  an estate in real property,  a promissory note or other binding obligation  to  contribute  money or  property or any  combination  of the foregoing as shall be determined by a resolution of directors.

8     A share  issued by the Company  upon  conversion  of, or in exchange  for, another share or a debt obligation or other security in the Company, shall be treated  for all  purposes as having been issued for money equal to the consideration  received or deemed to have been  received by the Company in respect of the other share, debt obligation or security.

9     The Company may issue  fractions of a share and a  fractional  share shall
      have  the  same   corresponding   fractional   liabilities,   limitations,
      preferences,  privileges,  qualifications,  restrictions, rights and other attributes of a whole share of the same class or series of shares.

10    The directors may redeem any share issued by the Company at a premium.

                                      C-2

11    If at any time the Company is  authorised to issue shares of more than one class the rights attached to any class (unless  otherwise  provided by the terms  of issue of the  shares  of that  class)  may,  whether  or not the
      Company is being  wound up, be varied  with the  consent in writing of the holders of a majority  of the issued  shares of that class and the holders of a majority of the issued  shares of any other class of shares which may be affected by such variation.

12    The rights  conferred  upon the holders of the shares of any class  issued with  preferred  or other  rights shall not,  unless  otherwise  expressly provided by the terms of issue of the shares of that  class,  be deemed to be varied by the  creation or issue of further  shares  ranking pari passu therewith.

13    Except as  required  by the Act,  no  person  shall be  recognised  by the
      Company as holding any share upon any trust,  and the Company shall not be bound by or be compelled in any way to recognise  (even when having notice thereof)  any  equitable,  contingent,  future or partial  interest in any share or any  interest  in any  fractional  part of a share or  (except as provided by these  Articles or by the Act) any other  rights in respect of any  share  except  any  absolute  right to the  entirety  thereof  by the registered holder.

      TRANSFER OF SHARES

14    Subject to any limitations in the Memorandum of Association, shares in the
      Company shall be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee.  The instrument  of  transfer  shall  also  be  signed  by  the  transferee  if registration  as a holder of the shares imposes a liability to the Company on the transferee.  The instrument of transfer of a registered share shall be sent to the Company for registration.

15    Subject to the  Memorandum of  Association,  these Articles and to Section
      54(5) of the Act,  the  Company  shall,  on  receipt of an  instrument  of transfer, enter the name of the transferee of the share in the register of members unless the directors  resolve to refuse or delay the  registration of the transfer for reasons that shall be specified in the resolution.

      TRANSMISSION OF SHARES

16    Subject to Sections 52(2) and 53 of the Act, the executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his  share,  save that and only in the event of death, incompetence  or  bankruptcy  of any member or members of the Company as a consequence  of which the Company no longer has any  directors or members, then upon the production of any documentation which is reasonable evidence of the applicant being entitled to:

                                      C-3

      (a)   a grant of probate of the  deceased's  will,  or grant of letters of administration  of the deceased's  estate,  or  confirmation  of the appointment as executor or administrator  (as the case may be), of a deceased member's estate; or

      (b)   the appointment of a guardian of an incompetent member; or

      (c)   the appointment as trustee of a bankrupt member; or

      (d)   upon production of any other reasonable  evidence of the applicant's beneficial ownership of, or entitlement to the shares,

      to the Company's  registered  agent in the British Virgin Islands together with (if so requested  by the  registered  agent) a notarised  copy of the share  certificate(s) of the deceased,  incompetent or bankrupt member, an indemnity in favour of the registered  agent and appropriate  legal advice
      in  respect  of  any  document  issued  by  a  foreign  court,   then  the
      administrator,  executor,  guardian or trustee in bankruptcy  (as the case may be) notwithstanding  that their name has not been entered in the share register  of the  Company,  may by written  resolution  of the  applicant, endorsed with written  approval by the  registered  agent,  be appointed a director of the Company or entered in the share  register as the legal and or beneficial owner of the shares.

17    The production to the Company of any document which is reasonable evidence of:

      (a)   a  grant  of   probate   of  the  will,   or  grant  of  letters  of
            administration  of the estate, or confirmation of the appointment as executor, of a deceased member; or

      (b)   the appointment of a guardian of an incompetent member; or

      (c)   the trustee of a bankrupt member; or

      (d)   the applicant's legal and or beneficial ownership of the shares,

      shall be accepted by the Company even if the deceased,  incompetent member or bankrupt member is domiciled  outside the British Virgin Islands if the document is issued by a foreign court which had competent  jurisdiction in the  matter.  For the  purposes of  establishing  whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate  legal advice.  The directors may also require an indemnity to
      be  given  by  the  executor,   administrator,   guardian  or  trustee  in
      bankruptcy.

                                      C-4

18    Any person  becoming  entitled by operation of law or otherwise to a share or shares in consequence of the death,  incompetence  or bankruptcy of any member may be registered as a member upon such evidence  being produced as may  reasonably be required by the  directors.  An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased,  incompetent or bankrupt  member and the directors shall treat it as such.

19    Any person who has become  entitled to a share or shares in consequence of the death,  incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered  as the  transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

20    What  amounts  to  incompetence  on the part of a person is a matter to be determined by the court having regard to all the relevant evidence and the circumstances of the case.

      ACQUISITION OF OWN SHARES

21    Subject to the provisions of the Act in this regard, the directors may, on behalf of the Company  purchase,  redeem or  otherwise  acquire any of the
      Company's  own shares for such  consideration  as they  consider  fit, and either  cancel or hold such shares as treasury  shares.  The directors may dispose of any shares held as treasury shares on such terms and conditions as they  may from  time to time  determine.  Shares  may be  purchased  or otherwise acquired in exchange for newly issued shares in the Company.

22    No  purchase,  redemption  or other  acquisition  of shares  shall be made unless  the  directors  determine  that  immediately  after the  purchase, redemption or other  acquisition the Company will be able to pay its debts as they fall due and the value of the assets of the  Company  exceeds  its liabilities.

23    Shares that the Company purchases,  redeems or otherwise acquires pursuant to the preceding  Regulation  may be cancelled or held as treasury  shares except to the extent  that such  shares are in excess of 80 percent of the issued  shares of the  Company in which case they shall be  cancelled  but they shall be available for reissue.

24    Subject to the provisions to the contrary in;

                                      C-5

      (a)   the Memorandum of Association or these Articles;

      (b)   the  designations,   powers,  preferences,  rights,  qualifications,
            limitations and restrictions with which the shares were issued; or

      (c)   the subscription agreement for the issue of the shares;

      the Company may not purchase,  redeem or otherwise  acquire its own shares without the consent of members whose shares are to be purchased,  redeemed or otherwise acquired.

      MEETINGS OF MEMBERS

25    Any  action  required  or  permitted  to be taken by the  members  must be effected at a duly called meeting (as described in Regulations  28, 29 and
      30) of the members entitled to vote on such action and may not be effected by written resolution.

26    The directors  may convene  meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable,  and they shall convene such a meeting upon the written request of members  entitled to exercise at least fifty (50) percent of the voting rights in respect of the matter for which the meeting is requested.

27    An annual  meeting of members for election of directors and for such other business as may come  before the  meeting  shall be held each year at such date and time as may be determined by the directors.

28    Seven (7) days notice at the least  specifying the place,  the day and the hour of the  meeting and general  nature of the  business to be  conducted shall be given in the manner  hereinafter  mentioned to such persons whose names on the date the  notice  is given  appear  as  members  in the share register of the Company and are entitled to vote at the meeting.

29    The  directors may fix the record date for  determining  those shares that are entitled to vote at the meeting.

30    Notwithstanding  Article 28, a meeting of members held in contravention of the  requirement to give notice is valid if members  holding a ninety (90)
      percent majority of:

      (a)   the total voting  rights on all the matters to be  considered at the meeting; or

                                      C-6

      (b)   the  votes of each  class or  series of  shares  where  members  are entitled  to vote  thereon  as a class or  series  together  with an absolute majority of the remaining votes,

      have waived notice of the meeting and, for this purpose, the presence of a member in person or by proxy at the meeting  shall be deemed to constitute waiver on his part.

31    The inadvertent  failure of the directors to give notice of a meeting to a member or the fact that a member has not  received  the notice,  shall not invalidate the meeting.

32    A member  shall be deemed to be  present  at a meeting  of  members  if he participates  by  telephone  or other  electronic  means  and all  members participating in the meeting are able to hear each other.

33    The following shall apply in respect of joint ownership of shares:

      (a)   if two or more  persons  hold  shares  jointly  each of them  may be present in person or by proxy at a meeting of members  and may speak as a member;

      (b)   if only one of the joint  owners is present in person or by proxy he may vote on behalf of all joint owners; and

      (c)   if two or more of the joint owners are present in person or by proxy they must vote as one.

      PROCEEDINGS AT MEETINGS OF MEMBERS

34    No business  shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business.  Save as set out in  Regulation  35 a quorum  shall  consist  of the  holder or holders present in person or by proxy  entitled  to  exercise  at least fifty (50)
      percent  of the  voting  rights of the  shares of each  class or series of shares  entitled  to  vote as a  class  or  series  thereon  and the  same proportion of the votes of the remaining shares entitled to vote thereon.

35    If, within two hours from the time appointed for the meeting,  a quorum is not present,  the meeting,  if convened upon the  requisition  of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors  may  determine,  and if at the adjourned  meeting there are present  within one hour from the time appointed for the meeting in person or by proxy not less  than one  third of the  votes of the  shares or each class or  series  of  shares  entitled  to vote on the  resolutions  to be considered  by the meeting,  those  present  shall  constitue a quorum but other wise the meeting shall be dissolved.

                                      C-7

36    At every meeting the members  present shall choose someone of their number to be the chairman (the "Chairman"). If the members are unable to choose a
      Chairman for any reason,  then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman  failing which the oldest  individual  member present at the meeting or failing any member personally  attending the meeting, the proxy present at the meeting representing the oldest member of the Company, shall take the chair.

37    At any meeting of members,  only such business shall be conducted as shall have been brought before such meeting:

      (a)   by or at the direction of the Chairman of the Board of Directors (as defined in Regulation 84); or

      (b)   by any member who is a holder of record at the time of the giving of the notice  provided for in Regulation 28 who is entitled to vote at the  meeting  and  who  complies  with  the  procedures  set  out in
            Regulation 43.

38    The Chairman  may,  with the consent of the  meeting,  adjourn any meeting from time to time,  and from  place to  place,  but no  business  shall be
      transacted  at  any  adjourned   meeting  other  than  the  business  left
      unfinished at the meeting from which the adjournment took place.

39    At any  meeting  a  resolution  put to the  vote of the  meeting  shall be decided on a show of hands by a simple  majority  unless a poll is (before or on the declaration of the result of the show of hands) demanded:

      (a)   by the Chairman; or

      (b)   by any  member  present in person or by proxy and  holding  not less than one tenth of the total voting  shares issued by the Company and having the right to vote at the meeting.

40    Unless  a poll  be so  demanded,  a  declaration  by the  Chairman  that a resolution  has,  on a show of hands  been  carried,  and an entry to that effect  in the book  containing  the  minutes  of the  proceedings  of the
      Company,  shall be sufficient  evidence of the fact,  without proof of the number or  proportion  of the votes  recorded in favour of or against such resolution.

                                      C-8

41    If a poll is duly  demanded  it  shall  be  taken  in such  manner  as the
      Chairman  directs,  and the  result of the poll  shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

42    In the case of an equality of votes,  whether on a show of hands,  or on a poll,  the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

43    For business to be properly  brought to the annual meeting of members by a member,  the member must have given timely written notice thereof,  either by personal delivery or by prepaid registered post to the secretary of the
      Company  (the  "Secretary")  at the  principal  executive  offices  of the
      Company. To be timely, a member's notice must be received at the principal executive offices of the Company, not less than 120 days in advance of the first  anniversary  of the  date  that  the  Company's  (or the  Company's predecessor's)  proxy statement was sent to members in connection with the previous  year's  annual  meeting  of  members,  except  that if no annual meeting was held in the previous year or the date of the annual meeting is more than 30  calendar  days  earlier  than the date of the  prior  year's annual meeting, notice by a member to be timely must be received not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly announced  (including by disclosure in a press release or in a document filed with the Securities and Exchange
      Commission).  For the purposes of this Article 43, any  adjournment(s)  or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from original date shall be deemed, for purposes of notice, to be a  continuation  of the  original  meeting  and no  business  may be brought  before any  reconvened  meeting unless such timely notice of such business was given to the Secretary for the meeting as original scheduled.
      A member's  notice to the  Secretary  shall set out as to each matter that the member wishes to be brought before the meeting of members:

      (i)   a brief description of the business desired to be brought before the meeting;

      (ii)  the  name  and  address  of  record  of the  member  proposing  such business;

      (iii) the class and number of shares of the Company which are beneficially owned by such member;

      (iv)  any material interest of such member in such business; and

      (v)   if the member intends to solicit proxies in support of such member's proposal, a representation to that effect.

                                      C-9

44    Notwithstanding  the  aforegoing,   nothing  in  Regulation  43  shall  be
      interpreted or construed to require the inclusion of information about any such proposal in any proxy statement  distributed by, at the direction of, or on behalf  of,  the  directors.  The  chairman  of a meeting of members shall, if the facts so warrant,  determine and declare to the meeting that business was not properly  brought  before the meeting in accordance  with the  provisions of this  Regulation 44 and, if he should so determine,  he shall so declare to the meeting and any such business not properly brought
      before  the  meeting  shall  not  be  transacted.   However,   the  notice
      requirements  set out in  Regulation  43 shall be  deemed  satisfied  by a member if the member has notified the Company of his  intention to present a proposal at a meeting of members  and such  member's  proposal  has been included  in a proxy  statement  that  has  been  distributed  by,  at the direction of, or on behalf of, the  directors to solicit  proxies for such meeting; provided that, if such member does not appear or send a qualified representative,  as determined by the chairman of the meeting,  to present such proposal at such meeting,  the Company need not present such proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Company.

      VOTES OF MEMBERS

45    At any  meeting of  members  whether on a show of hands or on a poll every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder.

46    Subject to the Memorandum of Association or these Articles, an action that may be taken by members of the Company at a meeting of members may also be taken by a  resolution  of  members  consented  to in writing or by telex, telegram,  cable or other written  electronic  communication,  without the need for any notice.

47    If a committee is appointed  for any member who is of unsound  mind,  that member may vote by such committee.

48    .

49    Any person other than an  individual  which is a member of the Company may by resolution  of its directors or other  governing  body  authorise  such person as it thinks fit to act as its representative at any meeting of the
      Company  or of any class of  members  of the  Company,  and the  person so authorised  shall be entitled to exercise the same powers on behalf of the person which he  represents  as that person  could  exercise if it were an individual member of the Company.

                                      C-10

50    Votes may be given either personally or by proxy.

51    The instrument appointing a proxy shall be produced at the place appointed for the  meeting  before  the time for  holding  the  meeting at which the person named in such instrument proposes to vote.

52    Subject to Article 53 below, an instrument  appointing a proxy shall be in such  form  as the  Chairman  of the  meeting  shall  accept  as  properly evidencing the wishes of the member appointing the proxy.

53    The  instrument  appointing a proxy shall be in writing  under the hand of the  appointer or in electronic  form signed by the  appointer  unless the appointer is a corporation or other form of legal entity other than one or more  individuals  holding  as joint  owner in which  case the  instrument appointing  a proxy  shall be in writing  under the hand of an  individual duly  authorised by such  corporation or legal entity to execute the same.
      The Chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially  certified copy of such authority which shall be produced within seven days of being so requested failing which the vote or votes cast by such proxy shall be disregarded.

54    Directors  of the Company may attend and speak with members of the Company and at any  separate  meeting  of the  holders  of any  class or series of shares in the Company.

55    No  business  of the Company  shall be  conducted  at a meeting of members except in accordance with the provisions of these Regulations 34 to 55.

      CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

56    Any  corporation or other form of corporate legal entity which is a member of the Company may by resolution of its directors or other  governing body authorise such person as it thinks fit to act as its representative at any meeting of the  members or any class of  members of the  Company,  and the person so  authorised  shall be entitled  to  exercise  the same powers on behalf of the corporation  which he represents as that  corporation  could exercise if it were an individual member of the Company.

            (A)   DIRECTORS

57    Subject to any subsequent amendment to change the number of directors, the number of the  directors  shall be not less than one or more than fifteen.
      Subject  to  the  requirements  of  the  Memorandum  of  Association,  the directors may by a resolution of  directors,  amend this  Regulation 57 to change the number of directors.

                                      C-11

58    Subject to Regulation 57 to change the number of directors, the continuing directors may act,  notwithstanding  any casual  vacancy in their body, so long as there  remain in office  not less than the  prescribed  minimum of directors  duly  qualified  to act,  but if the  number  falls  below  the prescribed  minimum,  the remaining directors shall not act except for the purpose of filling such vacancy.

59    The first director or directors shall be appointed by the registered agent of the  Company.  Thereafter,  the  directors  shall be  appointed  by the members or the  directors  for such terms as the members or directors  may determine  and may be  removed  by a  resolution  of the  majority  of the members of the Company, being for the purposes of this Regulation 59 only, an  affirmative  vote  of the  holders  of 66 2/3  percent  or more of the outstanding  votes  of  the  shares  entitled  to  vote  thereon  or  by a resolution of directors .

60    Notwithstanding  the  provisions  of Section 114 of the Act, each director holds office until his successor  takes office or until his earlier death, resignation or removal by the members as per Regulation 59 or a resolution passed by the majority of the remaining directors.

61    A vacancy  in the board of  directors  may be  filled by a  resolution  of members or a resolution passed by the majority of the remaining directors.

62    A director shall not require a share qualification, but nevertheless shall be  entitled  to attend and speak at any meeting of the members and at any separate  meeting of the holders of any class of shares in the Company.  A director must be an individual.

63    A director,  by writing under his hand deposited at the registered  office of the Company,  may from time to time appoint another director or another person to be his alternate.  Every such alternate  shall be entitled to be given  notice of  meetings  of the  directors  and to attend and vote as a director at any such meeting at which the director  appointing  him is not personally  present and generally at such meeting to have and exercise all the powers, rights, duties and authorities of the director appointing him.
      Every such  alternate  shall be deemed to be an officer of the Company and shall not be  deemed to be an agent of the  director  appointing  him.  If undue  delay or  difficulty  would be  occasioned  by  giving  notice to a director of a  resolution  of which his  approval is sought in  accordance with  Article  92 his  alternate  (if any)  shall be  entitled  to signify approval of the same on behalf of that director.  The  remuneration  of an alternate shall be payable out of the remuneration payable to the director appointing  him, and shall  consist of such portion of the last  mentioned remuneration  as shall be agreed  between such  alternate and the director appointing  him. A director  by writing  under his hand  deposited  at the registered office of the Company may at any time revoke the appointment of an alternate  appointed  by him. If a director  shall die or cease to hold the office of director,  the  appointment of his alternate shall thereupon cease and terminate.

                                      C-12

64    The  directors  may, by  resolution,  fix the  emolument  of  directors in respect of services  rendered  or to be  rendered  in any  capacity to the
      Company.  The directors may also be paid such travelling,  hotel and other expenses  properly  incurred  by  them in  attending  and  returning  from meetings of the  directors,  or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

65    Any director who, by request,  goes or resides  abroad for any purposes of the Company, or who performs services which in the opinion of the Board go beyond  the  ordinary  duties  of a  director,  may  be  paid  such  extra remuneration  (whether  by way of  salary,  commission,  participation  in profits or otherwise) as shall be approved by resolution of the directors.

66    The Company may pay to a director who at the request of the Company  holds any office  (including  a  directorship)  in, or renders  services to, any company in which the Company may be interested, such remuneration (whether by way of salary,  commission,  participation  in profits or otherwise) in respect of such office or services as shall be approved by  resolution  of the directors.

67    (a) Nominations of persons for election to the Board of Directors shall be made only at a meeting of members and only:

            (i)   by or at the direction of the directors; or

            (ii)  by a member entitled to vote for the election of directors who complies with the notice procedures set out below.

      (b)   Such  nominations,  other than those made by or at the  direction of the directors, shall be made pursuant to timely notice in writing to the Secretary.  To be timely,  a member's notice must be received at the  principal  executive  offices of the  Company not less than 120 days in  advance  of the  first  anniversary  of the  date  that the
            Company's (or the Company's  predecessor's) proxy statement was sent to members in connection  with the previous year's annual meeting of members,  except that if no annual  meeting was held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date of the prior year's annual meeting,  notice by a member to be timely must be  received  not later than the close of business on the tenth day following the day on which the date of the annual meeting is publicly  announced  (including by disclosure in a press  release  or in a  document  filed  with  the  Securities  and
            Exchange  Commission)..  For the purposes of this Regulation 67, any adjournment  or  postponement  of the original  meeting  whereby the meeting will  reconvene  within 30 days from the original date shall be deemed for the  purposes of this notice to be a  continuation  of the original meeting and no nominations by a member of persons to be elected  directors of the Company may be made at any such reconvened meeting unless pursuant to a notice which was timely for the meeting on the date original scheduled. Each such notice shall set out

                                      C-13

            (i)   the name and  address of the  member  who  intends to make the nomination and of the persons to be nominated.

            (ii)  a  representation  that the  member  is a holder  of record of shares in the  Company  entitled  to vote at such  meeting and that he intends to appear in person or by proxy at the meeting to nominate the persons specified in the notice;

            (iii) a description of all  arrangements or  understandings  between the member and each nominee and any other person  (naming such person)  pursuant to which the  nominations  are to be made by the member.

            (iv)  such other information regarding each nominee proposed by such member as would have been  required  to be included in a proxy statement  filed  pursuant  to the proxy  rules of the  United
                  States  Securities and Exchange  Commission,  had each nominee been nominated, or intended to be nominated, by the directors;

            (v)   the  consent of each  nominee  to serve as a  director  of the
                  Company if so elected; and

            (vi)  if the member  intends  to solicit  proxies in support of such member's nominees, a representation to that effect.

68    The office of director shall be vacated if the director:

      (a)   is removed from office by resolution of members; or

      (b)   is  removed  from  office  by  resolution  of the  directors  of the
            Company;

      (c)   becomes  disqualified  to act as a director under Section 111 of the
            Act;

                                      C-14

      (d)   absent from  meetings of the directors  for six  consecutive  months without leave of the board of directors, provided that the directors shall have power to grant any  director  leave of absence for any or an indefinite period;

      (e)   if he dies; or

      (f)   if he becomes of unsound mind.

69    (a) A director  may hold any other  office or position of profit under the
      Company  (except  that of  auditor)  in  conjunction  with his  office  of director,  and may act in a  professional  capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.

      (b)   A director  may be or become a director or officer of, or  otherwise be  interested in any company  promoted by the Company,  or in which the Company may be interested,  as a member or otherwise and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his  interest in such other  company.  The  directors  may also exercise the voting powers conferred  by the shares in any other  company  held or owned by the
            Company in such manner in all respects as they think fit,  including the exercise  thereof in favour of any resolutions  appointing them, or of their number,  directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.  A director may vote in favour of
            the  exercise  of  such  voting  rights  in  the  manner   aforesaid
            notwithstanding that he may be, or be about to become, a director or officer of such other  company,  and as such in any other manner is, or may be,  interested  in the exercise of such voting rights in the manner aforesaid.

      (c)   No director  shall be  disqualified  by his office from  contracting with the Company  either as a vendor,  purchaser or  otherwise,  nor shall any such contract or arrangement  entered into by or on behalf of the Company in which any director  shall be in any way interested be  voided,  nor  shall  any  director  so  contracting  or being so interested  be liable  to  account  to the  Company  for any  profit realised  by any such  contract  or  arrangement,  by reason of such
            director   holding  that  office  or  by  reason  of  the  fiduciary
            relationship   thereby   established,   provided  the  procedure  in
            Regulation 69 (d) below is followed.

      (d)   A director of the Company shall, immediately after becoming aware of the fact that he is interested  in a transaction  entered into or to be entered into by the Company,  disclose such interest to the board of directors.

                                      C-15

      (e)   A director of the Company is not required to comply with  Regulation
            69 (d) above if:

            (i)   the  transaction  or  proposed   transaction  is  between  the
                  director and the Company; and

            (ii)  the transaction or proposed transaction is or is to be entered into in the ordinary  course of the Company's  business and on usual terms and conditions.

      (f)   For the  purposes of  Regulation  69(d) above,  a disclosure  to the board to the effect that a director is a member,  director,  officer or  trustee of another  named  company or other  person and is to be regarded as interested in any transaction  which may, after the date of the entry or  disclosure,  be entered  into with that  company or person,  is a sufficient  disclosure of interest in relation to that transaction.

      (g)   Subject to Section  125(1) of the Act,  the failure by a director to comply  with  Regulation  69(d) does not affect  the  validity  of a transaction entered into by the director or the Company.

      OFFICERS

70    The  directors of the Company may, by  resolution  of  directors,  appoint officers of the Company at such times as shall be considered  necessary or expedient,  and such officers may consist of a President, one or more Vice
      Presidents, a Secretary, and a Treasurer and/or such other officers as may from time to time be deemed  desirable.  The officers  shall  perform such duties as shall be prescribed at the time of their appointment  subject to any  modifications  in such duties as may be  prescribed  by the directors thereafter,  but in the absence of any  specific  allocation  of duties it shall be the  responsibility  of the  President  to manage  the day to day affairs of the Company,  the Vice  Presidents to act in order of seniority in the absence of the  President,  but otherwise to perform such duties as may be delegated to them by the  President,  the Secretary to maintain the registers,  minute books and records (other than financial records) of the
      Company and to ensure compliance with all procedural  requirements imposed on the Company by applicable  law, and the Treasurer to be responsible for the financial affairs of the Company.

71    Any person may hold more than one office and no officer need be a director or  member of the  Company.  The  officers  shall  remain in office  until removed  from  office by the  directors,  whether  or not a  successor  is appointed.

                                      C-16

72    Any  officer  who is a body  corporate  may  appoint  any  person its duly authorised  representative  for  the  purpose  of  representing  it and of transacting any of the business of the officers.

            (B)   MANAGING DIRECTORS

73    The directors may from time to time and by resolution of directors appoint one or more of their  number to be a managing  director or joint  managing director  and may,  subject to any  contract  between  him or them and the
      Company,  from time to time terminate his or their appointment and appoint another or others in his or their place or places.

74    A director  appointed in terms of the  provisions  of Regulation 75 to the office of managing director of the Company may be paid, in addition to the remuneration  payable in terms of  Regulation  66, such  remuneration  not exceeding a  reasonable  maximum in each year in respect of such office as may be determined by a disinterested quorum of the directors.

75    The directors  may from time to time, by resolution of directors,  entrust and confer upon a managing  director for the time being such of the powers and  authorities  vested in them as they think fit,  save that no managing director  shall have any power or  authority  with  respect to the matters requiring a resolution of directors under the Act.

      POWERS OF DIRECTORS

76    The business of the Company  shall be managed by the directors who may pay all expenses incurred  preliminary to and in connection with the formation and  registration of the Company,  and may exercise all such powers of the
      Company  necessary  for managing and for directing  and  supervising,  the business  and  affairs  of the  Company  as are not by the Act or by these
      Articles required to be exercised by the members subject to any delegation of such powers as may be authorised by these Articles and permitted by the
      Act and to such  requirements  as may be  prescribed  by resolution of the members,  but no  requirement  made by  resolution  of the  members  shall prevail  if  it  be  inconsistent  with  these  Articles  nor  shall  such requirement  invalidate  any prior act of the  directors  which would have been valid if such requirement had not been made.

77    The board of  directors  may  entrust to and confer  upon any  director or officer any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers,  and may from time to time revoke, withdraw,  alter  or  vary  all or  any of  such  powers.  Subject  to the provisions  of Section 110 of the Act, the  directors  may delegate any of their powers to  committees  consisting of such member or members of their body as they think fit. Any  committees so formed shall in the exercise of powers so delegated  conform to any regulations  that may be imposed on it by the directors or the provisions of the Act.

                                      C-17

78    The  directors  may from  time to time by power of  attorney  appoint  any company, firm or person or body of persons to be the attorney or attorneys of the Company for such  purposes  and with such powers,  authorities  and discretions (not exceeding those vested in or exercisable by the directors under these  Articles) and for such period and subject to such  conditions as the directors think fit.

79    Any  director  who is a body  corporate  may  appoint  any person its duly authorised  representative  for the purpose of representing it at meetings of the directors and of transacting any of the business of the directors.

80    All  cheques,  promissory  notes,  drafts,  bills of  exchange  and  other negotiable  instruments  and all  receipts for monies paid to the Company, shall be signed,  drawn,  accepted,  endorsed or otherwise executed as the case may be, in such  manner as the  directors  shall from time to time by resolution determine.

81    The  directors  may exercise all the powers of the Company to borrow money and to  mortgage  or  charge  its  undertakings  and  property,  to  issue debentures,  debenture  stock  and  other  securities  whenever  money  is borrowed or as  security  for any debt,  liability  or  obligation  of the
      Company or of any third party.

82    The  continuing  directors  may act  notwithstanding  any vacancy in their body, save that if the number of directors shall have been fixed at two or more  persons and by reason of vacancies  having  occurred in the board of directors  there  shall  be only  one  continuing  director,  he  shall be authorised  to act  alone  only  for the  purpose  of  appointing  another director.

      PROCEEDINGS OF DIRECTORS

83    The meetings of the board of directors and any committee  thereof shall be held at such place or places as the directors shall decide.

84    The  directors  may  elect a  chairman  (the  "Chairman  of the  Board  of
      Directors")  of their  meeting and determine the period for which he is to hold office. If no such Chairman of the Board of Directors is elected,  or if at any meeting the Chairman of the Board of Directors is not present at the time  appointed  for holding the meeting,  the  directors  present may choose one of their  number to be Chairman of the Board of  Directors  for the meeting. If the directors are unable to choose a Chairman of the Board of  Directors,  for any reason,  then the oldest  director  present at the meeting shall preside as the Chairman of the Board of Directors.

                                      C-18

85    The directors may meet together for the dispatch of business,  adjourn and otherwise  regulate their meetings as they think fit. Questions arising at any  meeting  shall be  decided  by a  majority  of  votes.  In case of an equality  in votes the  Chairman  shall have a second or casting  vote.  A director may at any time summon a meeting of the directors. If the Company shall have only one director,  the  provisions  hereinafter  contained for meetings of the  directors  shall not apply but such sole  director  shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting  shall  record in writing  and sign a note of memorandum of all matters  requiring a resolution of the  directors.  Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

86    A director shall be given not less than three (3) days notice of a meeting of the directors.

87    Notwithstanding   Regulation   88,  a  meeting   of   directors   held  in
      contravention  of Regulation  884 is valid if a majority of the directors, entitled to vote at the  meeting,  have waived the notice of the  meeting;
      and, for this purpose,  the presence of a director at the meeting shall be deemed to constitute waiver on his part.

88    The inadvertent failure to give notice of a meeting to a director,  or the fact that a director has not received the notice shall not  invalidate the meeting.

89    A meeting of the directors is duly  constituted for all purposes if at the commencement  of the meeting  there are present in person or by  alternate not less than  one-half of the total number of directors  unless there are only 2 directors in which case the quorum shall be 2.

90    If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

91    Any one or more members of the board of directors or any committee thereof may  participate  in a meeting of such board of  directors or committee by means  of a  conference  telephone  or  similar  communications  equipment allowing  all persons  participating  in the meeting to hear each other at the same time.  Participating by such means shall  constitute  presence in person at a meeting.

92    A resolution  approved by a majority of the  directors  for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors  and taking the form of one or more  documents in writing or by telefax or other  written or  electronic  communication  shall be as valid and effectual as if it had been passed at a meeting of the directors or of such  committee  duly  convened  and held,  without the need for any notice.

                                      C-19

      COMMITTEES

93    The  directors  may, by  resolution  of  directors,  designate one or more committees, each consisting of one or more directors.

94    Each  committee  of  directors  has such  powers  and  authorities  of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors  establishing  the committee,  except that no committee  has any power or authority to amend the  Memorandum  of
      Association  or  these  Articles,   to  appoint  directors  or  fix  their
      emoluments or to appoint officers or agents of the Company.

95    The meeting and proceedings of each committee of directors consisting of 2 or more directors shall be governed  mutatis mutandis by the provisions of these Articles  regulating the proceedings of directors so far as the same are not superseded by any provisions in the  resolution  establishing  the committee.

            (ii)  INDEMNITY

96    Subject to the  provisions of the Act, the Company may  indemnify  against all expenses,  including legal fees, and against all judgments,  fines and amounts paid in settlement  and  reasonably  incurred in  connection  with legal, administrative or investigative proceedings any person who:

      (a)   is or  was a  party  or is  threatened  to be  made a  party  to any
            threatened,   pending  or  completed  proceedings,   whether  civil,
            criminal,  administrative  or  investigative,  by reason of the fact that the person is or was a director of the Company; or

      (b)   is or was, at the request of the Company,  serving as a director of, or in any other capacity is or was acting for,  another company or a partnership, joint venture, trust or other enterprise.

      (b)   CONFLICT OF INTERESTS

                                      C-20

97    No  agreement  or  transaction  between the Company and one or more of its directors or any person in which any director has a financial  interest or to whom any  director  is related,  including  as a director of that other person,  is void or  voidable  for this reason only or by reason only that the  director is present at the meeting of  directors or at the meeting of the committee of directors  that approves the agreement or  transaction or that the vote or consent of the  director is counted  for that  purpose if the material  facts of the interest of each  director in the  agreement or transaction  and his interest in or relationship to any other party to the agreement or  transaction  are disclosed in good faith or are known by the other directors.

98    A director who has an interest in any particular business to be considered at a meeting of  directors  or  members  may be counted  for  purposes  of determining whether the meeting is duly constituted.

      SEAL

99    The  directors  shall  provide for the safe custody of the common seal (if any) of the Company. The common seal when affixed to any instrument except as provided in  Regulation  2, shall be witnessed by a director or officer of the Company or any other person so authorised  from time to time by the directors.  The  directors  may provide for a facsimile of the common seal and approve the signature of any director or  authorised  person which may be  reproduced by printing or other means on any  instrument  and it shall have the same force and validity as if the common seal has been affixed to such instrument and the same had been signed as hereinbefore described.

      (c)   DISTRIBUTIONS

100   Subject to the  provisions  of the Act, the directors of a Company may, by resolution,  authorise a distribution  by the Company at a time, and of an amount,  and to any  members  they  think  fit if they are  satisfied,  on
      reasonable  grounds,   that  the  Company  will,   immediately  after  the
      distribution, satisfy the solvency test as stipulated in Section 56 of the
      Act.

101   Subject to the rights of the holders of shares  entitled to special rights as  to  distributions,  all  distributions  shall  be  declared  and  paid according to the par value of the shares in issue,  excluding those shares which  are  held  by  the  Company  as  Treasury  Shares  at the  date  of declaration of the distribution.

102   The directors may, before recommending any distribution,  set aside out of the profits of the Company  such sums as they think proper as a reserve or reserves  which  shall,  at their  discretion,  either be  employed in the business  of  the  Company  or be  invested  in  such  investments  as the directors may from time to time think fit.

                                      C-21

103   If several  persons are  registered as joint holders of any share,  any of them may give  effectual  receipt  for any  distribution  or other  monies payable on or in respect of the share.

104   Notice of any  distribution  that may have been declared shall be given to
      each  member  in  manner  hereinafter   mentioned  and  all  distributions
      unclaimed  for three years after having been  declared may be forfeited by the directors for the benefit of the Company.

105   No   distribution   shall  bear  interest   against  the  Company  and  no
      distribution  shall be paid on  treasury  shares or shares held by another company of which the Company holds, directly or indirectly,  shares having more than 50 percent of the vote in electing directors.

106   A share issued as a  distribution  by the Company shall be treated for all purposes as having  been  issued for money  equal to the  surplus  that is transferred to capital upon the issue of the share.

      (d)   COMPANY RECORDS

107   The Company shall keep records that:

      (a)   are sufficient to show and explain the Company's transactions; and

      (b)   will, at any time,  enable the financial  position of the Company to be determined with reasonable accuracy.

108   The Company shall keep:

      (a)   minutes of all meetings of:

            (i)   directors,

            (ii)  members,

            (iii) committees of directors, and

            (iv)  committees of members;

                                      C-22

      (b)   copies of all resolutions consented to by:

            (i)   directors,

            (ii)  members,

            (iii) committees of directors, and

            (iv)  committees of members;

      (c)   an  imprint  of the  common  seal at the  registered  office  of the
            Company.

109   The  Company  shall  keep  the  following  records  at the  office  of its registered  agent or at such other place or places,  within or outside the
      British Virgin Islands, as the directors may determine:

      (a)   minutes of  meetings  and  resolutions  of members and of classes of members maintained in accordance with Regulation 110 ; and

      (b)   minutes of meetings and  resolutions  of directors and committees of directors maintained in accordance with Regulation 110 .

110   The  Company  shall  keep the  following  documents  at the  office of its registered agent:

      (a)   the Memorandum of Association and Articles of the Company;

      (b)   the register of members maintained in accordance with Regulation 115 or a copy of the register of members;

      (c)   the register of directors  maintained in accordance  with Regulation
            115 or a copy of the register of directors;

      (d)   copies of all  notices and other  documents  filed by the Company in the previous ten years; and

                                      C-23

      (e)   a copy of the  register of charges  kept by the Company  pursuant to
            Section 162(1) of the Act.

111   (a) Where the  Company  keeps a copy of the  register  of  members  or the register of directors at the office of its registered agent, it shall

            (i)   within  15 days of any  change  in the  register,  notify  the registered agent, in writing, of the change; and

            (ii)  provide  the  registered  agent  with a written  record of the physical  address of the place or places at which the original register of members or the  original  register of directors is kept.

      (b)   Where the place at which the  original  register  of  members or the original register of directors is changed, the Company shall provide the registered  agent with the physical  address of the new location of the records within 14 days of the change of location.

112   The Company  shall keep a register to be known as a register of  directors containing the names and addresses of the persons who are directors of the
      Company,  the date on which  each  person  whose  name is  entered  in the register was  appointed  as a director of the  Company,  the date on which each person  named as a director  ceased to be a director of the  Company, and such other information as may be prescribed.

113   The Company  shall  maintain an accurate and complete  register of members showing the full names and  addresses  of all persons  holding  registered shares in the Company,  the number of each class and series of  registered shares held by such person,  the date on which the name of each member was entered in the  register  of members and where  applicable,  the date such person ceased to hold any registered shares in the Company.

114   The  records,  documents  and  registers  required by Articles  107 to 113 inclusive shall be open to the inspection of the directors at all times.

115   The directors shall from time to time determine whether and to what extent and at what  times and  places  and under  what  conditions  the  records, documents and registers of the Company or any of them shall be open to the inspection  of members  not being  directors,  and no member  (not being a director)  shall have any right of  inspecting  any records,  documents or registers of the Company  except as conferred by the Act or  authorised by resolution of the directors.

                                      C-24

            (i)   AUDIT

116   The members may by  resolution  call for the accounts of the Company to be examined by an auditor.

117   The  directors  may be  resolution  determine  the audit  committee  to be appointed by them at such remuneration as may from time to time be agreed, to be solely  responsible  for selecting the  independent  accountants  to audit the Company's financial records.

118   The Company may by resolution of members call for the directors to prepare periodically a profit and loss account and a balance sheet. The profit and loss  account  and  balance  sheet  shall  be  drawn  up  so  as  to  give respectively  a true and fair view of the profit  and loss of the  Company for the financial  period and a true and fair view of the state of affairs of the Company as at the end of the financial period.

119   The  auditor  may be a member of the  company  but no  director or officer shall be eligible during his continuance in office.

120   Every  auditor of the Company shall have a right of access at all times to the books of  accounts  of the  Company,  and shall be entitled to require from the officers of the Company such  information and  explanations as he thinks necessary for the performance of his duties.

121   The report of the auditor  shall be annexed to the accounts  upon which he reports,  and the auditor  shall be entitled to receive  notice of, and to attend, any meeting at which the Company's audited Profit and Loss Account and Balance Sheet is to be presented.

            (ii)  NOTICES

122   Any  notice,  information  or written  statement  required  to be given to members  shall be served by mail  addressed  to each member at the address shown in the share register.

123   All notices directed to be given to the members shall, with respect to any registered  shares to which  persons  are  jointly  entitled,  be given to whichever of such persons is named first in the share register, and notice so given shall be sufficient notice to all the holders of such shares.

                                      C-25

124   Any notice,  if served by post, shall be deemed to have been served within five days of posting,  and in proving such service it shall be  sufficient to prove that the letter containing the notice was properly  addressed and mailed with the postage prepaid.

            (iii) PENSION AND SUPERANNUATION FUND

125   The directors may establish and maintain or procure the  establishment and
      maintenance   of  any   non-contributory   or   contributory   pension  or
      superannuation funds for the benefit of, and give or procure the giving of donations,  gratuities,  pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company or any  company  which is a  subsidiary  of the  Company  or is  allied to or associated  with the  Company or with any such  subsidiary,  or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company,  or any persons in whose welfare the
      Company or any such  other  company  as  aforesaid  is, or has been at any time, interested, and to the wives, widows, families and dependents of any such  persons,  and make  payments  for or towards the  insurance  of such persons as aforesaid, and may do any of the matters aforesaid either alone or in  conjunction  with any such other company as  aforesaid.  A director holding any such  employment or office shall be entitled to participate in and retain  for his own  benefit  any such  donation,  gratuity,  pension, allowance or emolument.

            (iv)  WINDING UP

126   The Company may be voluntarily  liquidated under Part XII of the Act if it has no liabilities  and it is able to pay its debts as they become due. If the Company shall be wound up, the  liquidator  may, in accordance  with a resolution of members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of  property  of the same kind or not) and may for such  purpose  set such value as he deems fair upon any such  property to be divided as  aforesaid and may determine  how such  division  shall be carried out as between the members or different classes of members. The liquidator may vest the whole or any part of such assets in trustees  upon such trust for the benefit of the  contributors as the liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities  whereon there is any liability.

      AMENDMENT TO ARTICLES

127   The Company may alter or modify the conditions contained in these Articles as  originally  drafted or as amended from time to time by a resolution of the directors or the members.

                                      C-26

      CONTINUATION

128   The  Company  may by  resolution  of  members  or by a  resolution  passed unanimously  by  all  directors  of  the  Company  continue  as a  company incorporated  under the laws of a jurisdiction  outside the British Virgin
      Islands in the manner provided under those laws.

We, Maples Finance BVI Limited of P.O. Box 173,  Kingston  Chambers,  Road Town,
Tortola,  British  Virgin  Islands in our capacity as  registered  agent for the
Company hereby apply to the Registrar for the  incorporation of the Company this
6th day of February 2006.

Incorporator

-------------------------------------
Clinton Hempel
Authorised Signatory
Maples Finance BVI Limited

                                      C-27

                                                                         Annex D

                         CHARDAN NORTH CHINA ACQUISITION
                                   CORPORATION

                                 2006 STOCK PLAN

                                      D-i-

                                   (continued)

    9.3      Establishment of Performance Period, Performance Goals

                                      D-ii

                                   (continued)

    13.3     Effect of Change in Control on Restricted Stock and

                                     D-iii

                   CHARDAN NORTH CHINA ACQUISITION CORPORATION
                                 2006 STOCK PLAN

      1.    ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

            1.1 ESTABLISHMENT. The Chardan North China Acquisition 2006 Stock
Plan (the "PLAN") is hereby adopted ______________, 2006 subject to approval by the stockholders of the Company (the date of such approval, the "Effective
Date").

            1.2   PURPOSE. The purpose of the Plan is to advance the interests of the Participating Company Group and its stockholders by providing an incentive to attract and retain the best qualified personnel to perform services for the Participating Company Group, by motivating such persons to contribute to the growth and profitability of the Participating Company Group, by aligning their interests with interests of the Company's stockholders, and by rewarding such persons for their services by tying a significant portion of their total compensation package to the success of the Company. The Plan seeks to achieve this purpose by providing for Awards in the form of Options, Stock Appreciation
Rights, Restricted Stock Awards, Performance Shares, Performance Units,
Restricted Stock Units, Deferred Compensation Awards and other Stock-Based
Awards as described below.

            1.3   TERM OF PLAN. The Plan shall continue in effect until the
earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, Awards shall not be granted later than ten (10) years from the Effective Date. The Company intends that the Plan comply with Section 409A of the Code (including any amendments to or replacements of such section), and the Plan shall be so construed.

      2.    DEFINITIONS AND CONSTRUCTION.

            2.1   DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

                  (a)   "AFFILIATE" means (i) an entity, other than a Parent
Corporation, that directly, or indirectly through one or more intermediary entities, controls the Company or (ii) an entity, other than a Subsidiary
Corporation, that is controlled by the Company directly, or indirectly through one or more intermediary entities. For this purpose, the term "control"
(including the term "controlled by") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise; or shall have such other meaning assigned such term for the purposes of registration on Form S-8 under the Securities Act.

                                      D-1

                  (b)   "AWARD" means any Option, SAR, Restricted Stock Award,
Performance Share, Performance Unit, Restricted Stock Unit or Deferred
Compensation Award or other Stock-Based Award granted under the Plan.

                  (c)   "AWARD AGREEMENT" means a written agreement between the
Company and a Participant setting forth the terms, conditions and restrictions of the Award granted to the Participant.

                  (d)   "BOARD" means the Board of Directors of the Company.

                  (e)   "CHANGE IN CONTROL" means, unless such term or an
equivalent term is otherwise defined with respect to an Award by the
Participant's Award Agreement or by a written contract of employment or service, the occurrence of any of the following:

                        (i)   any "person" (as such term is used in Sections
13(d) and 14(d) of the Exchange Act), other than (1) a trustee or other fiduciary holding securities of the Company under an employee benefit plan of a
Participating Company or (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (i) the total Fair Market Value of the stock of the Company or (ii) the total combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; or

                        (ii)  an Ownership Change Event or series of related
Ownership Change Events (collectively, a "TRANSACTION") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership
Change Event described in Section 2.1(y)(i), the entity to which the assets of the Company were transferred (the "TRANSFEREE"), as the case may be; or

                        (iii) a liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the
Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

                  (f)   "CODE" means the Internal Revenue Code of 1986, as
amended, and any applicable regulations promulgated thereunder.

                                      D-2

                  (g)   "COMMITTEE" means the Compensation Committee or other
committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. If no committee of the Board has been appointed to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers. The Committee shall have the exclusive authority to administer the Plan and shall have all of the powers granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

                  (h)   "COMPANY" means Chardan North China Acquisition
Corporation, a Delaware corporation, or any Successor.

                  (i)   "CONSULTANT" means a person engaged to provide
consulting or advisory services (other than as an Employee or a member of the
Board) to a Participating Company.

                  (j)   "DEFERRED COMPENSATION AWARD" means an award of Stock
Units granted to a Participant pursuant to Section 11 of the Plan.

                  (k)   "DIRECTOR" means a member of the Board or of the board
of directors of any Participating Company.

                  (l)   "DISABILITY" means the permanent and total disability of
the Participant, within the meaning of Section 22(e)(3) of the Code.

                  (m)   "DIVIDEND EQUIVALENT" means a credit, made at the
discretion of the Committee or as otherwise provided by the Plan, to the account of a Participant in an amount equal to the cash dividends paid on one share of
Stock for each share of Stock represented by an Award held by such Participant.

                  (n)   "EMPLOYEE" means any person treated as an employee
(including an Officer or a member of the Board who is also treated as an employee) in the records of a Participating Company and, with respect to any
Incentive Stock Option granted to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a member of the Board nor payment of a director's fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

                                      D-3

                  (o)   "EXCHANGE ACT" means the Securities Exchange Act of
1934, as amended.

                  (p)   "FAIR MARKET VALUE" means, as of any date, the value of
a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

                        (i)   Except as otherwise determined by the Committee,
if, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock as quoted on such national or regional securities exchange or market system constituting the primary market for the
Stock on the last trading day prior to the day of determination, as reported in
The Wall Street Journal or such other source as the Company deems reliable.

                        (ii)  Notwithstanding the foregoing, the Committee may,
in its discretion, determine the Fair Market Value on the basis of the closing, high, low or average sale price of a share of Stock or the actual sale price of a share of Stock received by a Participant, on such date, the preceding trading day, the next succeeding trading day or an average determined over a period of trading days. The Committee may vary its method of determination of the Fair
Market Value as provided in this Section for different purposes under the Plan.

                        (iii) If, on such date, the Stock is not listed on a
national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in good faith without regard to any restriction other than a restriction which, by its terms, will never lapse.

                  (q)   "INCENTIVE STOCK OPTION" means an Option intended to be
(as set forth in the Award Agreement) and which qualifies as an incentive stock option within the meaning of Section 422(b) of the Code.

                  (r)   "INSIDER" means an Officer, a Director or any other
person whose transactions in Stock are subject to Section 16 of the Exchange
Act.

                  (s)   "NON-CONTROL AFFILIATE" means any entity in which any
Participating Company has an ownership interest and which the Committee shall designate as a Non-Control Affiliate.

                  (t)   "NONEMPLOYEE DIRECTOR" means a Director who is not an
Employee.

                  (u)   "NONSTATUTORY STOCK OPTION" means an Option not intended
to be (as set forth in the Award Agreement) an incentive stock option within the meaning of Section 422(b) of the Code.

                                      D-4

                  (v)   "OFFICER" means any person designated by the Board as an
officer of the Company.

                  (w)   "OPTION" means the right to purchase Stock at a stated
price for a specified period of time granted to a Participant pursuant to
Section 0 of the Plan. An Option may be either an Incentive Stock Option or a
Nonstatutory Stock Option.

                  (x)   "OPTION EXPIRATION DATE" means the date of expiration of
the Option's term as set forth in the Award Agreement.

                  (y)   An "OWNERSHIP CHANGE EVENT" shall be deemed to have
occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%)
of the voting stock of the Company; (ii) a merger or consolidation in which the
Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

                  (z)   "PARENT CORPORATION" means any present or future "parent
corporation" of the Company, as defined in Section 424(e) of the Code.

                  (aa)  "PARTICIPANT" means any eligible person who has been granted one or more Awards.

                  (bb)  "PARTICIPATING COMPANY" means the Company or any Parent
Corporation, Subsidiary Corporation or Affiliate.

                  (cc)  "PARTICIPATING COMPANY GROUP" means, at any point in time, all entities collectively which are then Participating Companies.

                  (dd)  "PERFORMANCE AWARD" means an Award of Performance Shares or Performance Units.

                  (ee)  "PERFORMANCE AWARD FORMULA" means, for any Performance
Award, a formula or table established by the Committee pursuant to Section 9.3 of the Plan which provides the basis for computing the value of a Performance
Award at one or more threshold levels of attainment of the applicable
Performance Goal(s) measured as of the end of the applicable Performance Period.

                  (ff)  "PERFORMANCE GOAL" means a performance goal established by the Committee pursuant to Section 9.3 of the Plan.

                                      D-5

                  (gg)  "PERFORMANCE PERIOD" means a period established by the
Committee pursuant to Section 9.3 of the Plan at the end of which one or more
Performance Goals are to be measured.

                  (hh)  "PERFORMANCE SHARE" means a bookkeeping entry
representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Share, as determined by the Committee, based on performance.

                  (ii)  "PERFORMANCE UNIT" means a bookkeeping entry
representing a right granted to a Participant pursuant to Section 9 of the Plan to receive a payment equal to the value of a Performance Unit, as determined by the Committee, based upon performance.

                  (jj)  "RESTRICTED STOCK AWARD" means an Award of Restricted
Stock.

                  (kk)  "RESTRICTED STOCK UNIT" or "STOCK UNIT" means a
bookkeeping entry representing a right granted to a Participant pursuant to
Section 10 or Section 11 of the Plan, respectively, to receive a share of Stock on a date determined in accordance with the provisions of Section 10 or Section
11, as applicable, and the Participant's Award Agreement.

                  (ll)  "RESTRICTION PERIOD" means the period established in accordance with Section 8.4 of the Plan during which shares subject to a
Restricted Stock Award are subject to Vesting Conditions.

                  (mm)  "RULE 16B-3" means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

                  (nn)  "SAR" or "STOCK APPRECIATION RIGHT" means a bookkeeping entry representing, for each share of Stock subject to such SAR, a right granted to a Participant pursuant to Section 0 of the Plan to receive payment in any combination of shares of Stock or cash of an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise of the SAR over the exercise price.

                  (oo)  "SECTION 162(M)" means Section 162(m) of the Code.

                  (pp)  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (qq)  "SERVICE" means a Participant's employment or service with the Participating Company Group, whether in the capacity of an Employee, a
Director or a Consultant. Unless otherwise provided by the Committee, a
Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant's
Service. Furthermore, a Participant's Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave

                                      D-6

taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st)
day following the commencement of such leave the Participant's Service shall be deemed to have terminated, unless the Participant's right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the
Participant's Award Agreement. A Participant's Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company.
Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant's Service has terminated and the effective date of such termination.

                  (rr)  "STOCK" means the common stock of the Company, as
adjusted from time to time in accordance with Section 0 of the Plan.

                  (ss)  "STOCK-BASED AWARDS" means any award that is valued in whole or in part by reference to, or is otherwise based on, the Stock, including dividends on the Stock, but not limited to those Awards described in Sections 6 through 11 of the Plan.

                  (tt)  "SUBSIDIARY CORPORATION" means any present or future
"subsidiary corporation" of the Company, as defined in Section 424(f) of the
Code.

                  (uu)  "SUCCESSOR" means a corporation into or with which the
Company is merged or consolidated or which acquires all or substantially all of the assets of the Company and which is designated by the Board as a Successor for purposes of the Plan.

                  (vv)  "TEN PERCENT OWNER" means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a
Participating Company (other than an Affiliate) within the meaning of Section
422(b)(6) of the Code.

                  (ww)  "VESTING CONDITIONS" means those conditions established in accordance with Section 8.4 or Section 10.2 of the Plan prior to the satisfaction of which shares subject to a Restricted Stock Award or Restricted
Stock Unit Award, respectively, remain subject to forfeiture or a repurchase option in favor of the Company upon the Participant's termination of Service.

            2.2   CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

                                      D-7

      3.    Administration.

            3.1   ADMINISTRATION BY THE COMMITTEE. The Plan shall be
administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

            3.2   AUTHORITY OF OFFICERS. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, determination or election.

            3.3   ADMINISTRATION WITH RESPECT TO INSIDERS. With respect to
participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange
Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3.

            3.4   COMMITTEE COMPLYING WITH SECTION 162(M). While the Company is
a "publicly held corporation" within the meaning of Section 162(m), the Board may establish a Committee of "outside directors" within the meaning of Section
162(m) to approve the grant of any Award which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

            3.5   POWERS OF THE COMMITTEE. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

                  (a)   to determine the persons to whom, and the time or times
at which, Awards shall be granted and the number of shares of Stock or units to be subject to each Award;

                  (b)   to determine the type of Award granted and to designate
Options as Incentive Stock Options or Nonstatutory Stock Options;

                  (c)   to determine the Fair Market Value of shares of Stock or
other property;

                  (d)   to determine the terms, conditions and restrictions
applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (i) the exercise or purchase price of shares purchased pursuant to any Award, (ii) the method of payment for shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any shares acquired pursuant thereto, (v) the Performance Award Formula and Performance Goals

                                      D-8

applicable to any Award and the extent to which such Performance Goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the
Participant's termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto not inconsistent with the terms of the Plan;

                  (e)   to determine whether an Award will be settled in shares
of Stock, cash, or in any combination thereof;

                  (f)   to approve one or more forms of Award Agreement;

                  (g)   to amend, modify, extend, cancel or renew any Award or
to waive any restrictions or conditions applicable to any Award or any shares acquired pursuant thereto;

                  (h)   to accelerate, continue, extend or defer the
exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant's termination of
Service;

                  (i)   without the consent of the affected Participant and
notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time a Stock Appreciation Right providing for settlement solely in shares of Stock in place of any outstanding Option, provided that such Stock Appreciation Right covers the same number of shares of
Stock and provides for the same exercise price (subject in each case to adjustment in accordance with Section 0) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

                  (j)   to prescribe, amend or rescind rules, guidelines and
policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the
Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards;

                  (k)   to correct any defect, supply any omission or reconcile
any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law; and

                  (l)   to delegate to any proper Officer the authority to grant
one or more Awards, without further approval of the Committee, to any person eligible pursuant to Section 5, other than a person who, at the time of such grant, is an Insider; provided, however, that (i) the exercise price per share of each such Option shall be equal to the Fair Market Value per share of the
Stock on the effective date of grant, and (ii) each such Award shall be subject to the terms and conditions of the appropriate standard form of Award Agreement approved by the Committee and shall conform to the provisions of the Plan and such other guidelines as shall be established from time to time by the
Committee.

                                      D-9

            3.6   INDEMNIFICATION. In addition to such other rights of
indemnification as they may have as members of the Board or the Committee or as officers or employees of the Participating Company Group, members of the Board or the Committee and any officers or employees of the Participating Company
Group to whom authority to act for the Board, the Committee or the Company is
delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof
(provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

            3.7   ARBITRATION. Any dispute or claim concerning any Awards
granted (or not granted) pursuant to this Plan and any other disputes or claims relating to or arising out of the Plan shall be fully, finally and exclusively resolved by binding arbitration conducted pursuant to the Commercial Arbitration
Rules of the American Arbitration Association. By accepting an Award,
Participants and the Company waive their respective rights to have any such disputes or claims tried by a judge or jury.

            3.8   REPRICING PROHIBITED. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new
Options or SARs having a lower exercise price or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof. This paragraph shall not be construed to apply to the issuance or assumption of an Award in a transaction to which Code section 424(a) applies, within the meaning of Section
424 of the Code.

      4.    SHARES SUBJECT TO PLAN.

            4.1   MAXIMUM NUMBER OF SHARES ISSUABLE. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be three million (3,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture

                                      D-10

or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the
Plan. Shares of Stock shall not be deemed to have been issued pursuant to the
Plan (a) with respect to any portion of an Award that is settled in cash or (b)
to the extent such shares are withheld or reacquired by the Company in satisfaction of tax withholding obligations pursuant to Section 0. Upon payment in shares of Stock pursuant to the exercise of an SAR, the number of shares available for issuance under the Plan shall be reduced only by the number of shares actually issued in such payment. If the exercise price of an Option is paid by tender to the Company, or attestation to the ownership, of shares of
Stock owned by the Participant, or by means of a Net-Exercise, the number of shares available for issuance under the Plan shall be reduced only by the net number of shares for which the Option is exercised.

            4.2   ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. Subject to any
required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate adjustments shall be made in the number and kind of shares subject to the Plan and to any outstanding Awards, in the Award limits set forth in Section 0, and in the exercise or purchase price per share under any outstanding Award in order to prevent dilution or enlargement of Participants' rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the
Company shall not be treated as "effected without receipt of consideration by the Company." If a majority of the shares which are of the same class as the shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event)
shares of another corporation (the "NEW SHARES"), the Committee may unilaterally amend the outstanding Options to provide that such Options are exercisable for
New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Awards shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Any fractional share resulting from an adjustment pursuant to this Section 0 shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate, including modification of Performance
Goals, Performance Award Formulas and Performance Periods. The adjustments determined by the Committee pursuant to this Section 0 shall be final, binding and conclusive.

                                      D-11

      5.    Eligibility and Award Limitations.

            5.1   PERSONS ELIGIBLE FOR AWARDS. Awards may be granted only to
Employees, Consultants and Directors. For purposes of the foregoing sentence,
"Employees," "Consultants"and "Directors" shall include prospective Employees, prospective Consultants and prospective Directors to whom Awards are offered to be granted in connection with written offers of an employment or other service relationship with the Participating Company Group; provided, however, that no
Stock subject to any such Award shall vest, become exercisable or be issued prior to the date on which such person commences Service.

            5.2   PARTICIPATION. Awards other than Nonemployee Director Awards are granted solely at the discretion of the Committee. Eligible persons may be granted more than one Award. However, eligibility in accordance with this
Section shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

            5.3   INCENTIVE STOCK OPTION LIMITATIONS.

                  (a)   PERSONS ELIGIBLE. An Incentive Stock Option may be
granted only to a person who, on the effective date of grant, is an Employee of the Company, a Parent Corporation or a Subsidiary Corporation (each being an
"ISO-QUALIFYING CORPORATION"). Any person who is not an Employee of an
ISO-Qualifying Corporation on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option. An Incentive Stock
Option granted to a prospective Employee upon the condition that such person become an Employee of an ISO-Qualifying Corporation shall be deemed granted effective on the date such person commences Service with an ISO-Qualifying
Corporation, with an exercise price determined as of such date in accordance with Section 0.

                  (b)   FAIR MARKET VALUE LIMITATION. To the extent that options
designated as Incentive Stock Options (granted under all stock option plans of the Participating Company Group, including the Plan) become exercisable by a
Participant for the first time during any calendar year for stock having a Fair
Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount shall be treated as Nonstatutory Stock
Options. For purposes of this Section, options designated as Incentive Stock
Options shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a limitation different from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code.
If an Option is treated as an Incentive Stock Option in part and as a
Nonstatutory Stock Option in part by reason of the limitation set forth in this
Section, the Participant may designate which portion of such Option the
Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the
Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

                                      D-12

            5.4   Award Limits.

                  (a)   MAXIMUM NUMBER OF SHARES ISSUABLE PURSUANT TO INCENTIVE
STOCK OPTIONS. Subject to adjustment as provided in Section 0, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed three million
(3,000,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 0, subject to adjustment as provided in Section 0 and further subject to the limitation set forth in Section 0 below.

                  (b)   AGGREGATE LIMIT ON FULL VALUE AWARDS. Subject to
adjustment as provided in Section 0, in no event shall more than three million
(3,000,000) shares in the aggregate be issued under the Plan pursuant to the exercise or settlement of Restricted Stock Awards, Restricted Stock Unit Awards
and Performance Awards ("Full Value Awards"). Except with respect to a maximum of three million (3,000,000) shares, any Full Value Awards which vest on the basis of the Participant's continued Service shall not provide for vesting which is any more rapid than annual pro rata vesting over a three (3) year period and any Full Value Awards which vest upon the attainment of Performance Goals shall provide for a Performance Period of at least twelve (12) months.

      6.    TERMS AND CONDITIONS OF OPTIONS.

      Options shall be evidenced by Award Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.
Award Agreements evidencing Options may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            6.1   EXERCISE PRICE. The exercise price for each Option shall be established in the discretion of the Committee; provided, however, that (a) the exercise price per share shall be not less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock
Option granted to a Ten Percent Owner shall have an exercise price per share less than one hundred ten percent (110%) of the Fair Market Value of a share of
Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock
Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of
Section 424(a) of the Code.

            6.2   EXERCISABILITY AND TERM OF OPTIONS.

                                      D-13

                  (a)   OPTION VESTING AND EXERCISABILITY. Options shall be
exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such
Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option,
(b) no Incentive Stock Option granted to a Ten Percent Owner shall be exercisable after the expiration of five (5) years after the effective date of grant of such Option, (c) no Option shall become fully vested in a period of less than three (3) years from the date of grant, other than in connection with a termination of Service or a Change in Control or in the case of an Option granted to a Nonemployee Director, and (d) no Option offered or granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an
Option, any Option granted hereunder shall terminate ten (10) years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions, or the terms of the Plan.

                  (b)   PARTICIPANT RESPONSIBILITY FOR EXERCISE OF OPTION. Each
Participant is responsible for taking any and all actions as may be required to exercise any Option in a timely manner, and for properly executing any documents as may be required for the exercise of an Option in accordance with such rules and procedures as may be established from time to time. By signing an Option
Agreement each Participant acknowledges that information regarding the procedures and requirements for the exercise of any Option is available upon such Participant's request. The Company shall have no duty or obligation to notify any Participant of the expiration date of any Option.

            6.3   PAYMENT OF EXERCISE PRICE.

                  (a)   FORMS OF CONSIDERATION AUTHORIZED. Except as otherwise
provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or in cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price, (iii) provided that the Participant is an Employee, and not an Officer or Director (unless otherwise not prohibited by law, including, without limitation, any regulation promulgated by the Board of Governors of the
Federal Reserve System) and in the Company's sole and absolute discretion at the time the Option is exercised, by delivery of the Participant's promissory note in a form approved by the Company for the aggregate exercise price, provided that, if the Company is incorporated in the State of Delaware, the Participant shall pay in cash that portion of the aggregate exercise price not less than the par value of the shares being acquired, (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

                                      D-14

                  (b)   LIMITATIONS ON FORMS OF CONSIDERATION.

                        (i)   TENDER OF STOCK. Notwithstanding the foregoing, an
Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

                        (ii)  PAYMENT BY PROMISSORY NOTE. No promissory note
shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Committee shall determine. The Committee shall have the authority to permit or require the Participant to secure any promissory note used to exercise an
Option with the shares of Stock acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the
Committee, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the
Company's securities, any promissory note shall comply with such applicable regulations, and the Participant shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

            6.4   EFFECT OF TERMINATION OF SERVICE.

                  (a)   OPTION EXERCISABILITY. Subject to earlier termination of
the Option as otherwise provided herein and unless otherwise provided by the
Committee, an Option shall be exercisable after a Participant's termination of
Service only during the applicable time periods provided in the Award Agreement.

                  (b)   EXTENSION IF EXERCISE PREVENTED BY LAW. Notwithstanding
the foregoing, unless the Committee provides otherwise in the Award Agreement, if the exercise of an Option within the applicable time periods is prevented by the provisions of Section 0 below, the Option shall remain exercisable until three (3) months (or such longer period of time as determined by the Committee, in its discretion) after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the Option
Expiration Date.

                  (c)   EXTENSION IF PARTICIPANT SUBJECT TO SECTION 16(B).
Notwithstanding the foregoing, if a sale within the applicable time periods of shares acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the
Participant's termination of Service, or (iii) the Option Expiration Date.

            6.5   TRANSFERABILITY OF OPTIONS. During the lifetime of the

Participant, an Option shall be exercisable only by the Participant or the
Participant's guardian or legal representative. Prior to the issuance of shares

                                      D-15

of Stock upon the exercise of an Option, the Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the
Participant's beneficiary, except transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the
Committee, in its discretion, and set forth in the Award Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General
Instructions to Form S-8 Registration Statement under the Securities Act.

      7.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

      Stock Appreciation Rights shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the Committee shall from time to time establish. No SAR or purported SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing SARs may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            7.1   TYPES OF SARS AUTHORIZED. SARs may be granted in tandem with all or any portion of a related Option (a "TANDEM SAR") or may be granted independently of any Option (a "FREESTANDING SAR"). A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option.

            7.2   EXERCISE PRICE. The exercise price for each SAR shall be
established in the discretion of the Committee; provided, however, that (a) the exercise price per share subject to a Tandem SAR shall be the exercise price per share under the related Option and (b) the exercise price per share subject to a
Freestanding SAR shall be not less than the Fair Market Value of a share of
Stock on the effective date of grant of the SAR.

            7.3   EXERCISABILITY AND TERM OF SARS.

                  (a)   TANDEM SARS. Tandem SARs shall be exercisable only at
the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Committee may specify where the
Tandem SAR is granted with respect to less than the full number of shares of
Stock subject to the related Option.

                  (b)   FREESTANDING SARS. Freestanding SARs shall be
exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Award Agreement evidencing such
SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten (10) years after the effective date of grant of such SAR.

                                      D-16

                  No SAR shall become fully vested in a period of less than
three (3) years from the date of grant, other than in connection with a termination of Service or a Change in Control or the case of an SAR granted to a
Nonemployee Director.

            7.4   DEEMED EXERCISE OF SARS. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

            7.5   EFFECT OF TERMINATION OF SERVICE. Subject to earlier
termination of the SAR as otherwise provided herein and unless otherwise provided by the Committee in the grant of an SAR and set forth in the Award
Agreement, an SAR shall be exercisable after a Participant's termination of
Service only as provided in the Award Agreement.

            7.6   NONTRANSFERABILITY OF SARS. During the lifetime of the
Participant, an SAR shall be exercisable only by the Participant or the
Participant's guardian or legal representative. Prior to the exercise of an SAR, the SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution.

      8.    TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS.

      Restricted Stock Awards shall be evidenced by Award Agreements specifying the number of shares of Stock subject to the Award, in such form as the
Committee shall from time to time establish. No Restricted Stock Award or purported Restricted Stock Award shall be a valid and binding obligation of the
Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Restricted Stock Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            8.1   TYPES OF RESTRICTED STOCK AWARDS AUTHORIZED. Restricted Stock
Awards may or may not require the payment of cash compensation for the stock.
Restricted Stock Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance Goals described in Section 9.4. If either the grant of a
Restricted Stock Award or the lapsing of the Restriction Period is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections
9.3 through 9.5(a).

            8.2   PURCHASE PRICE. The purchase price, if any, for shares of
Stock issuable under each Restricted Stock Award and the means of payment shall be established by the Committee in its discretion.

                                      D-17

            8.3   PURCHASE PERIOD. A Restricted Stock Award requiring the
payment of cash consideration shall be exercisable within a period established by the Committee; provided, however, that no Restricted Stock Award granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service.

            8.4   VESTING AND RESTRICTIONS ON TRANSFER. Shares issued pursuant to any Restricted Stock Award may or may not be made subject to Vesting
Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance
Goals as described in Section 9.4, as shall be established by the Committee and set forth in the Award Agreement evidencing such Award. During any Restriction
Period in which shares acquired pursuant to a Restricted Stock Award remain subject to Vesting Conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than as provided in the Award Agreement or as provided in Section 8.7. Upon request by the
Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder.

            8.5   VOTING RIGHTS; DIVIDENDS AND DISTRIBUTIONS. Except as provided in this Section, Section 8.4 and any Award Agreement, during the Restriction
Period applicable to shares subject to a Restricted Stock Award, the Participant shall have all of the rights of a stockholder of the Company holding shares of
Stock, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. However, in the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 0, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant's Restricted Stock Award shall be immediately subject to the same Vesting Conditions as the shares subject to the Restricted Stock Award with respect to which such dividends or distributions were paid or adjustments were made.

            8.6   EFFECT OF TERMINATION OF SERVICE. Unless otherwise provided by the Committee in the grant of a Restricted Stock Award and set forth in the
Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any shares acquired by the
Participant pursuant to a Restricted Stock Award which remain subject to Vesting
Conditions as of the date of the Participant's termination of Service in exchange for the payment of the purchase price, if any, paid by the Participant.
The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company.

            8.7   NONTRANSFERABILITY OF RESTRICTED STOCK AWARD RIGHTS. Prior to
the issuance of shares of Stock pursuant to a Restricted Stock Award, rights to acquire such shares shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant's beneficiary,

                                      D-18

except transfer by will or the laws of descent and distribution. All rights with respect to a Restricted Stock Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the
Participant's guardian or legal representative.

      9.    TERMS AND CONDITIONS OF PERFORMANCE AWARDS.

      Performance Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish. No Performance Award or purported Performance Award shall be a valid and binding obligation of the
Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing Performance Awards may incorporate all or any of the terms of the
Plan by reference and shall comply with and be subject to the following terms and conditions:

            9.1   TYPES OF PERFORMANCE AWARDS AUTHORIZED. Performance Awards may
be in the form of either Performance Shares or Performance Units. Each Award
Agreement evidencing a Performance Award shall specify the number of Performance
Shares or Performance Units subject thereto, the Performance Award Formula, the
Performance Goal(s) and Performance Period applicable to the Award, and the other terms, conditions and restrictions of the Award.

            9.2   INITIAL VALUE OF PERFORMANCE SHARES AND PERFORMANCE UNITS.
Unless otherwise provided by the Committee in granting a Performance Award, each
Performance Share shall have an initial value equal to the Fair Market Value of one (1) share of Stock, subject to adjustment as provided in Section 0, on the effective date of grant of the Performance Share. Each Performance Unit shall have an initial value determined by the Committee. The final value payable to the Participant in settlement of a Performance Award determined on the basis of the applicable Performance Award Formula will depend on the extent to which
Performance Goals established by the Committee are attained within the applicable Performance Period established by the Committee.

            9.3   ESTABLISHMENT OF PERFORMANCE PERIOD, PERFORMANCE GOALS AND
PERFORMANCE AWARD FORMULA. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award
Formula and one or more Performance Goals which, when measured at the end of the
Performance Period, shall determine on the basis of the Performance Award
Formula the final value of the Performance Award to be paid to the Participant.
To the extent compliance with the requirements under Section 162(m) with respect to "performance-based compensation" is desired, the Committee shall establish the Performance Goal(s) and Performance Award Formula applicable to each
Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the Performance Goals remains substantially uncertain. Once established, the Performance Goals and Performance Award Formula shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the
Performance Period, Performance Goal(s) and Performance Award Formula.

                                      D-19

            9.4   MEASUREMENT OF PERFORMANCE GOALS. Performance Goals shall be established by the Committee on the basis of targets to be attained
("PERFORMANCE TARGETS") with respect to one or more measures of business or financial performance (each, a "PERFORMANCE MEASURE"), subject to the following:

                  (a)   PERFORMANCE MEASURES. Performance Measures shall have
the same meanings as used in the Company's financial statements, or, if such terms are not used in the Company's financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company's industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary Corporation consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the
Performance Measures applicable to a Performance Award shall be calculated in accordance with generally accepted accounting principles, but prior to the accrual or payment of any Performance Award for the same Performance Period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals applicable to the Performance Award. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant's rights with respect to a Performance Award.
Performance Measures may be one or more of the following, as determined by the
Committee: (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv)
operating income; (v) pre-tax profit; (vi) earnings before stock-based compensation expense, interest, taxes and depreciation and amortization; (vii)
earnings before interest, taxes and depreciation and amortization; (viii)
earnings before interest and taxes; (ix) net income; (x) expenses; (xi) the market price of the Stock; (xii) stock price; (xiii) earnings per share; (xiv)
return on stockholder equity; (xv) return on capital; (xvi) return on net assets; (xvii) economic value added; (xviii) market share; (xix) customer service; (xx) customer satisfaction; (xxi) safety; (xxii) total stockholder return; (xxiii) free cash flow; (xxiv) net operating income; (xxv) operating cash flow; (xxvi) return on investment; (xxvii) employee satisfaction; (xxviii)
employee retention; (xxix) balance of cash, cash equivalents and marketable securities; (xxx) product development; (xxxi) research and development expenses;
(xxxii) completion of an identified special project; (xxxiii) completion of a joint venture or other corporate transaction; or (xxxiv) such other measures as determined by the Committee consistent with this Section 9.4(a).

                  (b)   PERFORMANCE TARGETS. Performance Targets may include a
minimum, maximum, target level and intermediate levels of performance, with the final value of a Performance Award determined under the applicable Performance
Award Formula by the level attained during the applicable Performance Period. A
Performance Target may be stated as an absolute value or as a value determined relative to a standard selected by the Committee.

                                      D-20

            9.5   SETTLEMENT OF PERFORMANCE AWARDS.

                  (a)   DETERMINATION OF FINAL VALUE. As soon as practicable
following the completion of the Performance Period applicable to a Performance
Award, the Committee shall certify in writing the extent to which the applicable
Performance Goals have been attained and the resulting final value of the Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

                  (b)   DISCRETIONARY ADJUSTMENT OF AWARD FORMULA. In its
discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to a Performance Award that is not intended to constitute "qualified performance based compensation" to a "covered employee" within the meaning of Section 162(m) (a "COVERED EMPLOYEE") to reflect such Participant's individual performance in his or her position with the
Company or such other factors as the Committee may determine. With respect to a
Performance Award intended to constitute qualified performance-based compensation to a Covered Employee, the Committee shall have the discretion to reduce some or all of the value of the Performance Award that would otherwise be paid to the Covered Employee upon its settlement notwithstanding the attainment of any Performance Goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula.

                  (c)   PAYMENT IN SETTLEMENT OF PERFORMANCE AWARDS. As soon as
practicable following the Committee's determination and certification in accordance with Sections 00 and 0, payment shall be made to each eligible
Participant (or such Participant's legal representative or other person who acquired the right to receive such payment by reason of the Participant's death)
of the final value of the Participant's Performance Award. Payment of such amount shall be made in cash in a lump sum or in installments, shares of Stock
(either fully vested or subject to vesting), or a combination thereof, as determined by the Committee.

            9.6   VOTING RIGHTS; DIVIDEND EQUIVALENT RIGHTS AND DISTRIBUTIONS.
Participants shall have no voting rights with respect to shares of Stock represented by Performance Share Awards until the date of the issuance of such shares, if any (as evidenced by the appropriate entry on the books of the
Company or of a duly authorized transfer agent of the Company). However, the
Committee, in its discretion, may provide in the Award Agreement evidencing any
Performance Share Award that the Participant shall be entitled to receive
Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which the Performance Shares are settled or forfeited. Such Dividend Equivalents, if any, shall be credited to the Participant in the form of additional whole Performance Shares as of the date of payment of such cash dividends on Stock. The number of additional
Performance Shares (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date

                                      D-21

with respect to the number of shares of Stock represented by the Performance
Shares previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Dividend Equivalents may be paid currently or may be accumulated and paid to the extent that Performance Shares become nonforfeitable, as determined by the Committee. Settlement of Dividend
Equivalents may be made in cash, shares of Stock, or a combination thereof as determined by the Committee, and may be paid on the same basis as settlement of the related Performance Share as provided in Section 0. Dividend Equivalents shall not be paid with respect to Performance Units. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in Section 0, appropriate adjustments shall be made in the Participant's Performance Share
Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Performance Share Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Performance Goals as are applicable to the Award.

            9.7   EFFECT OF TERMINATION OF SERVICE. Unless otherwise provided by the Committee in the grant of a Performance Award and set forth in the Award
Agreement, the effect of a Participant's termination of Service on the
Performance Award shall be as follows:

                  (a)   DEATH OR DISABILITY. If the Participant's Service
terminates because of the death or Disability of the Participant before the completion of the Performance Period applicable to the Performance Award, the final value of the Participant's Performance Award shall be determined by the extent to which the applicable Performance Goals have been attained with respect to the entire Performance Period and shall be prorated based on the number of months of the Participant's Service during the Performance Period. Payment shall be made following the end of the Performance Period in any manner permitted by
Section 0.

                  (b)   OTHER TERMINATION OF SERVICE. If the Participant's
Service terminates for any reason except death or Disability before the completion of the Performance Period applicable to the Performance Award, such
Award shall be forfeited in its entirety; provided, however, that in the event of an involuntary termination of the Participant's Service, the Committee, in its sole discretion, may waive the automatic forfeiture of all or any portion of any such Award.

            9.8   NONTRANSFERABILITY OF PERFORMANCE AWARDS. Prior to settlement in accordance with the provisions of the Plan, no Performance Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Performance Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

                                      D-22

      10.   Terms and Conditions of Restricted Stock Unit Awards.

      Restricted Stock Unit Awards shall be evidenced by Award Agreements specifying the number of Restricted Stock Units subject to the Award, in such form as the Committee shall from time to time establish. No Restricted Stock
Unit Award or purported Restricted Stock Unit Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement.
Award Agreements evidencing Restricted Stock Units may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

            10.1  GRANT OF RESTRICTED STOCK UNIT AWARDS. Restricted Stock Unit
Awards may be granted upon such conditions as the Committee shall determine, including, without limitation, upon the attainment of one or more Performance
Goals described in Section 9.4. If either the grant of a Restricted Stock Unit
Award or the Vesting Conditions with respect to such Award is to be contingent upon the attainment of one or more Performance Goals, the Committee shall follow procedures substantially equivalent to those set forth in Sections 9.3 through
9.5(a).

            10.2  VESTING. Restricted Stock Units may or may not be made subject to Vesting Conditions based upon the satisfaction of such Service requirements, conditions, restrictions or performance criteria, including, without limitation,
Performance Goals as described in Section 9.4, as shall be established by the
Committee and set forth in the Award Agreement evidencing such Award.

            10.3  VOTING RIGHTS, DIVIDEND EQUIVALENT RIGHTS AND DISTRIBUTIONS.
Participants shall have no voting rights with respect to shares of Stock represented by Restricted Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, the Committee, in its discretion, may provide in the Award Agreement evidencing any Restricted Stock
Unit Award that the Participant shall be entitled to receive Dividend
Equivalents with respect to the payment of cash dividends on Stock having a record date prior to the date on which Restricted Stock Units held by such
Participant are settled. Such Dividend Equivalents, if any, shall be paid by crediting the Participant with additional whole Restricted Stock Units as of the date of payment of such cash dividends on Stock. The number of additional
Restricted Stock Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of shares of Stock represented by the Restricted
Stock Units previously credited to the Participant by (b) the Fair Market Value per share of Stock on such date. Such additional Restricted Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Restricted
Stock Units originally subject to the Restricted Stock Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the Company as described in
Section 0, appropriate adjustments shall be made in the Participant's Restricted
Stock Unit Award so that it represents the right to receive upon settlement any and all new, substituted or additional securities or other property (other than

                                      D-23

normal cash dividends) to which the Participant would entitled by reason of the shares of Stock issuable upon settlement of the Award, and all such new, substituted or additional securities or other property shall be immediately subject to the same Vesting Conditions as are applicable to the Award.

            10.4  EFFECT OF TERMINATION OF SERVICE. Unless otherwise provided by the Committee in the grant of a Restricted Stock Unit Award and set forth in the
Award Agreement, if a Participant's Service terminates for any reason, whether voluntary or involuntary (including the Participant's death or disability), then the Participant shall forfeit to the Company any Restricted Stock Units pursuant to the Award which remain subject to Vesting Conditions as of the date of the
Participant's termination of Service.

            10.5  SETTLEMENT OF RESTRICTED STOCK UNIT AWARDS. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant's Restricted Stock Unit Award vest or on such other date determined by the Committee, in its discretion, and set forth in the Award
Agreement one (1) share of Stock (and/or any other new, substituted or additional securities or other property pursuant to an adjustment described in
Section 10.3) for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes.
Notwithstanding the foregoing, if permitted by the Committee and set forth in the Award Agreement, the Participant may elect in accordance with terms specified in the Award Agreement to defer receipt of all or any portion of the shares of Stock or other property otherwise issuable to the Participant pursuant to this Section.

            10.6  NONTRANSFERABILITY OF RESTRICTED STOCK UNIT AWARDS. Prior to
the issuance of shares of Stock in settlement of a Restricted Stock Unit Award, the Award shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Restricted
Stock Unit Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

      11.   DEFERRED COMPENSATION AWARDS.

            11.1  ESTABLISHMENT OF DEFERRED COMPENSATION AWARD PROGRAMS. This
Section 0 shall not be effective unless and until the Committee determines to establish a program pursuant to this Section. The Committee, in its discretion and upon such terms and conditions as it may determine, may establish one or more programs pursuant to the Plan under which:

                  (a)   Participants designated by the Committee who are
Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to reduce such
Participant's compensation otherwise payable in cash (subject to any minimum or maximum reductions imposed by the Committee) and to be granted automatically at

                                      D-24

such time or times as specified by the Committee one or more Awards of Stock
Units with respect to such numbers of shares of Stock as determined in accordance with the rules of the program established by the Committee and having such other terms and conditions as established by the Committee.

                  (b)   Participants designated by the Committee who are
Insiders or otherwise among a select group of highly compensated Employees may irrevocably elect, prior to a date specified by the Committee, to be granted automatically an Award of Stock Units with respect to such number of shares of
Stock and upon such other terms and conditions as established by the Committee in lieu of:

                        (i)   shares of Stock otherwise issuable to such
Participant upon the exercise of an Option;

                        (ii)  cash or shares of Stock otherwise issuable to such
Participant upon the exercise of an SAR; or

                        (iii) cash or shares of Stock otherwise issuable to such
Participant upon the settlement of a Performance Award or Performance Unit.

            11.2  TERMS AND CONDITIONS OF DEFERRED COMPENSATION AWARDS. Deferred
Compensation Awards granted pursuant to this Section 0 shall be evidenced by
Award Agreements in such form as the Committee shall from time to time establish. No such Deferred Compensation Award or purported Deferred
Compensation Award shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements evidencing
Deferred Compensation Awards may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                  (a)   VESTING CONDITIONS. Deferred Compensation Awards shall
not be subject to any vesting conditions.

                  (b)   TERMS AND CONDITIONS OF STOCK UNITS.

                        (i)   VOTING RIGHTS; DIVIDEND EQUIVALENT RIGHTS AND
DISTRIBUTIONS. Participants shall have no voting rights with respect to shares of Stock represented by Stock Units until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). However, a Participant shall be entitled to receive Dividend Equivalents with respect to the payment of cash dividends on Stock having a record date prior to date on which Stock Units held by such Participant are settled. Such Dividend Equivalents shall be paid by crediting the Participant with additional whole and/or fractional Stock Units as of the date of payment of such cash dividends on Stock. The method of determining the number of additional Stock Units to be so credited shall be specified by the Committee and set forth in the Award Agreement.

                                      D-25

Such additional Stock Units shall be subject to the same terms and conditions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Stock Units originally subject to the Stock
Unit Award. In the event of a dividend or distribution paid in shares of Stock or any other adjustment made upon a change in the capital structure of the
Company as described in Section 0, appropriate adjustments shall be made in the
Participant's Stock Unit Award so that it represent the right to receive upon settlement any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant would be entitled by reason of the shares of Stock issuable upon settlement of the Award.

                        (ii)  SETTLEMENT OF STOCK UNIT AWARDS. A Participant
electing to receive an Award of Stock Units pursuant to this Section 0 shall specify at the time of such election a settlement date with respect to such
Award. The Company shall issue to the Participant as soon as practicable following the earlier of the settlement date elected by the Participant or the date of termination of the Participant's Service, a number of whole shares of
Stock equal to the number of whole Stock Units subject to the Stock Unit Award.
Such shares of Stock shall be fully vested, and the Participant shall not be required to pay any additional consideration (other than applicable tax withholding) to acquire such shares. Any fractional Stock Unit subject to the
Stock Unit Award shall be settled by the Company by payment in cash of an amount equal to the Fair Market Value as of the payment date of such fractional share.

                        (iii) NONTRANSFERABILITY OF STOCK UNIT AWARDS. Prior to
their settlement in accordance with the provision of the Plan, no Stock Unit
Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to a Stock Unit
Award granted to a Participant hereunder shall be exercisable during his or her lifetime only by such Participant or the Participant's guardian or legal representative.

      12.   OTHER STOCK-BASED AWARDS.

      In addition to the Awards set forth in Sections 6 through 11 above, the
Committee, in its sole discretion, may carry out the purpose of this Plan by awarding Stock-Based Awards as it determines to be in the best interests of the
Company and subject to such other terms and conditions as it deems necessary and appropriate.

      13.   EFFECT OF CHANGE IN CONTROL ON OPTIONS AND SARS.

            13.1  ACCELERATED VESTING. The Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and shares acquired upon the exercise of such
Options and SARs upon such conditions and to such extent as the Committee shall determine. The previous sentence notwithstanding such acceleration shall not occur to the extent an Option or SAR is assumed or substituted with a substantially similar Award in connection with a Change in Control.

                                      D-26

            13.2  ASSUMPTION OR SUBSTITUTION. In the event of a Change in
Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "ACQUIRING
CORPORATION"), may, without the consent of the Participant, either assume the
Company's rights and obligations under outstanding Options and SARs or substitute for outstanding Options and SARs substantially equivalent options or stock appreciation rights for the Acquiring Corporation's stock. Any Options or
SARs which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the
Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of an Option or SAR prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the
Award Agreement evidencing such Award except as otherwise provided in such Award
Agreement. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the outstanding Options or SARs immediately prior to an Ownership Change Event described in Section 2.1(y)(i) constituting a
Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of
Section 1504(a) of the Code without regard to the provisions of Section 1504(b)
of the Code, the outstanding Options and SARs shall not terminate unless the
Board otherwise provides in its discretion.

            13.3  EFFECT OF CHANGE IN CONTROL ON RESTRICTED STOCK AND OTHER TYPE
OF AWARDS. The Committee may, in its discretion, provide in any Award Agreement evidencing a Restricted Stock or Other Type of Award that, in the event of a
Change in Control, the lapsing of any applicable Vesting Condition, Restriction
Period or Performance Goal applicable to the shares subject to such Award held by a Participant whose Service has not terminated prior to the Change in Control shall be accelerated and/or waived effective immediately prior to the consummation of the Change in Control to such extent as specified in such Award
Agreement; provided, however, that such acceleration or waiver shall not occur to the extent an Award is assumed or substituted with a substantially equivalent
Award in connection with the Change in Control. Any acceleration, waiver or the lapsing of any restriction that was permissible solely by reason of this Section
0 and the provisions of such Award Agreement shall be conditioned upon the consummation of the Change in Control.

      14.   COMPLIANCE WITH SECURITIES LAW.

      The grant of Awards and the issuance of shares of Stock pursuant to any
Award shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised or shares issued

                                      D-27

pursuant to an Award unless (a) a registration statement under the Securities
Act shall at the time of such exercise or issuance be in effect with respect to the shares issuable pursuant to the Award or (b) in the opinion of legal counsel to the Company, the shares issuable pursuant to the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the
Company's legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to issuance of any Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

      15.   TAX WITHHOLDING.

            15.1  TAX WITHHOLDING IN GENERAL. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the
Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise or Net Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock, to release shares of Stock from an escrow established pursuant to an Award Agreement, or to make any payment in cash under the Plan until the Participating Company Group's tax withholding obligations have been satisfied by the Participant.

            15.2  WITHHOLDING IN SHARES. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any
shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

      16.   AMENDMENT OR TERMINATION OF PLAN.

      The Board or the Committee may amend, suspend or terminate the Plan at any time. However, without the approval of the Company's stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.2),
(b) no change in the class of persons eligible to receive Incentive Stock
Options, and (c) no other amendment of the Plan that would require approval of the Company's stockholders under any applicable law, regulation or rule. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board or the Committee. In any event, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant unless necessary to comply with any applicable law, regulation or rule.

                                      D-28

      17.   MISCELLANEOUS PROVISIONS.

            17.1  REPURCHASE RIGHTS. Shares issued under the Plan may be subject to one or more repurchase options, or other conditions and restrictions as determined by the Committee in its discretion at the time the Award is granted.
The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

            17.2  PROVISION OF INFORMATION. Each Participant shall be given access to information concerning the Company equivalent to that information generally made available to the Company's common stockholders.

            17.3  RIGHTS AS EMPLOYEE, CONSULTANT OR DIRECTOR. No person, even though eligible pursuant to Section 0, shall have a right to be selected as a
Participant, or, having been so selected, to be selected again as a Participant.
Nothing in the Plan or any Award granted under the Plan shall confer on any
Participant a right to remain an Employee, Consultant or Director or interfere with or limit in any way any right of a Participating Company to terminate the
Participant's Service at any time. To the extent that an Employee of a
Participating Company other than the Company receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that the
Company is the Employee's employer or that the Employee has an employment relationship with the Company.

            17.4  RIGHTS AS A STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any shares covered by an Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 0 or another provision of the Plan.

            17.5  FRACTIONAL SHARES. The Company shall not be required to issue fractional shares upon the exercise or settlement of any Award.

            17.6  SEVERABILITY. If any one or more of the provisions (or any part thereof) of this Plan shall be held invalid, illegal or unenforceable in any respect, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions (or any part thereof) of the Plan shall not in any way be affected or impaired thereby.

                                      D-29

            17.7  BENEFICIARY DESIGNATION. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan to which the
Participant is entitled in the event of such Participant's death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the
Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. If a married Participant designates a beneficiary other than the Participant's spouse, the effectiveness of such designation may be subject to the consent of the Participant's spouse.
If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant's death, the Company will pay any remaining unpaid benefits to the Participant's legal representative.

            17.8  UNFUNDED OBLIGATION. Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement
Income Security Act of 1974. No Participating Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any
Participant account shall not create or constitute a trust or fiduciary relationship between the Committee or any Participating Company and a
Participant, or otherwise create any vested or beneficial interest in any
Participant or the Participant's creditors in any assets of any Participating
Company. The Participants shall have no claim against any Participating Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan. Each Participating Company shall be responsible for making benefit payments pursuant to the Plan on behalf of its
Participants or for reimbursing the Company for the cost of such payments, as determined by the Company in its sole discretion. In the event the respective
Participating Company fails to make such payment or reimbursement, a
Participant's (or other individual's) sole recourse shall be against the respective Participating Company, and not against the Company. A Participant's acceptance of an Award pursuant to the Plan shall constitute agreement with this provision.

                                      D-30

                                                                         Annex E

                         HLS SYSTEMS INTERNATIONAL LTD.

                      CHARTER OF THE AUDIT COMMITTEE OF THE

                               BOARD OF DIRECTORS

I.    STATEMENT OF POLICY

      This  Charter  specifies  the scope of the  responsibilities  of the Audit
Committee  (the  "Committee")  of the Board of  Directors  (the  "Board") of HLS
Systems  International  Ltd.  (the  "Company")  and the  manner  in which  those responsibilities  shall be  performed,  including its  structure,  processes and membership requirements.

      The primary  purpose of the  Committee  is to oversee the  accounting  and financial  reporting  processes  of the Company and the audits of the  Company's financial  statements.  The  Committee  shall also  review  the  qualifications, independence  and  performance,  and  approve  the  terms of  engagement  of the
Company's  independent auditor and prepare any reports required of the Committee under rules of the Securities and Exchange Commission ("SEC").

      The Company  shall  provide  appropriate  funding,  as  determined  by the
Committee,  to permit the Committee to perform its duties under this Charter, to compensate its advisors and to compensate any registered  public accounting firm engaged for the purpose of  rendering or issuing an audit report or related work or  performing  other audit,  review or attest  services  for the  Company.  The
Committee, at its discretion, has the authority to initiate investigations,  and hire  legal,  accounting  or other  outside  advisors  or  experts to assist the
Committee,  as it deems necessary to fulfill its duties under this Charter.  The
Committee may also perform such other  activities  consistent with this Charter, the  Company's  Bylaws and  governing  law, as the  Committee or the Board deems necessary or appropriate.

II.   ORGANIZATION AND MEMBERSHIP REQUIREMENTS

      The  Committee  shall  comprise  three or more  directors  selected by the
Board,  each of whom shall satisfy the independence and experience  requirements of the Nasdaq  Stock  Market,  provided  that one director who does not meet the independence criteria of Nasdaq, but is not a current employee or officer, or an immediate  family  member of an  employee or officer,  may be  appointed  to the
Committee,  subject to the approval of the Board pursuant to, and subject to the limitations  under, the "exceptional  and limited  circumstances"  exceptions as provided under the rules of Nasdaq. In addition, the Committee shall not include any member who:

      o     has  participated in the preparation of the financial  statements of the  Company or any current  subsidiary  at any time during the past three (3) years; or

      o     accepts  any  consulting,   advisory,  or  other  compensatory  fee,
            directly or indirectly,  from the Company,  other than in his or her capacity  as a member  of the  Committee,  the  Board,  or any other committee of the Board; or

      o     is an  affiliate  of the Company or any  subsidiary  of the Company, other than a director who meets the independence requirements of the
            Nasdaq Stock Market.

      Each  member  of the  Committee  must  be  able  to  read  and  understand fundamental  financial  statements,  including a balance sheet, income statement and cash flow  statement.  In  addition,  at least one  member  shall  have past employment  experience in finance or accounting,  professional  certification in accounting,  or other  comparable  experience  or  background  resulting  in the individual being  financially  sophisticated,  which may include being or having been a chief executive,  chief f inancial or other senior officer with financial oversight responsibilities.

                                      E-1

      The  members  of the  Committee  shall be  appointed  by the  Board on the recommendation  of the Nominating and Corporate  Governance  Committee and shall serve until their  successors  are duly elected and  qualified or their  earlier resignation or removal. Any member of the Committee may be replaced by the Board on the  recommendation  of the  Nominating and Corporate  Governance  Committee.
Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III.  MEETINGS

      The  Committee  shall  meet  as  often  as it  determines,  but  not  less frequently than quarterly. A majority of the members shall represent a quorum of the Committee,  and, if a quorum is present,  any action  approved by at least a majority  of the  members  present  shall  represent  the  valid  action  of the
Committee. The Committee may form and delegate authority to subcommittees, or to one or more members of the Committee, when appropriate. The Committee shall meet with management and the independent  auditor in separate  executive  sessions as
appropriate.   The  Committee  shall  meet  with  the  independent  auditor  and management to review the Company's  financial  statements and financial reports.
The Committee shall maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

IV.   COMMITTEE AUTHORITY AND RESPONSIBILITIES

      To fulfill its responsibilities and duties, the Committee shall:

      A.    Oversight of the Company's Independent Auditor

            1.    Be  directly  and  solely  responsible  for  the  appointment, compensation,  retention and  oversight of any  independent  auditor  (including resolution of  disagreements  between  management  and the  independent  auditor regarding  financial  reporting)  engaged  by the  Company  for the  purpose  of preparing  or issuing an audit  report or related  work,  with each such auditor reporting directly to the Committee.

            2.    Periodically  review and discuss with the independent  auditor
(i) the matters required to be discussed by Statement on Auditing  Standards No.
61,  as  amended,  and (ii) any  formal  written  statements  received  from the
independent   auditor  consistent  with  and  in  satisfaction  of  Independence
Standards  Board  Standard  No. 1, as  amended,  including  without  limitation, descriptions of (x) all  relationships  between the independent  auditor and the
Company,  (y) any  disclosed  relationships  or  services  that may  impact  the independent  auditor's  objectivity and  independence and (z) whether any of the
Company's  senior finance  personnel were recently  employed by the  independent auditor.

            3.    Consult with the independent auditor to assure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner  responsible  for reviewing the audit every five years,  consider issues related  to the  timing  of such  rotation  and the  transition  to new lead and reviewing partners,  and consider whether, in order to assure continuing auditor independence,  there should be regular rotation of the audit firm, and report to the Board on its conclusions.

            4.    Approve in advance the engagement of the  independent  auditor
for  all  audit  services  and  non-audit   services,   based  on  independence,
qualifications and, if applicable,  performance,  and approve the fees and other terms of any such  engagement;  provided,  however,  that (i) the  Committee may establish pre-approval policies and procedures for any engagement to render such services,  provided  that such  policies and  procedures  (x) are detailed as to particular  services,  (y)  do  not  involve  delegation  to  management  of the
Committee's  responsibilities  hereunder  and  (z)  provide  that,  at its  next scheduled  meeting,  the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures, and
(ii) the  Committee  may  delegate to one or more members of the  Committee  the authority to grant pre-approvals for such services,  provided that the decisions of such  member(s)  to grant any such  pre-approval  shall be  presented  to the
Committee at its next scheduled meeting.

            5.    Meet  with  the  independent  auditor  prior  to the  audit to discuss the planning and staffing of the audit.

                                      E-2

            6.    Approve as necessary the  termination of the engagement of the independent auditor.

            7.    Establish  policies  for the  hiring  of  employees  or former employees of the  independent  auditor who  participated  in any capacity in the audit of the Company, taking into account the impact of such policies on auditor independence.

            8.    Regularly review with the independent  auditor any significant difficulties encountered during the course of the audit, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent  auditor in connection with the preparation of the financial statements.  Review with the independent auditor any accounting adjustments that were noted or proposed by the independent auditor but that were
"passed" (as immaterial or otherwise), any communications between the audit team and the independent  auditor's national office respecting auditing or accounting issues  presented by the  engagement,  any  "management"  or "internal  control"
letter or schedule of unadjusted  differences  issued, or proposed to be issued, by the  independent  auditor  to the  Company,  or any  other  material  written communication provided by the independent auditor to the Company's management.

            9.    Review with the  independent  auditor the critical  accounting policies  and  practices  used by the Company,  all  alternative  treatments  of financial  information within generally accepted accounting  principles ("GAAP")
that the independent auditor has discussed with management, the ramifications of the  use of such  alternative  disclosures  and  treatments  and  the  treatment preferred by the independent auditor.

      B.    Review of Financial Reporting, Policies and Processes

            1.    Review and discuss with management and the independent auditor the Company's annual audited financial statements and any certification, report, opinion or review  rendered by the  independent  auditor,  and  recommend to the
Board  whether  the  audited  financial  statements  should be  included  in the
Company's annual report on Form 10-K.

            2.    Review and discuss with management and the independent auditor the Company's quarterly financial statements.

            3.    Review and discuss with management and the independent auditor
the  Company's  disclosure  under  "Management's   Discussion  and  Analysis  of
Financial  Condition  and  Results of  Operations"  appearing  in the  Company's periodic reports.

            4.    Review  and  discuss   earnings   press   releases  and  other
information  provided to securities analysts and rating agencies,  including any
"pro forma" or adjusted financial information.

            5.    Periodically  meet  separately  with  management  and with the independent auditor.

            6.    Review  with  management  and  the  independent   auditor  any
significant  judgments  made  in  management's   preparation  of  the  financial
statements and the view of each as to appropriateness of such judgments.

            7.    Review with management its assessment of the effectiveness and adequacy  of  the  Company's  internal  control  structure  and  procedures  for financial reporting ("Internal  Controls"),  review with the independent auditor the attestation to and report on the assessment made by management, and consider with management and the independent  auditor whether any changes to the Internal
Controls are appropriate in light of management's  assessment or the independent auditor's attestation.

            8.    To  the  extent  that  it  deems   appropriate,   review  with
management its evaluation of the Company's  procedures and controls  designed to assure that information  required to be disclosed in its periodic public reports is recorded, processed,  summarized and reported in such reports within the time periods  specified  by the SEC  for the  filing  of  such  reports  ("Disclosure
Controls"),  and  consider  whether  any  changes  are  appropriate  in light of management's evaluation of the effectiveness of such Disclosure Controls.

                                      E-3

            9.    Review and discuss with management and the independent auditor any  off-balance  sheet  transactions  or  structures  and  their  effect on the
Company's financial results and operations,  as well as the disclosure regarding such transactions and structures in the Company's public filings.

            10.   Review with management and the independent  auditor the effect of regulatory and accounting initiatives on the financial statements. Review any
major  issues   regarding   accounting   principles   and  financial   statement
presentations,  including any significant changes in selection of an application of accounting principles.  Consider and approve, if appropriate,  changes to the
Company's  auditing and accounting  principles and practices as suggested by the independent auditor or management.

            11.   Review any special  audit  steps  adopted in light of material control deficiencies.

      C.    Risk Management,  Related Party  Transactions,  Legal Compliance and
            Ethics

            1.    Review with the chief executive and chief financial officer of the Company any report on significant deficiencies in the design or operation of the Internal  Controls  that could  adversely  affect the  Company's  ability to record, process,  summarize or report financial data, any material weaknesses in
Internal  Controls  identified  to the auditors,  and any fraud,  whether or not material,  that involves  management  or other  employees who have a significant role in the Company's Internal Controls.

            2.    Review  and  approve  any  related-party  transactions,  after reviewing each such  transaction for potential  conflicts of interests and other improprieties.

            3.    Establish procedures for the receipt,  retention and treatment of complaints received by the Company regarding accounting,  internal accounting controls or auditing  matters,  and the  confidential,  anonymous  submission by employees  of the  Company of  concerns  regarding  questionable  accounting  or auditing matters. Adopt, as necessary,  appropriate remedial measures or actions with respect to such complaints or concerns.

            4.    In consultation  with the Nominating and Corporate  Governance
Committee,  consider and present to the Board for adoption a Code of Conduct for all employees and  directors,  which meets the  requirements  of Item 406 of the
SEC's Regulation S-K, and provide for and review prompt disclosure to the public of any  change  in, or waiver  of,  such Code of  Conduct.  Review  such Code of
Conduct  periodically  and recommend such changes to such Code of Conduct as the
Committee  shall deem  appropriate,  and adopt  procedures  for  monitoring  and enforcing compliance with such Code of Conduct.

            5.    As  requested  by the Board,  review and  investigate  conduct alleged by the Board to be in violation of the  Company's  Code of Conduct,  and adopt as necessary or  appropriate,  remedial,  disciplinary,  or other measures with respect to such conduct.

            6.    Discuss  with  management  and  the  independent  auditor  any correspondence  with  regulators or  governmental  agencies that raise  material issues regarding the Company's financial statements or accounting policies.

            7.    Prepare  the  report  required  by the  rules of the SEC to be included in the Company's annual proxy statement.

            8.    Regularly  report to the Board on the Committee's  activities, recommendations and conclusions.

            9.    Review and reassess the Charter's adequacy at least annually.

                                      E-4

                                                                         Annex F

                         HLS SYSTEMS INTERNATIONAL LTD.

                                   CHARTER OF
                     THE NOMINATING AND GOVERNANCE COMMITTEE
                            OF THE BOARD OF DIRECTORS

I.    STATEMENT OF POLICY

      This Charter specifies the scope of the responsibilities of the Nominating and Corporate  Governance  Committee (the "Committee") of the Board of Directors
(the "Board") of HLS Systems  International  Ltd. (the "Company") and the manner in which those  responsibilities  shall be performed,  including its  structure, processes and membership requirements.

      The  primary  responsibilities  of  the  Committee  are  to  (i)  identify individuals  qualified to become Board members; (ii) select, or recommend to the
Board,  director  nominees for each  election of  directors;  (iii)  develop and recommend to the Board  criteria for selecting  qualified  director  candidates;
(iv) consider  committee  member  qualifications,  appointment and removal;  (v)
recommend  corporate  governance  principles,  codes of conduct  and  compliance mechanisms  applicable  to  the  Company,  and  (vi)  provide  oversight  in the evaluation of the Board and each committee.

II.   ORGANIZATION AND MEMBERSHIP REQUIREMENTS

      The Committee shall be comprised of three or more directors,  each of whom shall satisfy the independence  requirements established by the rules of Nasdaq, provided that one director who does not meet the independence criteria of Nasdaq may, subject to the approval of the Board,  serve on the Committee  pursuant to, and subject to the limitation under, the "exceptional and limited circumstances"
exception as provided under the rules of Nasdaq.

      The members of the  Committee  shall be  appointed  by the Board and shall serve until their  successors  are duly elected and  qualified or their  earlier resignation  or removal.  Any member of the Committee may be removed or replaced by the Board. Unless a chairman is elected by the full Board, the members of the
Committee  may  designate  a chairman  by  majority  vote of the full  Committee
membership.   The  Committee  may,  from  time  to  time,   delegate  duties  or
responsibilities to subcommittees or to one member of the Committee.

      A majority of the members shall represent a quorum of the Committee,  and, if a quorum is  present,  any  action  approved  by at least a  majority  of the members present shall represent the valid action of the Committee.

      The Committee shall have the authority to obtain advice or assistance from consultants,  legal  counsel,  accounting or other  advisors as  appropriate  to perform its duties  hereunder,  and to determine  the terms,  costs and fees for such  engagements.  Without  limitation,  the  Committee  shall  have  the  sole authority to retain or terminate any search firm to be used to identify director candidates  and to  determine  and  approve  the terms,  costs and fees for such engagements.  The fees and costs of any  consultant  or  advisor  engaged by the
Committee to assist the Committee in performing  its duties  hereunder  shall be borne by the Company.

                                      F-1

III.  MEETINGS

      The  Committee  shall meet as often as it deems  necessary  to fulfill its responsibilities hereunder, and may meet with management or individual directors at any time it deems appropriate to discuss any matters before the Committee.

      The  Committee  shall  maintain  written  minutes of its  meetings,  which minutes will be filed with the minutes of the meetings of the Board.

IV.   COMMITTEE AUTHORITY AND RESPONSIBILITY

      To fulfill its responsibilities and duties hereunder, the Committee shall:

      A.    Nominating Functions

            1.    Evaluate  and  select,  or  recommend  to the Board,  director nominees for each  election of  directors,  except that if the Company is at any time  legally  required by contract or otherwise to provide any third party with the ability to nominate a director,  the Committee  need not evaluate or propose such nomination, unless required by contract or requested by the Board.

            2.    Determine  criteria for  selecting  new  directors,  including desired board skills and attributes,  and identify and actively seek individuals qualified to become directors.

            3.    Consider any nominations of director  candidates  validly made by stockholders.

            4.    Review  and  make  recommendations  to  the  Board  concerning qualifications, appointment and removal of committee members.

            5.    Review and make  recommendations to the Board concerning Board and committee compensation.

      B.    Corporate Governance Functions

            1.    Develop,  recommend  for  Board  approval,  and  review  on an ongoing basis the adequacy of, the corporate governance principles applicable to the Company. Such principles shall include, at a minimum, director qualification
standards,  director  responsibilities,   committee  responsibilities,  director
access to management and independent advisors,  director compensation,  director
orientation  and  continuing   education,   management   succession  and  annual
performance evaluation of the Board and committees.

            2.    In consultation with the Audit Committee, consider and present to the Board for  adoption a Code of Conduct  applicable  to all  employees  and directors, which meets the requirements of Item 406 of the SEC's Regulation S-K, and provide for and review prompt  disclosure to the public of any change in, or waiver of, such Code of Conduct,  review such Code of Conduct  periodically  and recommend  such  changes  to such Code of Conduct  as the  Committee  shall deem appropriate,  and adopt procedures for monitoring and enforcing  compliance with such Code of Conduct.

                                      F-2

            3.    Review, at least annually,  the Company's  compliance with the
Nasdaq  corporate  governance  listing  requirements,  and  report  to the Board regarding the same.

            4.    Assist the Board in developing  criteria for the evaluation of
Board and committee performance.

            5.    Evaluate the Committee's own performance on an annual basis.

            6.    If requested by the Board,  assist the Board in its evaluation of the performance of the Board and each committee of the Board.

            7.    Review and  recommend  to the Board  changes to the  Company's bylaws as needed.

            8.    Develop orientation  materials for new directors and corporate governance-related continuing education for all Board members.

            9.    Make regular reports to the Board regarding the foregoing.

            10.   Review  and   reassess   the   adequacy  of  this  Charter  as
appropriate and recommend any proposed changes to the Board for approval.

            11.   Perform any other activities consistent with this Charter, the
Company's  Bylaws  and  governing  law,  as the  Committee  or the  Board  deems necessary or appropriate.

                                      F-3

                                                                         Annex G

                         HLS Systems International Ltd.
                           Code of Conduct and Policy
                   Regarding Reporting of Possible Violations

HLS Systems  International  Ltd.  (the  "Company")  is committed to being a good corporate  citizen.  The  Company's  policy is to conduct its  business  affairs honestly  and in an ethical  manner.  This Code of Conduct  ("Code")  provides a general  statement  of the  expectations  of the Company  regarding  the ethical standards that each director, officer and employee should adhere to while acting on behalf of the Company.  It does not cover every issue that may arise,  but it sets out basic principles to guide all employees,  officers and directors of the
Company.  All of our employees,  officers and directors must conduct  themselves accordingly  and seek to avoid even the  appearance of improper  behavior.  This
Code of Conduct applies to all officers, full and part time employees,  contract workers, directors and anyone who conducts business with the Company. Conduct in
violation  of  this  policy  is   unacceptable  in  the  workplace  and  in  any
work-related setting outside the workplace.  Any employee or contract worker who violates this Code will be subject to disciplinary  action,  up to and including termination of his/her employment or engagement.

Compliance with Laws

You must  comply  with all  federal,  state and local  laws  applicable  to your activities on behalf of the Company and shall perform your duties to the Company in an honest and ethical manner.  If a law conflicts with a policy in this Code, you must comply with the law;  however,  if a local  custom or policy  conflicts with this Code,  you must comply with the Code. If you have any questions  about these conflicts,  you should ask your supervisor or the General Counsel's office how to handle the situation.

Conflicts of Interest

You  should  avoid  situations  in which  your  personal,  family  or  financial interests  conflict  or even  appear to  conflict  with those of the  Company or compromise its interests.  You should handle all actual or apparent conflicts of interest between your personal and  professional  relationships in an honest and ethical  manner.  Conflicts  are not  always  clear-cut.  Examples  of actual or potential  conflicts  of interest  are set forth on  Appendix A. A "conflict  of interest" exists when a person's private interest interferes in any way with the interests  of the  Company.  A conflict  situation  can arise when an  employee, officer or director  takes action or has interests that may make it difficult to perform  his or her Company  work  objectively  and  effectively.  Conflicts  of interest  may also arise when an employee,  officer or director,  or a member of his or her family, receives improper personal benefits as a result of his or her position in the Company.  Loans to, or guarantees of obligations  of,  employees and their family members may create conflicts of interest.

It is almost  always a  conflict  of  interest  for a Company  employee  to work simultaneously  for a competitor,  customer or supplier.  You are not allowed to work for a competitor  as a consultant  or board  member.  The best policy is to avoid any direct or indirect business  connection with our customers,  suppliers

                                      G-1

or competitors, except on the Company's behalf. In addition, employees, officers
and  directors  are  prohibited  from  taking  for  themselves   personally  any
opportunities  that  are  discovered  through  the  use of  corporate  property, information  or  position,  except with the  consent of the Board of  Directors.
Employees,  officers  and  directors  owe a duty to the  Company to advance  its legitimate  interests when the opportunity to do so arises.  If you become aware of a conflict or potential  conflict of interest,  contact your own or any other
Company supervisor for further guidance.

Disclosure

It is of paramount  importance  to the Company that all  disclosure in documents filed by the Company with the  Securities  and Exchange  Commission  or in other public  communications  by the  Company  is full,  fair,  accurate,  timely  and understandable.  All officers,  directors,  employees and contract  workers must
take  all  steps   necessary   to  assist  the  Company  in   fulfilling   these
responsibilities,  consistent with each person's role in the Company. You should give prompt,  accurate answers to all inquiries in connection with the Company's preparation of public disclosures and reports.

Code of Ethics for Senior Officers

The Company's  Chief  Executive  Officer,  the Chief  Financial  Officer and the
Controller  (the  "Senior  Officers")  each  bear a special  responsibility  for promoting  integrity  throughout the Company.  Furthermore,  the Senior Officers have a responsibility to foster a culture throughout the Company as a whole that ensures the fair and timely reporting of the Company's  results of operation and financial condition and other financial information.

Because of this special  role,  the Senior  Officers are bound by the  following
Senior Officer Code of Ethics, and each agrees that he or she will:

o     Perform his or her duties in an honest and ethical manner.

o     Handle all actual or apparent  conflicts  of  interest  between his or her personal and professional relationships in an ethical manner.

o     Take all necessary  actions to ensure full, fair,  accurate,  timely,  and understandable  disclosure in reports and documents that the Company files
      with,   or  submits  to,   government   agencies   and  in  other   public
      communications.

o     Company with all applicable laws, rules and regulations of federal,  state and local governments.

o     Proactively  promote  and be an example of  ethical  behavior  in the work environment.

                                       G-2

Reporting and Compliance

If you become  aware of conduct by an  officer,  director,  employee or contract worker which you believe in good faith is a potential  violation of this Code of
Conduct,  you should notify your own or any other Company supervisor,  the Chief
Executive Officer, the General Counsel or the Chief Financial Officer as soon as possible.  You  should  also  report any  complaint  or  concern  regarding  the
Company's accounting,  internal accounting controls, or auditing matters, or any concerns regarding questionable accounting or auditing matters.  Supervisors are required  to refer all  reports of possible  violations  to the Chief  Executive
Officer,  the General Counsel,  the Chief Financial  Officer or the Chair of the
Audit Committee.

Alternatively,  if you wish to report such matters  anonymously,  you may mail a description  of the concern or complaint to the  attention of either the General
Counsel, the Chief Financial Officer or the Chair of the Audit Committee, at the
following address:

625 Broadway, Suite 1111
San Diego, CA 92101

Persons  outside the Company may also report  complaints or concerns the Company personnel;  such matters  should be reported  promptly on receipt to your own or any other Company supervisor,  the Chief Executive Officer, the General Counsel,
the Chief  Financial  Officer,  or the Audit  Committee  Chair.  Supervisors are
required to report such matters as noted above.

All reports of complaints or concerns shall be recorded in a log, indicating the description of the matter  reported,  the date of the report and a brief summary of the disposition. The log shall be maintained by the General Counsel and shall be reviewed  periodically  with the Audit Committee.  This log shall be retained for five years.

Allegations  of violations of the Code should be made only in good faith and not to embarrass or put someone in a false light. If you become aware of a suspected or  potential  violation  don't try to  investigate  or  resolve it on your own.
Prompt  disclosure  under this Code is vital to  ensuring a timely and  thorough investigation  and  resolution.  You are  expected to  cooperate  in internal or external investigations or alleged violations of the Code.

In  response  to every  report  made in good  faith of  conduct  potentially  in violation of the Code of Conduct,  the Company will  undertake an effective  and thorough investigation,  and if improper conduct is found, the Company will take appropriate  disciplinary  and remedial  action.  Compliance  procedures are set forth  in  Appendix  B to this  Code.  The  Company  will  attempt  to keep  its discussions  with any person  reporting a violation  confidential  to the extent reasonably possible without compromising the effectiveness of the investigation.
If you believe your report is not properly  explained or resolved,  you may take your concern or complaint to the Audit Committee of the Board of Directors.

                                      G-3

Employees  and  contract  workers  are  protected  by law from  retaliation  for reporting  possible  violations of this Code of Conduct or for  participating in procedures  connected with an investigation,  proceeding or hearing conducted by the Company or a government agency with respect to such complaints.  The Company will take disciplinary  action up to and including the immediate  termination of any  employee or contract  worker who  retaliates  against  another  employee or contract worker for reporting any of these alleged activities.

Further Information

Please contact the Chief  Executive  Officer,  the General  Counsel or the Chief
Financial  Officer if you have any questions  about this Code or require further information.

The most current  version of this Code will be posted on the  Company's  website and  filed as an  exhibit  to the  Company's  Annual  Report on Form  10-K.  Any
substantive  amendment  or  waiver of this Code may be made only by the Board of
Directors upon a recommendation  of the Audit Committee,  and will be disclosed, including the reasons for such action,  on the Company's website and by a filing with the Securities and Exchange Commission on Form 8-K within four days of such action.  The Company will maintain  disclosure about such amendment or waiver on the  website  for at  least  twelve  months  and  shall  retain  the  disclosure concerning the action for at least 5 years.

                                      G-4

                                   APPENDIX A

The following are examples of actual or potential conflicts:

o     you, or a member of your family,  receive improper  personal benefits as a result of your position in the Company;

o     you use Company's property for your personal benefit;

o     you engage in activities  that  interfere with your loyalty to the Company or your ability to perform Company duties or responsibilities effectively;

o     you, or a member of your family,  have a financial interest in a customer, supplier,  or  competitor  which is  significant  enough to cause  divided loyalty  with the  Company  or the  appearance  of  divided  loyalty  (the significance of a financial interest depends on many factors, such as size of  investment  in relation to your  income,  net worth  and/or  financial needs,  your  potential  to  influence  decisions  that could  impact your interests,  and the nature of the business or level of competition between the Company and the supplier, customer or competitor);

o     you, or a member of your family,  acquire an interest in property (such as real estate,  patent or other intellectual  property rights or securities)
      in which  you have  reason  to know the  Company  has,  or might  have,  a legitimate interest;

o     you, or a member of your  family,  receive a loan or a guarantee of a loan from a  customer,  supplier  or  competitor  (other  than  a  loan  from a financial  institution  made in the ordinary  course of business and on an arm's-length basis);

o     you  divulge  or use  the  Company's  confidential  information  - such as financial data, customer information,  or computer programs - for your own personal or business purposes;

o     you make gifts or  payments,  or provide  special  favors,  to  customers, suppliers or competitors (or their immediate  family members) with a value significant enough to cause the customer, supplier or competitor to make a purchase,  or take or forego  other  action,  which is  beneficial  to the
      Company and which the customer, supplier or competitor would not otherwise have taken; or

o     you are given the right to buy  stock in other  companies  or you  receive cash or other payments in return for promoting the services of an advisor, such as an investment banker, to the Company.

                                      G-5

                                   APPENDIX B

                              COMPLIANCE PROCEDURES

o     Compliance  Officer.  The  Corporate  Compliance  Officer  is the  General
      Counsel,  or in the absence of such person,  the Chief Financial  Officer.
      The  Compliance  Officer's  responsibility  is  to  ensure  communication, training, monitoring, and overall compliance with the Code. The Compliance
      Officer  will,  with  the  assistance  and  cooperation  of the  Company's officers, directors and managers, foster an atmosphere where employees are comfortable  in  communicating  and  reporting  concerns and possible Code violations.

o     Access to the Code. The Company shall ensure that employees,  officers and directors may access the Code on the Company's website. New employees will receive a copy of the Code as part of their new hire information.

o     Monitoring.  Managers are the "go to" persons for employee  questions  and concerns  relating to the Code.  Managers or supervisors  will immediately report any  violations or  allegations  of  violations  to the  Compliance
      Officer. Managers will work with the Compliance Officer in assessing areas of concern, potential violations, any needs for enhancement of the Code or remedial actions to effect the Code's policies and overall compliance with the Code and other related policies.

o     Internal Investigation. When an alleged violation of the Code is reported, the Company shall take prompt and  appropriate  action in accordance  with the law and  regulations  and  otherwise  consistent  with  good  business practice.  If the suspected violation appears to involve either a possible violation of law or an issue of significant  corporate interest, or if the report involves a complaint or concern of any person,  whether employee, a stockholder or other interested  person regarding the Company's  financial
      disclosure,   internal  accounting  controls,   questionable  auditing  or
      accounting  matters or practices or other issues relating to the Company's
      accounting  or  auditing,   then  the  manager  or   investigator   should
      immediately notify the Compliance Officer,  who, in turn, shall notify the
      Chair of the  Audit  Committee.  If a  suspected  violation  involves  any director or executive officer or if the suspected  violation  concerns any fraud,  whether or not material,  involving  management or other employees who have a significant role in the Company's internal controls, any person who received such report should  immediately  report the alleged violation to the Compliance  Officer and, in every such case, the Chair of the Audit
      Committee.  The Compliance Officer or the Chair of the Audit Committee, as
      applicable,  shall assess the  situation  and  determine  the  appropriate
      course  of  action,   including  the  conduct  of  an  investigation,   as
      appropriate.

                                      G-6

o     Disciplinary  Actions.  Subject to the following sentence,  the Compliance
      Officer,  after  consultation  with the Vice President of Human Resources, shall be responsible for implementing the appropriate  disciplinary action in accordance with the Company's  policies and procedures for any employee who is found to have  violated the Code.  If a violation has been reported to the Audit Committee or another  committee of the Board,  that Committee shall be responsible for determining appropriate  disciplinary action. Any violation of applicable law or any deviation  from the standards  embodied in this  Code will  result in  disciplinary  action,  up to and  including termination  of  employment.  In  addition  to  imposing  discipline  upon employees involved in non-compliant  conduct, the Company also will impose discipline,  as appropriate,  upon an employee's  supervisor,  if any, who directs or approves such employees' improper actions, or is aware of those actions but does not act  appropriately  to correct  them,  and upon other individuals who fail to report known non-compliant conduct. In addition to imposing its own discipline,  the Company will bring any violations of law to the attention of appropriate law enforcement personnel.

o     Retention of Reports and Complaints. All reports and complaints made to or received  by the  Compliance  Officer or the Chair of the Audit  Committee
      relating  to  violations  of this  Code  shall  be  logged  into a  record maintained for this purpose by the  Compliance  Officer and this record of such report shall be retained for five years.

o     Required  Government  Reporting.  Whenever  conduct occurs that requires a report to the government,  the Compliance Officer shall be responsible for complying with such reporting requirements.

o     Corrective Actions.  Subject to the following sentence,  in the event of a violation  of the Code,  the manager  and the  Compliance  Officer  should assess the  situation to determine  whether the violation  demonstrates  a
      problem  that  requires   remedial  action  as  to  Company  policies  and
      procedures.  If a violation  has been  reported to the Audit  Committee or another  committee of the Board,  that committee  shall be responsible for determining  appropriate  remedial or corrective actions.  Such corrective action may include providing revised public disclosure, retraining Company employees, modifying Company policies and procedures, improving monitoring of compliance  under  existing  procedures  and other action  necessary to detect similar  non-compliant conduct and prevent it from occurring in the future. Such corrective action shall be documented, as appropriate.

                                      G-7

                                                                         Annex H

         DELAWARE GENERAL CORPORATION LAW - SECTION 262 APPRAISAL RIGHTS

SS. 262. APPRAISAL RIGHTS

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and
"share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss.
251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

            (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders;
and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

            (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251,
252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph;
or

                                      H-1

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

            (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

            (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective;
or

            (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent

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to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.
Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in
Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the
Court shall take into account all relevant factors. In determining the fair rate

                                      H-3

of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the
Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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